                                                       REGISTRATION NO. 33-58133
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              KUHLMAN CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                        3612                    58-2058047
(State or other jurisdiction  (Primary Standard Industrial      (IRS Employer
             of               Classification Code Number)    Identification No.)
      incorporation or
       organization)

                       1 SKIDAWAY VILLAGE WALK, SUITE 201
                            SAVANNAH, GEORGIA 31411
                                 (912) 598-7809
         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                            RICHARD A. WALKER, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       1 SKIDAWAY VILLAGE WALK, SUITE 201
                            SAVANNAH, GEORGIA 31411
                                 (912) 598-7809
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

       STEPHEN A. LANDSMAN, ESQ.                  THOMAS A. COLE, ESQ.
            RUDNICK & WOLFE                          SIDLEY & AUSTIN
 203 NORTH LASALLE STREET, SUITE 1800           ONE FIRST NATIONAL PLAZA
        CHICAGO, ILLINOIS 60601                  CHICAGO, ILLINOIS 60603
            (312) 368-4050                           (312) 853-7473
      (312) 236-7516 (TELECOPIER)              (312) 853-7036 (TELECOPIER)

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     [LOGO]
                              KUHLMAN CORPORATION
                       1 SKIDAWAY VILLAGE WALK, SUITE 201
                            SAVANNAH, GEORGIA 31411


                                                                  April 26, 1995

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of Kuhlman Corporation ("Kuhlman") to be held at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401 on May 31, 1995, at 9:30 a.m., local time ("Kuhlman Annual Meeting").

    At the Kuhlman Annual Meeting, you will be asked to approve the issuance of shares of common stock of Kuhlman in connection with the merger ("Merger") of a wholly-owned subsidiary of Kuhlman with Schwitzer, Inc. ("Schwitzer"). As a result of the Merger, Schwitzer will become a wholly-owned subsidiary of Kuhlman. In the Merger, each outstanding share of common stock of Schwitzer will be converted into 0.9615 ("Exchange Ratio") share of common stock of Kuhlman.

    Details of the proposed Merger and information regarding Kuhlman and Schwitzer are contained in the attached Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus"), which you are encouraged to read carefully.

    Your Board of Directors believes that the proposed combination of Schwitzer with Kuhlman through the Merger will benefit Kuhlman by making the resulting company better equipped to meet the competitive challenges that it is certain to face in the future.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND HAS RECEIVED AND CONSIDERED THE WRITTEN OPINION OF THE CHASE MANHATTAN BANK, N.A. ("CHASE MANHATTAN") DATED FEBRUARY 25, 1995 (WHICH OPINION HAS BEEN RECONFIRMED AS OF THE DATE OF THE PROXY STATEMENT/ PROSPECTUS) TO THE EFFECT THAT, AS OF THE DATE OF SUCH OPINION AND BASED UPON AND SUBJECT TO CERTAIN MATTERS STATED THEREIN, THE EXCHANGE RATIO WAS FAIR TO KUHLMAN FROM A FINANCIAL POINT OF VIEW. A COPY OF THE WRITTEN OPINION OF CHASE MANHATTAN DATED THE DATE OF THE PROXY STATEMENT/PROSPECTUS IS INCLUDED AS APPENDIX B THERETO AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND BELIEVES THE MERGER IS IN THE BEST INTERESTS OF KUHLMAN AND ITS STOCKHOLDERS, AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK OF KUHLMAN IN CONNECTION WITH THE MERGER.

    The Kuhlman Annual Meeting will also be held for the following purposes (i) to elect four directors; (ii) to vote on a proposed amendment to the Certificate of Incorporation of Kuhlman to increase the number of authorized shares of common stock of Kuhlman from 10,000,000 to 20,000,000 and to eliminate the designation of shares of Preferred Stock as Junior Participating Preferred Stock, Series A, (iii) to vote on a proposed 1994 Stock Option Plan; and (iv) to ratify the appointment of Arthur Andersen LLP as independent auditors to conduct the annual examination of the financial statements of Kuhlman and its subsidiaries for the current year.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF EACH OF THE PROPOSALS IN THE FOREGOING PARAGRAPH. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL AND BELIEVES EACH IS IN THE BEST INTERESTS OF KUHLMAN AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS.

    Under the rules of the New York Stock Exchange, approval of the issuance of Kuhlman Common Stock in the Merger requires the affirmative vote of a majority of the votes cast on this proposal, provided that the total vote cast with respect thereto represents a majority of the Kuhlman Common Stock entitled to vote. Accordingly, whether or not you plan to attend the Kuhlman Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/ Prospectus at any time before it has been voted at the Kuhlman Annual Meeting. If you attend the Kuhlman Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Robert S. Jepson, Jr.
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                SCHWITZER, INC.
                           HIGHWAY 191, BREVARD ROAD
                                 P.O. BOX 15075
                              ASHEVILLE, NC 28813



                                                                  April 26, 1995

To the Stockholders of Schwitzer, Inc.:

    You are cordially invited to attend the annual meeting of stockholders of Schwitzer, Inc. ("Schwitzer") to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, on May 31, 1995, at 9:30 a.m., local time ("Schwitzer Annual Meeting").

    At the Schwitzer Annual Meeting, you will be asked to adopt an Agreement and Plan of Merger that provides for the merger ("Merger") of a wholly-owned subsidiary of Kuhlman Corporation ("Kuhlman") with and into Schwitzer. As a result of the Merger, Schwitzer will become a wholly-owned subsidiary of Kuhlman. In the Merger, each outstanding share of common stock of Schwitzer will be converted into 0.9615 share of common stock of Kuhlman.

    Details of the proposed Merger and information regarding Kuhlman and Schwitzer are contained in the attached Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus"), which you are encouraged to read carefully.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND HAS RECEIVED AND CONSIDERED THE OPINION OF J. P. MORGAN SECURITIES INC. DATED FEBRUARY 25, 1995 (WHICH OPINION HAS BEEN RECONFIRMED AS OF THE DATE OF THE PROXY STATEMENT/PROSPECTUS) TO THE EFFECT THAT THE CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS OF SCHWITZER PURSUANT TO THE MERGER IS FAIR TO SUCH HOLDERS FROM A FINANCIAL POINT OF VIEW. A COPY OF THE WRITTEN OPINION OF J. P. MORGAN SECURITIES INC. DATED THE DATE OF THE PROXY STATEMENT/PROSPECTUS IS INCLUDED AS APPENDIX C THERETO AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND BELIEVES THE MERGER IS IN THE BEST INTERESTS OF SCHWITZER AND ITS STOCKHOLDERS, AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

    Pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of Schwitzer, the Agreement and Plan of Merger must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Schwitzer common stock. Accordingly, whether or not you plan to attend the Schwitzer Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Schwitzer Annual Meeting. If you attend the Schwitzer Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

    The Schwitzer Annual Meeting will also  be held for the following  purposes:
(i) to elect three directors and (ii) to ratify the appointment of Arthur Andersen LLP as independent auditors to audit the financial statements of Schwitzer and its subsidiaries for the current year. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THESE PROPOSALS.

    PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. IMMEDIATELY AFTER THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE MECHANICS OF EXCHANGING YOUR EXISTING SCHWITZER STOCK CERTIFICATES FOR NEW CERTIFICATES REPRESENTING SHARES OF COMMON STOCK OF KUHLMAN.

                                          Sincerely,

                                          Gary G. Dillon
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                              KUHLMAN CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders ("Kuhlman Annual Meeting") of Kuhlman Corporation ("Kuhlman") will be held at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401 on May 31, 1995, at 9:30 a.m., local time, for the following purposes:

1.  To elect four directors;

2. To consider and vote on the issuance of shares of common stock of Kuhlman in the merger of Spinner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kuhlman, with and into Schwitzer, Inc., a Delaware corporation;

3. To consider and vote on an amendment to the Certificate of Incorporation of Kuhlman to (a) increase the number of authorized shares of common stock, par value $1.00 per share, from 10,000,000 to 20,000,000 and (b) to eliminate the designation of shares of Preferred Stock as Junior Participating Preferred Stock, Series A;

4.  To consider and vote on the 1994 Stock Option Plan;

5. To ratify the appointment of Arthur Andersen LLP as the independent auditors for Kuhlman and its subsidiaries for the current year; and

6.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Kuhlman Annual Meeting.

                                          By Order of the Board of Directors,

                                          Richard A. Walker
                                          SECRETARY


Savannah, Georgia
April 26, 1995


- --------------------------------------------------------------------------------

PLEASE DATE, SIGN AND RETURN YOUR KUHLMAN PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
- --------------------------------------------------------------------------------

                                SCHWITZER, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    NOTICE IS HEREBY GIVEN that an annual meeting of stockholders ("Schwitzer Annual Meeting") of Schwitzer, Inc. ("Schwitzer") will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, on May 31, 1995, at 9:30 a.m., local time, for the following purposes:

1.  To elect three directors;

2. To consider and vote on the adoption of an Agreement and Plan of Merger providing for the merger of Spinner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kuhlman Corporation, with and into Schwitzer.

3. To ratify the appointment of Arthur Andersen LLP as independent auditors for Schwitzer for the current year; and

4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Schwitzer Annual Meeting.

                                          By Order of the Board of Directors,

                                          Richard H. Prange
                                          SECRETARY


Asheville, North Carolina
April 26, 1995


- --------------------------------------------------------------------------------

PLEASE DATE, SIGN AND RETURN YOUR SCHWITZER PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
- --------------------------------------------------------------------------------

                              KUHLMAN CORPORATION
                                      AND

                                SCHWITZER, INC.

                             JOINT PROXY STATEMENT
                             ---------------------
                              KUHLMAN CORPORATION

                                   PROSPECTUS

    This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the stockholders of Kuhlman Corporation, a Delaware corporation ("Kuhlman"), in connection with the solicitation of proxies on behalf of the Board of Directors of Kuhlman ("Kuhlman Board of Directors") for use at the annual meeting of Kuhlman stockholders to be held on May 31, 1995 and at any adjournment thereof ("Kuhlman Annual Meeting"). At the Kuhlman Annual Meeting, Kuhlman stockholders will be asked to approve the issuance of shares of common stock of Kuhlman, par value $1.00 per share ("Kuhlman Common Stock"), in connection with the merger ("Merger") of Spinner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kuhlman ("Spinner"), with and into Schwitzer, Inc., a Delaware corporation ("Schwitzer"), pursuant to an Agreement and Plan of Merger dated as of February 25, 1995 among Kuhlman, Schwitzer and Spinner ("Merger Agreement"). A copy of the Merger Agreement (and the related Certificate of Merger) is attached hereto as Appendix A. At the Kuhlman Annual Meeting, Kuhlman stockholders also will be asked to (i) elect four directors;
(ii) approve an amendment to the Certificate of Incorporation of Kuhlman increasing the number of authorized shares of Kuhlman Common Stock from 10,000,000 to 20,000,000 and to eliminate the designation of shares of Preferred Stock as Junior Participating Preferred Stock, Series A ("Kuhlman Amendment");
(iii) approve the Kuhlman Corporation 1994 Stock Option Plan ("Kuhlman 1994 Option Plan"); and (iv) ratify the appointment of Arthur Andersen LLP as the independent auditors to conduct the annual examination of the financial statements of Kuhlman and its subsidiaries for the current year.

    This Proxy Statement/Prospectus also is being furnished to the stockholders of Schwitzer in connection with the solicitation of proxies on behalf of the Board of Directors of Schwitzer ("Schwitzer Board of Directors") for use at the annual meeting of Schwitzer stockholders ("Schwitzer Annual Meeting" and, together with the Kuhlman Annual Meeting, the "Meetings of Stockholders") to be held on May 31, 1995 and at any adjournment(s) thereof. At the Schwitzer Annual Meeting, Schwitzer stockholders will be asked to (i) adopt the Merger Agreement;
(ii) elect three directors; and (iii) ratify the appointment of Arthur Andersen LLP as the independent auditors for Schwitzer and its subsidiaries for the current year.


    This Proxy Statement/Prospectus also constitutes a prospectus of Kuhlman relating to the respective shares of Kuhlman Common Stock issuable to the stockholders of Schwitzer upon consummation of the Merger. On April 25, 1995, the last reported sales price of Kuhlman Common Stock as reported in THE WALL STREET JOURNAL was $11 3/4.



    This Proxy Statement/Prospectus and the forms of proxy for use at the Meetings of Stockholders are first being mailed to stockholders of Kuhlman and stockholders of Schwitzer on or about April 28, 1995.

                            ------------------------

THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS APRIL 26, 1995.

                             AVAILABLE INFORMATION

    Kuhlman has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Kuhlman Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/ Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

    Kuhlman and Schwitzer are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Kuhlman and Schwitzer can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Kuhlman Common Stock and Schwitzer Common Stock are listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning Kuhlman and Schwitzer can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, OR INCORPORATED IN IT BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF KUHLMAN, SCHWITZER OR SPINNER SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                            INFORMATION INCORPORATED
                 BY REFERENCE HEREIN AND DOCUMENTS ACCOMPANYING
                        THIS PROXY STATEMENT/PROSPECTUS

    The following documents filed with the Commission by Kuhlman or by Schwitzer pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

(a) Kuhlman's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

(b) Kuhlman's Current Report on Form 8-K dated December 15, 1993, Amendment No. 1 to Kuhlman's Current Report on Form 8-K/A dated February 25, 1994, Kuhlman's Current Report on Form 8-K dated February 25, 1995 and Kuhlman's Current Report on Form 8-K dated March 28, 1995.

(c) Information contained in Kuhlman's Annual Report to Stockholders for the fiscal year ended December 31, 1994 under Note 13 entitled "Business Segment Information" on page 26 thereof; under the caption "Common Stock Price Ranges and Dividends" on page 2 thereof; under the caption "Kuhlman Electric Continues to Respond to Industry Challenges" (first two paragraphs thereunder only) on page 6 thereof; under the caption "Coleman Cable Systems Continues to Grow" (first three paragraphs thereunder only) on page 8 thereof; under the caption "Emtec Products: Diversification Opens New Markets" (first paragraph thereunder only) on page 10 thereof; under the caption "Five-Year Selected Financial Data" on page 12 thereof and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 13, 14 and 15 thereof.

(d) Schwitzer's Annual Report on Form 10-K for the fiscal year ended January 1, 1995.

(e)   Schwitzer's Current Report on Form 8-K dated February 25, 1995.

(f) Information contained in Schwitzer's Annual Report to Stockholders for the fiscal year ended January 1, 1995 under Note 13 entitled "Geographic Segments" on page 19 thereof; under the caption "Corporate Information" on the inside back cover page thereof; under the caption "Selected Financial Data" on page 1 thereof; under Note 15 entitled "Quarterly Financial Data (Unaudited)" on page 20 thereof; and under the caption "Management's Discussion and Analysis of Results of Operations and Financial Condition" on pages 8, 9 and 10 thereof.

    Except for the portions of the Kuhlman 1994 Annual Report to Shareholders that are specifically incorporated by reference herein and in its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the portions of the Schwitzer 1994 Annual Report to Stockholders that are specifically incorporated by reference herein and in its Annual Report on Form 10-K for the fiscal year ended January 1, 1995, the Kuhlman 1994 Annual Report to Shareholders and the Schwitzer 1994 Annual Report to Stockholders are not part of the Registration Statement of which this Proxy Statement/Prospectus is a part.

    Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/ Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement/Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    This Proxy Statement/Prospectus is accompanied by a copy of the Annual Report to Shareholders of Kuhlman for the year ended December 31, 1994 and by a copy of the Annual Report to Stockholders of Schwitzer for the fiscal year ended January 1, 1995.

    ALL DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS BUT WHICH ARE NOT DELIVERED HEREWITH ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO KUHLMAN, KUHLMAN CORPORATION, INVESTOR RELATIONS, 1 SKIDAWAY VILLAGE WALK, SUITE 201, SAVANNAH, GEORGIA 31411, AND, IN THE CASE OF DOCUMENTS RELATING TO SCHWITZER , SCHWITZER, INC., INVESTOR RELATIONS, HIGHWAY 191, BREVARD ROAD, P.O. BOX 15075, ASHEVILLE, NORTH CAROLINA 28813. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 23, 1995.

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
SUMMARY..............................................................................     7
  The Merger.........................................................................     7
    Introduction and Terms of the Merger.............................................     7
    Parties to the Merger............................................................     7
    Reasons for the Merger...........................................................     7
    Recommendations of the Boards of Directors.......................................     8
    Opinions of Financial Advisors...................................................     9
    Effective Time of the Merger.....................................................     9
    Conditions to the Merger.........................................................     9
    Appraisal Rights.................................................................     9
    Termination Provisions...........................................................    10
    Certain Federal Income Tax Consequences..........................................    10
    Anticipated Accounting Treatment.................................................    10
    No Solicitation of Other Transactions............................................    10
    Conversion of Shares; Exchange of Certificates...................................    11
    Interests of Certain Persons.....................................................    11
  Meetings of Stockholders...........................................................    12
  Other Kuhlman Proposals............................................................    13
    Election of Directors............................................................    13
    The Kuhlman Amendment............................................................    13
    The Kuhlman 1994 Option Plan.....................................................    14
    Appointment of Independent Auditors..............................................    14
  Other Schwitzer Proposals..........................................................    14
    Election of Directors............................................................    14
    Appointment of Independent Auditors..............................................    15
  Selected Financial Data............................................................    15
    Selected Pro Forma Combined Financial Data.......................................    16
    Kuhlman Selected Financial Data..................................................    17
    Schwitzer Selected Financial Data................................................    18
    Selected Historical and Pro Forma Comparative Per Share Data.....................    19
  Comparative Stock Prices...........................................................    20
MEETINGS OF STOCKHOLDERS.............................................................    21
  Kuhlman............................................................................    21
  Schwitzer..........................................................................    22

                                                                                       PAGE
                                                                                       -----
THE MERGER...........................................................................    24
  Terms of the Merger................................................................    24
  Background of the Merger...........................................................    24
  Kuhlman's Reasons for the Merger; Recommendation of the Kuhlman Board of
   Directors.........................................................................    26
  Schwitzer's Reasons for the Merger; Recommendation of the Schwitzer Board of
   Directors.........................................................................    28
  Opinions of Financial Advisors.....................................................    29
  Effective Time of the Merger.......................................................    39
  Conditions to the Merger...........................................................    39
  Appraisal Rights...................................................................    40
  Regulatory Matters.................................................................    40
  Termination Provisions.............................................................    41
  Certain Federal Income Tax Consequences............................................    42
  No Solicitation of Other Transactions..............................................    45
  Conversion of Shares...............................................................    45
  Appointment of Exchange Agent......................................................    45
  Exchange of Certificates...........................................................    46
  Interests of Certain Persons.......................................................    46
  Conduct of Business Pending the Merger.............................................    47
  Waiver and Amendment...............................................................    48
  Stock Options......................................................................    49
  Warrants...........................................................................    49
  Stock Exchange Listing.............................................................    49
  Anticipated Accounting Treatment...................................................    49
  Shares Available for Resale........................................................    50
  Expenses and Topping Fee...........................................................    50
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..........................    51
APPROVAL OF AMENDMENT TO KUHLMAN CERTIFICATE OF INCORPORATION........................    56
APPROVAL OF THE KUHLMAN 1994 OPTION PLAN.............................................    57
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP BY KUHLMAN....................    59
ELECTION OF KUHLMAN DIRECTORS........................................................    59
INFORMATION REGARDING KUHLMAN DIRECTORS, NOMINEES FOR DIRECTORS OF KUHLMAN AND
 EXECUTIVE OFFICERS..................................................................    60
  Board of Directors and Committees..................................................    62
  Compensation of Directors..........................................................    63
  Compensation Committee Interlocks and Insider Participation........................    63
  Report of the Compensation Committee of the Kuhlman Board of Directors on Executive
   Compensation......................................................................    63
  Executive Compensation.............................................................    67
  Five-Year Cumulative Total Stockholder Return......................................    71
  Related Transactions...............................................................    72
  Principal Stockholders and Beneficial Ownership of Management of Kuhlman...........    73
ELECTION OF SCHWITZER DIRECTORS......................................................    75

                                                                                       PAGE
                                                                                       -----
INFORMATION REGARDING SCHWITZER DIRECTORS, NOMINEES FOR DIRECTORS OF SCHWITZER AND
 EXECUTIVE OFFICERS..................................................................    76
  Board of Directors and Committees..................................................    77
  Compensation of Directors..........................................................    78
  Compensation Committee Interlocks and Insider Participation........................    78
  Report of the Compensation Committee of the Schwitzer Board of Directors on
   Executive Compensation............................................................    79
  Executive Compensation.............................................................    81
  Five Year Cumulative Total Stockholder Return......................................    87
  Security Ownership of Management...................................................    88
  Security Ownership of Certain Beneficial Owners....................................    89
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP BY SCHWITZER..................    90
BUSINESS OF KUHLMAN..................................................................    90
  General............................................................................    90
  Business Segments..................................................................    91
BUSINESS OF SCHWITZER................................................................    93
  General............................................................................    93
  Products and Markets...............................................................    93
  Customers..........................................................................    95
  Foreign Operations.................................................................    95
DESCRIPTION OF KUHLMAN CAPITAL STOCK.................................................    95
  Kuhlman Common Stock...............................................................    95
  Kuhlman Preferred Stock............................................................    96
  Series A Preferred Stock...........................................................    97
COMPARISON OF RIGHTS OF STOCKHOLDERS.................................................    98
  Authorized and Issued Stock........................................................    98
  Voting Rights......................................................................    98
  Board of Directors.................................................................    99
  Special Meetings of Stockholders...................................................   100
  Stockholder Action By Written Consent..............................................   100
LEGAL MATTERS........................................................................   100
EXPERTS..............................................................................   100
STOCKHOLDER PROPOSALS................................................................   100

Appendix A.  Agreement and Plan of Merger and form of Certificate of Merger.
Appendix B.  Opinion of The Chase Manhattan Bank, N.A.
Appendix C.  Opinion of J.P. Morgan Securities Inc.
Appendix D.  Amendment to Certificate of Incorporation of Kuhlman.
Appendix E.  Kuhlman Corporation 1994 Stock Option Plan.
Appendix F.  Kuhlman Annual Report to Shareholders for the year ended December 31,
             1994.
Appendix G.  Schwitzer Annual Report to Stockholders for the year ended January 1,
             1995.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                                   THE MERGER

INTRODUCTION AND TERMS OF THE MERGER

    The Kuhlman Board of Directors and Schwitzer Board of Directors have each adopted and approved the Merger Agreement pursuant to which, upon satisfaction (or waiver) of the conditions set forth therein, Spinner will be merged with and into Schwitzer, which will be the surviving corporation in the Merger and which will become a wholly-owned subsidiary of Kuhlman. Upon consummation of the Merger ("Effective Time"), each outstanding share of common stock of Schwitzer, par value $.10 per share ("Schwitzer Common Stock") will be converted into
0.9615 share of Kuhlman Common Stock ("Exchange Ratio"). See "The Merger -- Terms of the Merger."

PARTIES TO THE MERGER

    KUHLMAN. Kuhlman is a holding company which, through its subsidiaries, designs, manufactures and markets electrical utility and industrial type transformers for various markets and industries involved in electrical distribution systems, and manufactures and distributes a wide variety of electrical and electronic wire and cable products to a number of markets for commercial, industrial and consumer uses. Kuhlman also manufactures and distributes a variety of springs and metal parts used by other manufacturers in their products or production processes. The principal executive offices of Kuhlman are located at 1 Skidaway Village Walk, Suite 201, Savannah, Georgia 31411. Its telephone number is (912) 598-7809. See "Kuhlman."

    SCHWITZER. Schwitzer designs, manufactures and markets industrial products, including turbochargers, fan drives, cooling fans and crankshaft vibration dampers, for enhancing the efficiency of diesel and gasoline engines. The principal executive offices of Schwitzer are located at Highway 191, Brevard Road, P.O. Box 15075, Asheville, North Carolina 28813. Its telephone number is
(704) 684-4014. See "Schwitzer."

    SPINNER. Spinner is a Delaware corporation recently organized by Kuhlman to effect the Merger. Spinner has no material assets and has not engaged in any activities except in connection with the Merger.

REASONS FOR THE MERGER

    The respective managements of Kuhlman and Schwitzer believe that the Merger will create a larger, more diversified manufacturing organization capable of providing the stockholders of the combined entity with more consistent earnings growth and a platform on which to build greater stockholder value in the future. The combined company will serve a diverse, worldwide customer base in two principal market segments, Electrical products (primarily electrical equipment and wire and cable products) and Industrial products (primarily engine components), with pro forma sales of approximately $400 million and pro forma assets in excess of $200 million as of fiscal year end 1994. Kuhlman's existing operations will continue to focus predominately in the Electrical products market segment while Schwitzer will continue to concentrate its efforts in the Industrial products market segment.

    The overall strategy of the combined company will be to increase its investment and penetration in both of the market segments mentioned above, thereby achieving a diversification which should help reduce the fluctuations in earnings caused by the cyclicality which may be present in any single industry. This strategy is consistent with both Kuhlman's and Schwitzer's desire to participate in large market segments where they can pursue niche opportunities by differentiating themselves from their competitors with proprietary products, superior customer service, and product quality at prices that are both competitive and sufficient to provide for an acceptable return on investment. Kuhlman currently intends to expand the combined entity's presence in the Electrical and Industrial products market segments through internal growth as well as acquisitions that will build on each company's existing product base,
customer   relationships,  and  distribution   capabilities.  Both  Kuhlman  and
Schwitzer believe that the size, diversity and financial resources of the combined organization will provide a basis for each company to become a larger, more competitive participant in its market.

    Kuhlman and Schwitzer believe that certain growth opportunities exist today that would not otherwise be available to each company operating independently, including internal expansion programs that require the resources of a larger organization, and the pursuit of acquisition candidates that offer synergistic and accretive benefits. In particular, Kuhlman and Schwitzer believe that after the Merger, Schwitzer will be in a stronger position to pursue a more aggressive world-wide expansion program and introduce new products either developed internally or obtained through acquisitions. As a consequence, Kuhlman and Schwitzer each believes that the Merger will facilitate diversification while mitigating the financial risks due to cyclical market trends but will allow each company to expand its current operations by pursuing industry and company-specific niche opportunities within the Electrical and Industrial products markets.

    Additionally, Kuhlman and Schwitzer believe that the combined entity's larger base of operations and its financial size will afford it greater access to the capital markets than either company enjoys today. Each believes that this will make future funding choices for capital expansion programs and acquisitions more available and cost effective. Kuhlman and Schwitzer also believe that the Merger will eliminate certain expenses associated with dual reporting requirements and other corporate expenses.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The Kuhlman Board of Directors believes that the Merger is in the best interests of Kuhlman and its stockholders. THE KUHLMAN BOARD OF DIRECTORS HAS APPROVED THE MERGER AND RECOMMENDS THAT THE STOCKHOLDERS OF KUHLMAN VOTE "FOR" APPROVAL OF THE ISSUANCE OF KUHLMAN COMMON STOCK IN CONNECTION WITH THE MERGER. In arriving at its recommendation, the Kuhlman Board of Directors considered, among other things, the opinion of The Chase Manhattan Bank, N.A. ("Chase Manhattan") to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to Kuhlman from a financial point of view.

    The Kuhlman Board of Directors also believes that the election of its four nominees as directors, the Kuhlman Amendment, the Kuhlman 1994 Option Plan and appointment of Arthur Andersen LLP as Kuhlman's independent auditors are each in the best interests of Kuhlman and its stockholders. THE KUHLMAN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS IN THIS PARAGRAPH AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF KUHLMAN VOTE "FOR" APPROVAL OF ALL SUCH KUHLMAN PROPOSALS.

    The Schwitzer Board of Directors believes that the Merger is in the best interests of Schwitzer and its stockholders. THE SCHWITZER BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF SCHWITZER VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. In arriving at its recommendation, the Schwitzer Board of Directors considered, among other things, the opinion of its financial advisor, J. P. Morgan Securities, Inc., ("J.P. Morgan"), that the consideration to be received by holders of Schwitzer Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. See "The Merger -- Opinions of Financial Advisors."

    The Schwitzer Board of Directors also believes that the election of its three nominees as directors and the appointment of Arthur Andersen LLP as Schwitzer's independent auditors are each in the best interests of Schwitzer and its stockholders. THE SCHWITZER BOARD OF DIRECTORS RECOMMENDS THAT THE SCHWITZER STOCKHOLDERS VOTE "FOR" APPROVAL OF ALL OF THE PROPOSALS CONTAINED IN THE NOTICE OF ANNUAL MEETING OF SCHWITZER.

    For a discussion of the circumstances surrounding and the reasons for the respective recommendations of the Kuhlman Board of Directors and the Schwitzer Board of Directors, see "The Merger -- Kuhlman's Reasons for the Merger; Recommendation of the Kuhlman Board of Directors," and "The Merger -- Schwitzer's Reasons for the Merger; Recommendation of the Schwitzer Board of Directors."

OPINIONS OF FINANCIAL ADVISORS

    KUHLMAN. Chase Manhattan has delivered a written opinion, dated February 25, 1995, to the Board of Directors of Kuhlman to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to Kuhlman. Chase Manhattan has reconfirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus. Chase Manhattan's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder of Kuhlman as to how such stockholder should vote at the Kuhlman Annual Meeting. The full text of the written opinion of Chase Manhattan, dated the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus and should be read carefully in its entirety. See "The Merger -- Opinions of Financial Advisors -- Kuhlman."

    SCHWITZER. J.P. Morgan has rendered a written opinion, dated the date of this Proxy Statement/ Prospectus, to the Schwitzer Board of Directors that the consideration to be received by the stockholders of Schwitzer pursuant to the Merger is fair, from a financial point of view, to the holders of Schwitzer
Common Stock. A copy of such opinion, dated the date of this Proxy Statement/Prospectus, is set forth in Appendix C and should be read carefully by Schwitzer stockholders in its entirety with respect to the assumptions made, other matters considered, and the scope of the review undertaken in arriving at such opinion. See "The Merger -- Opinions of Financial Advisors -- Schwitzer."

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"); provided, however, that upon mutual consent of Schwitzer and Spinner, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. It is currently anticipated that the Merger will be effective on or about May 31, 1995. See "The Merger -- Effective Time of the Merger."

CONDITIONS TO THE MERGER

    The Merger will occur only if the Merger Agreement is adopted at the Schwitzer Annual Meeting by the requisite vote of stockholders of Schwitzer and the issuance of Kuhlman Common Stock in connection with the Merger and the Kulhman Amendment are approved by the requisite vote of stockholders of Kuhlman. In addition, the obligations of Kuhlman and Spinner, on the one hand, and Schwitzer, on the other, to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain conditions (any of which may be waived by the party or parties entitled to the benefit thereof). If such conditions are not satisfied (or waived) and the Merger is not consummated on or before September 30, 1995, Kuhlman or Schwitzer may terminate the Merger Agreement. See "The Merger -- Conditions to the Merger."

APPRAISAL RIGHTS

    Stockholders of Schwitzer do not have the right under Delaware law to dissent with respect to the Merger and to be paid an appraised value for their shares of Schwitzer Common Stock.

TERMINATION PROVISIONS

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the stockholders of Schwitzer or the approval of the Kuhlman Amendment and the issuance of Kuhlman Common Stock in connection with the Merger by the stockholders of Kuhlman, if certain specified events occur. Kulhman may terminate the Merger Agreement if the average of the daily closing prices of Kuhlman Common Stock during the 20 consecutive trading days ending on the third trading day prior to the Meetings of Stockholders is more than $16.00 and Schwitzer may terminate the Merger Agreement if such average is less than $11.00. Either Kuhlman or Schwitzer may terminate the Merger Agreement if the Effective Time has not occurred on or before September 30, 1995, unless the failure to effect the Merger by such time is due to the failure to fulfill any obligation of the Merger Agreement by the party seeking to terminate the Merger Agreement. In addition, either Kuhlman or Schwitzer may terminate the Merger Agreement if any court of competent jurisdiction takes any action permanently prohibiting the transaction contemplated by the Merger Agreement and such action has become nonappealable. See "The Merger -- Termination Provisions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Sidley & Austin, special counsel to Schwitzer in connection with the Merger, has rendered an opinion to Kuhlman and Schwitzer that (among other things) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss for federal income tax purposes will be recognized by the stockholders of Schwitzer upon the conversion of their Schwitzer Common Stock into shares of Kuhlman Common Stock pursuant to the Merger (except for cash, if any, paid in lieu of a fractional share of Kuhlman Common Stock). Such opinion of counsel is based on representations from Kuhlman and Schwitzer and certain assumptions. It is anticipated that in satisfaction of a condition to the consummation of the Merger, Sidley & Austin will render an opinion to substantially the same effect at the Effective Time of the Merger. Due to the individual nature of the tax consequences of the Merger, it is recommended that each stockholder of Schwitzer consult his or her own tax adviser concerning such tax consequences. See "The Merger -- Certain Federal Income Tax Consequences."

ANTICIPATED ACCOUNTING TREATMENT

    The Merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. See "The Merger -- Anticipated Accounting Treatment."

NO SOLICITATION OF OTHER TRANSACTIONS

    The Merger Agreement provides that neither Kuhlman nor Schwitzer shall solicit or initiate nor will either of them permit any of its representatives or those of any of its majority-owned subsidiaries to, directly or indirectly, solicit or initiate, any takeover proposal or offer from any person, or engage in discussions or negotiations relating to any such proposal or offer. However, either Kuhlman or Schwitzer may engage in discussions or negotiations with a third party who seeks to initiate such discussions or negotiations or may furnish to such third party information concerning its business, properties or assets. The Board of Directors of either Kuhlman or Schwitzer may withdraw or modify its recommendation of the Merger, but only to the extent that they shall conclude in good faith, after consultation with its outside counsel, that such action is necessary in order for the Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. If Schwitzer terminates the Merger Agreement because the Schwitzer Board of Directors believes another takeover proposal provides a higher value per share than the consideration per share pursuant to the Merger Agreement, Schwitzer is obligated to reimburse Kuhlman for up to $500,000 of expenses; provided, however, that if prior to the expiration of one year after such termination, a merger, consolidation or other business combination, or tender or exchange offer shall occur which effects a change in control of Schwitzer, Schwitzer is obligated to pay Kuhlman the excess of $2,000,000 over the expense reimbursements previously made to Kuhlman. See "The Merger -- No Solicitation of Other Transactions."

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

    Each share of Schwitzer Common Stock outstanding immediately prior to the Effective Time shall be converted into 0.9615 validly issued, fully paid and nonassessable share of Kuhlman Common Stock. All such shares of Schwitzer Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Kuhlman Common Stock, cash in lieu of any fractional share and certain dividends and other distributions as contemplated by the Merger Agreement upon the surrender of such certificate in accordance with the Merger Agreement.

    Stockholders of Schwitzer should not tender their certificates for Schwitzer Common Stock with their proxy. As promptly as practicable after the Effective Time, Harris Trust and Savings Bank, as exchange agent ("Exchange Agent"), will mail to the Schwitzer stockholders transmittal materials for use in exchanging certificates evidencing Schwitzer Common Stock for certificates evidencing Kuhlman Common Stock. See "The Merger -- Exchange of Certificates."

INTERESTS OF CERTAIN PERSONS

    Kuhlman has agreed to indemnify past and present officers and directors of Schwitzer to the full extent provided in the Certificate of Incorporation and Bylaws of Schwitzer for acts or omissions occurring at or prior to the Effective Time and to provide, for not less than six years from the Effective Time, to Schwitzer's current directors and officers, insurance coverage for events occurring through the Effective Time that is no less favorable than the existing policy maintained by Schwitzer or, if substantially equivalent insurance coverage is unavailable, the best available coverage. However, Kuhlman or Schwitzer, after consummation of the Merger, is not required to pay an annual premium for such coverage in excess of three times the last annual premium paid prior to the date of the Merger Agreement.

    Kuhlman has agreed to cause Schwitzer to honor all severance and employment agreements with the officers and employees of Schwitzer and to maintain until at least two years after the Effective Time, employee benefit plans and policies for retirees, officers and employees (including terminated officers and employees) of Schwitzer and any of its majority-owned subsidiaries that are no less favorable than those being provided to such retirees, officers and employees on the date of the Merger Agreement.

    Mr. Gary G. Dillon, currently the Chairman of the Board, President and Chief Executive Officer of Schwitzer and Schwitzer U.S. Inc., a wholly owned subsidiary of Schwitzer ("Schwitzer U.S."), have been parties to an employment agreement since 1989 (as amended from time to time prior to February 25, 1995, the "Dillon Agreement"). On February 25, 1995, in order to provide Mr. Dillon an incentive to remain in the employ of Schwitzer U.S. after the Effective Time and to eliminate any incentive for Mr. Dillon to leave Schwitzer U.S. after the Effective Time, Schwitzer U.S. and Mr. Dillon have amended the Dillon Agreement. Under such amendment (the "Dillon Amendment"), Schwitzer U.S. will make certain lump sum payments to Mr. Dillon at the Effective Time in lieu of making such payments at Mr. Dillon's retirement or termination of employment as provided in the Dillon Agreement. In addition, at the Effective Time, (i) his options to purchase Schwitzer Common Stock will be converted into options to purchase shares of Kuhlman Common Stock in accordance with the Exchange Ratio and exercisable in accordance with the terms of the options to purchase Schwitzer Common Stock and (ii) the phantom stock units based on the value of Schwitzer Common Stock awarded to Mr. Dillon will be converted into the same number of phantom stock units based on the value of Kuhlman Common Stock. Mr. Dillon's annual salary was also increased by the Dillon Amendment from $297,000 to $325,000.

    As soon as practicable after the Merger is consummated, Kuhlman will cause Mr. Dillon to be appointed to the Board of Directors of Kuhlman to serve until the 1997 annual meeting of Kuhlman stockholders.

    See "Information Regarding Schwitzer Directors, Nominees for Directors of Schwitzer and Executive Officers -- Executive Compensation and Severance Agreements" and "The Merger -- Interests of Certain Persons" for additional information with respect to the Dillon Agreement and the Dillon Amendment."

                            MEETINGS OF STOCKHOLDERS

KUHLMAN

    The Kuhlman Annual Meeting has been called for the following purposes: (i) to elect four directors; (ii) to consider and vote on the issuance of shares of Kuhlman Common Stock in connection with the Merger; (iii) to consider and vote on the Kuhlman Amendment, (iv) to consider and vote on the Kuhlman 1994 Option Plan; and (v) to ratify the appointment of Arthur Andersen LLP as Kuhlman's independent auditors for the current year. The Kuhlman Annual Meeting will be held on May 31, 1995 at 9:30 a.m., local time, at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401. Only holders of record of Kuhlman Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Kuhlman Annual Meeting. Each holder of Kuhlman Common Stock is entitled to one vote per share on each proposal contained in the notice of the Kuhlman Annual Meeting. Kuhlman had outstanding 6,210,798 shares of Kuhlman Common Stock as of the close of business on April 18, 1995, of which 222,549 shares (3.6%) (excludes 5,000 shares owned by spouses where beneficial ownership is disclaimed) were owned beneficially by the officers and directors of Kuhlman, and such persons have indicated their intention to vote such shares in favor of each of the proposals. Approval of the issuance of shares of Kuhlman Common Stock in the Merger requires the favorable vote of a majority of the votes cast on the proposal, provided that the total vote cast with respect thereto represents a majority of the Kuhlman Common Stock entitled to vote. The affirmative vote of the holders of a majority of the outstanding shares of Kuhlman Common Stock is required to approve the Kuhlman Amendment. Approval of the Kuhlman 1994 Option Plan requires the affirmative vote of the holders of a majority of the Kuhlman Common Stock present or represented by proxy and entitled to vote at the Kuhlman Annual Meeting. Directors will be elected by a plurality of the votes cast with respect thereto at the meeting. Ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto at the Kuhlman Annual Meeting.

SCHWITZER

    The  Schwitzer Annual Meeting has been  called to (i) elect three directors,
(ii) consider and vote on the approval of the Merger Agreement; and (iii) to ratify the appointment of Arthur Andersen LLP as Schwitzer's independent auditors for the current year. The Schwitzer Annual Meeting will be held on May 31, 1995, at 9:30 a.m., local time, at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois. Only holders of record of Schwitzer Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Schwitzer Annual Meeting. Each holder of Schwitzer Common Stock is entitled to one vote per share on each proposal contained in the notice of the Schwitzer Annual Meeting. Schwitzer had outstanding 7,239,741 shares of Schwitzer Common Stock as of the close of business on April 18, 1995, of which 151,801 shares (2.1%) were owned beneficially by the officers and directors of Schwitzer, and such persons have indicated their intention to vote such shares in favor of each of the proposals. The favorable vote of a majority of the outstanding shares of Schwitzer Common Stock is required to adopt the Merger Agreement. Directors will be elected by a plurality of the votes cast with respect thereto at the meeting. The ratification of the appointment of Arthur Anderson LLP as Schwitzer's independent auditors requires a majority of the votes cast with respect thereto at the Schwitzer Annual Meeting.

                            OTHER KUHLMAN PROPOSALS

ELECTION OF DIRECTORS

    The Kuhlman Bylaws provide that the number of directors, as determined by the Board of Directors, shall not be less than six nor more than eleven. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

    The terms of Curtis G. Anderson, William E. Burch, Alexander W. Dreyfoos, Jr. and General H. Norman Schwarzkopf will expire at the Kuhlman Annual Meeting. The Board of Directors has nominated Messrs. Anderson, Burch, Dreyfoos and General Schwarzkopf for re-election as directors to serve until the 1998 annual meeting of stockholders.

    The proposed nominees for election as directors are willing to be elected as such and it is intended that the persons named in the accompanying form of Kuhlman proxy will vote for the election of such nominees, assuming authority to vote is granted. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, the Kuhlman Board of Directors may select a substitute nominee and in that event the proxies will vote for the person so selected. If a substitute nominee is not so selected, the proxies will vote for the election of the remaining nominees.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" THE ELECTION OF CURTIS G. ANDERSON, WILLIAM E. BURCH, ALEXANDER W. DREYFOOS AND GENERAL H. NORMAN SCHWARZKOPF AS DIRECTORS OF KUHLMAN.

THE KUHLMAN AMENDMENT

    The Certificate of Incorporation of Kuhlman ("Kuhlman Certificate") currently authorizes the issuance of 10,000,000 shares of Kuhlman Common Stock. As of April 18, 1995, there were 6,210,798 shares of Kuhlman Common Stock issued and outstanding and 1,225,501 shares of Kuhlman Common Stock were reserved for issuances pursuant to outstanding stock options. Under the Merger Agreement, Kuhlman is obligated to issue 6,961,010 shares of Kuhlman Common Stock in connection with the conversion in the Merger of the shares of Schwitzer Common Stock outstanding as of April 18, 1995 and up to 1,001,514 shares of Kuhlman Common Stock upon the exercise of Schwitzer stock options and warrants outstanding as of such date. Unless the Kuhlman Amendment is adopted, Kuhlman will not have sufficient authorized shares to meet its obligation to issue shares pursuant to the Merger Agreement. In addition, the Kuhlman Board of Directors believes it is desirable that a reasonable number of unissued and unreserved shares be available for issuance should the occasion arise, such as in possible acquisitions, and upon such terms as the Kuhlman Board of Directors may deem appropriate without any further vote of Kuhlman stockholders. Kuhlman has no current plans for the issuance of shares of Kuhlman Common Stock other than pursuant to Kuhlman's obligations under the Merger Agreement and stock options granted pursuant to Kuhlman's stock options plans. Accordingly, the Kuhlman Board of Directors believes it advisable that the Kuhlman Certificate be amended to increase the number of shares of Kuhlman Common Stock that Kuhlman has the authority to issue to 20,000,000.

    In addition, the Kuhlman Certificate authorizes 2,000,000 shares of preferred stock, of which 200,000 shares have been designated in the Kuhlman Certificate as Junior Participating Preferred Stock, Series A. The number of shares designated as Junior Participating Preferred Stock, Series A and reserved for issuance pursuant to the Kuhlman Rights (as defined in "Description of Kuhlman Capital Stock"), must be adjusted from time to time to be at least 1% of the number of outstanding shares of Kuhlman Common Stock. In order to clarify the power of the Kuhlman Board of Directors to change the number of shares of Preferred Stock designated as Junior Participating Preferred Stock, Series A without the need for stockholder approval, the Kuhlman Board of Directors believes it is advisable to delete the designation, in the Kuhlman Certificate, of the Kuhlman Preferred Stock as Junior Participating Preferred Stock, Series A. See "Approval of Amendment to Kuhlman Certificate of Incorporation."

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN AMENDMENT.

THE KUHLMAN 1994 OPTION PLAN

    The Kuhlman Board of Directors believes that stock option plans are important in attracting and retaining employees of high caliber and outstanding capabilities. Accordingly, the Kuhlman Board of Directors on July 29, 1994 adopted a stock option plan designated as the 1994 Stock Option Plan. Under the Kuhlman 1994 Option Plan, Kuhlman may from time to time on or before July 28, 2004 grant to key employees (including officers, whether or not directors) of Kuhlman or any of its subsidiaries options to purchase shares of Kuhlman Common Stock. Options may be granted on such terms and at such prices as determined pursuant to the Kuhlman 1994 Option Plan, and on such other terms and conditions as determined by the Compensation Committee of the Kuhlman Board of Directors that are not inconsistent with the Kuhlman 1994 Option Plan. The aggregate number of shares of such stock on which options may be granted or which may be sold to all optionees pursuant to the Kuhlman 1994 Option Plan shall not exceed 500,000. Options granted under the Kuhlman 1994 Option Plan may be either incentive stock options or options not intended to be incentive stock options. See "Approval of the Kuhlman 1994 Option Plan."

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN 1994 OPTION PLAN.

APPOINTMENT OF INDEPENDENT AUDITORS

    Pursuant to a recommendation of the Audit Committee of the Kuhlman Board of Directors, Arthur Andersen LLP has been re-appointed by the Kuhlman Board of Directors to serve as the independent auditors for Kuhlman for the year ending December 31, 1995, subject to stockholder ratification at the Kuhlman Annual Meeting.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS KUHLMAN'S INDEPENDENT AUDITORS FOR 1995.

                           OTHER SCHWITZER PROPOSALS

ELECTION OF DIRECTORS

    Schwitzer's Bylaws provide for a board of directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Schwitzer Board of Directors. The number of directors has currently been fixed at six. Schwitzer's Bylaws also provide that the Board of Directors is to be divided into three classes with respect to the time for which the directors hold office.

    At each annual meeting of stockholders of Schwitzer, successors of the class whose terms of office expire in that year are to be elected for three-year terms and until their successors have been duly elected and qualified. The terms of three directors, Donald C. Clark, Gary G. Dillon and Willard R. Hildebrand, will expire at the Schwitzer Annual Meeting. The Schwitzer Board of Directors has nominated Donald C. Clark, Gary G. Dillon and Willard R. Hildebrand for re-election to the Schwitzer Board of Directors. Directors are elected by a plurality of votes which are present in person or represented by proxy at the Schwitzer Annual Meeting. If elected, Messrs. Clark, Dillon and Hildebrand will serve until the 1998 annual meeting of stockholders of Schwitzer and until their successors have been duly elected and qualified. However, if the Merger is consummated, all directors of Schwitzer, except for Robert S. Jepson, Jr. and Gary G. Dillon, have agreed to resign effective as of the Effective Time.

    The proposed nominees for election as directors are willing to be elected as such and it is intended that the persons named in the accompanying form of proxy will vote for the election of such nominees, assuming authority to vote is granted. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, the Schwitzer Board of Directors may select a substitute nominee and in that event the proxies will vote for the person so selected. If a substitute nominee is not so selected, the proxies will vote for the election of the remaining nominees.

    THE BOARD OF DIRECTORS OF SCHWITZER UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" THE ELECTION OF DONALD C. CLARK, GARY G. DILLON AND WILLARD R. HILDEBRAND AS DIRECTORS OF SCHWITZER.

APPOINTMENT OF INDEPENDENT AUDITORS

    Arthur Andersen LLP has been reappointed by the Schwitzer Board of Directors to serve as the independent auditors for Schwitzer for the fiscal year ending December 31, 1995, subject to stockholder ratification at the Schwitzer Meeting.

    THE BOARD OF DIRECTORS OF SCHWITZER UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS SCHWITZER'S INDEPENDENT AUDITORS FOR 1995.

                            SELECTED FINANCIAL DATA

    The following table captioned "Kuhlman Corporation and Subsidiaries and Schwitzer, Inc. and Subsidiaries -- Selected Pro Forma Combined Financial Data" sets forth pro forma combined selected income statement data for each of the three years in the period ended December 31, 1994, and balance sheet and other data at or for the year ended December 31, 1994, as applicable, giving effect to the Merger on the basis described in the notes to the unaudited pro forma condensed combined financial statements included elsewhere herein. Certain pro forma combined selected financial data are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this Proxy Statement/Prospectus and should be read in conjunction with those statements. See "Kuhlman Corporation and Subsidiaries and Schwitzer, Inc. and Subsidiaries Pro Forma Condensed Combined Financial Statements." Pro forma per share amounts are presented based on the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share of Schwitzer Common Stock. The pro forma data may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future. See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

    The following tables captioned "Kuhlman Selected Financial Data" and "Schwitzer Selected Financial Data" set forth selected historical financial data for Kuhlman and Schwitzer for each of the five years in the period ended December 31, 1994. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements of Kuhlman and Schwitzer, including notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein."

                      KUHLMAN CORPORATION AND SUBSIDIARIES
                      AND SCHWITZER, INC. AND SUBSIDIARIES
           SELECTED PRO FORMA COMBINED FINANCIAL DATA (UNAUDITED) (A)

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                    -------------------------------------------
                                                                          1994            1993         1992
                                                                    -----------------  -----------  -----------
                                                                        IN THOUSANDS, EXCEPT PER SHARE DATA
INCOME STATEMENT DATA
Net sales.........................................................     $   396,117     $   242,221  $   231,426
Gross profit (% net of sales).....................................            19.2%           17.9%        20.2%
Operating profit..................................................          23,284           2,779       12,351
Income from continuing operations.................................           9,970             310        4,864

EARNINGS PER SHARE
Income from continuing operations.................................     $      0.73     $      0.02  $      0.37


                                                                          AS OF
                                                                      DECEMBER 31,
                                                                          1994
                                                                    -----------------
                                                                      IN THOUSANDS
BALANCE SHEET DATA
Working capital...................................................     $    46,321
Net plant and equipment...........................................          64,750
Total assets......................................................         229,185
Total debt........................................................          84,773
Shareholders' equity..............................................          70,036

                                                                         FOR THE
                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1994
                                                                    -----------------
                                                                      IN THOUSANDS,
                                                                    EXCEPT PER SHARE
                                                                    AND EMPLOYEE DATA
OTHER DATA
Capital expenditures..............................................     $    13,048
Depreciation and amortization.....................................          11,207
Dividends paid....................................................           3,640
Net book value per share..........................................            5.35
Cash dividends declared per share.................................             0.60
Total debt as a percentage of total capitalization................               55  %
Number of employees...............................................            2,370
Shares outstanding................................................           13,100

- ------------------------
(a) The income statement data presented in this table excludes the effect of the estimated merger expenses expected to be recorded in the first reporting period of the combined entity. See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

                        KUHLMAN SELECTED FINANCIAL DATA


    The following selected financial data for Kuhlman is qualified in its entirety by the financial statements and related notes included in the documents incorporated herein by reference. See "Information Incorporated by Reference Herein and Documents Accompanying this Proxy Statement/ Prospectus."



                                                                                         YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------------------
                                                                               1994    1993(A)     1992      1991      1990
                                                                             --------  --------  --------  --------  --------
                                                                                      IN THOUSANDS, WHERE APPLICABLE
INCOME STATEMENT DATA
Net sales..................................................................  $242,846  $118,097  $121,734  $126,181  $142,195
Sales, continuing operations...............................................   242,846   118,097   121,734   126,181   117,578
Gross profit (% of sales, continuing operations)...........................      16.7%     15.2%     19.9%     21.3%     22.0%
Operating profit (loss)....................................................     6,265    (6,799)    7,460     9,967    11,486
Income (loss) from continuing operations...................................     1,617    (1,709)    6,224     7,192     5,807
Earnings per share:
  Income (loss) from continuing operations.................................      0.27     (0.29)     1.05      1.21      1.03
BALANCE SHEET DATA
Working capital............................................................    27,969    41,960    38,502    38,626    37,937
Net plant and equipment....................................................    34,449    31,870    21,331    18,987    15,972
Total assets...............................................................   146,563   164,042    78,030    74,585    75,374
Total debt.................................................................    62,228    74,569     9,052     9,614    10,008
Shareholders' equity.......................................................    48,672    48,914    52,690    49,804    46,009
OTHER DATA
IBITDA(b)..................................................................  $ 12,549  $  6,629  $ 12,813  $ 15,389  $ 15,896
Capital expenditures.......................................................     7,019     2,794     5,175     6,460     5,213
Depreciation and amortization..............................................     5,575     2,768     2,756     3,354     4,565
Net book value per share...................................................      7.92      8.12      9.15      8.71      8.06
Total debt as a percentage of total capitalization.........................      56.1%     60.4%     14.7%     16.2%     17.9%
Number of employees........................................................     1,235     1,290       861       889       828
Shares outstanding.........................................................     6,146     6,023     5,757     5,721     5,706

- ------------------------
(a) Includes a restructuring charge of $8,650 ($5,304 after tax, or $0.90 per share).

(b) Income before interest and taxes plus depreciation and amortization, excluding restructuring costs.

                       SCHWITZER SELECTED FINANCIAL DATA


    The following selected financial data for Schwitzer is qualified in its entirety by financial statements and related notes included in the documents incorporated herein by reference. See "Information Incorporated by Reference Herein and Documents Accompanying this Proxy Statement/ Prospectus."



                                                                               1994      1993     1992*      1991      1990
                                                                             --------  --------  --------  --------  --------
                                                                                   IN THOUSANDS, EXCEPT PER SHARE DATA
Net sales..................................................................  $153,271  $124,124  $109,692  $111,035  $114,384
Income from operations.....................................................    17,019     9,578     4,891     9,694    11,290
Income (loss) before income taxes..........................................    12,680     3,535     (487)     3,222     6,028
Income (loss) before cumulative effect of accounting changes...............     8,930     2,530   (1,360)     1,687     3,719
  Per common share.........................................................      1.21      0.35    (0.19)      0.23      0.52
Total assets...............................................................    82,622    78,302    77,001    87,039    89,371
Long-term debt.............................................................    21,910    30,466    29,991    32,915    38,827
                                                                             --------  --------  --------  --------  --------

- ------------------------
* Includes a restructuring charge of $1.65 million ($1.0 million after tax).

        SELECTED HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA (A)

    Based upon the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share of Schwitzer Common Stock immediately prior to the Merger, the following table sets forth comparative per common share net income
(loss) from continuing operations, dividends declared (if applicable) and book value of (a) Kuhlman, (b) Kuhlman Pro Forma adjusted to give effect to the Merger, (c) Schwitzer and (d) the equivalent pro forma of one share of Schwitzer Common Stock. The following information should be read in conjunction with the historical financial statements of Kuhlman and Schwitzer incorporated herein by reference and the unaudited pro forma condensed combined financial statements giving effect to the Merger appearing elsewhere herein. The following data is not necessarily indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future.

                                                                                     SCHWITZER
                                                           KUHLMAN           --------------------------
                                                   ------------------------                EQUIVALENT
                                                   HISTORICAL    PRO FORMA   HISTORICAL     PRO FORMA
                                                   -----------  -----------  -----------  -------------
                                                                (UNAUDITED)               (UNAUDITED)(D)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS PER
 SHARE:
  Fiscal year:
    1994.........................................   $    0.27    $    0.73    $    1.21     $    0.70
    1993 (b).....................................       (0.29)        0.02         0.35          0.02
    1992 (c).....................................        1.05         0.37        (0.19)         0.36
DIVIDENDS DECLARED PER SHARE:
  Fiscal year:
    1994.........................................   $    0.60    $    0.60    $  --         $    0.58
    1993.........................................        0.60         0.60       --              0.58
    1992.........................................        0.60         0.60       --              0.58
BOOK VALUE PER SHARE:
  December 31, 1994..............................   $    7.92    $    5.35    $    3.39     $    5.14

- ------------------------
(a) The pro forma net income (loss) from continuing operations per share data presented in this table excludes the effect of the estimated merger expenses expected to be recorded in the first reporting period of the combined entity. Such adjustments have been included in the pro forma book value per share data. See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

(b)  Includes   a  restructuring  charge  described  in  Kuhlman's  consolidated financial statements and notes thereto incorporated herein by reference.

(c) Includes a restructuring charge described in Schwitzer's consolidated financial statements and notes thereto incorporated herein by reference.

(d) The equivalent pro forma per share amounts for Schwitzer represent, in cases of net income (loss) from continuing operations and book value, the pro forma amounts for Kuhlman Common Stock multiplied by 0.9615 (the Exchange Ratio) and, in the case of dividends declared, the historical data for Kuhlman Common Stock multiplied by 0.9615.

                            COMPARATIVE STOCK PRICES

KUHLMAN


    Kuhlman Common Stock is traded on the New York Stock Exchange under the symbol "KUH." The following table sets forth, for the periods indicated, the high and low sales prices as reported in THE WALL STREET JOURNAL for the fiscal years ended December 31, 1993 and 1994, for the quarter ended March 31, 1995, and for the period from April 1 through April 18, 1995.


1993                                                                           HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $16 1/2    $13 1/4
Second Quarter.............................................................    16 1/8     13 1/2
Third Quarter..............................................................    14 7/8     13 5/8
Fourth Quarter.............................................................    17 1/4     14 3/8


1994                                                                           HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $19 3/8    $15
Second Quarter.............................................................    18 3/8     14 3/4
Third Quarter..............................................................    15 3/8     14 1/8
Fourth Quarter.............................................................    16         11

1995                                                                           HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $13 1/2    $10 3/4
Second Quarter (through April 18, 1995)....................................    12 3/8     11 1/8


SCHWITZER


    Schwitzer Common Stock is traded on the New York Stock Exchange under the symbol "SCZ." The following table sets forth, for the periods indicated, the high and low sales prices as reported in THE WALL STREET JOURNAL for the fiscal years ended January 2, 1994 ("Fiscal 1993") and January 1, 1995 ("Fiscal 1994"), for the quarter ended April 2, 1995, and for the period from April 3 through April 18, 1995.


FISCAL 1993                                                                    HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $ 7 3/4    $ 5 5/8
Second Quarter.............................................................     7 1/8      5 3/4
Third Quarter..............................................................     7 3/4      7
Fourth Quarter.............................................................     7 1/2      5 3/4


FISCAL 1994                                                                    HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $10 3/4    $ 6 1/8
Second Quarter.............................................................    10 5/8      6 3/4
Third Quarter..............................................................     9 5/8      6 7/8
Fourth Quarter.............................................................    10 1/8      7 1/2

FISCAL 1995                                                                    HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $10 5/8    $ 7 3/4
Second Quarter (through April 18, 1995)....................................    11 1/8     10 1/4


    On February 24, 1995, the last trading date immediately preceding the public announcement of the Merger, the last sale price per share of Kuhlman Common Stock and Schwitzer Common Stock, as reported on the New York Stock Exchange, and the equivalent pro forma price of Schwitzer Common Stock was as follows:

                  SCHWITZER
           ------------------------
                        EQUIVALENT
 KUHLMAN   HISTORICAL    PRO FORMA
- ---------  -----------  -----------
$13.125     $    9.75    $   12.62

                            MEETINGS OF STOCKHOLDERS

KUHLMAN

    The Kuhlman Annual Meeting has been called by the Kuhlman Board of Directors for the following purposes: (i) to elect four directors; (ii) to consider and vote on the issuance of shares of Kuhlman Common Stock in connection with the Merger, (iii) to consider and vote on the Kuhlman Amendment, (iv) to vote on the Kuhlman 1994 Option Plan, and (v) ratify the appointment of Arthur Andersen LLP as Kuhlman's independent auditors for the current year. Each such proposal is independent, and Kuhlman intends to adopt each proposal approved by its stockholders even if all proposals are not so approved. However, both the Kuhlman Amendment and the issuance of Kuhlman Common Stock in connection with the Merger must be approved in order to consummate the Merger. The Kuhlman Annual Meeting will be held on May 31, 1995, at 9:30 a.m., local time, at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401. Only stockholders of record of Kuhlman Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Kuhlman Annual Meeting. Kuhlman had outstanding 6,210,798 shares of Kuhlman Common Stock as of the close of business on April 18, 1995, of which 222,549 shares (3.6%) (excludes 5,000 shares owned by spouses where beneficial ownership is disclaimed) were owned beneficially by the officers and directors of Kuhlman, and such persons have indicated their intention to vote such shares in favor of each of the proposals set forth in the notice of the Kuhlman Annual Meeting. There are no other voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal contained in the notice of the Kuhlman Annual Meeting. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted in accordance with any direction on the proxy form, or in the absence of a direction as to any proposal, they will be voted FOR the proposal. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Kuhlman, by executing and delivering a proxy bearing a later date or by attending the Kuhlman Annual Meeting and voting in person.

    The expenses of the solicitation of Kuhlman stockholders will be paid by Kuhlman. In addition to the use of the mail, proxies may be solicited by directors, officers, or regular employees of Kuhlman in person, by telegraph or by telephone. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of Kuhlman Common Stock held of record by such persons, and Kuhlman will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Kuhlman has retained Georgeson & Company Inc. to assist in the solicitation of proxies. The fee of such firm is estimated to be $7,500, plus reimbursement for out-of-pocket costs and expenses.

    The presence at the Kuhlman Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Kuhlman Common Stock is necessary to constitute a quorum under Delaware law and the Bylaws of Kuhlman. Votes cast by proxy or in person at the meeting will be tabulated by election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and "broker non-votes" (i.e., proxies of brokers who have limited authority to vote on specified proposals) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

    A plurality of the votes cast for the election of directors will be required to elect Kuhlman directors at the meeting. In the absence of an election contest, withholding authority to vote and broker non-votes with respect to a nominee will have no effect on the election of such nominee.

    Although the holders of Kuhlman Common Stock are not required to approve the Merger under Delaware law, the rules of the New York Stock Exchange ("NYSE"), on which Kuhlman Common Stock is listed, require that such holders approve the issuance of shares when the number of such shares to be issued exceeds 20% of the number of shares then outstanding. Under the rules of the

NYSE, approval of the issuance of Kuhlman Common Stock in the Merger requires the affirmative vote of a majority of the votes cast on this proposal, provided that the total vote cast with respect thereto represents a majority of the Kuhlman Common Stock entitled to vote.

    The affirmative vote of the holders of a majority of the outstanding shares of Kuhlman Common Stock is required to approve the Kuhlman Amendment. Approval of the Kuhlman 1994 Option Plan requires the affirmative vote of the holders of a majority of the Kuhlman Common Stock present or represented by proxy and entitled to vote at the Kuhlman Annual Meeting. To ratify the appointment of Arthur Andersen LLP as Kuhlman's auditors, the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto is required.

    Kuhlman stockholders may mark the accompanying Kuhlman proxy to vote their shares FOR or AGAINST or to ABSTAIN with respect to each proposal, except that with respect to the election of directors, Kuhlman stockholders may either vote FOR the nominees named herein or to WITHHOLD authority to vote for one or more of such nominees. Abstentions and broker non-votes will be counted in determining the presence of a quorum and will have the effect of a vote against approval of the Kuhlman Amendment. Abstentions (but not broker non-votes) will be considered entitled to vote for purposes of the proposal to approve the Kuhlman 1994 Option Plan. Neither abstentions nor broker non-votes will have any effect on the proposal to approve the issuance of Kuhlman Common Stock in the Merger or the ratification of the appointment of auditors.

    THE BOARD OF DIRECTORS OF KUHLMAN RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF EACH PROPOSAL CONTAINED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF KUHLMAN.

    The management of Kuhlman knows of no business other than that stated in this Proxy Statement/Prospectus which will be presented for stockholder vote at the Kuhlman Annual Meeting. If other business should properly come before such meeting, however, the persons designated in the enclosed Kuhlman proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

SCHWITZER

    The Schwitzer Annual Meeting has been called by the Schwitzer Board of Directors to (i) elect three directors; (ii) consider and vote on the adoption of the Merger Agreement providing for the merger of Spinner with and into Schwitzer; and (iii) to ratify the appointment of Arthur Andersen LLP as independent auditors for Schwitzer for the current year. The Schwitzer Annual Meeting will be held on May 31, 1995, at 9:30 a.m., local time, at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062. Only holders of record of Schwitzer Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Schwitzer Annual Meeting. Schwitzer had outstanding 7,239,741 shares of Schwitzer Common Stock as of the close of business on April 18, 1995, of which 151,801 shares (2.1%) were owned beneficially by the officers and directors of Schwitzer, and such persons have indicated their intention to vote such shares in favor of each of the proposals set forth in the notice of the Schwitzer Annual Meeting. There are no other voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal contained in the notice of the Schwitzer Annual Meeting. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted in accordance with any direction on the proxy form, or in the absence of a direction as to any proposal, they will be voted FOR the proposal. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Schwitzer, by executing and delivering a proxy bearing a later date, or by attending the Schwitzer Annual Meeting and voting in person.

    The expenses of the solicitation of Schwitzer stockholders will be paid by Schwitzer. In addition to the use of the mail, proxies may be solicited by directors, officers, or regular employees of Schwitzer in person, by telegraph or by telephone. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of Schwitzer Common Stock held of record by such persons, and Schwitzer will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Schwitzer has retained Morrow & Co., Inc. to assist in the solicitation of proxies. The fee of such firm is estimated to be $4,000, plus reimbursement for out-of-pocket costs and expenses.


    The presence at the Schwitzer Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Schwitzer Common Stock is necessary to constitute a quorum. Under Delaware law and the Certificate of Incorporation and the Bylaws of Schwitzer, the favorable vote of the holders of a majority of the outstanding shares of Schwitzer Common Stock is required to approve the Merger Agreement. A plurality of the votes cast for the election of directors will be required to elect the directors at the meeting. To ratify the appointment of Arthur Andersen LLP, as Schwitzer's auditors, the favorable vote of a majority of the votes cast with respect thereto is required.


    Schwitzer stockholders may mark the accompanying Schwitzer proxy to vote their shares FOR or AGAINST or to ABSTAIN from voting with respect to each proposal, except that with respect to the election of directors, Schwitzer stockholders may either vote FOR the nominees named herein or WITHHOLD authority to vote for one or more of such nominees. In the absence of an election contest, withholding authority to vote and broker non-votes with respect to a nominee will have no effect on the election of such nominee. Abstentions and broker non-votes will be counted in determining the presence of a quorum and will have the effect of a vote against approval of the Merger Agreement, but will have no effect on the ratification of the appointment of auditors.

    THE BOARD OF DIRECTORS OF SCHWITZER RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" APPROVAL OF EACH PROPOSAL CONTAINED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF SCHWITZER.

    The management of Schwitzer knows of no business other than that stated in this Proxy Statement/Prospectus which will be presented for stockholder vote at the Schwitzer Annual Meeting. If other business should properly come before such meeting, however, the persons designated in the enclosed Schwitzer proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

                                   THE MERGER

    WHILE KUHLMAN AND SCHWITZER BELIEVE THAT THE DESCRIPTION OF THE MERGER CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AND COMPLETE IN ALL MATERIAL RESPECTS, SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT AND THE FORM OF CERTIFICATE OF MERGER, THE FULL TEXT OF EACH OF WHICH IS ATTACHED AS APPENDIX A AND INCORPORATED HEREIN BY REFERENCE.

TERMS OF THE MERGER

    The Merger Agreement provides that, upon satisfaction (or waiver) of the conditions set forth therein, Spinner will be merged with and into Schwitzer, which will be the surviving corporation in the Merger and become a wholly-owned subsidiary of Kuhlman. At the Effective Time, each outstanding share of Schwitzer Common Stock will be converted into 0.9615 share of Kuhlman Common Stock, provided that in lieu of fractional shares of Kuhlman Common Stock, Schwitzer stockholders who would otherwise be entitled to a fractional share shall be paid an amount of cash (without interest) equal to the value of such fractional share based on the closing price of Kuhlman Common Stock on the business day immediately preceding the Effective Time.

BACKGROUND OF THE MERGER

    Schwitzer became a public company by means of a tax-free spin-off by Household International, Inc. ("Household") in April, 1989. Shortly after the spin-off, it became apparent that Schwitzer's industry was declining from a peak in its business cycle. By the fall of 1989, Schwitzer was compelled to renegotiate its bank covenants.

    Certain of Schwitzer's major customers expressed concerns about its ability to withstand a prolonged business down-cycle and actively encouraged Schwitzer to consider strategic alliances or other business combinations. During 1990, Schwitzer's management had discussions with seven different companies, none of which expressed a serious interest in a transaction. At the end of 1990 and the beginning of 1991, Schwitzer had its first serious discussions with the subsidiary of a large European corporation. The discussions focused on a sale of Schwitzer for cash, but the other party never came forward with an offer. In 1991, Schwitzer's management had a series of serious discussions with another potential acquiror. Due to concerns about possible antitrust issues, the other potential partner withdrew from the discussions without making an offer.

    In the 1992 to 1993 period, brief discussions were held with four additional parties, none of which displayed a serious interest. In the 1993 to 1994 period, Schwitzer's management engaged in serious discussions with a potential stock-for-stock merger partner. Those discussions terminated in the summer of 1994 when it became apparent that the parties would not be able to reach agreement as to value. The other party in these discussions never indicated a willingness to propose a transaction which could be valued as high as the value of the Merger.

    In mid-1994, as part of its strategy to increase stockholder value through both growth in earnings and diversification of stockholder risk through a planned acquisition program, Kuhlman identified Schwitzer as one of several organizations that, if combined with Kuhlman, could possibly further strengthen and diversify Kuhlman. At Kuhlman's regularly scheduled Board of Directors meeting in July 1994, the possible combination of Kuhlman and Schwitzer was one of several such combinations that was favorably discussed. Potential future contacts between the companies were also discussed, as well as the fact that Mr. Jepson, Kuhlman's Chairman and Chief Executive Officer, was also a member of the Board of Directors of Schwitzer.

    In October of 1994, after it had become clear that Schwitzer's latest set of discussions had terminated, Mr. Jepson expressed to Mr. Dillon an interest in exploring a possible business combination of Kuhlman and Schwitzer. Beginning in October, 1994, representatives of Kuhlman and Schwitzer engaged in a variety of discussions, visited each other's facilities and generally explored the possibility of a transaction between the two companies. During this period, the Schwitzer Board of

Directors and the Kuhlman Board of Directors were continually updated on the status of events. At all times, Mr. Jepson did not participate in discussions by the Schwitzer Board of Directors relating to the possible business combination with Kuhlman or vote with respect to the Merger Agreement.

    Late in 1994, Mr. Dillon and Mr. Jepson discussed various structure and pricing issues for a possible combination of Schwitzer and Kuhlman, but reached no agreement. When Mr. Jepson indicated that he thought a transaction was possible, Schwitzer retained J.P. Morgan and began a more detailed due diligence investigation.

    In early January, 1995, Mr. Dillon presented Mr. Jepson with a term sheet summarizing various non-financial terms and conditions of a possible definitive merger agreement. On January 17, 1995, the Schwitzer Board of Directors was apprised of the state of negotiations, received preliminary financial advice from J.P. Morgan and authorized continued discussions. On January 18, 1995, Kuhlman and Schwitzer entered into a confidentiality agreement relating to the exchange of confidential business information. Counsel for each of Schwitzer and Kuhlman met on January 23, 1995, and it was agreed that counsel for Schwitzer would begin to draft a definitive merger agreement generally following the terms and conditions set forth on the term sheet which had been presented earlier.

    On February 1, 1995, the Schwitzer Board of Directors met by telephonic conference call. The Schwitzer Board of Directors was again updated on the status of negotiations and reviewed counsel's draft of a definitive merger agreement. Thereupon the Schwitzer Board of Directors authorized counsel to submit the draft contract to counsel for Kuhlman and to commence detailed negotiations. At a special meeting held by telephone conference call on February 6, 1995, the Kuhlman Board of Directors reviewed the proposed transaction with Schwitzer and authorized Kuhlman's management to continue negotiations with
Schwitzer. An executive summary regarding the proposed transaction with Schwitzer was provided to the Kuhlman Directors in advance of this meeting.
Although Mr. Jepson participated in discussions regarding the proposed transaction with Schwitzer at such Kuhlman Board of Directors meeting, he later excused himself from the meeting and did not vote on authorizing the management of Kuhlman to continue negotiations with Schwitzer. Following the meeting on February 6, 1995, Chase Manhattan was retained by Kuhlman to review the fairness from a financial point of view to Kuhlman of the consideration to be paid by Kuhlman in the Merger. Kuhlman management and outside legal counsel, accountants and consultants also intensified their due diligence review efforts and the parties commenced the negotiations of a merger agreement.

    On February 13, 1995, the Schwitzer Board of Directors again met by telephonic conference call and reviewed in detail the status of the negotiations of the definitive merger agreement. During this period, the discussions between Mr. Dillon and Mr. Jepson narrowed the pricing and structure issues for the proposed transaction.

    At a regular meeting of the Kuhlman Board of Directors, held on February 22, 1995, following a report by management of Kuhlman regarding the progress of negotiations, the results of the ongoing due diligence review, and the likelihood that a successful transaction could be concluded substantially in accordance with the terms of the proposed Merger Agreement that had been reviewed by them, as well as a review by Chase Manhattan as to the financial analyses which it had conducted in evaluating the fairness, from a financial point of view, to Kuhlman of the consideration proposed to be paid by Kuhlman pursuant to the proposed Merger Agreement, the Kuhlman Board of Directors approved the transaction provided for in the proposed Merger Agreement, subject to the negotiation of an exchange ratio and certain other terms of the Merger, and authorized certain officers of Kuhlman to execute the Merger Agreement, when finalized, on behalf of Kuhlman, and to prepare other related documentation for the proposed transaction. Although Mr. Jepson participated in the discussions regarding the proposed transaction with Schwitzer at the Kuhlman Board of Directors meeting on February 22, 1995, he abstained from voting on the proposed transaction.

    During the late afternoon on February 24, 1995, after trading on the NYSE had closed, Mr. Dillon, Mr. Jepson, their respective outside counsel and representatives of J.P. Morgan participated in a telephone conference call in which Mr. Jepson proposed on behalf of Kuhlman the Exchange Ratio whereby each share of Schwitzer Common Stock would be converted by the Merger into 0.9615 share of Kuhlman Common Stock and certain other terms of the Merger Agreement.

    On February 25, 1995, the Schwitzer Board of Directors met to consider Kuhlman's proposal. During the course of the meeting, they received a value presentation and written fairness opinion from J.P. Morgan, reviewed in detail the final draft of the definitive Merger Agreement, considered the history of contacts which had been made with other potential parties to a business combination, considered the other factors described below under "Schwitzer's Reasons for the Merger; Recommendation of the Schwitzer Board of Directors" and considered alternatives to the Merger. The Schwitzer Board of Directors then approved the Merger Agreement. Immediately after the conclusion of the meeting, the Merger Agreement was executed and delivered by Kuhlman, Schwitzer and Spinner.

    On Monday, February 27, 1995, prior to the opening of trading on the NYSE, Kuhlman and Schwitzer issued separate press releases announcing the execution of the definitive Merger Agreement.


    On April 10, 1995, Mr. Dillon received a letter from an investment banker requesting a meeting between the banker's client and Mr. Dillon to discuss "the possibility of making a significantly higher offer for Schwitzer, Inc. than is embodied in" the Merger Agreement. On April 12, 1995, after reviewing with counsel provisions of the Merger Agreement described under "The Merger -- No Solicitation of Other Transactions" and the principles of Delaware law applicable thereto, the Schwitzer Board of Directors (with Mr. Jepson absent) authorized Mr. Dillon to arrange to meet with the banker's client. When later that day Mr. Dillon called the client to make arrangements for such meeting, Mr. Dillon informed the client that Schwitzer's Board had determined to pursue a strategic merger and not a sale or other change in control transaction. Mr. Dillon stated further that, in light of the imminent mailing of this Proxy Statement/Prospectus to Schwitzer's stockholders, he would want such a meeting to be productive and, accordingly, to include at least a preliminary indication from the client of the amount and form of consideration contemplated by the client. Mr. Dillon was informed by the client that he was not prepared to provide such an indication. Also on April 12, 1995, representatives of J.P. Morgan, acting upon instructions given by Mr. Dillon after further consultation with counsel, contacted the client's investment banker and reaffirmed Mr. Dillon's willingness to meet when and if the banker's client was able to provide the requested preliminary indication. On April 13, 1995, the client's investment banker informed J.P. Morgan that he hoped to provide the requested preliminary indication by April 21, 1995. On April 21, 1995, such investment banker informed J.P. Morgan that he had not completed his preparation of such preliminary indication, but was continuing his analysis. As of the date of this Proxy Statement/Prospectus, no such preliminary indication has been received, nor has any meeting with the banker's client taken place.


KUHLMAN'S REASONS FOR THE MERGER; RECOMMENDATION OF THE KUHLMAN BOARD OF
DIRECTORS

    Kuhlman believes that the combination of Schwitzer with Kuhlman through the Merger would benefit Kuhlman by providing its stockholders with what Kuhlman's management believes will be a more diversified corporation capable of delivering more consistent earnings growth and better equipped to meet the competitive challenges that it is certain to face in the future. More specifically, Kuhlman believes that the Merger would provide opportunities for both companies that would not be available to either organization if they were not combined. Kuhlman has strategic objectives of increasing long-term shareholder value by increasing earnings and diversifying shareholder risk through a program of expansion. Kuhlman's management believes the combination with Schwitzer meets both of these criteria. Schwitzer also adds product lines and markets not currently served by Kuhlman, thereby further diversifying Kuhlman's current products and markets. In addition, Kuhlman believes that the combination with Schwitzer will assist Kuhlman in building a manufacturing organization focused on the sale and distribution of products to certain targeted industrial markets and customers. Kuhlman anticipates growing Schwitzer's business both through internal expansion by strengthening its capital investment program, and by initiating an acquisition program that further enhances Schwitzer's market presence in its key product areas. Kuhlman believes that these efforts will further serve to enhance Schwitzer's future growth and earnings potential by adding greater resources in its core product areas. Because Schwitzer participates in a cyclical industry, the diversification provided by the Merger is expected to counter such cyclicality to the benefit of stockholders. Kuhlman believes that Schwitzer's organization will be able to concentrate its efforts on the growth opportunities and synergies that exist within its marketplace without the diversions which occur in trying to diversify a company which operates in a cyclical environment. In addition, following the combination, the combined company is expected to have access to the greater financial resources of a larger company with which to support its growth opportunities within the markets it currently serves. It is anticipated that following the Merger, the combined companies will be able to capitalize on the opportunities available to a much larger company in the capital markets.

    Robert S. Jepson, Jr., the Chairman of the Board and Chief Executive Officer of Kuhlman, has been a director of Schwitzer, Inc. since June, 1994. Although Mr. Jepson attended, and participated in, the meetings of the Kuhlman Board of Directors during which the Merger was discussed, he abstained from voting on the Merger. All of the remaining members of the Kuhlman Board of Directors voted to approve the issuance of shares of Kuhlman Common Stock in connection with the Merger.

    THE KUHLMAN BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED TRANSACTION IS IN THE BEST INTERESTS OF KUHLMAN AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, AND RECOMMENDS THAT THE STOCKHOLDERS OF KUHLMAN VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF KUHLMAN COMMON STOCK IN CONNECTION WITH THE MERGER.

    The Kuhlman Board of Directors, in reaching its conclusion at its meeting on February 22, 1995 that the proposed transaction is in the best interests of Kuhlman and its stockholders, considered, among other things, the following factors: (i) the fact that the proposed Merger fit Kuhlman's strategic objectives; (ii) the historical market prices of Kuhlman Common Stock and the number of shares of Schwitzer Common Stock outstanding; (iii) the Kuhlman Board of Directors belief that the proposed merger would be beneficial to Kuhlman's stockholders since Kuhlman's market capitalization would be significantly greater following the Merger than the market capitalization before the Merger;
(iv) the Kuhlman Board of Directors belief that the premium over the current market price being paid to the Schwitzer stockholders was reasonable in view of the benefits that are expected to accrue to Kuhlman from the Merger; (v) the Kuhlman Board of Directors belief that Kuhlman's earnings per share including Schwitzer's projected earnings will increase over time following the Merger;
(vi) the Kuhlman Board of Directors belief that the Merger would be accretive rather than dilutive to Kuhlman's earnings per share and that any potential dilution was believed to be reasonable based on the benefits the Merger would be expected to have on Kuhlman and the ultimate expected increase in Kuhlman earnings per share; (vii) the Kuhlman Board of Directors belief that Schwitzer's prospects for growth, when viewed in light of Schwitzer's historical financial condition and results of operations, should further improve when Schwitzer is combined with Kuhlman; (viii) the Kuhlman Board of Directors belief that Schwitzer's business, when combined with Kuhlman's business, should provide various cost savings to the combined businesses (for example, Schwitzer will no longer need to prepare the numerous documents required of a publicly-held company); (ix) the Kuhlman Board of Directors belief that Schwitzer's business is expected to grow, particularly in Europe; (x) the Kuhlman Board of Directors belief that the benefits to the Schwitzer stockholders of a tax-free reorganization would encourage them to approve the transaction (without a tax-free reorganization, Kuhlman may have had to pay an increased price to encourage Schwitzer's stockholders to approve the transaction); (xi) the Kuhlman Board of Directors belief that the terms of the Agreement, including representations and warranties and covenants, provided the basis for a successful merger transaction (the Agreement provides provisions which are fair and equitable to both parties and are customary in transactions such as the Merger); (xii) the current and projected economic market conditions used in analyzing both Schwitzer's business and the combined companies; (xiii) reports from Kuhlman's management concerning the results of due diligence performed on Schwitzer, and (xiv) the written opinion of Chase Manhattan, dated February 25, 1995, to the effect that, based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to Kuhlman from a financial point of view.

    The Kuhlman Board of Directors attached no specific relative weights to these or other factors in reaching its determination to approve the proposed transaction.

SCHWITZER'S REASONS FOR THE MERGER; RECOMMENDATION OF THE SCHWITZER BOARD OF DIRECTORS

    The Merger, including the Merger Agreement and the transactions contemplated thereby, was submitted to Schwitzer's Board of Directors and unanimously approved at a special meeting held on February 25, 1995 attended by all members of the Board except for Robert S. Jepson, Jr. Mr. Jepson did not participate in the Schwitzer Board deliberations or vote on the Merger. THE SCHWITZER BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SCHWITZER AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS TO THE HOLDERS OF SCHWITZER COMMON STOCK THAT THEY VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. As described above under "The Merger -- Background of the Merger," sales prices for Schwitzer Common Stock prior to public announcement of the Merger Agreement have remained well below levels reflective of stockholder value. By contrast, Schwitzer's management believes that the recommended Merger with Kuhlman has been structured to produce Schwitzer stockholder value which is fair to Schwitzer's stockholders and which Schwitzer's management sought to achieve. Accordingly, Schwitzer's Board of Directors and management concluded that it was appropriate to enter into the Merger Agreement.

    In addition, the Schwitzer Board of Directors considered, among other things, the following factors in approving and recommending the Merger: (i) the written opinion of J.P. Morgan dated February 25, 1995 that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of Schwitzer Common Stock (see "The Merger -- Opinions of Financial Advisors");
(ii) information with respect to the historical financial condition, results of operations, business and prospects of Schwitzer and of Kuhlman, together with current industry, economic and market conditions; (iii) information with respect to the pro forma financial condition and results of operations of Kuhlman, assuming consummation of the Merger; (iv) recent and historical trading prices of Schwitzer Common Stock, and ratios at which common stock of similar companies (see "The Merger -- Opinions of Financial Advisers -- Schwitzer") had been trading; (v) the fact that the Kuhlman Common Stock to be received by the holders of Schwitzer Common Stock in the Merger was trading at prices substantially in excess of the trading prices of Schwitzer Common Stock prior to the February 25, 1995 Schwitzer Board meeting; (vi) the history of unsolicited indications of interest from several companies (including companies which were among those that J.P. Morgan later identified as being the most likely to have an interest in acquiring Schwitzer) and the opinion of Schwitzer's Board of Directors that none of the other interests expressed was at the level of value provided by the Merger Agreement on February 25, 1995; (vii) reports from various members of Schwitzer's management concerning the results of the due diligence they performed as to Kuhlman; (viii) the fact that Kuhlman Common Stock has reasonable trading liquidity; (ix) the structure of the Merger, which would permit holders of Schwitzer Common Stock to exchange such Schwitzer Common Stock for shares of Kuhlman Common Stock without, in general, recognizing gain or loss for U.S. federal income tax purposes; (x) Schwitzer management's view that the information provided to Kuhlman in its due diligence investigation of Schwitzer would not reasonably be expected to result in appreciably enhanced expressions of interest if provided to other companies; (xi) the fact that there are no dissenters' rights for holders of Schwitzer Common Stock; (xii) the terms, and the course of negotiations resulting in the financial and other terms, of the Merger Agreement; (xiii) Schwitzer's ability to accept a superior offer (subject to certain restrictions and fees); (xiv) alternatives available to Schwitzer; and (xv) Schwitzer management's recommendation and the knowledge and experience of the members of Schwitzer's Board of Directors.

    Although basing its conclusion upon the different considerations discussed above, the Schwitzer Board of Directors did not assign any relative weight to the various factors it considered in reaching its decision. The Board of Directors, however, placed emphasis on the fact that the Kuhlman offer was the highest proposal received, the firmness of the Kuhlman proposal and the high degree of interest of Kuhlman in accomplishing the transaction, together with its belief, as supported by the J.P. Morgan opinion, that, as of the date of J.P. Morgan's opinion, the consideration to be received by the stockholders of Schwitzer pursuant to the Merger was fair, from a financial point of view, to the stockholders of Schwitzer. In light of such factors, the Schwitzer Board determined that the Merger is in the best interests of Schwitzer and the holders of Schwitzer Common Stock.

    It is expected that if the Merger is not approved by the holders of Schwitzer Common Stock, or if the other conditions to the consummation of the Merger are not satisfied or waived, Schwitzer's management, under the general direction of the Board of Directors of Schwitzer, will continue to manage Schwitzer as an ongoing business and may seek other purchasers for Schwitzer. No assurance can be given that another offer for Schwitzer will be made or, if made, whether the consideration would be more or less than that offered by Kuhlman.

OPINIONS OF FINANCIAL ADVISORS

    KUHLMAN

    Chase Manhattan was retained by Kuhlman to evaluate the fairness, from a financial point of view, to Kuhlman of the consideration to be paid by Kuhlman in the Merger. On February 25, 1995, Chase Manhattan delivered a written opinion to the Board of Directors of Kuhlman to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to Kuhlman. Chase Manhattan has reconfirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus. The assumptions made, matters considered and limitations on the review undertaken in the February 25, 1995 opinion are substantially the same as those contained in the opinion dated the date of this Proxy Statement/Prospectus and attached hereto as Appendix B. In connection with its written opinion dated the date of this Proxy Statement/Prospectus, Chase Manhattan confirmed the appropriateness of its reliance on the analyses used to render its written opinion dated February 25, 1995 (which analyses are described more fully below) by performing procedures to update such analyses.

    In arriving at its opinion, Chase Manhattan reviewed the Merger Agreement and certain publicly available business and historical financial information relating to Kuhlman and Schwitzer. Chase Manhattan also reviewed certain other information provided to Chase Manhattan by Kuhlman and Schwitzer, including financial forecasts prepared by Kuhlman and Schwitzer, and held discussions with representatives of Kuhlman and Schwitzer concerning the businesses and prospects of Kuhlman and Schwitzer, including information relating to certain potential strategic and financial implications of the Merger. Chase Manhattan also considered certain financial and stock market data of Kuhlman and Schwitzer and compared that data with similar data for other publicly held companies in businesses which Chase Manhattan deemed comparable to those of Kuhlman and Schwitzer and considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Chase Manhattan deemed relevant in evaluating the Merger. Chase Manhattan also considered the pro forma effect of the Merger on Kuhlman and such other information, financial studies, analyses and investigations and financial, economic and market criteria as Chase Manhattan deemed relevant for purposes of its opinion. Chase Manhattan noted that its opinion was necessarily based upon information available to Chase Manhattan, and economic and market conditions and other circumstances as they existed and could be evaluated, on the date of its opinion.

    In rendering its opinion, Chase Manhattan assumed and relied, without independent verification, upon the accuracy and completeness of all information reviewed by Chase Manhattan. With respect to financial forecasts reviewed by Chase Manhattan, the managements of Kuhlman and Schwitzer advised Chase Manhattan that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Kuhlman and Schwitzer as to the future financial performance of Kuhlman and Schwitzer and the potential strategic and financial implications of the Merger. Chase Manhattan assumed, with the consent of the Board of Directors of Kuhlman, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Chase Manhattan was not requested to, and did not, participate in the negotiation or structuring of the Merger, nor did Chase Manhattan make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Kuhlman or Schwitzer. Chase Manhattan's opinion relates to the relative values of Kuhlman and Schwitzer. Chase Manhattan did not express any opinion as to what the value of the Kuhlman Common Stock actually will be when issued to Schwitzer stockholders pursuant to the Merger or the price at which Kuhlman Common Stock will trade subsequent to the Merger. In addition, although Chase Manhattan evaluated the Exchange Ratio from a financial point of view, Chase Manhattan was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by Kuhlman on Chase Manhattan with respect to the investigations made or procedures followed by Chase Manhattan in rendering its opinion within the scope of its engagement.

    The full text of the written opinion of Chase Manhattan dated the date of this Proxy Statement/ Prospectus, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B and is incorporated herein by reference. KUHLMAN STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. Chase Manhattan's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view and has been provided solely for the use of the Board of Directors of Kuhlman in its evaluation of the Merger, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any Kuhlman stockholder as to how such stockholders should vote at the Kuhlman Annual Meeting. The summary of the opinion of Chase Manhattan set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.


    In preparing its opinion to the Board of Directors of Kuhlman, Chase Manhattan performed a variety of financial and comparative analyses, including those described below. The summary of such analyses, which does not purport to be a complete description of the analyses underlying Chase Manhattan's opinion, sets forth the material aspects of the analyses performed and factors considered by Chase Manhattan in connection with its opinion dated February 25, 1995 and, to the extent noted, its opinion dated the date of this Proxy Statement/Prospectus. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Chase Manhattan did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Chase Manhattan believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Chase Manhattan made numerous assumptions with respect to Kuhlman, Schwitzer, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Kuhlman and Schwitzer. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value or businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to substantial uncertainty, none of Kuhlman, Schwitzer or Chase Manhattan or any other person assumes responsibility for their accuracy.


    COMPARABLE COMPANY ANALYSIS. Chase Manhattan reviewed and compared publicly available information relating to certain financial, operating and stock market information of Schwitzer and

Kuhlman with corresponding information of selected companies whose operations Chase Manhattan deemed reasonably comparable to those of Schwitzer and Kuhlman. The companies selected for comparison to Schwitzer were: Arvin Industries, Inc.; Dana Corporation; Eaton Corporation; Echlin Inc.; Federal-Mogul Corporation; Modine Manufacturing Company; Simpson Industries, Inc.; Standard Motor Products, Inc.; Varity Corporation; and Walbro Corporation (collectively, the "Schwitzer Comparable Companies"). The companies selected for comparison to Kuhlman were:
AFC Cable Systems, Inc.; Belden Inc.; Cable Design Technologies Corporation; Communication Cable, Inc.; Encore Wire Corporation; General Signal Corporation; Hubbell Incorporated; and Magnetek, Inc. (collectively, the "Kuhlman Comparable Companies"). Chase Manhattan compared, among other things, market value as a multiple of latest twelve months ("LTM") net income and estimated 1994 and, where available, 1995 net income, and market capitalization (market value of common stock, plus preferred stock, plus interest-bearing liabilities, less cash in excess of 1% of revenues) as a multiple of LTM revenue, LTM operating profit, and LTM operating profit plus LTM depreciation and amortization expense ("LTM operating cash flow"). All net income projections were based on the consensus of publicly available analysts' estimates. All multiples were based on closing stock prices as of February 17, 1995. This analysis resulted in per share equity valuation reference ranges of approximately $10.00 to $18.00 for Schwitzer, and approximately $10.00 to $15.00 for Kuhlman.

    No company utilized in the Comparable Company Analysis as a comparison is identical to Schwitzer or Kuhlman. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Chase Manhattan reviewed the purchase prices and multiples paid in selected merger and acquisition transactions announced between 1989 and February 14, 1995 which Chase Manhattan deemed relevant in evaluating the Merger. Transactions reviewed, in reverse chronological order of announcement date, included: the acquisition of Neway Anchorlok by Kohlberg Kravis Roberts & Co.; the acquisition of Heinrich Gillet GmbH & Company by Tenneco Inc.; the acquisition of Purolator Products Company by Mark IV Industries, Inc.; the acquisition of John Cotton (Colne) Limited by Automotive Industries Holding, Inc.; the acquisition of a unit of the Delco Chassis Division of the Automotive Components Group of General Motors Corporation by ITT Corporation; the acquisition of Pirelli Transmissioni Industriali S.p.A. by Mark IV Industries, Inc.; the acquisition of Goetze, A.G. by T&N PLC; the acquisition of Moog Automotive Group, Inc. (INFINT SA) by Cooper Industries, Inc.; the acquisition of the automotive aftermarket business of TRW Inc. by Federal-Mogul Corporation; the acquisition of Prestolite Electric Inc. by Genstar Capital Corporation; the acquisition of the brake linings business of Valeo SA by Allied Signal, Inc.; the acquisition of the three Automotive Aftermarket Divisions of Parker-Hannifin Corporation by an investor group; the acquisition of Blackstone Corp. (Mark IV Industries, Inc.) by Valeo SA; the acquisition of the radiator business of IMI PLC by Nippondenso Co. Ltd.; and the acquisition of certain automotive original equipment manufacturing businesses of SPX Corporation by an investor group (collectively, the "Comparable Transactions"). Chase Manhattan compared, to the extent information was available, equity purchase prices as a multiple of LTM net income and tangible book value, and total consideration (equity purchase price, plus assumed liabilities, less cash in excess of 1% of revenues) as a multiple of LTM revenue, LTM operating profit, and LTM operating cash flow. This analysis resulted in a per share equity valuation reference range for Schwitzer of approximately $12.00 to $20.00.

    No company or transaction utilized in the Comparable Transaction Analysis is identical to Schwitzer or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies included in the Comparable Transaction Analysis and other factors that could affect the equity purchase prices and total consideration payable in such transactions.

    DISCOUNTED CASH FLOW ANALYSIS. Chase Manhattan performed a discounted cash flow analysis of the projected unlevered cash flows of Schwitzer and Kuhlman for the fiscal years ended 1995 through 2004, based upon certain operating and financial assumptions, forecasts and other information provided by the managements of Kuhlman and Schwitzer. Chase Manhattan performed such analyses, for each company, based on two sets of financial projections, one of which was provided by Kuhlman management for fiscal years 1995 through 2000 and then extrapolated by Chase Manhattan for fiscal years 2001 through 2004 consistent with the operating and financial assumptions and other information presented by Kuhlman management (as such projections related to Schwitzer or Kuhlman, as the case may be, the "Expected Case" and, collectively, the "Expected Cases"), and the other of which was prepared by Chase Manhattan and reviewed by Kuhlman management assuming decreased financial performance of each of Schwitzer and Kuhlman as a result of, among other things, a more pronounced cyclical downturn in Schwitzer's business and lower overall sales and operating profitability in Kuhlman's business (as such projections related to Schwitzer or Kuhlman, as the case may be, the "Downside Case" and, collectively, the "Downside Cases"). In both the Expected Cases and Downside Cases, it was assumed that neither Schwitzer nor Kuhlman would consummate any acquisitions during the projected period. In addition, in both the Expected Case and the Downside Case for Schwitzer, it was assumed that effects of Schwitzer's expected cyclical downturns would be mitigated by, among other things, a more aggressive world-wide expansion effort, greater sales to emerging third-world markets, and the introduction of new products, with more significant mitigation assumed for the Expected Case. For purposes of such analyses, Chase Manhattan utilized discount rates of 8% to 13% and terminal year operating profit multiples of 5.0x to 8.0x in the case of Schwitzer and 6.0x to 9.0x in the case of Kuhlman. Based on discount rates of 10% to 12%, and terminal year operating profit multiples of 5.0x to 7.0x in the case of Schwitzer and 6.0x to 8.0x in the case of Kuhlman, these analyses resulted in equity valuation reference ranges for Schwitzer of approximately $17.75 to $24.75 in the Expected Case and approximately $13.50 to $18.75 in the Downside Case, and per share equity valuation reference ranges for Kuhlman of approximately $13.50 to $20.25 in the Expected Case and approximately $11.50 to $17.50 in the Downside Case. In connection with the analyses performed by Chase Manhattan for purposes of its written opinion dated the date of this Proxy Statement/Prospectus and based upon further discussions with Schwitzer management as to the historical cyclicality of Schwitzer's business, Chase Manhattan performed, among other things, an additional discounted cash flow analysis of the projected unlevered cash flows of Schwitzer for the fiscal years ended 1995 through 2004 (utilizing similar discount rates and terminal year operating profit multiples as described above), assuming Schwitzer's business experienced future cyclical downturns which were more pronounced than that assumed in the Downside Case for Schwitzer and which were not mitigated as assumed in the Downside Case and Expected Case for Schwitzer described above. This analysis indicated a per share equity valuation reference range for Schwitzer of approximately $9.75 to $13.50.


    PRO FORMA MERGER ANALYSIS. Chase Manhattan analyzed certain pro forma effects resulting from the Merger on the earnings per share and debt-to-equity ratio of Kuhlman, based both on the Expected Cases (collectively, the "Pro Forma Expected Case") and the Downside Cases (collectively, the "Pro Forma Downside Cases") and assuming, in each case, no synergies from the Merger. This analysis suggested that (i) under the Pro Forma Expected Cases, the Merger would be accretive in fiscal years 1995 through 1998, neutral in fiscal 1999, and dilutive in fiscal years 2000 through 2004 and (ii) under the Pro Forma Downside Cases, the Merger would be accretive in fiscal years 1995 through 1997 and dilutive in fiscal years 1998 through 2004. This analysis also suggested that, under both cases, the Merger would improve Kuhlman's debt-to-equity ratio for the projected period. Actual results achieved by the combined company may vary from projected results and the variations may be material.

    CONTRIBUTION ANALYSIS. Chase Manhattan analyzed and compared the respective contributions of Schwitzer and Kuhlman to the revenue and operating profit of the combined company for the fiscal years 1995 and 2000, based both on the Pro Forma Expected Cases and the Pro Forma Downside

Cases. Under the Pro Forma Expected Cases, Kuhlman and Schwitzer would contribute approximately (i) 61% and 39%, respectively, of total revenue in fiscal year 1995, (ii) 62% and 38%, respectively, of total revenue in fiscal year 2000, (iii) 42% and 58%, respectively, of total operating profit in fiscal year 1995, and (iv) 46% and 54%, respectively, of total operating profit in fiscal year 2000. Under the Pro Forma Downside Cases, Kuhlman and Schwitzer would contribute approximately (i) 61% and 39%, respectively, of total revenue in fiscal year 1995, (ii) 65% and 35%, respectively, of total revenue of fiscal year 2000, (iii) 35% and 65%, respectively, of total operating profit in fiscal year 1995, and (iv) 52% and 48%, respectively, of total operating profit in fiscal year 2000. Immediately following consummation of the Merger, stockholders of Kuhlman and Schwitzer would own approximately 45% and 55%, respectively, of the combined company.

    PREMIUMS PAID ANALYSIS. Chase Manhattan reviewed the premiums paid in merger and acquisition transactions since 1984 for which public information was available, based on the target company's closing stock price five days prior to the announcement of a transaction. The range of premiums for such transactions were between approximately 35% and 42%, as compared to the premium of approximately 39% payable in the Merger implied by the Exchange Ratio and a closing price for Schwitzer Common Stock on February 17, 1995 of $9.00.

    STOCK TRADING HISTORY. Chase Manhattan also reviewed the history of trading prices and volume for the Kuhlman Common Stock and Schwitzer Common Stock, and the relationship between movements of such common stock, the common stock of the Comparable Companies, and movements in the S&P 400 Index.

    Pursuant to the terms of Chase Manhattan's engagement, Kuhlman has agreed to pay Chase Manhattan an opinion fee of $200,000. Kuhlman also has agreed to reimburse Chase Manhattan for reasonable expenses incurred by Chase Manhattan in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Chase Manhattan and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Chase Manhattan's engagement.

    Chase Manhattan has advised Kuhlman that, in the ordinary course of business, Chase Manhattan and its affiliates may actively trade the securities of Kuhlman and Schwitzer for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Chase Manhattan has in the past provided, and is currently providing, commercial banking and other services to Kuhlman and its affiliates unrelated to the Merger, including acting as managing agent for, and participating as a syndicate member in, a $78 million bank credit facility made available to Kuhlman in connection with its acquisition of Coleman Holding Company, and have received, and will receive, fees for the rendering of such services.

    Chase Manhattan was selected by Kuhlman based on Chase Manhattan's expertise and familiarity with Kuhlman and its business. Chase Manhattan is a nationally recognized commercial banking firm and, in the course of business, Chase Manhattan and its affiliates engage in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes.

    SCHWITZER

    In connection with the Merger, Schwitzer engaged J.P. Morgan to render its opinion (the "J.P. Morgan Opinion") as to the fairness, from a financial point of view, of the consideration to be received by the holders of Schwitzer Common Stock, based on the Exchange Ratio set forth in the Merger Agreement. Except as noted below, no limitations were imposed on J.P. Morgan by the Schwitzer Board of Directors or management of Schwitzer with respect to the investigations made or procedures followed by J.P. Morgan in preparing and rendering the J.P. Morgan Opinion, and Schwitzer and its management cooperated fully with J.P. Morgan in connection therewith. J.P. Morgan stated in the J.P. Morgan Opinion rendered to the Schwitzer Board of Directors on February 25, 1995, and confirmed on the date hereof, its opinion that such consideration is fair, from a financial point of view, to Schwitzer's stockholders.

    A copy of the J.P. Morgan Opinion, which sets forth the assumptions made, matters considered, and limits on the review undertaken, is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. The Schwitzer stockholders are urged to read the J.P. Morgan Opinion in its entirety. While Schwitzer believes that the description of the J.P. Morgan Opinion set forth herein is accurate and complete in all material respects, such description is qualified in its entirety by reference to the full text of such opinion set forth herein. The J.P. Morgan Opinion is addressed only to the Schwitzer Board of Directors, is directed only to the consideration to be received by Schwitzer in the Merger, and does not constitute a recommendation to any Schwitzer stockholder as to how such stockholder should vote at the Schwitzer Annual Meeting.


    In arriving at the J.P. Morgan Opinion, J.P. Morgan reviewed (i) the Merger Agreement; (ii) certain publicly available information concerning the business of Schwitzer, Kuhlman, and certain other companies engaged in businesses comparable to Schwitzer and Kuhlman, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to Schwitzer and Kuhlman and the consideration received for such companies; (iv) current and historical market prices of Schwitzer Common Stock and of Kuhlman Common Stock, (v) the audited financial statements of Schwitzer and Kuhlman for the periods ended January 2, 1994 and December 31, 1993, respectively; and the audited financial statements of Schwitzer and of Kuhlman for the periods ended January 1, 1995 and December 31, 1994, respectively; (vi) certain internal financial analyses and forecasts prepared by Schwitzer and Kuhlman and their respective managements;
(vii) the terms of other business combinations that J.P. Morgan deemed relevant; and (viii) the currently contemplated capital structure and the anticipated credit standing of the merged companies upon consummation of the Merger.


    In addition, J.P. Morgan held discussions with certain members of the management of Schwitzer and Kuhlman with respect to certain aspects of the Merger and the past and current business operations of Schwitzer and Kuhlman, the financial condition and future prospects and operations of Schwitzer and Kuhlman, the effects of the Merger on the financial condition and future prospects of the merged company, and certain other matters deemed necessary or appropriate to the inquiry. J.P. Morgan visited certain representative facilities of Schwitzer and Kuhlman and reviewed such other financial studies and analyses and considered such other information as deemed appropriate for the purposes of the J.P. Morgan Opinion.

    J.P. Morgan applied generally accepted valuation methods in reaching the J.P. Morgan Opinion, including (i) discounted cash flow analysis, which consisted of discounting to present value the projected future free cash flows of Schwitzer and of Schwitzer and Kuhlman combined (the "Combined Company");
(ii) comparable company trading analysis, which consisted of reviewing market statistics and financial and operating information with respect to selected publicly traded companies considered for comparability to Schwitzer to derive an implied value for Schwitzer, and for comparability to Kuhlman's various operating businesses to derive an implied value for the Combined Company; (iii) comparable acquisition transaction analysis, which consisted of reviewing operating statistics and purchase price information with respect to selected acquisitions of assets or businesses similar to those of Schwitzer to derive an implied value for Schwitzer; (iv) a transaction premium analysis, which consisted of reviewing premiums over pre-announcement trading prices obtained in acquisitions of publicly traded companies, each as described below and in the presentation dated February 25, 1995 made by J.P. Morgan to the Schwitzer Board of Directors; (v) a stock trading history of Schwitzer's price/volume performance; and (vi) certain other analyses, including a contribution analysis, a residual ownership structure analysis, and an accretion/(dilution) analysis.

    Schwitzer has received from J.P. Morgan the following summary of the material analyses that J.P. Morgan performed and the material factors that it considered in arriving at the J.P. Morgan Opinion. While Schwitzer believes that the following summary is accurate and complete in all material respects, Schwitzer has been advised by J.P. Morgan that the following summary does not purport to be a complete description of the analyses performed or the matters considered by J.P. Morgan in arriving at the J.P. Morgan Opinion.

SCHWITZER STAND-ALONE

    DISCOUNTED CASH FLOW ANALYSIS. For the discounted cash flow analysis of Schwitzer, J.P. Morgan analyzed the unlevered free cash flows estimated to be generated by Schwitzer from 1995 through 2004. Cash flow estimates were based on forecasts developed by J.P. Morgan in conjunction with Schwitzer's management. J.P. Morgan discounted Schwitzer's future cash flows at a 9.9% to 10.9% rate, which was estimated to represent a range for Schwitzer's weighted average cost of capital. In calculating Schwitzer's weighted average cost of capital, J.P. Morgan considered current market conditions and Schwitzer's current capital structure and beta (a coefficient measuring a stock's relative volatility). To determine the terminal value for Schwitzer beyond 2004, J.P. Morgan utilized two methodologies: (i) an analysis of Schwitzer's unlevered free cash flows beyond 2004 assuming a 2.5% to 3.5% sales growth rate in perpetuity, and a 7.0% to 8.0% operating margin in perpetuity; and (ii) the application of an operating profit multiple of 7.0x to 8.0x to Schwitzer's terminal operating profit. Based on these assumptions, J.P. Morgan calculated an implied fully diluted per share value ranging from approximately $7.70 to approximately $9.35 for Schwitzer Common Stock, and deemed this value a conservative forecast. In its presentation to the Schwitzer Board of Directors, J.P. Morgan also outlined an upside forecast, which contained more aggressive assumptions about new product sales growth and operating profitability. This upside forecast yielded an implied fully diluted per share value ranging from approximately $10.95 to approximately $13.80 for Schwitzer Common Stock.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. J.P. Morgan reviewed certain publicly available financial, operating and stock market information as of February 23, 1995 for Schwitzer and for certain selected publicly traded companies. The selected trucking and automotive parts manufacturers included in this analysis (collectively, the "Schwitzer Comparable Group") were: Arvin Industries Inc., Dana Corp., Eaton Corp., Mascotech Inc., Modine Manufacturing Co., Simpson Industries Inc., A.O. Smith Corp., and Walbro Corp. For Schwitzer and for each comparable company, J.P. Morgan calculated, among other things: (i) multiples of Firm Value (defined as the market value of equity plus net debt) to LTM sales, LTM earnings before interest and taxes ("EBIT"), LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"); (ii) multiples of Firm Value to 1995 estimated EBITDA; (iii) multiples of Market Price to LTM earnings per share ("EPS"); and (iv) multiples of Market Price to 1995 estimated EPS. The 1995 EBITDA and EPS estimates for the Schwitzer Comparable Group were derived from a composite of research analysts' estimates. The 1995 EBITDA and EPS estimates for Schwitzer were taken from Schwitzer's forecast developed by J.P. Morgan in conjunction with Schwitzer's management, and described in the "Discounted Cash Flow Analysis" paragraph above. Since Schwitzer historically has traded at a 15% to 35% discount to the Schwitzer Comparable Group, J.P. Morgan then applied a 25% discount to the results of such analyses for the Schwitzer Comparable Group. The following CHART A presents the median discounted multiples and the ranges of discounted multiples for the Schwitzer Comparable Group.

                                    CHART A
               VALUATION MULTIPLES OF SCHWITZER COMPARABLE GROUP
                              AS OF FEB. 23, 1995

                                                                              DISCOUNTED MEDIAN     DISCOUNTED RANGE
                                                                                OF SCHWITZER          OF SCHWITZER
                                                                              COMPARABLE GROUP      COMPARABLE GROUP
                                                                             -------------------   ------------------
Firm Value/LTM Sales.......................................................     0.5x                0.4x -  0.7x
Firm Value/LTM EBIT........................................................     6.3x                5.9x -  7.4x
Firm Value/LTM EBITDA......................................................     4.8x                3.8x -  5.6x
Firm Value/1995E EBITDA....................................................     2.7x                2.3x -  3.3x
Market Price/LTM EPS.......................................................     9.1x                7.5x - 11.0x
Market Price/1995E EPS.....................................................     6.8x                6.3x -  7.4x

    Applying the appropriate range of multiples to Schwitzer's corresponding results, J.P. Morgan calculated an implied primary value per share ranging from approximately $8.00 to approximately $11.00 per share for Schwitzer Common Stock.

    ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. J.P. Morgan reviewed the merger and acquisition activity in the trucking and automotive parts manufacturing industry for the period from June 1989 to February 1995. After analyzing the publicly available information, J.P. Morgan determined that seven transactions (for which sufficient financial information necessary to determine valuation multiples was available) were comparable to the proposed Merger. These transactions were: Kohlberg Kravis Roberts & Co.'s acquisition of Neway Anchorlok International, Penske Transportation Inc.'s acquisition of Kuhnle, Kopp und Kausch, Frankenthal, Dina's acquisition of Motor Coach International, Inc., Titan Wheel International, Inc.'s acquisition of Dyneer Corp., Tomkins PLC's acquisition of Philips Industries, Inc., T & N PLC's acquisition of J.P. Industries, Inc., and Varity Corp.'s acquisition of Kelsey-Hayes. J.P. Morgan calculated, among other things, multiples of Firm Value to LTM sales, LTM EBIT, and LTM EBITDA. J.P. Morgan then applied a 25% discount to the results of such analyses, in keeping with the methodology described above under "Analysis of Selected Publicly Traded Comparable Companies." The following CHART B presents the median discounted multiples and the ranges of discounted multiples for the seven acquisition transactions deemed comparable to the proposed Merger.

                                    CHART B
           VALUATION MULTIPLES OF COMPARABLE ACQUISITION TRANSACTIONS

                                                                             DISCOUNTED MEDIAN   DISCOUNTED RANGE
                                                                               OF COMPARABLE      OF COMPARABLE
                                                                               TRANSACTIONS        TRANSACTIONS
                                                                             -----------------   ----------------
Firm Value/LTM Sales.......................................................     0.6x              0.4x - 0.6x
Firm Value/LTM EBIT........................................................     6.9x              5.9x - 7.8x
Firm Value/LTM EBITDA......................................................     4.7x              3.4x - 5.3x

    Applying the appropriate range of multiples to Schwitzer's corresponding results, J.P. Morgan calculated an implied primary value per share ranging from approximately $9.00 to approximately $14.00 for Schwitzer Common Stock.

    ACQUISITION TRANSACTION PREMIUM ANALYSIS. J.P. Morgan examined the premiums paid in stock-for-stock mergers completed during the period from January 1992 to January 1995 and in publicly announced acquisition transactions over $50 million during the period from January 1991 to December 1994, and concluded that the premium received by Schwitzer's shareholders was within the range of the majority of such transactions.

    STOCK TRADING HISTORY. J.P. Morgan reviewed the closing prices of Schwitzer Common Stock for the sixty trading days prior to February 25, 1995, the date on which the Merger Agreement was signed and announced ("Merger Announcement"). J.P. Morgan then applied a premium to this trading range. Utilizing this methodology, J.P. Morgan calculated an implied primary value per share ranging from approximately $9.00 to approximately $13.13 for Schwitzer Common Stock.

SCHWITZER AND KUHLMAN COMBINED

    CONVERSION RATIO PROFILE. In its financial analyses of the Combined Company, J.P. Morgan based its implied values per share of Schwitzer Common Stock on the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for every outstanding share of Schwitzer Common Stock set forth in the Merger Agreement.

    DISCOUNTED CASH FLOW ANALYSIS. J.P. Morgan created two forecasts, an upside forecast and a conservative forecast, for the Combined Company. These combined forecasts were based, respectively, on Schwitzer upside and conservative stand-alone forecasts which J.P. Morgan developed in conjunction with Schwitzer's management, and on separate upside and conservative Kuhlman stand-alone forecasts which J.P. Morgan developed based upon due diligence work and examination of Kuhlman management's forecasts. As in the Schwitzer stand-alone upside forecast, the combined upside forecast contains more aggressive assumptions about sales growth and operating profitability than the combined conservative forecast. In each case, J.P. Morgan analyzed the unlevered free cash flows estimated to be generated by the Combined Company from 1995 through 2004. In each case, J.P. Morgan discounted the Combined Company's future cash flows at a 9.0% to 10.0% rate, which was estimated to represent a range for the Combined Company's weighted average cost of capital. To determine the terminal value for the Combined Company, J.P. Morgan utilized two methodologies: (i) an analysis of the Combined Company's unlevered free cash flows beyond 2004 assuming a 2.5% to 3.5% sales growth rate in perpetuity and a 7.25% to 8.5% operating margin in perpetuity; and (ii) the application of an operating profit multiple of 8.0x to 9.0x to the Combined Company's terminal operating profit. Based on these assumptions, and on the 0.9615 Exchange Ratio, J.P. Morgan calculated for the Combined Company an implied fully diluted value per share ranging from approximately $10.85 to approximately $14.70 in the conservative forecast, and ranging from approximately $15.30 to approximately $20.40 in the upside forecast.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. In addition to reviewing certain publicly available financial, operating and stock market information as of February 23, 1995 for Schwitzer, as described above under "Schwitzer Stand-Alone -- Analysis of Selected Publicly Traded Comparable Companies," J.P. Morgan also reviewed similar information for Kuhlman and for certain comparable companies. The two industry sectors J.P. Morgan reviewed in this analysis for Kuhlman were certain cable and wire companies (collectively, the "Kuhlman Cable and Wire Comparable Group") and certain manufacturers that supply public electric utilities (collectively, the "Kuhlman Electric Comparable Group"). The companies that comprised the Kuhlman Cable and Wire Comparable Group were: AFC Cable, Amphenol Corp., Belden Inc., Cable Design Technologies Corp. and Encore Wire Corp. The companies that comprised the Kuhlman Electric Comparable Group were: Hubbell, Joslyn Corp., MagneTek Inc., Powell Industries Inc., Thomas and Betts Corp. and Woodhead Industries Inc. For Kuhlman and for each comparable company, J.P. Morgan calculated the same multiples that it calculated for Schwitzer as described above under "Schwitzer Stand-Alone -- Analysis of Selected Publicly Traded Comparable Companies." The following CHART C presents the median discounted multiples for Schwitzer, and the median multiples for the Kuhlman Cable and Wire Comparable Group and for the Kuhlman Electric Comparable Group.

                                    CHART C
             VALUATION MULTIPLES OF THE COMBINED COMPANY'S SEGMENT
                   COMPARABLE GROUPS AS OF FEBRUARY 23, 1995

                                                                                                          SCHWITZER
                                                                             ELECTRIC   CABLE AND WIRE   (DISCOUNTED)
                                                                             --------   --------------   ------------
Firm Value/LTM EBIT........................................................   9.6x        9.9x             6.3x
Firm Value/LTM EBITDA......................................................   8.2x        8.5x             4.8x
Firm Value/1995E EBITDA....................................................   7.6x        7.3x             2.7x
Market Price/1995E EPS.....................................................  13.2x        13.3x            6.8x

    Applying the appropriate range of multiples to Schwitzer's and Kuhlman's segment results, J.P. Morgan determined that the Combined Company's primary implied equity value per share to Schwitzer's stockholders ranged from approximately $11.00 to approximately $13.50 per share.

    OTHER ANALYSES. J.P. Morgan conducted a variety of other financial analyses in its examination of the Combined Company, including: (i) a contribution analysis, which outlined Schwitzer's and Kuhlman's respective contributions to the Combined Company's 1995 pro forma financial results; (ii) analysis of residual ownership structure in the Combined Company; (iii) accretion/(dilution) analysis, which examined the degree of EPS accretion/(dilution) which the proposed Merger would involve for Schwitzer's stockholders. J.P. Morgan also examined the impact on the Combined Company of transaction fees in 1995, possible cost savings in tax, legal, audit, insurance and filing fees and a potential reduction in the Combined Company's cost of borrowing.

    As a result of the above analyses, J.P. Morgan concluded that the consideration to be received by the stockholders of Schwitzer pursuant to the Merger is fair, from a financial point of view, to the stockholders of Schwitzer. However, no company or transaction used in the above analyses is identical to Schwitzer or Kuhlman or the proposed transaction, respectively. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

    J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Schwitzer and Kuhlman or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to it. In relying on financial analyses and forecasts provided to it, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Schwitzer and Kuhlman to which such analyses or forecasts relate. J.P. Morgan also has assumed that the Merger will have the tax consequences described in this Proxy Statement/Prospectus, and in discussions with, and materials furnished to it by, representatives of Schwitzer and that the other transactions contemplated by the Merger Agreement will be consummated as provided for in the Merger Agreement and described in this Proxy Statement/Prospectus.

    The J.P. Morgan Opinion is necessarily based upon economic, market and other conditions as in effect on and the information available to it as of the date hereof. Subsequent developments may affect its opinion and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion.

    J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sales of all or any part of the stock, assets or business of Schwitzer. In addition, J.P. Morgan expressed no opinion as to the price at which Kuhlman Common Stock will trade at any future time or as to the effect of the Merger on the trading price of shares of Kuhlman Common Stock. Such trading price may be affected by a number of factors, including but not limited to (i) the extent to which holders of Schwitzer Common Stock dispose of all or part of their Kuhlman Common Stock received in the Merger within a short period of time after the Effective Time, (ii) changes in prevailing interest rates and other factors which generally influence the prices of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of Schwitzer or Kuhlman, (v) any necessary actions by or restrictions of federal, state, or other governmental agencies or regulatory authorities and (vi) timely execution of all necessary instruments to complete the Merger on terms and conditions that are acceptable to all parties in interest.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of their analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

    As part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

    J.P. Morgan acted as the exclusive financial advisor to Schwitzer with respect to the Merger and accordingly assisted Schwitzer in negotiating the terms of the Merger Agreement, including the Exchange Ratio. Schwitzer selected J.P. Morgan to be its exclusive financial advisor because of J.P. Morgan's expertise and familiarity with Schwitzer and its business. J.P. Morgan acted as the financial advisor to Household in connection with the 1989 spin-off of Schwitzer and such firm has since provided certain other advisory services to Schwitzer.

    Pursuant to the terms of J.P. Morgan's engagement agreement, Schwitzer has agreed to pay J.P. Morgan advisory fees of $50,000 per month commencing January 1, 1995 and, if the Merger is consummated, a transaction fee equal to the excess of $500,000 (or in certain circumstances, $600,000) over the total advisory fees previously paid by Schwitzer to J.P. Morgan. Schwitzer also has agreed to reimburse J.P. Morgan for its expenses incurred by J.P. Morgan in performing its services, including the fees and expenses of its legal counsel, and to indemnify J.P. Morgan and certain other entities and persons against certain liabilities, including liabilities under the federal securities laws, arising out of J.P. Morgan's engagement.

EFFECTIVE TIME OF THE MERGER

    If the Merger Agreement is approved by the requisite vote of stockholders of Schwitzer and the Kuhlman Amendment and the issuance of Kuhlman Common Stock in connection with the Merger are approved by the requisite vote of stockholders of Kuhlman, and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware; provided, however, that upon mutual consent of Spinner and Schwitzer, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than thirty days after the Certificate of Merger is filed. It is presently anticipated that such filing will be made on or about May 31, 1995, and that the Effective Time will occur on such date, although there can be no assurance as to whether or when the Merger will occur. See "The Merger -- Conditions to the Merger."

CONDITIONS TO THE MERGER

    The Merger will occur only if: (i) the Merger Agreement is duly adopted at the Schwitzer Annual Meeting by the holders of Schwitzer Common Stock; (ii) the issuance of Kuhlman Common Stock in connection with the Merger is duly approved by the holders of Kuhlman Common Stock; and (iii) the Kuhlman Amendment is duly approved by the holders of Kuhlman Common Stock. In addition, the obligations of Kuhlman and Spinner, on the one hand, and Schwitzer, on the other, to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain conditions (any of which may be waived by the party or parties entitled to the benefit thereof), including (i) the effectiveness of the Registration Statement, the absence of any stop order relating thereto and receipt of any necessary state securities approvals, (ii) the approval, subject to official notice of issuance, of the listing on the NYSE of the shares of Kuhlman Common Stock issuable in connection with the Merger, (iii) the expiration or termination of all applicable waiting periods under the HSR Act (as defined below), (iv) the receipt by Kuhlman and Schwitzer of a legal opinion of Sidley & Austin that, among other things, the Merger will qualify as a reorganization under Section 368(a) of the Code (see "The Merger -- Certain Federal Income Tax Consequences"), (v) the absence of any law, rule, regulation or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger Agreement and the transactions contemplated thereby illegal, (vi) the resignation of each of the directors of Schwitzer, other than Gary G. Dillon and Robert S. Jepson, Jr., effective as of the Effective Time; and (vii) the receipt of all authorizations, consents, orders, declarations or approvals of, or the making of all filings with and the termination or expiration of all waiting periods imposed by, any Governmental Entity (as defined in the Merger Agreement), the failure to obtain which would have a Material Adverse Effect (as defined in the Merger Agreement) on Kuhlman (on a consolidated basis, assuming the Merger had taken place).

    The obligations of Kuhlman and Spinner to effect the Merger are subject to the following additional conditions (any of which may be waived by Kuhlman and Spinner): (i) Schwitzer shall have performed in all material respects each of its agreements under the Merger Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Schwitzer that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such time, (iii) each of the representations and warranties of Schwitzer that is not qualified by materiality shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such time, (iv) all required authorizations, consents or approvals of any third party (other than a Governmental Entity, the failure to obtain which would have a Material Adverse Effect on Kuhlman (on a consolidated basis, assuming the Merger had taken place), shall have been obtained, (v) Schwitzer shall have redeemed all outstanding common stock purchase rights of Schwitzer (the "Schwitzer Rights") immediately prior to the Effective Time, (vi) Kuhlman shall have no reasonable basis for believing that following the Merger, the combination of Schwitzer and Spinner may not be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, (vii) Kuhlman shall have received the opinion of Chase Manhattan (attached hereto as Appendix B) dated the date of this Proxy Statement/Prospectus and such opinion shall not have been withdrawn or modified in any material respect as of the Effective Time, (viii) Kuhlman shall have received an opinion letter in specified form, dated the Effective Time, from Sidley & Austin, special counsel to Schwitzer, (ix) Kuhlman shall have received an opinion letter in specified form, dated the Effective Time, from Schiff Hardin & Waite, regular outside counsel to Schwitzer, and (x) Schwitzer shall have furnished to Kuhlman at the closing of the transactions contemplated by the Merger Agreement ("Closing") such other customary documents, certificates or instruments as Kuhlman may reasonably request evidencing compliance by Schwitzer with the terms of the Merger Agreement.

    The obligation of Schwitzer to effect the Merger is subject to the following additional conditions (any of which may be waived by Schwitzer): (i) Kuhlman and Spinner shall have performed in all material respects each of their agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Kuhlman and Spinner that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such time, (iii) each of the representations and warranties that is not qualified by materiality shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such time, (iv) Schwitzer shall have received the opinion of
J. P. Morgan (attached hereto as Appendix C) dated the date of this Proxy Statement/Prospectus and such opinion shall not have been withdrawn or modified in any material respect as of the Effective Time, (v) Schwitzer shall have received a legal opinion in specified form, dated the Effective Time, from Rudnick & Wolfe, special counsel to Kuhlman, and (vi) Kuhlman and Spinner shall have furnished to Schwitzer at Closing such other customary documents, certificates or instruments as Schwitzer may reasonably request evidencing compliance by Kuhlman and Spinner with the terms of the Merger Agreement.

APPRAISAL RIGHTS

    Under Delaware law, stockholders of Schwitzer do not have the right to dissent with respect to the Merger and to be paid an appraised value for their shares of Schwitzer Common Stock.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), certain acquisition transactions may not be consummated unless specified information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust

Division") and the Federal Trade Commission ("FTC") and certain waiting period requirements have been satisfied. Pursuant to the HSR Act, on March 10, 1995, Kuhlman and Schwitzer filed with the Antitrust Division and the FTC certain required information and documentary material concerning the proposed Merger. Kuhlman and Schwitzer have been advised by letters dated March 20, 1995 from the FTC that their request for early termination of such waiting period requirements has been granted effective March 20, 1995.

    Under the HSR Act, the Antitrust Division and the FTC are charged with review of transactions such as the Merger from the perspective of the federal antitrust laws. At any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. Kuhlman and Schwitzer believe that consummation of the Merger would not violate any antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

TERMINATION PROVISIONS

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the Schwitzer stockholders or approval of the Amendment and the issuance of Kuhlman Common Stock in connection with the Merger by the Kuhlman stockholders:
(i) by the mutual written consent of Schwitzer and Kuhlman; (ii) by either Schwitzer or Kuhlman if the Merger has not been effected on or prior to the close of business on September 30, 1995, provided that the terminating party was not the cause of such delay; (iii) by Schwitzer, if the average of the daily closing prices of a share of Kuhlman Common Stock reported as "New York Stock Exchange Composite Transactions" by THE WALL STREET JOURNAL (Midwest Edition) during the 20 consecutive trading day period ending at the end of the third trading day prior to the Meetings of Stockholders ("Average Kuhlman Common Stock Price"), is less than $11.00; (iv) by Kuhlman if the Average Kuhlman Common Stock Price is more than $16.00; (v) by Kuhlman, (a) if Schwitzer shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with by Schwitzer prior to the date of such termination and such failure shall not have been cured, (b) the stockholders of Schwitzer shall have failed to adopt the Merger Agreement at the Schwitzer Annual Meeting or (c) the stockholders of Kuhlman shall have failed to approve the Kuhlman Amendment and the issuance of Kuhlman Common Stock pursuant to the Merger Agreement at the Kuhlman Annual Meeting;
(vii) by Schwitzer, (a) if Kuhlman or Spinner shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with by Kuhlman or Spinner prior to the date of such termination and such failure has not been cured, (b) if the stockholders of Schwitzer shall have failed to adopt the Merger Agreement at the Schwitzer
Annual Meeting or (c) if the stockholders of Kuhlman shall have failed to approve the Kuhlman Amendment and the issuance of the shares of Kuhlman Common Stock pursuant to the Merger Agreement at the Kuhlman Annual Meeting; (ix) by either Kuhlman or Schwitzer, if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable; (x) by either Kuhlman or Schwitzer, if there has been (a) a material breach by the other of any of its representations or warranties contained in the Merger Agreement that is not qualified as to materiality or (b) any breach by the other of any of its representations or warranties contained in the Merger Agreement that is qualified as to materiality, and in each case such breach shall not have been cured; (xi) by Kuhlman, if the Schwitzer Board of Directors shall not have recommended or shall have resolved not to recommend or shall have materially modified or withdrawn its recommendation of the Merger or if the Schwitzer Board of Directors shall have recommended or shall have resolved to recommend to the stockholders of Schwitzer any takeover proposal or offer of any other person; (xii) by Schwitzer, if there is a takeover proposal or offer relating to (a) a tender or exchange offer for all or substantially all of the outstanding shares of Schwitzer Common Stock, (b) a merger, consolidation or other business combination involving Schwitzer, or (c) an acquisition of all or substantially all of the outstanding shares of Schwitzer Common Stock or all or substantially all of the assets of Schwitzer, in each case for a consideration that provides to the stockholders of Schwitzer a value per share of Schwitzer Common Stock which, in the good faith judgment of the Schwitzer Board of Directors, provides a higher value per share than the consideration per share pursuant to the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the material United States federal income tax consequences of the Merger to holders of Schwitzer Common Stock, Schwitzer Warrants (defined below) and Schwitzer Stock Options (defined below) and is based upon current provisions of the Code, existing, temporary and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis). No attempt has been made to comment on all United States federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, mutual funds, insurance companies, tax-exempt entities, holders who do not hold their Schwitzer Common Stock or Schwitzer Warrants as capital assets and holders that, for United States federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

    THE TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF SCHWITZER COMMON STOCK, SCHWITZER WARRANTS OR SCHWITZER STOCK OPTIONS. HOLDERS OF SCHWITZER COMMON STOCK, SCHWITZER WARRANTS AND SCHWITZER STOCK OPTIONS ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AND ANY OTHER CONSEQUENCES TO THEM OF THE MERGER UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

    EXCHANGE OF SCHWITZER STOCK PURSUANT TO THE MERGER. Sidley & Austin, special counsel to Schwitzer in connection with the Merger, has rendered an opinion to Kuhlman and Schwitzer substantially to the effect that the United States federal income tax consequences of the Merger will be as follows:

        (i) the Merger will  constitute a reorganization  within the meaning  of
    Section 368(a) of the Code, and Schwitzer, Kuhlman and Spinner will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

        (ii) no gain or loss will be recognized by Schwitzer as a result of the Merger;

       (iii) no gain or loss will be recognized by the stockholders of Schwitzer upon the conversion of their Schwitzer Common Stock into shares of Kuhlman Common Stock pursuant to the Merger (except for cash paid in lieu of a fractional share of Kuhlman Common Stock);

       (iv) the aggregate tax basis of the shares of Kuhlman Common Stock received in exchange for shares of Schwitzer Common Stock pursuant to the Merger (including any fractional share of Kuhlman Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of Schwitzer Common Stock;

        (v) the holding period for shares of Kuhlman Common Stock received in exchange for shares of Schwitzer Common Stock pursuant to the Merger will include the period that such shares of Schwitzer Common Stock were held by the holder, provided such shares of Schwitzer Common Stock were held as capital assets by the holder at the Effective Time; and

       (vi) a stockholder of Schwitzer who receives cash in lieu of a fractional share of Kuhlman Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in clause (iv) above) and the amount of cash received.

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
    It is anticipated that in satisfaction of a condition to the consummation of the Merger, Sidley & Austin will render an opinion to substantially the same effect at the Effective Time of the Merger. Stockholders of Schwitzer should be aware that an opinion of counsel is not binding on the United States Internal Revenue Service ("IRS"), and no assurance is or will be given that the IRS would not adopt a contrary position or that the IRS position would not be sustained by a court. No rulings from the IRS have been or will be requested in connection with the Merger.

    The opinion rendered by Sidley & Austin is subject to certain assumptions and based on certain representations of Kuhlman and Schwitzer. The opinion assumes that, as of the Effective Time of the Merger, there will be no plan or intention on the part of the holders of Schwitzer Common Stock to sell, exchange or otherwise dispose of a number of shares of Kuhlman Common Stock received in the Merger that would reduce the Schwitzer stockholders' ownership of Kuhlman Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all the formerly outstanding shares of Schwitzer Common Stock as of the Effective Time of the Merger. For purposes of this assumption, shares of Schwitzer Common Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Kuhlman Common Stock will be treated as outstanding Schwitzer Common Stock as of the Effective Time of the Merger. Moreover, shares of Schwitzer Common Stock held by holders of Schwitzer Common Stock and sold, redeemed or disposed of prior to the Merger in anticipation of the Merger will also be considered for purposes of this assumption. To the best of the knowledge of the management of Schwitzer, such assumption is correct as of the date hereof. However, if a significant portion of the Kuhlman Common Stock received by the Schwitzer stockholders in the Merger is sold shortly after the Merger, it might be determined that such assumption is not correct, and the Merger therefore could be treated as a taxable transaction in which all stockholders of Schwitzer (including stockholders who did not sell their Kuhlman Common Stock) would recognize gain or loss equal to the difference between the fair market value of the Kuhlman Common Stock received (plus cash received in lieu of a fractional share of Kuhlman Common Stock) and the basis of the Schwitzer Common Stock surrendered in the Merger.

    Dividends and other distributions paid with respect to the shares of Kuhlman Common Stock issued upon exchange of the Schwitzer Common Stock, as described below under "The Merger -- Exchange of Certificates", will generally be taxable as dividend income to the extent of Kuhlman's current and accumulated earnings and profits.

    REDEMPTION OF SCHWITZER RIGHTS. As a condition to the consummation of the Merger, a payment of $.01 per share of Schwitzer Common Stock (the "Rights Payment") will be made by Schwitzer to the Schwitzer stockholders in connection with the redemption of the Schwitzer Rights. The Rights Payment will likely be treated as a dividend to the Schwitzer stockholders for United States federal income tax purposes.

    CONVERSION OF SCHWITZER WARRANTS PURSUANT TO THE MERGER. Holders of Schwitzer Warrants that are converted into New Kuhlman Warrants as described and defined below under "The Merger -- Warrants" generally will recognize gain or loss upon such conversion. The amount of such gain or loss will equal the difference between the fair market value of the New Kuhlman Warrants and the adjusted basis of the Schwitzer Warrants. The basis of the New Kuhlman Warrants received by the holders of the Schwitzer Warrants will be the fair market value of the New Kuhlman Warrants and the holding period of the New Kuhlman Warrants will begin the day after the Effective Time. The basis of the Kuhlman Common Stock received upon the exercise of the New Kuhlman Warrants will be the basis of the New Kuhlman Warrants plus the exercise price under the New Kuhlman Warrants (with the exercise price computed net of any cash received for the portion of the exercise price attributable to, and received in lieu of, a fractional share of Kuhlman Common Stock).

    CONVERSION OF SCHWITZER STOCK OPTIONS PURSUANT TO THE MERGER. Holders of Schwitzer Stock Options which are converted into New Kuhlman Stock Options as described and defined below under "The Merger--Stock Options" generally will not recognize income or gain for United States federal income tax purposes upon such conversion.

    A holder of a New Kuhlman Stock Option generally will recognize ordinary compensation income on the date such option is exercised in an amount equal to the excess of the fair market value on such date of the Kuhlman Common Stock acquired by exercise of such option over the exercise price of such shares of Kuhlman Common Stock. Kuhlman generally will be entitled to a deduction for federal income tax purposes on such date in the amount of such ordinary compensation income, subject to the rules of Section 162(m) of the Code which in certain circumstances disallow deductions for compensation to a covered employee in excess of $1,000,000 per year. However, if the holder is at the time of exercise of the New Kuhlman Stock Option an executive officer or director of Kuhlman or holder of more than 10% of the outstanding shares of Kuhlman Common Stock (an "Insider"), and if the option is exercised at a time when the restrictions imposed by Section 16(b) of the Exchange Act (the "Section 16(b) Restrictions") would apply to the sale of the Kuhlman Common Stock so acquired (generally only for six months after the Effective Time), the holder will recognize, in lieu of the compensation described in the immediately preceding sentence, taxable compensation at the time the Section 16(b) Restrictions lapse in an amount equal to the excess, if any, of the fair market value (determined as of the time the Section 16(b) Restrictions lapse) of the Kuhlman Common Stock acquired over the exercise price of such shares of Kuhlman Common Stock. Notwithstanding the foregoing, a holder who is an Insider can elect to be treated in the same manner as a holder who is not an Insider (I.E., to recognize income on the date of exercise and by reference to the fair market value of the Kuhlman Common Stock as of the date of exercise of the New Kuhlman Stock Option) by filing an election to such effect with the IRS within 30 days after the shares acquired are transferred to the holder.

    The tax basis of the Kuhlman Common Stock acquired by exercise of a New Kuhlman Stock Option will be its fair market value used to determine the amount of ordinary compensation income arising from the exercise of the New Kuhlman Stock Option (or the lapse of Section 16(b) Restrictions, if applicable). The holding period for purposes of determining whether a subsequent sale of the Kuhlman Common Stock would result in the recognition of short-term or long-term capital gain or loss will commence on the date of issuance of the Kuhlman Common Stock to the holder of the option (or, for an Insider who does not make an election to recognize income earlier, at the time the Section 16(b) Restrictions lapse, if later than such date of issuance).

    A holder of a New Kuhlman Stock Option will also recognize ordinary compensation income, and Schwitzer will be allowed a deduction for federal income tax purposes, on the date such option is exercised in an amount equal to the cash, if any, paid by Schwitzer to such holder in lieu of any fractional share of Kuhlman Common Stock which was eliminated upon the conversion of a Schwitzer Stock Option to such New Kuhlman Stock Option pursuant to the Merger Agreement.

    Under current law, the tax rate imposed on long-term capital gains of individuals cannot exceed 28%. The Code imposes limitations on the amount of capital loss which can be deducted in a taxable year.

    If the holder of a New Kuhlman Stock Option delivers shares of Kuhlman Common Stock in payment of the exercise price of such New Kuhlman Stock Option, such holder will not recognize any taxable income by reason of such delivery. The holder's basis and holding period for the number of shares of Kuhlman Common Stock received equal to the number of shares delivered will be the same as the shares delivered. The holder's basis for shares of Kuhlman Common Stock received in excess of the number of shares delivered will equal to the fair market value of such shares of Kuhlman Common Stock used to determine the amount of taxable compensation arising from the exercise of such option. The holding period for such excess shares of Kuhlman Common Stock will commence on the date the shares of Kuhlman Common Stock are transferred to the holder (or, for an Insider who does not make an election to recognize income earlier, at the time the Section 16(b) Restrictions lapse, if later than such date of issuance).

    Amounts described above as being treated as compensation income upon the exercise of a New Kuhlman Stock Option will be subject to tax at rates applicable to ordinary income and will be subject to the tax under the Federal Insurance Contributions Act (I.E., FICA tax), subject to certain limitations in the case of the old-age, survivors and disability insurance portions of the FICA tax.

NO SOLICITATION OF OTHER TRANSACTIONS

    The Merger Agreement provides that neither Schwitzer nor Kuhlman will solicit or initiate, nor will either Schwitzer or Kuhlman permit any of its officers, directors, employees, agents and other representatives or those of any of its majority-owned subsidiaries to, directly or indirectly, solicit or initiate, any takeover proposal or offer from any person, or engage in discussions or negotiations relating to any such proposal or offer. Either Kuhlman or Schwitzer may engage in discussions or negotiations with a third party who seeks to initiate such discussions or negotiations or may furnish to such third party information concerning such party and its business, properties or assets and, following receipt of a takeover proposal, the Board of Directors of either Schwitzer or Kuhlman may withdraw or modify its recommendations with respect to the Merger but in each case only to the extent that the Board of Directors of such party shall conclude in good faith after consultation with its outside counsel that such action is necessary in order for the Board of Directors of such party to act in a manner which is consistent with its fiduciary obligations under applicable law. Schwitzer and Kuhlman are obligated to promptly notify the other of any takeover proposal or offer, including the material terms and conditions thereof, but need not identify the person or group making such takeover proposal or offer. As used in the Merger Agreement, "takeover proposal" or "offer" means any proposal or offer, other than a proposal or offer by Kuhlman, Schwitzer or any of their respective affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Schwitzer, Kuhlman or any of their respective subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Schwitzer, Kuhlman or any of their respective subsidiaries. If the Schwitzer Board of Directors shall withdraw or materially modify its recommendation to the stockholders of Schwitzer to adopt the Merger Agreement, or if Schwitzer terminates the Merger Agreement because the Schwitzer Board of Directors believes another takeover proposal provides a higher value per share than the consideration per share pursuant to the Merger Agreement, Schwitzer is obligated to reimburse Kuhlman for up to $500,000 of expenses incurred by Kuhlman in connection with the Merger Agreement and transactions contemplated thereby; provided, however, that if prior to the expiration of one year after any such withdrawal, modification or termination, a merger, consolidation or other business combination, or tender or exchange offer shall occur which effects a change in control of Schwitzer, Schwitzer is obligated to pay Kuhlman the excess of $2,000,000 over the total expense reimbursements previously made by Schwitzer. See "The Merger -- Expenses and Topping Fee."

CONVERSION OF SHARES

    Each share of Schwitzer Common Stock outstanding immediately prior to the Effective Time shall be converted into 0.9615 validly issued, fully paid and nonassessable share of Kuhlman Common Stock, except that pursuant to the Merger, all shares of Schwitzer Common Stock held in the treasury of Schwitzer or by any wholly-owned subsidiary of Schwitzer and any shares of Schwitzer Common Stock owned by Kuhlman, Spinner or any wholly-owned subsidiary of Kuhlman shall be cancelled at the Effective Time. All such shares of Schwitzer Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by the Merger Agreement and nonassessable shares of Kuhlman Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement.

APPOINTMENT OF EXCHANGE AGENT

    In order to facilitate distribution of certificates evidencing Kuhlman Common Stock to Schwitzer stockholders, Kuhlman will appoint Harris Trust and Savings Bank to act as Exchange Agent in connection with the Merger. The Exchange Agent will enter into an agreement with Kuhlman and Schwitzer pursuant to which it will agree to act as agent for purposes of distributing the Kuhlman Common Stock to Schwitzer stockholders.

EXCHANGE OF CERTIFICATES

    Stockholders should not tender their certificates for Schwitzer Common Stock with their proxy. As promptly as practicable after the Effective Time, the Exchange Agent will mail to all Schwitzer stockholders transmittal materials, including a Letter of Transmittal (the "Letter of Transmittal") for use in exchanging certificates evidencing Schwitzer Common Stock for certificates evidencing Kuhlman Common Stock. As soon as practicable after the Letter of Transmittal is properly completed and returned, along with the certificates evidencing Schwitzer Common Stock, to the Exchange Agent, the person specified in the Letter of Transmittal shall receive certificates for the number of whole shares of Kuhlman Common Stock and, to the extent applicable, cash in lieu of a fractional share of Kuhlman Common Stock and any accrued dividends and other distributions on such whole shares without interest, to which such person is entitled as a result of the Merger. The Letter of Transmittal is expected to provide instructions for Schwitzer stockholders who have lost or misplaced their certificates and wish to tender their shares.

    Each share of Kuhlman Common Stock for which shares of Schwitzer Common Stock are converted in the Merger will be deemed to have been issued at the Effective Time. Accordingly, Schwitzer stockholders who receive Kuhlman Common Stock in the Merger will be entitled to receive any dividends or other distributions which may be payable to all holders of record of Kuhlman Common Stock with respect to any record date after the Effective Time. No holder of Schwitzer Common Stock will be entitled to receive shares of Kuhlman Common Stock or cash in lieu of fractional shares, and no dividends or other distributions actually will be paid with respect to any shares of Kuhlman Common Stock, until the certificate or certificates formerly representing such holder's shares of Schwitzer Common Stock have been surrendered in accordance with the procedures described above. At the time such surrender has been accomplished, a certificate representing the appropriate number of whole shares of Kuhlman Common Stock will be issued and any cash in lieu of any fractional share of Kuhlman Common Stock and any accrued dividends and other distributions on such shares of Kuhlman Common Stock will be paid without interest.

INTERESTS OF CERTAIN PERSONS

    The Merger Agreement provides that effective as of the Effective Time, the directors of Schwitzer shall be three in number and shall be Gary G. Dillon, Robert S. Jepson, Jr. and Curtis G. Anderson and the officers of Schwitzer shall be those persons who are then serving as officers of Schwitzer immediately prior to the Effective Time (including Richard H. Prange as a Vice President, Chief Financial Officer and Secretary of Schwitzer), and, in addition, that Vernon J. Nagel will be a Vice President and Assistant Treasurer, Ward D. Richards will be an Assistant Secretary, Jeffrey R. Samuels will be an Assistant Treasurer and Richard A. Walker will be an Assistant Secretary.

    Pursuant to the Merger Agreement, Kuhlman has agreed to indemnify and hold harmless all past and present officers and directors of Schwitzer and its majority-owned subsidiaries to the full extent such persons may be indemnified by Schwitzer pursuant to the Certificate of Incorporation and Bylaws of Schwitzer for acts or omissions occurring at or prior to the Effective Time. In addition, Kuhlman has agreed to provide, for a period of not less than six years from the Effective Time, to Schwitzer's current directors and officers an insurance and indemnification policy that provides coverage for events occurring through the Effective Time that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. After consummation of the Merger, however, neither Kuhlman nor Schwitzer shall be required to pay an annual premium for such insurance and indemnification policy in excess of three times the last annual premium paid prior to the date of the Merger Agreement, but in such case is obligated to purchase as much coverage as possible for such amount.

    Pursuant to the Merger Agreement, Kuhlman has agreed to cause Schwitzer and its majority-owned subsidiaries to honor all severance and employment agreements with the officers and employees of Schwitzer or any of its majority-owned subsidiaries and to maintain until at least two years after the Effective Time, employee benefit plans and policies for retirees, officers and employees (including terminated officers and employees) of Schwitzer and any of its majority-owned subsidiaries that are no less favorable than those being provided to such retirees, officers and employees on the date of the Merger Agreement.

    In order to provide Gary G. Dillon, currently the Chairman of the Board, President and Chief Executive Officer of Schwitzer, with an incentive to remain in the employ of Schwitzer U.S. after the closing of the Merger and in order to eliminate any incentive for Mr. Dillon to leave Schwitzer U.S. after such closing, Schwitzer U.S. and Mr. Dillon have amended the Dillon Agreement. Under the Dillon Amendment, Schwitzer is obligated to make a payment of $731,250 to Mr. Dillon at the Effective Time in lieu of Schwitzer's obligation under the Dillon Agreement to continue to pay salary and bonuses to Mr. Dillon upon his termination of employment or resignation regardless of the reason therefor. The Dillon Amendment also obligates Schwitzer U.S. to make an additional payment of $731,250 to Mr. Dillon at the Effective Time in lieu of Schwitzer U.S.'s obligation under the Dillon Agreement to make certain payments upon Mr. Dillon's termination or resignation after a change in control of Schwitzer U.S. The Dillon Amendment terminates any other severance pay obligations of Schwitzer to Mr. Dillon. In addition, at the Effective Time, (i) each Schwitzer Stock Option held by Mr. Dillon will be converted by the Merger into an option to purchase shares of Kuhlman Common Stock in accordance with the Exchange Ratio and each such option shall continue to become exercisable in accordance with such option's terms and (ii) the 75,000 units of phantom stock of Schwitzer awarded to Mr. Dillon pursuant to an agreement dated as of October 18, 1994 will be converted into 75,000 units of phantom stock of Kuhlman and shall continue to vest on October 18, 1997 and be subject to the same risks of forfeiture and other conditions. Mr. Dillon's annual salary effective January 1, 1995 was increased to $325,000 from $297,000. See "Information Regarding Schwitzer Directors, Nominees for Directors of Schwitzer and Executive Officers -- Executive Compensation and Severance Agreements."

    Pursuant to specific provisions of the Merger Agreement, as soon as practicable after the Merger is consummated, Kuhlman will cause Mr. Dillon to be appointed to the Board of Directors of Kuhlman to serve until the 1997 annual meeting of Kuhlman stockholders.

CONDUCT OF BUSINESS PENDING THE MERGER

    The Merger Agreement provides that during the period from the date of the Merger Agreement through the Effective Time, each of Schwitzer and Kuhlman shall, and each shall cause its respective subsidiaries to, in all material respects carry on its respective businesses in, and not enter into any material transaction other than in the ordinary course and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

    Except as otherwise expressly contemplated by the Merger Agreement, each of Schwitzer and Kuhlman has agreed that it will not, and that each will not permit any of its respective majority-owned subsidiaries to, without the prior written consent of the other parties to the Merger Agreement:

        (i) (A) declare, set aside or pay any dividends on, or make any distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, other than (1) ordinary quarterly dividends by Kuhlman consistent with past practice, each in an amount not in excess of $.15 per share with respect to Kuhlman Common Stock, (2) dividends declared by Kuhlman prior to the date of the Merger Agreement and (3) dividends payable to Schwitzer declared by any of Schwitzer's subsidiaries or to Kuhlman declared by any of Kuhlman's subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities with respect to shares of its capital stock, and (C) purchase, redeem or otherwise acquire any shares of capital stock of each of Schwitzer or Kuhlman, or any of its respective majority-owned subsidiaries or any rights, warrants or options to acquire any such shares or other securities, other than Schwitzer's redemption of the outstanding Schwitzer Rights prior to the Effective Time;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities other than upon the exercise of outstanding options or warrants with respect to Kuhlman Common Stock or Schwitzer Common Stock or in accordance with Kuhlman's or Schwitzer's employee benefit plans;

       (iii) amend its Certificate of Incorporation (other than, in the case of Kuhlman, to approve and adopt the Kuhlman Amendment) or amend in any material respects its Bylaws;

       (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material or substantial, individually or in the aggregate, to Schwitzer and its subsidiaries taken as a whole, and to Kuhlman and its subsidiaries taken as a whole, respectively;

        (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets (other than sales or other dispositions of inventory in the ordinary course of business) that are material, individually or in the aggregate, to Schwitzer and its subsidiaries taken as a whole, or to Kuhlman and its subsidiaries taken as a whole, respectively;

       (vi) except in the ordinary course of business consistent with past practice, (A) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to Schwitzer or any wholly-owned subsidiary of Schwitzer or to Kuhlman or any wholly-owned subsidiary of Kuhlman, respectively;

       (vii) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of Schwitzer or any subsidiary of Kuhlman, respectively; or

      (viii) enter into or adopt, or amend any existing severance plan, agreement or arrangement or, other than in the ordinary course of business, enter into or amend any employee benefit plan, or any employment or consulting agreement, except compensation increases associated with promotions and annual reviews in the ordinary course of business consistent with past practice.

    Schwitzer and Kuhlman must promptly advise the other of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on Schwitzer or Kuhlman, respectively.

WAIVER AND AMENDMENT

    The Merger Agreement provides that, at any time prior to the Effective Time, Kuhlman, Schwitzer or Spinner may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger
Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement which may legally be waived.

    The Merger Agreement may be amended by Kuhlman, Schwitzer and Spinner, at any time before or after approval of the Merger Agreement by the stockholders of Schwitzer or the approval of the

Kuhlman Amendment and the issuance of shares of Kuhlman Common Stock pursuant to the Merger Agreement by the stockholders of Kuhlman. After any such approval by the stockholders of Schwitzer or the stockholders of Kuhlman, no amendment to the Merger Agreement shall be made which changes the Exchange Ratio or which in any way materially adversely affects the rights of the stockholders of Schwitzer or the stockholders of Kuhlman, as the case may be, without the further approval of such stockholders.

STOCK OPTIONS

    Each option to purchase shares of Schwitzer Common Stock (a "Schwitzer Stock Option") outstanding immediately prior to the Effective Time pursuant to the
Schwitzer Long-Term Executive Incentive Compensation Plan (the "Schwitzer Incentive Plan") shall be converted into an option (a "New Kuhlman Stock
Option") to purchase, in lieu of the shares of Schwitzer Common Stock purchasable thereunder immediately prior to the Effective Time, the number of whole shares of Kuhlman Common Stock into which the shares of Schwitzer Common Stock subject to such Schwitzer Stock Option would have been converted had such Schwitzer Stock Option been exercised in full immediately prior to the Effective Time, without any change in the aggregate option exercise price. Each New Kuhlman Stock Option will otherwise be upon the same terms and conditions as set forth in the Schwitzer Incentive Plan and related option agreement. Fractional shares will not be issued upon the exercise of any New Kuhlman Stock Option, but upon the exercise of any New Kuhlman Stock Option for the largest number of whole shares of Kuhlman Common Stock then subject thereto, Schwitzer will pay to the holder of such New Kuhlman Stock Option a sum in cash equal to the proportional part of the per share exercise price of such New Kuhlman Stock Option represented by such fractional share. Kuhlman will use its best efforts to file a registration statement on Form S-8 covering the shares of Kuhlman Common Stock issuable upon exercise of the New Kuhlman Stock Options
concurrently   with  the  closing  of  the  Merger  or  as  soon  thereafter  as practicable.

WARRANTS

    Each warrant  to purchase  shares of  Schwitzer Common  Stock (a  "Schwitzer
Warrant") outstanding immediately prior to the Effective Time pursuant to the Note Agreement dated as of April 15, 1992 among Schwitzer, Schwitzer U.S. Inc. and Massachusetts Mutual Life Insurance Company (the "Schwitzer Warrant Agreement") shall be converted into a warrant (a "New Kuhlman Warrant") to purchase, in lieu of the shares of Schwitzer Common Stock purchasable under the Schwitzer Warrant immediately prior to the Effective Time, the number of whole shares of Kuhlman Common Stock into which the shares of Schwitzer Common Stock subject to such Schwitzer Warrant would have been converted had such Schwitzer Warrant been exercised in full immediately prior to the Effective Time, without any change in the aggregate warrant exercise price. Fractional shares shall not be issued upon the exercise of any New Kuhlman Warrant, but upon the exercise of any New Kuhlman Warrant for the largest number of whole shares of Kuhlman Common Stock then subject to such warrant, Schwitzer shall pay to the holder of such New Kuhlman Warrant a sum in cash equal to the proportional part of the per share exercise price of such New Kuhlman Warrant represented by such fractional share. Each New Kuhlman Warrant shall otherwise be upon the same terms and conditions as set forth in the Schwitzer Warrant Agreement.

STOCK EXCHANGE LISTING

    Kuhlman has applied to list the shares of Kuhlman Common Stock issuable in connection with the Merger on the NYSE. Approval of the listing of such shares on the NYSE, subject to official notice of issuance, is a condition to the respective obligations of Kuhlman, Schwitzer and Spinner to consummate the Merger.

ANTICIPATED ACCOUNTING TREATMENT

    Kuhlman and Schwitzer expect the Merger to qualify as a pooling of interests for accounting and financial reporting purposes. Under the pooling of interests method of accounting, the recorded assets and liabilities of Kuhlman and Schwitzer will be carried forward to the combined companies at their recorded amounts; income of the combined companies will include income of Kuhlman and Schwitzer for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined companies. A condition of Kuhlman's and Spinner's obligation to consummate the Merger is that Kuhlman shall have no reasonable basis, based on the advice of Arthur Andersen LLP and such other advice that Kuhlman may reasonably deem relevant, to believe that following the Merger, the Merger may be not be accounted for as a pooling of interests.

SHARES AVAILABLE FOR RESALE

    The issuance of shares of Kuhlman Common Stock to stockholders of Schwitzer upon consummation of the Merger will be registered under the Securities Act. Such shares may under the Securities Act be traded freely and without restriction by those stockholders not deemed to be "affiliates" of Schwitzer as that term is defined in the rules and regulations promulgated pursuant to the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with an issuer. To enable the Merger to qualify as a pooling of interests for accounting and financial reporting purposes, neither Kuhlman Common Stock received by those stockholders of Schwitzer who are deemed to be affiliates of Schwitzer nor shares of Kuhlman Common Stock owned by persons deemed to be affiliates of Kuhlman may be sold by such persons, and such persons may not otherwise reduce their risk relative to shares of Kuhlman Common Stock received in the Merger, until such time as financial results covering at least 30 days of post-Merger combined operations have been published. It is currently expected that such publication will be made by means of Kuhlman's periodic filings with the SEC. Once such period has expired such securities may be resold without registration as provided for by Rule 145(d), or as otherwise permitted under the Securities Act. This Proxy Statement/Prospectus does not cover any resales of Kuhlman Common Stock received by affiliates of Schwitzer. Schwitzer is obligated to use its best efforts to cause its affiliates to deliver to Kuhlman on or prior to the Effective Time a written agreement that such affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Kuhlman Common Stock issued to such affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145(d) under the Securities Act or another exemption from the registration requirements of the Securities Act. As described above under "The Merger -- Certain Federal Income Tax Consequences", sales of a significant portion of the shares of Kuhlman Common Stock issued in the Merger may adversely affect the qualification of the Merger as a tax-free "reorganization" for federal income tax purposes.

EXPENSES AND TOPPING FEE

    The   Merger  Agreement  provides  that,  whether   or  not  the  Merger  is
consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, except as Kuhlman and Schwitzer shall otherwise agree in writing. The Merger Agreement also provides that if the Schwitzer Board of Directors withdraws or materially modifies its recommendation to Schwitzer stockholders to adopt the Merger Agreement as provided for therein, or Schwitzer terminates the Merger Agreement because the Schwitzer Board of Directors believes another takeover proposal provides a higher value per share than the consideration per share pursuant to the Merger Agreement, Schwitzer is obligated to reimburse Kuhlman for up to $500,000 of such expenses actually incurred by Kuhlman, including legal, accounting and investment banking fees and expenses. In addition, if prior to the expiration of one year after any such withdrawal, modification or termination, a merger, consolidation or other business combination, or a tender or exchange offer, shall occur which effects a change of control of Schwitzer, on the third business day after the closing of such transaction, Schwitzer would be obligated to pay to Kuhlman in lieu of its obligation to make any further expense reimbursements, an amount equal to the excess of $2,000,000 over the total expense reimbursements previously made by Schwitzer to Kuhlman.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined balance sheet as of December 31, 1994 and the unaudited pro forma condensed combined statements of income for each of the three years in the period ended December 31, 1994 captioned "Kuhlman Corporation and Subsidiaries and Schwitzer, Inc. and Subsidiaries" give effect to the Merger accounted for as a pooling of interests. The pro forma information is based on the historical consolidated financial statements of Kuhlman and Schwitzer and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements.


    The unaudited pro forma condensed combined financial statements have been prepared by the managements of Kuhlman and Schwitzer based upon their respective consolidated financial statements. Pro forma per share amounts are based on the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share of Schwitzer Common Stock. The unaudited pro forma condensed combined statements of income, which include results of operations as if the Merger had been consummated on January 1, 1992, do not reflect the merger expenses anticipated to be incurred or the benefits anticipated to result from the Merger. As a result, the unaudited pro forma condensed combined financial statements prior to the Effective Time may not be indicative of the results that actually would have occurred or which may be attained in the future if the Merger had been in effect during the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Kuhlman and Schwitzer incorporated herein by reference. See "Summary -- Selected Pro Forma Combined Financial Data."

                      KUHLMAN CORPORATION AND SUBSIDIARIES
                      AND SCHWITZER, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 1994

                                     ASSETS

                                                                           PRO FORMA   PRO FORMA
                                                     KUHLMAN   SCHWITZER  ADJUSTMENTS  COMBINED
                                                    ---------  ---------  -----------  ---------
                                                                           (NOTE 3)
                                                                    IN THOUSANDS
Current assets
  Cash, restricted cash and cash equivalents......  $     622  $   2,414   $  --       $   3,036
  Accounts receivable.............................     36,004     23,888      --          59,892
  Inventories.....................................     24,067     19,646      --          43,713
  Other current assets............................      7,996      3,962      --          11,958
                                                    ---------  ---------  -----------  ---------
    Total current assets..........................     68,689     49,910      --         118,599
                                                    ---------  ---------  -----------  ---------
Plant and equipment -- net........................     34,449     30,301      --          64,750
                                                    ---------  ---------  -----------  ---------
Intangible assets and other long-term assets......     43,425      2,411      --          45,836
                                                    ---------  ---------  -----------  ---------
                                                    $ 146,563  $  82,622   $  --       $ 229,185
                                                    ---------  ---------  -----------  ---------
                                                    ---------  ---------  -----------  ---------

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt...............  $   7,243  $     635   $  --       $   7,878
  Accounts payable................................     19,331     11,293      --          30,624
  Accrued liabilities.............................     14,146     16,450       3,180      33,776
                                                    ---------  ---------  -----------  ---------
    Total current liabilities.....................     40,720     28,378       3,180      72,278
                                                    ---------  ---------  -----------  ---------
Long-term debt....................................     54,985     21,910      --          76,895
                                                    ---------  ---------  -----------  ---------
Other long-term liabilities.......................      2,186      7,790      --           9,976
                                                    ---------  ---------  -----------  ---------
    Total liabilities.............................     97,891     58,078       3,180     159,149
                                                    ---------  ---------  -----------  ---------
Total shareholders' equity........................     48,672     24,544      (3,180)     70,036
                                                    ---------  ---------  -----------  ---------
                                                    $ 146,563  $  82,622   $  --       $ 229,185
                                                    ---------  ---------  -----------  ---------
                                                    ---------  ---------  -----------  ---------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with this balance sheet

                     KUHLMAN CORPORATION AND SUBSIDIARIES,
                      AND SCHWITZER, INC. AND SUBSIDIARIES

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                                    PRO FORMA    PRO FORMA
                                                                             KUHLMAN   SCHWITZER   ADJUSTMENTS   COMBINED
                                                                             --------  ---------   -----------   ---------
                                                                                                    (NOTE 4)
                                                                                             IN THOUSANDS
Net sales..................................................................  $242,846  $ 153,271     $--         $ 396,117
Cost of goods sold.........................................................   202,363    117,869      --           320,232
                                                                             --------  ---------   -----------   ---------
    Gross profit...........................................................    40,483     35,402      --            75,885
Operating expenses:
Selling, general and administrative; research and development..............    34,218     18,383      --            52,601
                                                                             --------  ---------   -----------   ---------
Operating profit...........................................................     6,265     17,019      --            23,284
Other income (expense):
Interest expense, net......................................................    (4,051)    (2,918)     --            (6,969)
Other, net.................................................................       709     (1,421)     --              (712)
                                                                             --------  ---------   -----------   ---------
    Total other income (expense), net......................................    (3,342)    (4,339)     --            (7,681)
                                                                             --------  ---------   -----------   ---------
Income before taxes........................................................     2,923     12,680      --            15,603
Taxes on income............................................................     1,306      3,750         577         5,633
                                                                             --------  ---------   -----------   ---------
Income from continuing operations..........................................  $  1,617  $   8,930     $  (577)    $   9,970
                                                                             --------  ---------   -----------   ---------
                                                                             --------  ---------   -----------   ---------
Income from continuing operations per share................................  $   0.27  $    1.21     $--         $    0.73
                                                                             --------  ---------   -----------   ---------
                                                                             --------  ---------   -----------   ---------
Weighted average common shares and common stock equivalents................     6,097      7,404      --            13,647
                                                                             --------  ---------   -----------   ---------
                                                                             --------  ---------   -----------   ---------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements
               should be read in conjunction with this statement

                     KUHLMAN CORPORATION AND SUBSIDIARIES,
                      AND SCHWITZER, INC. AND SUBSIDIARIES

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                                                               PRO FORMA
                                                                             KUHLMAN   SCHWITZER               COMBINED
                                                                             --------  ---------   PRO FORMA   ---------
                                                                                                   ADJUSTMENTS
                                                                                                   ---------
                                                                                                   (NOTE 4)
                                                                                            IN THOUSANDS
Net sales..................................................................  $118,097  $ 124,124     $--       $ 242,221
Cost of goods sold.........................................................   100,150     98,773     --          198,923
                                                                             --------  ---------   ---------   ---------
    Gross profit...........................................................    17,947     25,351     --           43,298
                                                                             --------  ---------   ---------   ---------
Operating expenses:
Selling, general and administrative; research and development..............    16,096     15,773     --           31,869
Cost of restructuring......................................................     8,650     --         --            8,650
                                                                             --------  ---------   ---------   ---------
    Total operating expenses...............................................    24,746     15,773     --           40,519
                                                                             --------  ---------   ---------   ---------
Operating profit (loss)....................................................    (6,799)     9,578     --            2,779
Other income (expense):
Interest expense net.......................................................      (312)    (4,211)    --           (4,523)
Other, net.................................................................     2,010     (1,832)    --              178
                                                                             --------  ---------   ---------   ---------
    Total other income (expense), net......................................     1,698     (6,043)    --           (4,345)
                                                                             --------  ---------   ---------   ---------
Income (loss) before taxes.................................................    (5,101)     3,535     --           (1,566)
Taxes (benefit) on income (loss)...........................................    (3,392)     1,005       511        (1,876)
                                                                             --------  ---------   ---------   ---------
Income (loss) from continuing operations...................................  $ (1,709) $   2,530     $(511)    $     310
                                                                             --------  ---------   ---------   ---------
                                                                             --------  ---------   ---------   ---------
Income (loss) from continuing operations per share.........................  $  (0.29) $    0.35     $--       $    0.02
                                                                             --------  ---------   ---------   ---------
                                                                             --------  ---------   ---------   ---------
Weighted average common shares and common stock equivalents................     5,926      7,250     --           13,484
                                                                             --------  ---------   ---------   ---------
                                                                             --------  ---------   ---------   ---------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements
               should be read in conjunction with this statement

                     KUHLMAN CORPORATION AND SUBSIDIARIES,
                      AND SCHWITZER, INC. AND SUBSIDIARIES

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                                                    PRO FORMA
                                                                             KUHLMAN   SCHWITZER    COMBINED
                                                                             --------  ---------   -----------
                                                                                       IN THOUSANDS
Net sales..................................................................  $121,734  $ 109,692    $  231,426
Cost of goods sold.........................................................    97,546     87,078       184,624
                                                                             --------  ---------   -----------
    Gross profit...........................................................    24,188     22,614        46,802
                                                                             --------  ---------   -----------
Operating expenses:
Selling, general and administrative; research and development..............    16,728     16,073        32,801
Cost of restructuring......................................................     --         1,650         1,650
                                                                             --------  ---------   -----------
    Total operating expenses...............................................    16,728     17,723        34,451
                                                                             --------  ---------   -----------
Operating profit...........................................................     7,460      4,891        12,351
Other income (expense):
Interest expense, net......................................................       266     (4,251)       (3,985)
Other, net.................................................................     2,597     (1,127)        1,470
                                                                             --------  ---------   -----------
    Total other income (expense), net......................................     2,863     (5,378)       (2,515)
                                                                             --------  ---------   -----------
Income (loss) before taxes.................................................    10,323       (487)        9,836
Taxes on income (loss).....................................................     4,099        873         4,972
                                                                             --------  ---------   -----------
Income (loss) from continuing operations...................................  $  6,224  $  (1,360)   $    4,864
                                                                             --------  ---------   -----------
                                                                             --------  ---------   -----------
Income (loss) from continuing operations per share.........................  $   1.05  $   (0.19)   $     0.37
                                                                             --------  ---------   -----------
                                                                             --------  ---------   -----------
Weighted average common shares and common stock equivalents................     5,940      7,140        13,286
                                                                             --------  ---------   -----------
                                                                             --------  ---------   -----------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements
               should be read in conjunction with this statement

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1. Kuhlman operates and reports on a December 31 calendar year basis. Schwitzer's fiscal year ends on the Sunday closest to December 31; Schwitzer's fiscal years 1994 and 1993 included 52 weeks, and fiscal year 1992 included 53 weeks. The pro forma condensed combined balance sheet combines the balance sheet of Kuhlman as of December 31, 1994 with the balance sheet of Schwitzer as of January 1, 1995. The pro forma condensed combined statements of income combine the statements of income of Kuhlman for the years ended December 31, 1994, 1993 and 1992 with the statements of operations of Schwitzer for the fiscal years ended January 1, 1995, January 2, 1994 and January 3, 1993. The Schwitzer historical statement of income and balance sheet classifications presented herein were reclassified, where necessary, to be consistent with the presentation used by Kuhlman.

2. The pro forma combined net income (loss) per share is based on the weighted average number of common and common equivalent shares of Kuhlman and Schwitzer for each period assuming an Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share and common equivalent share of Schwitzer Common Stock. Common stock equivalents consist of dilutive shares issuable upon the exercise of stock options for Kuhlman and stock options and warrants for Schwitzer.

3. The pro forma combined balance sheet includes transaction costs associated with the Merger, which are estimated to be approximately $3,750,000, partially offset by $570,000 of anticipated tax effect on those costs. Transaction costs include salaries and other expenses related to services of employees, professional fees and other related expenses. Certain of the transaction costs may not be tax deductible, so no tax effect has been assumed for those items. All of the transaction costs are expected to be charged against income of the combined company immediately upon closing the Merger, which is currently expected to be in Kuhlman's second quarter ending June 30, 1995. Accordingly, the effects of these costs have not been reflected in the pro forma condensed combined statements of income.

4. The tax provisions in 1994 and 1993 have been adjusted to reflect changes in the valuation allowance required under SFAS No. 109 as if the companies had been combined at January 1, 1992.

                        APPROVAL OF AMENDMENT TO KUHLMAN
                          CERTIFICATE OF INCORPORATION

    The Kuhlman Certificate currently authorizes the issuance of 10,000,000 shares of Kuhlman Common Stock. As of April 18, 1995, there were 6,210,798 shares of Kuhlman Common Stock issued and outstanding and 1,225,501 shares of Kuhlman Common Stock were reserved for issuance pursuant to outstanding stock options. Under the Merger Agreement, Kuhlman is obligated to issue up to 6,961,010 shares of Kuhlman Common Stock in connection with the conversion in the Merger of the shares of Schwitzer Common Stock outstanding as of April 18, 1995 and up to 1,001,514 shares of Kuhlman Common Stock upon the exercise of Schwitzer stock options and warrants outstanding as of such date. Thus, Kuhlman does not currently have sufficient authorized shares to meet its obligations to issue shares pursuant to the Merger Agreement. In addition, the Kuhlman Board of Directors believes it is desirable that a reasonable number of unissued and unreserved shares be available for issuance should the occasion arise, such as in possible acquisitions, and upon such terms as the Kuhlman Board of Directors may deem appropriate without any further vote of Kuhlman stockholders. Accordingly, the Kuhlman Board of Directors believes it advisable that the Kuhlman Certificate be amended to increase the number of shares of Kuhlman Common Stock that Kuhlman shall have the authority to issue to 20,000,000.

    If the proposal is approved, additional authorized shares may be issued without further action by stockholders of Kuhlman (subject to rules of the NYSE that could require stockholder approval to issue such stock). The possible issuance of the additional shares of Kuhlman Common Stock authorized by the Amendment and the lack in the Kuhlman Certificate of a provision for cumulative voting in the election of directors could impede efforts by a third party to obtain control of Kuhlman. The issuance of additional shares would also dilute the percentage ownership interests of present stockholders and could dilute the ownership interests of a party seeking to obtain control of Kuhlman. The Kuhlman Board of Directors has no present plans to adopt any additional amendments to Kuhlman's Bylaws or to recommend that Kuhlman's stockholders approve any other amendments to the Kuhlman Certificate that could reasonably be expected to dilute the interests of the present stockholders. Furthermore, except for the Merger and Kuhlman stock option plans and Schwitzer stock options to be assumed by Kuhlman in the Merger, there are no agreements, arrangements, plans, understandings or pending negotiations regarding the issuance of any such additional authorized but unissued shares. Under the Kuhlman Certificate the stockholders of Kuhlman have no pre-emptive rights with respect to the issuance of authorized but unissued shares.

    In addition, the Kuhlman Certificate authorizes 2,000,000 shares of preferred stock, of which 200,000 shares have been designated in the Kuhlman Certificate as Junior Participating Preferred Stock, Series A. In order to clarify the power of the Kuhlman Board of Directors to change the number of shares of Preferred Stock designated as Junior Participating Preferred Stock, Series A, from time to time, the Kuhlman Board of Directors believes it is advisable to delete the designation, in the Kuhlman Certificate, of certain shares of Kuhlman Preferred Stock as Junior Participating Preferred Stock, Series A. Kuhlman intends that the number of shares designated as Junior Participating Preferred Stock, Series A and reserved for issuance pursuant to the Kuhlman Rights (as defined in "Description of Kuhlman Common Stock"), be adjusted from time to time to be equal to 1% or more of the number of outstanding shares of Kuhlman Common Stock. After the Effective Time, Kuhlman will have 200,000 shares of Kuhlman Preferred Stock designated as Series A Preferred Stock.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN AMENDMENT.

                    APPROVAL OF THE KUHLMAN 1994 OPTION PLAN

    The Board of Directors believes that stock option plans are important in attracting and retaining employees of high caliber and outstanding capabilities. Accordingly, the Board of Directors on July 29, 1994 adopted the Kuhlman 1994 Option Plan. Under the Kuhlman 1994 Option Plan, Kuhlman may from time to time on or before July 28, 2004 grant to key employees (including officers, whether or not directors) of Kuhlman or any of its subsidiaries options to purchase shares of Kuhlman Common Stock. There are approximately 100 persons currently eligible to participate in the Kuhlman 1994 Option Plan and after the Effective Time there will be approximately 30 additional persons so eligible. Options are granted on such terms and at such prices as determined pursuant to the Kuhlman 1994 Option Plan, and on such other terms and conditions as determined by the Compensation Committee of Kuhlman's Board of Directors that are not inconsistent with the Kuhlman 1994 Option Plan. The aggregate number of shares of such stock on which options may be granted or which may be sold to all optionees pursuant to the Kuhlman 1994 Option Plan shall not exceed 500,000; however, if an outstanding option under the Kuhlman 1994 Option Plan (or portion thereof) expires, or is cancelled, surrendered, or terminated, the shares of Kuhlman Common Stock allocable to the unexercised portion of such option may again be made subject to an option to be granted under the Kuhlman 1994 Option Plan.

    Under the Kuhlman 1994 Option Plan, options for no more than 100,000 shares of Kuhlman Common Stock may be allocated to any one person in any year, and the aggregate fair market value (as of the date an option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of Kuhlman, and any parent and subsidiary corporations of Kuhlman, may not exceed $100,000. Options granted under the Kuhlman 1994 Option Plan may be either options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or options which are not intended to be incentive stock options ("non-qualified options"). Options granted under the Kuhlman 1994 Option Plan will expire not more than ten years from the date of the grant, and the purchase price per share to be specified in each option will be not less than the fair market value of a share of Kuhlman's Common Stock on the date the option is granted. Options granted under the Kuhlman 1994 Option Plan are not transferable other than by will or the laws of descent and distribution, except that the Kuhlman Compensation Committee may, if certain conditions have been satisfied, permit an optionee to transfer a non-qualified option to members of the optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners.

    Options may not be exercised by an optionee more than three months after termination of employment, except that the optionee may exercise such options up to twelve months after termination of employment that results from death or permanent disability, but in no event may an option be exercised later than its expiration date. Options granted to an optionee under the Kuhlman 1994 Option Plan will immediately terminate and be null and void if the Kuhlman Compensation Committee determines, either before or after such optionee's employment with Kuhlman is terminated, that such optionee has engaged in fraud, dishonesty, conduct in violation of Kuhlman policy or similar acts at any time while in the employ of Kuhlman or any of its subsidiaries, or in an activity directly or indirectly in competition with any business of Kuhlman or any of its subsidiaries, or in other conduct detrimental to the best interests of Kuhlman or any of its subsidiaries.

    The Kuhlman 1994 Option Plan provides that the Compensation Committee shall administer such plan. The members of the Compensation Committee must be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The duties of such committee include (i) determining the number of shares which may be purchased by each optionee and (ii) determining whether incentive stock options or non-qualified stock options are to be granted to an optionee. The
Compensation Committee may make such rules and regulations and establish such procedures for the administration of the Kuhlman 1994 Option Plan as it deems appropriate. The Kuhlman Board of Directors may amend the Kuhlman 1994 Option Plan without stockholder approval, except that any amendment that would (i) materially increase the benefits accruing to participants under the Kuhlman 1994 Option Plan, (ii) materially increase the number of shares which may be issued under the Kuhlman 1994 Option Plan, or (iii) materially modify the requirements as to eligibility for participation under the Kuhlman 1994 Option Plan, must be approved by a vote of stockholders of Kuhlman.

    Under present law, upon the grant and exercise of an incentive stock option, an optionee will not recognize taxable income for federal income tax purposes. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an adjustment to taxable income for alternative minimum tax purposes. If the optionee does not dispose of the shares so acquired until more than one year after its receipt (and until more than two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Such gain or loss is computed as the difference between the exercise price and the sale price. If the shares are disposed of prior to those times, the optionee will recognize compensation income taxable as ordinary income for federal income tax purposes in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the amount of gain recognized if the disposition is a taxable sale or exchange. To the extent individual optionees qualify for capital gain treatment, neither Kuhlman nor its subsidiaries will be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the option. In other cases, Kuhlman or its subsidiaries will receive a federal income tax deduction at the same time and in the same amount that the employee recognizes compensation income taxable as ordinary income for federal income tax purposes.

    Upon the grant of a non-qualified option, an optionee will not recognize taxable income for federal income tax purposes. Upon the exercise of a non-qualified option, the optionee will recognize compensation income taxable as ordinary income in an amount equal to the excess of the fair market value of the shares acquired, determined at the time of exercise, over the exercise price. Kuhlman will be entitled to a federal income tax deduction to the extent the employee recognizes compensation income taxable as ordinary income for federal income tax purposes. Special rules govern the recognition of income by optionees subject to Section 16(b) of the Exchange Act.

    The Revenue Reconciliation Act of 1990 set a maximum tax rate on the net capital gains of individuals, trusts and estates of 28%. Therefore, recognized net long-term capital gains will be taxed at the lesser of (i) the highest marginal tax rate applied to the individual's income for such taxable year or
(ii) 28%. Notwithstanding the foregoing capital gains treatment for incentive stock options, as stated above, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an adjustment to taxable income for alternative minimum tax purposes. This adjustment to taxable income may be significant to an optionee. The optionee may be entitled to a credit against his or her regular tax liability in subsequent years for the amount of alternative minimum tax liability incurred in the year of exercise attributable to such adjustment. Moreover, solely for the purpose of determining alternative minimum tax liability, the basis of the shares will be increased by the amount of such adjustment.

    If the Kuhlman 1994 Option Plan is not approved by the stockholders, (i) no options will thereafter be granted under the Kuhlman 1994 Option Plan, and (ii) any option granted under the Kuhlman 1994 Option Plan will by its terms become void. Kuhlman has granted options under the Kuhlman 1994 Option Plan for an aggregate of 298,337 shares, including 100,000 to Mr. Jepson, 82,337 to Mr. Anderson, 20,000 each to Messrs. Nagel and Walker and 8,000 to Mr. Coleman.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN 1994 OPTION PLAN.

                       RATIFICATION OF THE APPOINTMENT OF
                         ARTHUR ANDERSEN LLP BY KUHLMAN

    Pursuant to a recommendation of the Audit Committee of the Kuhlman Board of Directors, Arthur Andersen LLP has been re-appointed by the Kuhlman Board of Directors to serve as the independent auditors for Kuhlman for the year ending December 31, 1995, subject to stockholder ratification at the Kuhlman Annual Meeting. A representative of Arthur Anderson LLP will be present at the Kuhlman Annual Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions by stockholders. If such appointment is not ratified, the Board of Directors will appoint another firm as Kuhlman's independent auditors for the year ending December 31, 1995.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS KUHLMAN'S INDEPENDENT AUDITORS FOR 1995.

                         ELECTION OF KUHLMAN DIRECTORS

    The Kuhlman Bylaws provide that the number of directors, as determined by the Kuhlman Board of Directors, shall not be less than six nor more than eleven. The Kuhlman Bylaws further provide that directors shall be divided into three classes serving staggered three year terms, with each class to be as nearly equal in number as possible.

    The terms of Curtis G. Anderson, William E. Burch, Alexander W. Dreyfoos, Jr. and General H. Norman Schwarzkopf will expire at the Kuhlman Annual Meeting. The Kuhlman Board of Directors has nominated Messrs. Anderson, Burch, Dreyfoos and General Schwarzkopf for re-election as directors to serve until the 1998 annual meeting of stockholders.

    The proposed nominees for election as directors are willing to be elected as such and it is intended that the persons named in the accompanying form of proxy will vote for the election of such nominees, assuming authority to vote is granted. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, the Kuhlman Board of Directors may select a substitute nominee and in that event the proxies will vote for the person so selected. If a substitute nominee is not so selected, the proxies will vote for the election of the remaining nominees. Directors are elected by a plurality of the votes cast at the meeting.

    THE KUHLMAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" THE ELECTION OF CURTIS G. ANDERSON, WILLIAM E. BURCH, ALEXANDER W. DREYFOOS, JR. AND GENERAL H. NORMAN SCHWARZKOPF AS DIRECTORS OF KUHLMAN.

             INFORMATION REGARDING KUHLMAN DIRECTORS, NOMINEES FOR
                  DIRECTORS OF KUHLMAN AND EXECUTIVE OFFICERS

    The following information is furnished with respect to each person who is currently a director of Kuhlman whose term of office will continue after the Kuhlman Annual Meeting, as well as those persons who have been nominated for election as a director, each of whom is currently a director of Kuhlman, and each person who is an executive officer of Kuhlman:

                                   DIRECTOR
                                  OR OFFICER
                                  OF KUHLMAN
           NAME             AGE     SINCE                                          POSITION
- --------------------------  ---   ---------- -------------------------------------------------------------------------------------
Curtis G. Anderson          53       1993    President, Chief Operating Officer and Director of Kuhlman (3)(4)
Graham J. Beare             50       1993    President and Chief Executive Officer of Kuhlman Electric Corporation
William E. Burch            70       1993    Director of Kuhlman (1)(4)
Steve Cenko                 69       1987    Director of Kuhlman (2)
James H. Coleman            41       1993    President and Chief Executive Officer of Coleman Holding Company and Coleman Cable
                                              Systems, Inc.
Alexander W. Dreyfoos, Jr.  63       1993    Director of Kuhlman (1)(4)
Robert S. Jepson, Jr.       52       1993    Chairman of the Board, Chief Executive Officer and Director of Kuhlman
William M. Kearns, Jr.      59       1993    Director of Kuhlman (3)
Robert D. Kilpatrick        71       1993    Director of Kuhlman (2)
John L. Marcellus, Jr.      72       1982    Director of Kuhlman (1)
George J. Michel, Jr.       63       1985    Director of Kuhlman (3)
Vernon J. Nagel             37       1993    Executive Vice President of Finance, Chief Financial Officer and Treasurer of Kuhlman
General H. Norman           60       1994    Director of Kuhlman (2)(4)
 Schwarzkopf
Richard A. Walker           43       1984    Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

- ------------------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Finance Committee.

(4)  Nominated for election as a director.

    The current term of Messrs. Anderson, Burch, Dreyfoos and Schwarzkopf expires in 1995; of Messrs. Cenko, Jepson and Marcellus, in 1996; and of Messrs. Kearns, Kilpatrick and Michel, in 1997.

    Pursuant to specific provisions of the Merger Agreement, as soon as practicable after the consummation of the Merger, Gary G. Dillon, the current Chairman of the Board, President and Chief Executive Officer of Schwitzer, will be appointed as a member of the Kuhlman Board of Directors to serve until the 1997 annual meeting of Kuhlman stockholders.

    Mr. Anderson, who was elected President and Chief Operating Officer of Kuhlman on April 26, 1994, and a director on September 8, 1993, founded and has been, since 1986, Chairman of Anderson Capital Corporation, a private investment company. Prior thereto, he spent 19 years in corporate and investment banking, including 14 years with Citibank and five years with The First National Bank of Chicago where he served as Executive Vice President, Head of Financial Products Department.

    Mr. Beare, who was named President and Chief Executive Officer of the Kuhlman Electric Division of Kuhlman on February 10, 1993, and was elected to his current position on June 9, 1993, was President of the International Division of Danaher Tool Group, an operating division of Danaher Corporation (diversified manufacturing), from 1992 until 1993. From 1986 until 1992, Mr. Beare was the President of Holo-Krome Company, a subsidiary of Danaher Corporation.

    Mr. Burch served as counsel to the law firm of Lukins & Annis in Spokane, Washington from 1984 to 1993. From 1981 to 1984, he served as Vice Chairman and from 1975 to 1981, as President and Chief Executive Officer of Fred S. James & Co. (insurance brokers). He has been a consultant from 1982 to the present and currently serves as a director of Atkinson Company.

    Mr. Cenko has been a consultant from 1985 to the present. From 1980 to 1985 he served as President of Lamb Systems Group (engineering, manufacturing, and marketing of machine tools) and as a director and Executive Vice President of Lamb Technicon Corporation (holding company).

    Mr. Coleman has served as President of Coleman Cable Systems, Inc. since 1990 and Vice President of Coleman Holding Company prior to its acquisition by Kuhlman. Prior thereto, Mr. Coleman served in various executive management capacities with Coleman, its subsidiaries and their various business units.

    Mr. Dreyfoos is currently serving as Chairman of the Board of Photo Electronics Corporation (broadcasting) and WPEC TV (Palm Beach, Florida) and has served continuously in those positions since 1963 and 1973, respectively.

    Mr. Jepson, who was elected President and Chief Executive Officer of Kuhlman on February 10, 1993, and Chairman of the Board on June 9, 1993, founded and was Chairman and Chief Executive Officer of The Jepson Corporation from 1983 until its sale in 1989. The Jepson Corporation was a diversified manufacturing company listed on the New York Stock Exchange. Immediately preceding his election as President and Chief Executive Officer of Kuhlman, Mr. Jepson was, and is currently, Chairman and Chief Executive Officer of Jepson Associates, Inc., a private investment company. Mr. Jepson currently serves as a director of Schwitzer, Inc., The Washington Water Power Company and Savannah Foods & Industries, Inc.

    Mr. Kearns is currently President of W.M. Kearns & Co., Inc. (private investment company). He was associated with Lehman Brothers (investment banking) and its predecessor firms for more than 33 years. From 1992 to 1994 he was an Advisory Director of Lehman Brothers and from 1969 through 1992 he was a Managing Director of that firm. He also serves as a director of Selective Insurance Group, Inc. and Mountasia Entertainment International, Inc.

    Mr. Kilpatrick retired as Chairman of the Board and Chief Executive Officer of CIGNA Corporation (insurance) in 1989 and 1988, respectively. He served in various executive positions with CIGNA prior thereto. He currently serves as a director of United Companies Financial Corporation.

    Mr. Marcellus retired as Chairman, President and Chief Executive Officer of Oneida Ltd. (tableware manufacturing) in 1986. He currently serves as a director of Southern Financial Federal Savings Bank.

    Mr. Michel has been a private investor and consultant and Chairman of Windstar International, Inc. (management consulting) from 1990 to the present. Prior to 1990, he was Chairman of Stanadyne, Inc. (diversified manufacturer of fabricated metal products) from 1985 to 1989, and Chief Executive Officer of the same corporation from 1988 to 1989.

    Mr. Nagel joined Kuhlman on April 5, 1993 and was elected Vice President of Finance, Chief Financial Officer and Treasurer of Kuhlman on June 9, 1993 and Executive Vice President of Finance on February 22, 1994. He was the Vice President of Finance, Chief Financial Officer and Secretary of Stericycle, Inc. (medical waste management) from 1990 until 1993. Prior thereto, Mr. Nagel served as a Vice President of The Jepson Corporation from 1985 until 1990, including Chief Financial Officer from 1989 until 1990 and Controller from 1986 until 1989.

    General Schwarzkopf is currently active as an author, lecturer and TV consultant. He retired in August 1991 as a Four-Star General in the U.S. Army after having served as Commander in Chief, United States Central Command,
Department of Defense, and Commander of Operations Desert Shield and Desert Storm. He currently serves as a director of Borg Warner Security Corporation and The Washington Water Power Company.

    Mr. Walker has served as an Executive Vice President or similar position with Kuhlman since 1991. From 1984 until 1991, Mr. Walker served as Vice President, General Counsel and Secretary of Kuhlman. Prior thereto, Mr. Walker was a partner in the law firm of Harness, Dickey & Pierce.

BOARD OF DIRECTORS AND COMMITTEES

    Kuhlman currently has standing Audit, Compensation and Finance Committees of the Board of Directors and the functions of the former Nominating Committee are performed under the direction of Steve Cenko.

    The members of the Audit Committee are William E. Burch, Chairman, Alexander
W. Dreyfoos, Jr. and John L. Marcellus, Jr. The Audit Committee, which met twice during 1994, recommends the appointment, subject to approval by the Board of Directors and ratification by the stockholders, of Kuhlman's independent auditors. The Committee meets with representatives of Kuhlman's independent auditors to review the scope and effectiveness of the auditing functions, makes appropriate reports and recommendations to the Board of Directors, approves the fees to be paid to the independent auditors and considers the effect of non-audit services on the independence of the independent auditors.

    The members of the Compensation Committee are Robert D. Kilpatrick, Chairman, Steve Cenko and General H. Norman Schwarzkopf. The Committee, which met four times during 1994, reviews and establishes all forms of compensation, including periodic adjustments, for officers and certain other key employees of Kuhlman. This Committee also administers the stock option and stock appreciation rights plans of Kuhlman and grants options and stock appreciation rights thereunder.

    The Finance Committee is composed of George J. Michel, Jr., Chairman, Curtis
G. Anderson and William M. Kearns, Jr. This Committee, which met once during 1994, provides advice to the officers of Kuhlman as to the investment of funds held by Kuhlman and as to capitalization and the financial resources needed by Kuhlman to meet its short-term and long-term needs. The Committee also reviews the investment policies and performance of the employee benefit plans of Kuhlman.

    A stockholder of Kuhlman may nominate persons for election to the Board of Directors of Kuhlman if such stockholder submits such nomination, together with certain related information required by Kuhlman's Bylaws, in writing to the Secretary of Kuhlman not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of Stockholders; provided, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the nomination must be submitted not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.

    Four meetings of the Board of Directors were held during 1994. Each director attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors of Kuhlman held in 1994 during the time that the person served as a director, and the total number of meetings held by all committees of the Board on which they served during the periods that they served in 1994.

COMPENSATION OF DIRECTORS

    Prior to June 1993, non-employee directors received an annual retainer of $18,000, $600 for each meeting of the Board of Directors attended, $500 for each Committee meeting attended, plus fees for consulting services. Commencing in June 1993, and currently, non-employee directors receive an annual retainer of $24,000 which covers all Board of Directors meetings, Committee meetings and consulting services (however, additional payments for financial advisory services rendered to Kuhlman by an affiliate of Mr. Kearns will also be made). See "Information Regarding Kuhlman Directors, Nominees for Directors of Kuhlman and Executive Officers -- Related Transactions." In addition, under Kuhlman's Non-Employee Directors Stock Plan which was approved by stockholders in 1993, non-employee directors receive annually a number of shares of Kuhlman's Common Stock equal to an aggregate Fair Market Value of $24,000 concurrent with the meeting of the Board of Directors held each year after the Annual Meeting of Stockholders. Fair Market Value is defined as the closing price of the Common Stock on the New York Stock Exchange on the date of such directors' meeting. Pursuant to such Plan, Messrs. Burch, Cenko, Dreyfoos, Kearns, Kilpatrick, Marcellus, Michel and General Schwarzkopf each received 1,352 shares of Kuhlman Common Stock as of April 26, 1994.

    All non-employee directors are reimbursed for travel and other expenses related to attendance at meetings and receive term life insurance and accidental death and disability coverage in the amount of $50,000. The cost to the Corporation for this insurance coverage is approximately $400 per year for each director. During 1994, the Corporation provided medical and dental insurance coverage to Messrs. Anderson, Burch, Dreyfoos, Kearns, Kilpatrick, Michel and General Schwarzkopf. The total compensation, including insurance benefits, but excluding the stock referred to above, paid to each non-employee director during 1994 was as follows: Curtis G. Anderson -- $12,672; William E. Burch -- $33,362; Steve Cenko -- $24,297; Alexander W. Dreyfoos, Jr. -- $33,362; William M. Kearns, Jr. -- $33,362; Robert D. Kilpatrick -- $33,362; John L. Marcellus, Jr.
- -- $24,297; George J. Michel, Jr. -- $33,362; and General Schwarzkopf -- $28,689.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Kuhlman Compensation Committee during the fiscal year ended December 31, 1994 were Robert D. Kilpatrick (Chairman), Curtis G. Anderson, Steve Cenko and General H. Norman Schwarzkopf. On April 25, 1994, General Schwarzkopf became a member of the Kuhlman Compensation Committee and on April 26, 1994, Mr. Anderson ceased serving as a member of the Kuhlman Compensation Committee concurrently with his election as President and Chief Operating Officer of Kuhlman.

REPORT OF THE COMPENSATION COMMITTEE OF THE KUHLMAN BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    Kuhlman's executive compensation program is administered by the Compensation Committee of the Kuhlman Board of Directors. The Compensation Committee is composed entirely of non-employee directors of Kuhlman.

    OVERALL POLICY. The Compensation Committee determines the compensation of the officers of Kuhlman, including the individuals named in the Summary Compensation Table. The compensation of the corporation's Chief Executive Officer is ratified by the Board of Directors. Kuhlman's compensation program for officers is designed to be linked to corporate performance and to returns to stockholders. To this end, Kuhlman has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of executive compensation to Kuhlman's and the individual's success in meeting specified performance objectives and to appreciation in Kuhlman's stock price. In 1994, as in 1993, the specific performance objectives included reducing inventory, reducing overhead costs by improving operating efficiencies which included a reduction of salaried workforce, implementing an acquisition strategy, and implementing new business practices, policies and procedures with a management team consisting mostly of relatively new members. Subjective discretionary factors were utilized in determining cash bonus awards, as well as other elements of officer compensation. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the objectives inherent in Kuhlman's business strategy, to link executive and stockholder interests through equity-based plans, and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

    The key elements of Kuhlman's officer compensation program presently consist of base salary, annual bonus, stock options and cash-only stock appreciation rights (SAR's). The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Jepson, Kuhlman's chief executive officer, are discussed below. Also as noted below, the Compensation Committee believed that the interests of stockholders would be best served by awarding Mr. Jepson shares of Kuhlman's Common Stock in 1993, first, as a signing incentive, and second, in place of a cash bonus. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by Kuhlman to the individual, including pension benefits, severance plans, insurance and other benefits, as well as the programs described below. The Compensation Committee retains the discretion to keep individual items of compensation constant so long as total compensation fairly reflects overall corporate performance and individual achievement.

    BASE SALARIES. Base salaries for new officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of median base salaries for similar positions at other comparable companies. Companies believed to be comparable include similarly-sized (based on annual revenues) basic manufacturing companies, other than so-called "high-technology" manufacturing companies, as well as holding companies with subsidiaries involved in manufacturing.

    Annual salary adjustments are determined by evaluating the performance of Kuhlman and of each officer versus various performance objectives, and also take into account new responsibilities and subjective discretionary factors. In the case of officers with responsibility for particular division or subsidiary (a "Business Unit"), the financial results of that Business Unit are also considered. The Compensation Committee, where appropriate, also considers non-financial performance measures. These include increase in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.


    Mr. Jepson's base salary of $300,000 per year was established in 1993 at the commencement of his employment. In arriving at the base salary amount, the Compensation Committee took into account a comparison of median base salaries for chief executive officers of comparable manufacturing companies, as referred to above, and the assessment by the Compensation Committee of Mr. Jepson's individual performance expected in 1993 and beyond. Mr. Jepson's base salary was not changed in 1994. At the commencement of his employment, Mr. Jepson was also granted 50,000 shares of Kuhlman Common Stock as a signing incentive. The Compensation Committee believed that such an immediate further alignment of Mr. Jepson's and the stockholders' interest was in the best interests of Kuhlman's stockholders. The base salary of Mr. Anderson, Kuhlman's President and Chief Operating Officer, was established at the commencement of his employment in 1994 and was based on the same type of factors as those described above for Mr. Jepson. At the commencement of his employment, Mr. Anderson was also granted 28,169 shares of Kuhlman's Common Stock as a signing incentive. As with Mr. Jepson, the Compensation Committee believed that such an immediate further alignment of Mr. Anderson's and the stockholders' interest was in the best interests of Kuhlman's stockholders. The base salaries of the other three named executives were increased in 1994 to reflect the performance and increased responsibilities of such officers, as well as by reference to the competitive marketplace including median base salaries for similar positions at other comparable companies.



    ANNUAL BONUS. Kuhlman officers are eligible for an annual cash bonus. As in the case of base salary, the Compensation Committee may consider individual non-financial performance measures and subjective discretionary factors including significant accomplishments and/or increased responsibilities, leadership, and, where appropriate, Business Unit and line item performance measures (such as reduction of inventory and reduction of overhead) in determining bonuses. Based on these measures, in 1993 Mr. Jepson was awarded a bonus of $300,000 which was issued to him in the form of shares of Kuhlman Common Stock rather than in cash, again for the purpose of further aligning his interests with those of Kuhlman stockholders. The Compensation Committee believed that this bonus to Mr. Jepson was justified in view of Mr. Jepson's leadership of the reorganization of Kuhlman in 1993 which included reincorporating in Delaware, moving the corporate headquarters, expanding and strengthening the Kuhlman Board of Directors, bringing in certain new management, improving Kuhlman's balance sheet, completing the acquisition of Coleman Cable Systems, Inc., and restructuring Kuhlman Electric. Although the cost of this restructuring was the main reason for Kuhlman's loss of approximately $3,000,000 in 1993, Kuhlman believed such restructuring was necessary to improve future operations. Mr. Jepson's bonus amount in 1993, as well as the bonuses received in 1993 by Messrs. Beare, Nagel and Walker, were determined on a discretionary basis, keeping in mind median total cash compensation levels at comparable manufacturing companies, as referred to above. The Compensation Committee believed that the bonuses paid to Messrs. Beare, Nagel and Walker were justified based on each of said executive's key role in the implementation of the foregoing reorganization activities.


    In 1994, in view of Kuhlman's performance, no cash bonuses were paid to Messrs. Jepson, Anderson and Beare, the President and Chief Executive Officer of Kuhlman Electric Corporation. Mr. Nagel, Kuhlman's Executive Vice President of Finance, Chief Financial Officer and Treasurer and Mr. Walker, Kuhlman's Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary each received a cash bonus in 1994 smaller than that in 1993. Mr. Coleman, President and Chief Executive Officer of Kuhlman's subsidiary, Coleman Cable Systems, Inc., received a cash bonus based on the excellent performance of this subsidiary in 1994.

    STOCK OPTIONS. Under Kuhlman's stock option plans, which were approved by stockholders, stock options are granted to Kuhlman officers and other key employees. Stock options are also designed to further align the interests of officers with those of stockholders. The Compensation Committee sets guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonuses, including general competitive compensation practices regarding stock option awards. In the event of poor corporate performance, the Compensation Committee can elect not to award options. The Committee also considers grants in previous years. The grants in 1994, as in 1993, took into account the number of relatively new executives at Kuhlman, with a desire on the part of the Compensation Committee to further align their interests with those of Kuhlman stockholders as quickly as possible. Stock options are granted with an exercise price equal to the market price of the Kuhlman Common Stock on the date of grant. In 1994, as part of his signing incentive, Mr. Anderson received options to purchase 100,000 shares of Kuhlman Common Stock, of which 32,337 shares were granted under the Kuhlman 1994 Option Plan subject to shareholder approval. Also in 1994, Mr. Jepson and the three other named executives also received options to purchase shares of Kuhlman Common Stock.


    STOCK APPRECIATION RIGHTS. Under the Kuhlman Corporation 1994 Stock Appreciation Rights Plan (the "SAR Plan") adopted by the Board of Directors in 1994, SARs may be granted to Kuhlman officers and other key employees. The SARs are automatically exercised on the fifth anniversary of grant and pay in cash the difference between the price of Kuhlman Common Stock on the date of exercise versus the price of such stock on the date of grant of the SAR. The Compensation Committee sets guidelines for the size of SAR grants based on factors similar to those used for stock options. During 1994, each of Messrs. Jepson, Anderson, Coleman, Nagel and Walker received an SAR grant. One factor considered in making these grants was the fact that no cash bonuses were paid in 1994 to Messrs. Jepson and Anderson, while the cash bonus to Messrs. Nagel and Walker in 1994 was smaller than the cash bonus in 1993. In addition, the Compensation Committee believed that such further alignment of these executives' and the stockholders' interests was in the best interests of Kuhlman's stockholders.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Code, enacted in 1993 and effective for fiscal years beginning on or after January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Kuhlman currently intends to continue to review the performance-based portion of the compensation of its executive officers in view of this statute and regulations relating thereto.

    CONCLUSION. Through the programs described above, a very significant portion of Kuhlman's executive compensation is linked directly to corporate and individual performance and stock price appreciation. In 1994, as in previous years, a significant portion of Kuhlman officers' compensation consisted of these variable performance-based elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the fluctuations of a business cycle may from time to time result in an imbalance for a particular period.

                                          COMPENSATION COMMITTEE
                                          Robert D. Kilpatrick, Chairman
                                          Steve Cenko
                                          General H. Norman Schwarzkopf

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding compensation paid during each of Kuhlman's last three fiscal years to its Chief Executive Officer, and the four most highly compensated persons serving as executive officers of Kuhlman ("Named Executives") at December 31, 1994 whose salary and bonus for fiscal 1994 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM COMPENSATION
                                                                                      --------------------------
                                                                                                AWARDS
                                                                                      --------------------------
                                                                                                     NUMBER OF
                                           ANNUAL COMPENSATION(1)                                   SECURITIES
                                                                                      RESTRICTED    UNDERLYING
                                           ----------------------    OTHER ANNUAL        STOCK     OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY       BONUS     COMPENSATION (2)     AWARDS      GRANTED (3)   COMPENSATION (4)
- ------------------------------  ---------  ---------  -----------  -----------------  -----------  -------------  ----------------
Robert S. Jepson, Jr.                1994  $ 300,000  $   --           $  --          $   --           135,000      $    4,482
 Chairman of the Board and           1993    267,045    300,000(5)        --              --           100,000         753,695(6)
 Chief Executive Officer             1992     --          --              --              --            --                  --
Curtis G. Anderson (7)               1994    204,282      --              --            500,000(8)     135,000           4,374
 President and                       1993     --          --              --              --            --               --
 Chief Operating Officer             1992     --          --              --              --            --               --
James H. Coleman (7)                 1994    209,668    161,330           --              --            45,000           2,223
 President and Chief Executive       1993      7,692     20,000           --              --            10,000              71
 Officer of Coleman Holding          1992     --          --              --              --            --               --
 Company and Coleman Cable
 Systems, Inc.
Graham J. Beare                      1994    241,667      --               8,958          --            25,000           4,844
 President and Chief Executive       1993    179,545    100,000           14,083          --            50,000           3,635
 Officer of Kuhlman Electric         1992     --          --              --                 --         --               --
 Corporation
Richard A. Walker                    1994    183,333     10,000            4,592          --            30,000           4,526
 Executive Vice President,           1993    137,500     45,000            4,124          --            10,000           3,707
 Chief Administrative Officer,       1992    120,000     40,103            2,629          --             7,142           3,508
 General Counsel and Secretary

- ------------------------------
(1) The aggregate amount of perquisites and other personal benefits for any named executive did not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive, and is therefore not reflected in the table.
(2) Represents amounts reimbursed during the referenced years for the payment of taxes as to relocation expenses.
(3) Represents the number of option shares granted under Kuhlman's stock option plans and stock appreciation rights granted under the SAR Plan.
(4)  The amounts shown in this column include the following:
     (a) Amounts which Kuhlman contributed to the Kuhlman Electric Corporation ("Kuhlman Electric") Savings Maximizer Plan ("Savings Maximizer Plan"), and, in the case of Mr. Coleman, to the Coleman Cable Systems, Inc.
         401(k)   Profit  Sharing  Plan  ("Coleman  Plan").  Under  the  Savings
         Maximizer Plan, participants contribute through payroll deductions amounts that vary from 1% to 16% of their compensation. Kuhlman or a participant's employer, as the case may be, contributes to the Savings Maximizer Plan on behalf of each participant a minimum amount equal to 15% of the participant's before-tax contributions, which do not exceed 6% of the participant's compensation. Kuhlman Electric may also make a discretionary matching annual contribution to the Savings Maximizer Plan, which when made for plan years prior to January 1, 1995 were divided equally among qualifying participants on a per capita basis. Each participant is immediately vested in all contributions made on his or her behalf. The amount of the contribution to the Savings Maximizer Plan for 1994 was $0 for Mr. Jepson; $1,386 for Mr. Anderson; $518 for Mr. Beare; and $1,386 for Mr. Walker. Under the Coleman Plan, participants can elect to make salary deferral contributions not to exceed 12% of their compensation. Coleman may make a discretionary matching contribution in an amount not to exceed 20% of each participant's first 5% of compensation contributed to the Coleman Plan as salary deferral contributions. Coleman may also make discretionary profit sharing contributions to the Coleman Plan which are allocated in the ratio that each participant's compensation bears to the compensation of all participants entitled to share in the contribution for the plan year. Participants are 100% vested in matching contributions. Profit sharing contributions are vested on a graded schedule of 20% after 3 years of vesting service and 20% for each additional year of vesting service. For 1994, $1,848 was contributed to the Coleman Plan on behalf of Mr. Coleman.
     (b) The dollar value of insurance premiums for group term life. The amount of Kuhlman's payment for group term life insurance premiums for 1994 was $4,482 for Mr. Jepson; $2,988 for Mr. Anderson; $375 for Mr. Coleman; $4,326 for Mr. Beare; and $3,140 for Mr. Walker.
(5) This bonus was awarded to Mr. Jepson in the form of shares of Kuhlman Common Stock.
(6) Includes 50,000 shares of Kuhlman Common Stock valued at $15.00 per share or $750,000 in the aggregate issued to Mr. Jepson as a signing incentive at the commencement of his employment by Kuhlman.
(7) On April 26, 1994, Curtis G. Anderson was named as President and Chief Operating Officer of Kuhlman. Options/SARs granted to Mr. Anderson include the grant of an option for 32,337 shares pursuant to the Kuhlman 1994 Option Plan and is subject to the approval of that plan by the stockholders of Kuhlman. On December 15, 1993, Kuhlman acquired all of the outstanding stock of Coleman Holding Company ("Coleman Holding") of which Mr. Coleman is the President and Chief Executive Officer. In addition, Mr. Coleman serves as President and Chief Executive Officer of Coleman Cable Systems, Inc., which is Coleman Holding Company's principal direct subsidiary. The 1993 amounts listed for Mr. Coleman were earned during the period December 15, 1993 (the date of the referenced acquisition) through December 31, 1993. The $20,000 bonus was earned as a result of the consummation of the referenced acquisition.
(8) Includes 28,169 shares of Kuhlman Common Stock valued at $17.75 per share or approximately $500,000 in the aggregate issued to Mr. Anderson as a signing incentive at the commencement of his employment by Kuhlman. These shares would have to be returned to Kuhlman in the event Mr. Anderson leaves Kuhlman within one year from the time of the issuance. Dividends are paid on such shares when and as paid on other shares of Kuhlman Common Stock. Prior to being named as President and Chief Operating Officer of Kuhlman, Mr. Anderson served as a non-employee director of Kuhlman and received in 1994 total compensation of $12,672 for his services in that capacity. (see "Information Regarding Kuhlman Directors, Nominees for Directors of Kuhlman and Executive Officers -- Compensation of Directors").

    SALARIED EMPLOYEES' PENSION PLAN. The Salaried Employees' Pension Plan maintained by Kuhlman Electric covers certain hourly and all salaried employees employed by Kuhlman Electric, certain salaried employees employed by the TRANS-PAK Spring Assembly Division of Emtec Products Corporation, and the salaried employees of Kuhlman.

    The Pension Plan provides for an individual account for each participant and for a benefit based upon the value of such account, subject to the minimum benefit and grandfathering provisions described below. Commencing in 1987, the accounts of participants are credited annually with an amount equal to 3% of salary plus an additional 3% of salary in excess of one-quarter of the maximum amount of wages subject to FICA taxes. Accounts also are credited with a guaranteed rate of interest. The accumulated account may be converted to an annuity at retirement. The account of each individual who was a participant prior to January 1, 1987 was also credited with an amount equal to the value of such participant's accrued benefit as of December 31, 1986 determined under the defined benefit formula then in effect.

    A minimum pension of 1.2% of average compensation multiplied by credited service (limited to 20 years) is payable if it would provide a larger benefit. In addition, certain "grandfathering" provisions apply to avoid a loss of benefits as a result of the transition to the revised benefit structure.

    As of December 31, 1994, the estimated annual pension benefits payable upon retirement at age 65 for certain of the individuals named in the Summary Compensation Table are as follows: $20,571 for Mr. Jepson; $16,023 for Mr. Anderson; $24,769 for Mr. Beare; and $80,085 for Mr. Walker. These estimates are based on the assumptions that the officer will remain in Kuhlman's employ until age 65 without an increase in pensionable compensation, there is no increase in the FICA wage base or the limitations on benefits imposed by the Internal Revenue Code, the annual guaranteed rate of interest credited by the Pension Plan to a participant's account is 3.5% for 1995 and 5.0% thereafter, and a 7.0% interest rate will be used when converting the officer's projected account to an annuity.

    OFFICER AGREEMENTS. On February 22, 1994, the Board of Directors of Kuhlman approved a severance policy applicable to certain executive officers designated by the Kuhlman Board of Directors. The severance policy supersedes any existing severance arrangements with individual officers of Kuhlman. The severance policy provides that if an executive officer's employment with Kuhlman is terminated by Kuhlman for any reason other than the conviction of a felony involving Kuhlman, the executive's base salary will be continued for a period of twenty-four (24) months after such termination. Such officer will also be entitled during the same period to the continuation of certain benefits that such officer was receiving at the time of termination, including, but not limited to, medical and dental coverage, health and accident insurance, and disability and group life insurance. No continuation of salary and benefits are payable under the severance policy if an executive officer dies, retires, or voluntarily terminates employment with Kuhlman. Furthermore, under the severance policy, salary and benefits payable under such severance policy will terminate if an executive officer performs services for a competitor of Kuhlman and will be reduced or eliminated entirely if services are performed for a non-competitor. The severance policy will be administered by the Compensation Committee of the Board of Directors of Kuhlman. As of December 31, 1994, the highest monthly salary for the purpose of determining the severance pay for the Chief Executive Officer and the Named Executives was as follows: Mr. Jepson -- $25,000; Mr. Anderson -- $25,000; Mr. Coleman -- $25,833; Mr. Beare -- $20,833; and Mr.
Walker -- $15,833.

    STOCK OPTION PLANS. Currently there are options outstanding under Kuhlman's 1983 Stock Option Plan ("1983 Plan") and 1986 Stock Option Plan ("1986 Plan") approved by stockholders. The Plans provide for such options to be granted to officers and other key executive employees of Kuhlman and its subsidiaries at not less than 100% of the market value of Kuhlman's Common Stock (as defined in the Plans) at date of grant and with an expiration no later than ten years from date of grant. Options may be granted currently under the 1986 Plan. No new options may be granted under the 1983 Plan, but the 1983 Plan continues as to outstanding stock options.


    OPTION/SAR GRANTS DURING 1994.   The following table sets forth  information
on stock options and stock appreciation rights granted during 1994 to the executive officers named in the Summary Compensation Table.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                               POTENTIAL REALIZABLE
                                                                                                                 VALUE AT ASSUMED
                                               NUMBER OF     PERCENT OF TOTAL                                 ANNUAL RATES OF STOCK
                                               SECURITIES      OPTIONS/SARS                                   PRICE APPRECIATION FOR
                                               UNDERLYING       GRANTED TO       EXERCISE OR                   OPTION/ SAR TERM (2)
                                              OPTIONS/SARS      EMPLOYEES         BASE PRICE     EXPIRATION   ----------------------
                    NAME                        GRANTED      DURING 1994 (1)      PER SHARE         DATE          5%         10%
- --------------------------------------------  ------------   ----------------   --------------   ----------   ----------  ----------
                                                     INDIVIDUAL GRANTS
                                              -------------------------------
Robert S. Jepson, Jr.                          100,000(3)         19.0%            17.00          02/21/04    $1,071,000  $2,703,000
                                                35,000(4)          6.6%            13.88          11/16/99       306,054     772,422
Curtis G. Anderson                              67,663(3)         12.8%            17.75          04/25/04       756,641   1,909,619
                                                32,337(5)          6.1%            13.88          11/15/04       282,768     713,652
                                                35,000(4)          6.6%            13.88          11/16/99       306,054     772,422
James H. Coleman                                25,000(3)          4.7%            17.00          02/21/04       267,750     675,750
                                                20,000(4)          3.8%            13.88          11/16/99       174,888     441,384
Graham J. Beare                                 25,000(3)          4.7%            17.00          02/21/04       267,750     675,750
Richard A. Walker                               10,000(3)          1.9%            17.00          02/21/04       107,100     270,300
                                                20,000(4)          3.8%            13.88          11/16/99       174,888     441,384

- ------------------------------
(1) Kuhlman granted options aggregating 376,000 shares (including the grant of 32,337 shares to Mr. Anderson which is subject to shareholder approval of the Kuhlman 1994 Option Plan) and granted SARs aggregating 151,000 rights to employees during 1994. The options for 32,337 shares granted to Mr. Anderson under the Kuhlman 1994 Option Plan were the only options granted in 1994 that are subject to stockholder approval of that plan. The table does not include options for 100,000 shares to Mr. Jepson, for 50,000 shares to Mr. Anderson, for 8,000 shares to Mr. Coleman and for 20,000 shares to Mr. Walker which were granted in 1995 under the Kuhlman 1994 Option Plan and are also subject to the approval of that plan by the stockholders of Kuhlman.
(2) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that Kuhlman Common Stock will appreciate in value from the date of grant to the end of the option or SAR term at the annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of Kuhlman Common Stock.
(3) These options were granted pursuant to the 1986 Plan which does not provide for the grant of SARs. The exercise price may be paid by delivery of shares of Kuhlman Common Stock already owned by the optionee. These options became exercisable on October 26, 1994.
(4) On November 17, 1994, the Kuhlman Board of Directors adopted the SAR Plan to motivate key employees of Kuhlman and its subsidiaries to increase stockholder value by further aligning such employees' interests with those of stockholders. The SAR Plan is a non-qualified, unfunded incentive compensation plan administered by the Compensation Committee of Kuhlman Board of Directors. The SAR Plan provides for discretionary grants to key employees of cash-only SARs based on shares of Kuhlman's Common Stock. Each SAR measures the change in value of a share of Kuhlman Common Stock. The SARs are automatically exercised on the fifth anniversary of grant. Payment is made only in cash, in a lump sum as soon as practicable after exercise. For each SAR exercised, the payment equals the fair market value of a share of Kuhlman Common Stock at the date of exercise MINUS the fair market value of a share of Kuhlman Common Stock at the date of grant. These grants were made under the SAR Plan.
(5) This option was granted pursuant to the Kuhlman 1994 Option Plan and is subject to the approval of that plan by the stockholders of Kuhlman. If
     Kuhlman stockholders approve the 1994 Kuhlman Option Plan this option would become exercisable six months after the date of such stockholder approval.

    AGGREGATED OPTION/SAR EXERCISES DURING 1994 AND 1994 YEAR-END OPTION/SAR VALUES. The following table sets forth certain information on stock options/SARs exercised during 1994 by the executive officers named in the Summary Compensation Table along with the number and dollar value of options/SARs remaining unexercised at December 31, 1994.

                      AGGREGATED FY-END OPTION/SAR VALUES


                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                       OPTIONS/SARS            IN-THE-MONEY STOCK OPTIONS/
                                                                            AT                           SARS AT
                                        SHARES                       DECEMBER 31, 1994              DECEMBER 31, 1994
                                     ACQUIRED ON      VALUE     ---------------------------   -----------------------------
NAME                                   EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- -----------------------------------  ------------   ---------   -----------   -------------   ------------   --------------
Robert S. Jepson, Jr.                      0            0         200,000       35,000             $0              $0
Curtis G. Anderson                         0            0          67,663       67,337(1)           0               0
James H. Coleman                           0            0          35,000       20,000              0               0
Graham J. Beare                            0            0          75,000            0              0               0
Richard A. Walker                          0            0          96,291       20,000        154,074               0

- ------------------------------
(1) Includes an option of 32,337 shares granted in 1994 pursuant to the 1994 Kuhlman Option Plan which is subject to approval of such plan by the Kuhlman stockholders.

FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

    The following indexed graph indicates Kuhlman's total return to its stockholders for the past five years as compared to total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's Electrical Equipment Index, assuming a common starting point of $100. Total stockholder return for Kuhlman as well as for the Indexes are determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment) and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1989

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 DEC-89     DEC-90     DEC-91     DEC-92     DEC-93     DEC-94
Kuhlman                              $100        $92       $146       $133       $166       $132
S&P 500                              $100        $97       $126       $136       $150       $152
S&P Electrical Equipment In-
dex                                  $100        $92       $122       $133       $161       $163

RELATED TRANSACTIONS

    At various times during 1994, Kuhlman utilized an aircraft owned by Jepson Associates, Inc., a company of which Robert S. Jepson, Jr. is the sole stockholder. Kuhlman reimbursed Jepson Associates, Inc. $131,208 in 1994 for certain costs incurred in connection with such use, and comparable data indicates that such reimbursements were and are substantially below market value.

    On December 15, 1993 Kuhlman acquired Coleman Cable Systems, Inc. ("Coleman Cable"), a manufacturer of a broad range of electrical wire and cable products. Prior to the acquisition, Coleman Cable had entered into five leases with James
H. Coleman, the President of Coleman Cable, his sister and his brother-in-law pursuant to which Coleman Cable leased several manufacturing plants and warehouses. The properties are located in Waukegan and DeKalb, Illinois; the lease commencement dates ranged from July 1980 to July 1992; and the lease termination dates range from June 1995 to October 2009. The aggregate annual base rental under all of the leases is currently $783,825 with annual adjustments at various dates based on the Consumer Price Index. Four of the leases contain a purchase option as well as a right of first refusal and under such leases Coleman Cable is responsible for all capital improvements.

    In addition to the foregoing leases, Coleman Cable, again prior to the acquisition of Coleman Cable by Kuhlman, had entered into two leases with the father of James H. Coleman, as to several facilities in North Chicago, Illinois. The leases commenced in July 1989 and terminate in July 2001 and provide for a current aggregate annual base rental of $678,212. The leases also provide for an annual adjustment to rental based on the Consumer Price Index, contain a purchase option as well as a right of first refusal and provide that Coleman Cable is responsible for all capital improvements.

    Kuhlman has obtained an opinion from a real estate brokerage firm that the terms of the above leases as well as the rental rates payable thereunder are fair and reasonable and no less favorable to Coleman Cable than could have been obtained through arm's-length negotiations with an independent third party.

    In September 1992, Coleman Cable, again prior to the acquisition of Coleman Cable by Kuhlman, had entered into an agreement with Coleman International Inc. ("Coleman International"), a corporation owned by the father and brother-in-law of James H. Coleman, and with Mr. Coleman's father and brother-in-law individually. The agreement provided that Coleman Cable, wishing to reduce its costs of sourcing imported products, engaged Coleman International as its exclusive agent to procure for it certain wire and cable products outside of the United States. The fees paid to Coleman International are based on a percentage of the total purchases made by Coleman Cable. The fees paid to Coleman International by Coleman Cable in 1994 aggregated $459,799. The agreement was renegotiated effective September 1, 1994. The term of the agreement will terminate on June 30, 1995, but shall be automatically renewed for successive six-month periods, unless one party notifies the other of its desire to terminate the agreement. Under the renegotiated agreement, Coleman International will serve as a non-exclusive agent for Coleman Cable and one of its subsidiaries, but will have a right of first opportunity to supply products if Coleman Cable or such subsidiary finds another vendor for such products.

    Kuhlman entered into an agreement ("Kearns Agreement") dated as of August 1, 1994, with W.M. Kearns & Co., Inc., a corporation controlled by William M. Kearns, Jr. ("Kearns & Co."), pursuant to which Kearns & Co. will serve as a non-exclusive financial advisor to Kuhlman on a part-time basis to assist Kuhlman in developing corporate strategy and arranging acquisition, merger, joint venture, investment or divestiture transactions for Kuhlman. Kearns & Co. will give Kuhlman a "right of first refusal" on all such transactions of which Kearns & Co. becomes aware which appear to fit Kuhlman's acquisition guidelines. The Kearns Agreement has a term of two years and will expire on July 31, 1996, unless extended by agreement of the parties. Kuhlman will pay Kearns & Co. each month a cash advisory fee of $20,000 during the term of the Kearns Agreement and will reimburse

Kearns & Co. for reasonable out-of-pocket expenses directly related to its activities under the Kearns Agreement in an amount not to exceed $1,000 per month. In 1994, Kearns & Co. was paid $100,000 in cash advisory fees and reimbursed for out-of-pocket expenses in the amount of approximately $1,500.

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT OF KUHLMAN

    MANAGEMENT

    The following table sets forth, as of April 18, 1995 the number of shares of Kuhlman Common Stock beneficially owned by each director, each current executive officer, including those named in the Summary Compensation Table, and all directors and executive officers as a group as well as the number of shares and percent of class owned by such persons after giving effect to the Merger.

                                                                                                      NUMBER OF
                                                                         NUMBER OF       PERCENT     SHARES AFTER   PERCENT OF
                                                                           SHARES       OF CLASS        MERGER      CLASS AFTER
                                                                           (1)(2)          (3)          (1)(2)      MERGER (3)
                                                                        ------------   -----------   ------------   -----------
Curtis G. Anderson....................................................   109,473           1.7        109,473          *
Graham J. Beare.......................................................    76,347           1.2         76,347          *
William E. Burch......................................................     9,107          *             9,107          *
Steve Cenko...........................................................    16,927          *            16,927          *
James H. Coleman......................................................    40,000          *            40,000          *
Alexander W. Dreyfoos, Jr.............................................    12,485          *            12,485          *
Robert S. Jepson, Jr..................................................   313,714           4.9        315,811           2.4
William M. Kearns, Jr.................................................    13,007          *            13,007          *
Robert D. Kilpatrick..................................................     3,007(4)       *             3,007(4)       *
John L. Marcellus, Jr.................................................    16,109          *            16,109          *
George J. Michel, Jr..................................................    23,186(4)       *            23,186(4)       *
Vernon J. Nagel.......................................................    50,167          *            50,167          *
H. Norman Schwarzkopf.................................................     2,802          *             2,802          *
Richard A. Walker.....................................................    92,288           1.5         92,288          *
All Directors and Executive Officers as a Group (14 Persons)..........   778,619          11.5        780,716           5.7

- ------------------------
*    Less than one percent

(1) Includes shares in Kuhlman's Employees' Stock Purchase Plan, Dividend Reinvestment Plan and the Savings Maximizer Plan.

(2) Includes shares which the following persons have the right to acquire upon the exercise of stock options as of April 18, 1995 or at any time within 60 days thereafter: Curtis G. Anderson -- 67,663 shares; Graham J. Beare -- 75,000 shares; Steve Cenko -- 12,359 shares; James H. Coleman -- 35,000 shares; Robert S. Jepson, Jr. -- 200,000 shares; John L. Marcellus, Jr. -- 12,359 shares; George J. Michel, Jr. -- 12,359 shares; Vernon J. Nagel -- 50,000 shares; and Richard A. Walker -- 91,330 shares.

(3) Each respective individual's shares included in note (2) were deemed to be outstanding as of April 18, 1995 for the purpose of computing the percentage applicable to the person owning such shares but were not deemed to be outstanding for the purpose of computing the percent of class owned by any other person. The total number of shares included in note (2) were deemed to be outstanding for the purpose of computing the percent of class for all directors and executive officers as a group.

(4) These numbers exclude 5,000 shares owned by spouses where beneficial ownership is disclaimed.

    SECTION 16(A) REPORTING DELINQUENCIES.

    Kuhlman's directors and executive officers are required to file reports of ownership and changes in ownership of Kuhlman Common Stock with the Commission and the New York Stock Exchange. William E. Burch, a director of Kuhlman, on behalf of a trust of which he is trustee, filed one late report pertaining to holdings of Kuhlman Common Stock. The acquisition of these trust holdings was timely reported by Mr. Burch individually. Additionally, Mr. Burch filed one late report relating to one individual transaction and one transaction by the referenced trust. George J. Michel, Jr., a director of Kuhlman, on behalf of a trust of which he is co-trustee, filed one late report pertaining to holdings of Kuhlman Common Stock. The acquisiton of these trust holdings was timely reported by Mr. Michel individually. Alexander W. Dreyfoos, Jr., a director of Kuhlman, failed to include in three otherwise timely filed reports, the amount of Kuhlman Common Stock held by a general partnership of which Mr. Dreyfoos is one of seven general partners. Mr. Dreyfoos also failed to include the partnership holdings and one subsequent transaction by that partnership in one otherwise timely filed report. Amended forms have been filed by Mr. Dreyfoos to rectify those omissions.

    CERTAIN BENEFICIAL OWNERS

    The following table sets forth the only persons known by Kuhlman to own of record or beneficially, as of April 18, 1995, five percent or more of the outstanding Common Stock of Kuhlman as well as the number of shares and percent of class owned by such persons after giving effect to the Merger:

NAME OF PERSON                                                                    NUMBER OF SHARES   PERCENT OF CLASS
- --------------------------------------------------------------------------------  ----------------   ----------------
David L. Babson & Co., Inc. ....................................................         404,200(1)        6.5%
 One Memorial Drive
 Cambridge, Massachusetts 02142-1300
Dimensional Fund Advisors Inc. .................................................         348,254(3)        5.6%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401
Mitchell Hutchins Institutional Investors Inc. .................................         568,934(4)        9.2%
 1285 Avenue of the Americas
 New York, New York 10019

                                                                                  NUMBER OF SHARES   PERCENT OF CLASS
NAME OF PERSON                                                                      AFTER MERGER       AFTER MERGER
- --------------------------------------------------------------------------------  ----------------   ----------------
David L. Babson & Co., Inc. ....................................................       1,178,784(2)        8.9
 One Memorial Drive
 Cambridge, Massachusetts 02142-1300
Dimensional Fund Advisors Inc. .................................................         348,254(3)        2.6
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401
Mitchell Hutchins Institutional Investors Inc. .................................         568,934(4)        4.3
 1285 Avenue of the Americas
 New York, New York 10019

- ------------------------
(1) Based solely on information set forth in a Schedule 13G dated February 10, 1995 filed with the Commission.

(2) Based solely on information set forth in a Schedule 13G dated February 10, 1995 filed with the Commission reflecting beneficial ownership of shares of Kuhlman Common Stock and a Schedule 13G dated February 10, 1995 filed with the Commission reflecting beneficial ownership of shares of Schwitzer Common Stock.

(3) Based solely on information set forth in a Schedule 13G dated January 31, 1995 filed with the Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of these shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) Based solely on information set forth in a Schedule 13G dated February 13, 1995 filed with the Commission.

                        ELECTION OF SCHWITZER DIRECTORS

    Schwitzer's Bylaws provide for a Board of Directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Board of Directors. The number of Schwitzer Directors has currently been fixed at six. Schwitzer's Bylaws also provide that the Board of Directors is to be divided into three classes with respect to the time for which the directors hold office. At each annual meeting of stockholders of Schwitzer, successors of the class whose terms of office expire in that year are to be elected for three-year terms and until their successors have been duly elected and qualified.

    The terms of three directors, Donald C. Clark, Gary G. Dillon and Willard R. Hildebrand, will expire at the Schwitzer Annual Meeting. The Company's Board of Directors has nominated Messrs. Clark, Dillon and Hildebrand for re-election to the Schwitzer Board of Directors. If elected, Messrs. Clark, Dillon and Hildebrand will serve until the 1998 annual meeting of stockholders of Schwitzer and until their successors have been duly elected and qualified, except that if the Merger is consummated, all directors of Schwitzer, other than Gary G. Dillon and Robert S. Jepson, Jr., have agreed to resign effective as of the Effective Time.

    Since three positions are to be filled on the Schwitzer Board of Directors, the three nominees receiving the highest number of votes cast at a meeting at which a quorum is present will be elected as directors.

    It is the intention of the parties named in the enclosed Schwitzer proxy to vote the shares represented thereby for the election of the nominees listed below unless the proxy is marked otherwise. The nominees have agreed to serve as directors if elected, and Schwitzer has no reason to believe that the nominees will be unable to serve. In the event that one or more nominees should become unwilling or unable to accept the nomination for election, however, the persons named in the enclosed proxy will vote such proxy for such other persons as may be nominated for director by the Schwitzer Board of Directors. For information concerning procedures established by Schwitzer's Bylaws for stockholder nomination of directors, see "Comparison of Rights of Stockholders -- Board of Directors."

    THE SCHWITZER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" THE ELECTION OF DONALD C. CLARK, GARY G. DILLON AND WILLARD R. HILDEBRAND AS DIRECTORS OF SCHWITZER.

 INFORMATION REGARDING SCHWITZER DIRECTORS, NOMINEES FOR DIRECTORS OF SCHWITZER
                             AND EXECUTIVE OFFICERS

    The following information is furnished with respect to each person who is currently a director of Schwitzer whose term of office will continue after the Schwitzer Annual Meeting, as well as those persons who have been nominated for election as a director, each of whom is currently a director of Schwitzer, and each person who is an executive officer of Schwitzer.

                                  DIRECTOR
                                OR OFFICER OF
         NAME            AGE   SCHWITZER SINCE                                     POSITION
- -----------------------  ---   --------------- --------------------------------------------------------------------------------
Donald C. Clark          63         1989       Director of Schwitzer (1)(2)(3)(4)
Joseph D. Corso          53         1989       Director of Schwitzer (1)(2)(3)
Gary G. Dillon           60         1989       Chairman, President, Chief Executive Officer and Director (3)(4)
Januario Do Carmo        46         1989       Vice President - General Manager (South America)
Claudio R. da Fonseca    51         1989       Director of Finance (South America)
Willard R. Hildebrand    55         1994       Director of Schwitzer (1)(2)(3)(4)
J. Richard Hull          61         1994       Director of Schwitzer (1)(2)(3)
Robert S. Jepson, Jr.    53         1994       Director of Schwitzer (1)(2)(3)
Richard H. Prange        48         1989       Vice President, Chief Financial Officer and Secretary
Peter G. Sanderson       45         1989       Vice President - General Manager (Europe)
Martin G. Spencer        50         1989       Vice President - Sales and Marketing
Peter F. Spratt          57         1989       Director of Finance (Europe)
Leonildo Zyngier         53         1989       Director of Sales and Marketing (South America)

- ------------------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Nominating Committee.

(4)  Nominated for election as a director.

    The current term of Messrs. Clark, Dillon and Hildebrand expires in 1995; of Messrs. Corso and Hull, in 1996; and of Mr. Jepson, in 1997.

    The Merger Agreement provides that effective upon consummation of the Merger, Messrs. Clark, Hildebrand, Corso and Hull will resign from the Board of Directors of Schwitzer, and Curtis G. Anderson will be appointed to the Board of Directors of Schwitzer.

    Mr.  Clark  is  Chairman   of  the  Board  and   a  director  of   Household
International, Inc., a financial services business. Mr. Clark had been Chief Executive Officer of Household from 1982 until September, 1994. He has been Chairman of the Board of Household since 1984. He served as President of Household from 1977 through 1987. Mr. Clark is also a director of Scotsman Industries, Inc., Ameritech Corporation and Warner-Lambert Co. He has been a director of Schwitzer since April, 1989 and served as Chairman of the Board of Schwitzer until June, 1991.

    Mr. Corso is President and Chief Executive Officer of McLouth Steel Company, an employee-owned integrated steel company. He has been a director on the Board of McLouth since July, 1992. He was formerly a principal of Corso Associates, a consulting firm. He is also past President of Inland Steel Flat Products Company, a division of Inland Steel Industries, Inc. He has been a director of Schwitzer since April, 1989.

    Mr. Dillon is Chairman of the Board, President and Chief Executive Officer of Schwitzer. Mr. Dillon has served in his present capacity since June, 1991, having served as President and Chief Executive Officer since April, 1989. Prior to April, 1989 he served as President and Chief Executive Officer of Household Manufacturing, Inc. Mr. Dillon is also a director of Household International, Inc. He has been a director of Schwitzer since April, 1989.

    Mr. Do Carmo is Vice President - General Manager (South America) of Schwitzer and has served in his present capacity since January 1990. Mr. Do Carmo was the Director of Manufacturing (South America) of Schwitzer from April, 1989 until 1990.

    Mr. da Fonseca is Director of Finance (South America) of Schwitzer. He has served in his present capacity since April, 1989.

    Mr. Hildebrand is the President and Chief Executive Officer of Great Dane Trailers, Inc. a manufacturer of semi-truck trailers. Mr. Hildebrand joined Great Dane in November, 1991 and was appointed to his current position in January, 1992. Mr. Hildebrand had served as President and Chief Operating Officer of Fiatallis North America, Inc., a manufacturer of heavy construction and agricultural equipment, for more than five years prior thereto. He has served as a director of Schwitzer since February, 1994.

    Mr. Hull resigned in December, 1993 as Senior Vice President, General Counsel and Corporate Secretary of Household International, Inc., a financial services business. He had served in that capacity since June of 1984. He continued to serve as Senior Vice President and "of counsel" to Household until his retirement from Household in June, 1994. He is a member of the American, Illinois, Florida and Chicago Bar Associations and is an emeritus member of the Board of Trustees of Illinois Wesleyan University. Mr. Hull has served as a director of Schwitzer since January, 1994.

    Mr. Jepson is Chairman of the Board and Chief Executive Officer of Kuhlman Corporation, a holding company with subsidiaries involved in manufacturing. He was elected President and Chief Executive Officer of Kuhlman Corporation in February, 1993 and Chairman of the Board in June, 1993. For more than the past five years, Mr. Jepson was, and is currently, Chairman and Chief Executive
Officer of Jepson Associates, Inc., a private investment company. From 1983 until 1989, Mr. Jepson was Chairman and Chief Executive Officer of The Jepson Corporation, which, until its sale in 1989, was a diversified manufacturing company listed on the New York Stock Exchange. Mr. Jepson currently serves as a director of Kuhlman Corporation, The Washington Water Power Company and Savannah Foods & Industries, Inc.

    Mr. Prange is Vice President, Chief Financial Officer and Secretary of Schwitzer. He has held such position since June, 1989.

    Mr. Sanderson is Vice President - General Manager (Europe) of Schwitzer and has served in his present capacity since April, 1989.

    Mr. Spencer is Vice-President - Sales and Marketing of Schwitzer. He has held such position since April, 1989.

    Mr. Spratt is Director of Finance (Europe) of Schwitzer and has served in his present capacity since April, 1989.

    Mr. Zyngier is Director of Sales and Marketing (South America) of Schwitzer. He has served in his present capacity since April, 1989.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of Schwitzer held six meetings during 1994. Each of the directors attended at least 75% of the meetings of the Board and of any of its committees on which that director served. Attendance at meetings of the Board and its committees as a whole averaged 96%. The Board of Directors has standing Audit, Compensation and Nominating Committees.

    The Audit Committee is composed of Mr. Corso, Mr. Clark, Mr. Hildebrand, Mr. Hull and Mr. Jepson. Mr. Hildebrand was the Chairman of the Committee. The Audit Committee's duties and functions include reviewing the internal accounting controls and audit functions of Schwitzer and its subsidiaries, Schwitzer's accounting principles, policies and practices and financial reporting, the scope of the audits conducted by Schwitzer's independent and internal auditors, and the annual financial statements of Schwitzer and its subsidiaries. The Audit Committee is responsible for informing the Chief Executive Officer of Schwitzer and the Board of Directors of any material concerns that may arise in connection with its review. The Audit Committee also recommends to the Board of Directors the selection of Schwitzer's principal independent auditors and reviews their professional services to determine if their independence may have been impaired by the performance of any non-audit services. The Audit Committee met once during 1994.

    The Schwitzer Compensation Committee is composed of Mr. Corso, Mr. Clark, Mr. Hildebrand, Mr. Hull and Mr. Jepson. Mr. Hull is Chairman of the Committee. The Compensation Committee is responsible for determining the salaries, salary ranges and bonuses of the five highest paid executive officers of Schwitzer and its subsidiaries. It also recommends to the Board of Directors the adoption of, or any substantive amendments to, any pension, profit-sharing, employee benefit or long-term executive compensation plan or program in which senior management participates. The Compensation Committee is also responsible for the granting of stock options, stock appreciation rights and other awards under any long-term executive incentive compensation plan or program of Schwitzer. The Compensation Committee met twice during 1994.

    The Nominating Committee is composed of Mr. Clark, Mr. Corso, Mr. Dillon, Mr. Hildebrand, Mr. Hull and Mr. Jepson. Mr. Corso is the Chairman. The Committee recommends to the Board the slate of directors to be nominated for election to the Board at each Annual Meeting of Stockholders and recommends the election of individuals to fill any vacancies which may occur on the Board. Additionally, the Nominating Committee reviews annually the size and composition of the Board of Directors. The Nominating Committee did not meet during 1994. A stockholder of Schwitzer may nominate persons for election to the Board of Directors of Schwitzer if such stockholder submits such nomination, together with certain related information required by Schwitzer's Bylaws, in writing to the Secretary of Schwitzer, which notice must be received at the principal executive offices of Schwitzer not less than 30 days prior to the date of the meeting at which directors are to be elected; PROVIDED, HOWEVER, that in the event that less than 40 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made.

COMPENSATION OF DIRECTORS

    Each non-management director of Schwitzer receives for his services (1) an annual retainer fee paid in shares of Common Stock of Schwitzer having an aggregate market value of $16,000 (rounded to avoid any fractional shares), determined as of the day immediately preceding the date of the annual meeting of stockholders of Schwitzer, and (2) a fee of $800 paid in cash for each Board of Directors and Committee meeting attended. In addition, any non-management director who serves as chairman of the Audit, Compensation or Nominating Committee of the Board of Directors receives as compensation for those services additional shares of Schwitzer Common Stock having a market value of approximately $2,000. Schwitzer transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of the stockholders of Schwitzer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As a member of the Board of Directors of Household, Mr. Dillon serves on the Audit, Finance and Nominating Committees of Household. Mr. Dillon does not serve on the Compensation Committee of Household, and therefore does not actively participate in the determination of salaries, bonuses and incentive awards to members of Household's senior management, including Mr. Clark.

    Mr. Clark became a member of the Compensation Committee of Schwitzer in June, 1994. As a member of Schwitzer's Compensation Committee, Mr. Clark is actively involved in the determination of salaries, bonuses and incentive awards to members of Schwitzer's senior management, including Mr. Dillon.

REPORT OF THE COMPENSATION COMMITTEE OF THE SCHWITZER BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of Schwitzer is responsible for developing Schwitzer executive compensation philosophies, determining the executive compensation program components and assuring that the program is administered consistent with the program's philosophies and objectives. The Committee also reviews and approves the compensation of each of Schwitzer's five most highly compensated executive officers and approves all grants of stock options or other awards to any employee under the Schwitzer Incentive Plan. None of the Committee members are employed by Schwitzer.

    The Committee believes that since executive officers are in positions to make substantial contributions to the long-term success of Schwitzer, the executive compensation program should be structured to provide meaningful incentives to increase stockholder value. On an annual basis, the Committee reviews the performance of each of the five most highly compensated executive officers against the objectives established by, and for, such executive officer for the preceding year. The Committee also reviews the program components and plan for each such executive officer for the upcoming year. The Committee approves each plan with such modifications as it deems appropriate. During the year, the Committee reviews individual salaries of the five most highly compensated executive officers in conjunction with criteria set forth for base salaries listed below, taking into account any significant event that could affect program objectives and design.

    Schwitzer's executive officer compensation program is generally comprised of a base salary, an annual cash incentive compensation program and participation in the Schwitzer Incentive Plan through grants of stock options. Stock appreciation rights, restricted stock and restricted stock rights also are compensation components available to be used at the discretion of the Compensation Committee. In addition, executives are eligible to participate in various benefits, including insurance protection, retirement plans and vacations/holidays generally available to employees of Schwitzer.

    BASE SALARY. The annual base salaries of Schwitzer's executive officers are determined by reference to surveys of the compensation of executives with similar responsibilities employed by companies that the Committee believes are comparable to Schwitzer. The Committee first establishes from such surveys a minimum and maximum salary range for each executive and then determines the base salary for such executive within such range based on the Committee's assessment of the executive's individual performance and other factors deemed relevant by the Committee.

    At the end of the first quarter of 1994, Mr. Dillon's annual base salary was increased from $280,000 to $297,000 per year, or approximately 6.1%. His cumulative average base salary increase during the past three years has been 4%. In setting Mr. Dillon's salary, the Committee took into account a survey of the combined salary and bonus compensation paid to the chief executive officers of 41 durable goods manufacturing companies with sales between $100 million and $250 million. Giving effect to such increase, Mr. Dillon's salary is less than two-thirds of the average combined salary and bonus reported in such survey. The Committee has set Mr. Dillon's salary at such level because it believes that significant emphasis should be placed on the incentive compensation portion of his total compensation.

    EXECUTIVE INCENTIVE COMPENSATION PROGRAM. Schwitzer's executive incentive compensation program is designed to provide increased incentives to key executives to meet or exceed aggressive financial targets and to complete significant projects contributing to Schwitzer's success. The Committee sets the target or "par" amount for cash bonuses under this program as a percentage of the annual salary of such executive, with a maximum bonus for 1994 equal to between 30% and 75% of the executive's annual salary, depending on the office held, and a minimum bonus of zero. Bonuses are earned based primarily on performance compared with financial goals established by the Committee for Schwitzer or one of its subsidiaries. Such financial goals include targets for earnings and return on investment or return on equity. A portion of each bonus opportunity is based on discretionary factors to reflect individual contributions to Schwitzer's short-term and long-term programs for success.

    Mr. Dillon's cash incentive compensation for a given fiscal year may range from 0% to 75% (up to 80% beginning in 1995) of his annual base salary, with a target or "par" bonus of 50% of his annual base salary. Based on the factors described above, Mr. Dillon earned a bonus of 75% of his annual base salary in 1994 and 56.8% of his annual base salary in 1993.

    LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN. The Committee believes that long-term incentives should provide significant portions of total compensation for executives while encouraging long-term stock ownership. The objective of the Schwitzer Incentive Plan is to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Committee endorses the value of stock ownership as an incentive for Company executives to increase stockholder value through improved executive performance.

    The Schwitzer Incentive Plan meets these objectives by permitting Schwitzer to make annual grants of non-qualified stock options to participants who can make significant contributions to the long-term success of Schwitzer. The Schwitzer Incentive Plan also permits Schwitzer to reward executives through other forms of stock grants such as restricted stock, restricted stock rights and stock appreciation rights.

    The Committee has established programs for each executive officer under the Schwitzer Incentive Plan which provide for stock option grants as a portion of each participant's total compensation. The stock option price is equal to the fair market value on the day of grant. Value to the executive is dependent upon an increase in the share price above the stock option price. The 1994 program established for Mr. Dillon under the Schwitzer Incentive Plan included options to purchase 10,000 shares at $9.375 each which will create value directly relating to future stock price trends. In addition, in 1994, Mr. Dillon received 1,500 performance units under the Schwitzer Performance Unit Plan, all of which relate to Schwitzer's return on investment during the period 1995-1997, and 75,000 phantom shares, all of which vest only if he continues to be employed until at least October 18, 1997. The Committee believes that an appropriate portion of Mr. Dillon's total compensation is tied directly to stockholder value and financial performance.

    BENEFIT PROGRAMS. Schwitzer provides its executive officers with insurance protection plans including medical, dental, life, accidental death and dismemberment, travel and accident and disability insurance, retirement programs and vacation and holiday plans. These plans are generally available to Company employees.

                                          COMPENSATION COMMITTEE

                                          J. Richard Hull, CHAIRMAN
                                          Donald C. Clark
                                          Joseph D. Corso
                                          Willard R. Hildebrand
                                          Robert S. Jepson, Jr.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table summarizes the total compensation of the Chief Executive Officer and the five other most highly compensated executive officers of Schwitzer for fiscal years 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                                 -------------------------
                                                 ANNUAL COMPENSATION (1)
                                          -------------------------------------           AWARDS
                                                                        OTHER    -------------------------
                                                                        ANNUAL   RESTRICTED    SECURITIES    ALL OTHER
                                                                       COMPEN-      STOCK      UNDERLYING     COMPEN-
                                                    SALARY    BONUS     SATION     AWARDS       OPTIONS/     SATION (2)
     NAME          PRINCIPAL POSITION      YEAR      ($)       ($)       ($)         ($)         SARS(#)        ($)
- --------------  ------------------------  ------   --------  --------  --------  -----------   -----------   ---------
G.G. Dillon     Chairman of the Board,
                 President & CEO            1994    294,167   222,750        0   712,500(3)       10,000       20,041
                Chairman, President &
                 CEO                        1993    280,000   159,000        0         0          12,000       14,761
                Chairman, President &
                 CEO                        1992    275,683    58,720        0         0          15,000       14,369

R.G. Adams      EVP, General Mgr. (N.A.)    1994    190,000    41,375   88,578         0           5,000       11,136
                (resigned 8/15/94)          1993    190,000    81,890        0         0           9,000        9,352
                EVP, General Mgr. (N.A.)    1992    190,000    22,420        0         0           8,000        8,454
                EVP, General Mgr. (N.A.)

J. Do Carmo     VP, General Mgr. (S.A.)     1994    149,682    87,722        0         0           3,000            0
                VP, General Mgr. (S.A.)     1993    115,730    32,520        0         0           3,000            0
                VP, General Mgr. (S.A.)     1992    100,542    16,035        0         0           3,000            0

R.H. Prange     VP, CEO & Secretary         1994     95,808    47,904   10,492         0           5,000        4,181
                VP, CEO & Secretary         1993     88,170    29,010        0         0           7,000        3,253
                VP, CEO & Secretary         1992     77,605    10,632        0         0           5,000        2,850

C.R. da         Director of Finance
                 (S.A.)                     1994     96,095    26,907        0         0               0            0
 Fonseca        Director of Finance
                 (S.A.)                     1993     74,298    10,030        0         0           1,500            0
                Director of Finance
                 (S.A.)                     1992     65,803     5,067        0         0           1,500            0

L. Zyngier      Director of Sales & Mkt.
                 (S.A.)                     1994     96,095    26,907        0         0               0            0
                Director of Sales & Mkt.
                 (S.A.)                     1993     74,298    10,030        0         0           1,500            0
                Director of Sales & Mkt.
                 (S.A.)                     1992     65,803     5,067        0         0           1,500            0

- ------------------------------
(1)  Includes amounts earned in the fiscal year, whether or not deferred.

(2) Amounts in this column consist entirely of Schwitzer U.S.-matching contributions to the TRIP (defined below) and the Supplemental TRIP (defined below) and group term life insurance premiums paid by Schwitzer. See "Savings and Pension Plans" below. The amount of the employer contributions to the TRIP and the Supplemental TRIP for 1994 was $13,595 for Mr. Dillon, $8,157 for Mr. Adams and $3,744 for Mr. Prange. The amounts or group term life insurance premiums paid by Schwitzer for 1994 was $6,446 for Mr. Dillon, $2,979 for Mr. Adams and $437 for Mr. Prange.

(3) Consists of 75,000 units of restricted phantom stock, valued based on the market value of Schwitzer Common Stock on the date of grant (October 18, 1994), all of which will vest on October 18, 1997, except that if Mr. Dillon's employment by Schwitzer U.S. terminates for any reason prior to such date, all of such units will terminate and be forfeited. As of December 31, 1994, Mr. Dillon held no other shares of restricted stock other than such phantom units. Based on the $7.875 closing price for Schwitzer Common Stock on the NYSE on the last trading day of 1994, the value of 75,000 unrestricted shares of Schwitzer Common Stock at the end of 1994 was $590,625. No dividends are payable on Mr. Dillon's phantom stock units.

    OPTION GRANTS. The following table contains information concerning grants of stock options made during fiscal year 1994 to each of the named executive officers who was granted a stock option during such year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                           -------------------------------------------               POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF      % OF TOTAL                               ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES     OPTIONS/SARS                              PRICE APPRECIATION FOR 10-YEAR
                            UNDERLYING      GRANTED TO      EXERCISE                INDIVIDUAL GRANTS OPTION TERM(4)
                           OPTIONS/SARS    EMPLOYEES IN     PRICE (3)   EXPIRATION  --------------------------------
          NAME              GRANTED (1)   FISCAL YEAR (2)    ($/SH)        DATE           5%              10%
- -------------------------  -------------  ---------------  -----------  ----------  --------------  ----------------
G.G. Dillon                     10,000          24.39%      $   9.375    02/15/04   $       58,959  $        149,413
R.G. Adams                       5,000          12.20%          9.375    11/16/94        N/A              N/A
J. Do Carmo                      3,000           7.32%          9.375    02/15/04           17,688            44,824
R.H. Prange                      5,000          12.20%          9.375    02/15/04           29,479            74,707

- ------------------------
(1) Consists solely of options which become exercisable with respect to 25% of the shares subject thereto beginning on each of the first, second, third and fourth anniversaries of the date of grant.

(2)  Based on options for a total of 41,000 shares granted to all employees.

(3)  Based on the market value on February 15, 1994.

(4) Potential realizable values are calculated using an exercise price of $9.375, the market value (the average of the high and low prices) of Schwitzer Common Stock on February 15, 1994, the date of the grant.

    OPTION EXERCISES AND YEAR-END VALUES. The following table contains information concerning the exercise of stock options during fiscal year 1994 and the value of unexercised stock options at the end of fiscal year 1994 with respect to the named executive officers.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                                      OPTIONS HELD AT           THE-MONEY OPTIONS AT
                                         SHARES        VALUE          FISCAL YEAR-END          FISCAL YEAR-END (1)(2)
                                       ACQUIRED ON   REALIZED    --------------------------  --------------------------
                NAME                    EXERCISE        ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
G.G. Dillon                                     0    $       0      162,092        17,250    $   301,281    $   7,219
R.G. Adams                                 25,000       88,578            0             0              0            0
J. Do Carmo                                     0            0       21,800         4,500         43,719        1,781
R.H. Prange                                 2,125       10,492       33,325         8,500         58,375        4,094
C.R. da Fonseca                                 0            0       12,675         1,125         24,234          891
L. Zyngier                                      0            0       12,675         1,125         24,234          891

- ------------------------
(1) Based on the market value of Schwitzer Common Stock on December 31, 1994 of $7.88 (the average of the high and low prices for Schwitzer Common Stock).

(2) As of December 31, 1994, the exercise price of some options was higher than the market value of the underlying stock. Accordingly, option holders will not be able to receive any value from those options until the price of Schwitzer Common Stock rises above the exercise price of the options.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                     AWARDS
                                    -----------------------------------------       ESTIMATED FUTURE PAYOUTS (1)
                                     NUMBER OF SHARES/   PERFORMANCE OR OTHER  ---------------------------------------
                                           UNITS             PERIOD UNTIL       THRESHOLD                    MAXIMUM
               NAME                 OR OTHER RIGHTS (#)  MATURATION OR PAYOUT      ($)       TARGET (2)        ($)
- ----------------------------------  -------------------  --------------------  -----------  -------------  -----------
Gary G. Dillon                               1,500               3 years       $   150,000       N/A       $   300,000
Richard H. Prange                              250               3 years            25,000       N/A            50,000
Peter G. Sanderson                             250               3 years            25,000       N/A            50,000
Januario Do Carmo                              200               3 years            20,000       N/A            40,000
Martin G. Spencer                              150               3 years            15,000       N/A            30,000

- ------------------------
(1) The awards shown in the table are made under Schwitzer's Performance Unit Plan and consist of phantom units payable in cash. The amounts of future payouts under the awards are based on Schwitzer's average return on investment ("ROI") for the three-year period commencing January 1, 1995 and ending on December 31, 1997. No payouts will be made under the awards unless and until the specified level of ROI is achieved.

(2)  No target payout or level of performance is specified in the awards.

    SAVINGS AND PENSION PLANS. Schwitzer U.S. has a Tax Reduction Investment Plan ("TRIP") which is a deferred savings plan for its eligible U.S. employees. With certain exceptions, an employee of at least 21 years of age with three months of service (three years of service if under age 21) may contribute into the TRIP, on a pre-tax and after-tax basis, up to 15% of the participant's cash compensation (subject to a maximum annual pre-tax contribution by a participant of $9,240 for 1994 as adjusted for cost of living increases) and invest such contributions in Schwitzer Common Stock or separate equity or income funds. Each participant's own pre-tax contributions (which are fully vested) are matched by employer contributions at a rate determined by the employer at its discretion, but employer contributions may not exceed 6% of a participant's compensation. Employer matching contributions are invested in Schwitzer Common Stock. A graduated vesting schedule provides for partial vesting in matching contributions on the basis of years of service, with a participant becoming fully vested in such employer matching contributions after five years of employment. With certain exceptions, a participant's after-tax contributions may be withdrawn, and employer matching contributions may be withdrawn after five years of plan participation. A participant's pre-tax contributions may not be withdrawn except for an immediate financial hardship, upon termination of employment, or after attaining age 59. In addition, participants may obtain loans from their TRIP accounts under certain circumstances.

    Schwitzer U.S. has also established a Supplemental Tax Reduction Investment Plan ("Supplemental TRIP") for those participants in the TRIP who, as the result of restrictions imposed on the TRIP under the Code, are precluded from receiving from Schwitzer U.S. the full amount of the employer matching contributions to which such participants would otherwise be entitled. Schwitzer U.S. credits to an account established for each participant under the Supplemental TRIP an amount equal to the difference between 3% of the participant's annual compensation and the amount of the matching contribution that Schwitzer U.S. was permitted to make to the account of such participant under the TRIP. A participant in the Supplemental TRIP becomes vested in the amounts credited to his or her account in accordance with the vesting schedule applicable to the TRIP. Vested amounts held in a participant's account under the Supplemental TRIP will be paid to the participant or his or her spouse or designated beneficiary upon termination of employment or at such time or in such other form or manner as the Compensation Committee of the Board of Directors in its sole discretion may determine.

    The Schwitzer U.S. Inc. Pension Plan for Certain Salaried and Exempt Employees ("Salaried Pension Plan") is a non-contributory, defined benefit plan for certain salaried employees. The amount of a participant's pension benefits depends primarily on years of employment, age at retirement, and average annual compensation (salary plus bonus, whether paid in cash or stock, and excluding Schwitzer U.S. matching contributions to the TRIP and automobile allowance) for the five successive highest-paid years of the employee's last ten years of employment. The plan is integrated with Social Security to the extent allowed by law. Participants become fully vested in their accrued pension benefits after five years of service. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service. The following table illustrates the amount of the plan's annual pension benefits on a straight-life annuity basis (including amounts payable under Schwitzer's non-qualified supplemental pension plan, where applicable) for eligible employees retiring at age 65. Offsets for Social Security payments and other offsets provided for in the plan are not reflected in this table.

                               PENSION PLAN TABLE

                               YEARS OF SERVICE
               ------------------------------------------------
REMUNERATION      15        20        25        30        35
- -------------  --------  --------  --------  --------  --------
  $100,000     $ 18,298  $ 24,398  $ 30,498  $ 36,598  $ 42,698
  $200,000     $ 38,756  $ 51,674  $ 64,592  $ 77,511  $ 90,430
  $300,000     $ 59,212  $ 78,950  $ 98,688  $118,425  $138,163
  $400,000     $ 79,669  $106,226  $132,782  $159,339  $185,895
  $500,000     $100,126  $133,501  $166,876  $200,252  $233,627
  $600,000     $120,583  $160,777  $200,971  $241,166  $281,360

    Compensation covered by the Salaried Pension Plan includes salary plus bonuses paid in cash or stock. For purposes of determining the benefit under the Salaried Pension Plan, the amount of covered compensation for 1994 for each executive officer named in the Summary Compensation Table is equal to the salary reported for 1994 plus the bonus reported for 1993 in the Summary Compensation Table, since bonuses earned in a given fiscal year are paid in the following year. The years of service for purposes of the Salaried Pension Plan are as follows: Mr. Dillon, 16 years and Mr. Prange, 22 years. In calculating credited years of service under the Salaried Pension Plan, years of service with Household prior to the spin off of Schwitzer by Household International, Inc. in 1989 have been taken into account. A non-qualified supplemental pension plan will be provided to those employees exceeding regulatory restrictions.

    Pension benefits for Messrs. Do Carmo, da Fonseca and Zyngier are derived from a Brazilian government pension program since Lacom Schwitzer Equipamentos, Ltda., Schwitzer's subsidiary in Brazil, does not have a pension plan.

    EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS. The Dillon Agreement sets forth Mr. Dillon's entitlement to an established annual salary as may be increased from time to time by the Board of Directors of Schwitzer U.S., and to benefits under the Schwitzer U.S. benefit plans and establishes an annual bonus awarded under Schwitzer's Executive Incentive Compensation Program ranging from 0% to 80% of his annual salary, with a par rate equal to 50% of his annual salary. Under the Dillon Agreement, Mr. Dillon is also entitled to 1,500 performance units under Schwitzer's Performance Unit Plan for the period from January 1, 1995 through December 31, 1997. Under the Performance Unit Plan (adopted on October 18, 1994, performance will be measured in terms of a net income return on equity plus debt investment ("ROI") averaged over such three year period, with awards ranging from $0 per unit for ROI of 10% to $200 per unit for ROI of 20% or greater.

    The Dillon Agreement provides that in the event he is terminated or resigns from Schwitzer U.S. for any reason prior to his 65th birthday, Schwitzer U.S. shall continue to pay his then annual salary, to pay his then annual bonus at par levels and to provide all pension, profit sharing, deferred compensation, medical and life insurance benefits under Schwitzer U.S.'s benefit plans for a period ending on the earlier of (a) 18 months from the date of such termination or resignation or (b) his 65th birthday. Such agreement further provides that upon the date of such termination or resignation, all options with respect to Schwitzer held by Mr. Dillon will immediately become exercisable, and any restrictions on the stock of Schwitzer held by Mr. Dillon on the date of such termination or resignation, other than on the 75,000 phantom stock units granted to Mr. Dillon on October 18, 1994 (described below), will lapse on such date.

    The Dillon Agreement also provides that if Mr. Dillon is terminated or resigns following a Change of Control (as defined in the Schwitzer Incentive
Plan), Schwitzer U.S. shall, in addition to the payments described above, be obligated to make a lump sum cash payment to Mr. Dillon equal to 1 1/2 times his then annual salary and 1 1/2 times his then annual bonus at par level. Such agreement further provides that Schwitzer U.S. will reimburse Mr. Dillon for any excise tax due with respect to any excess parachute payment within the meaning of Sections 280G and 4999 of the Internal Revenue Code (or successor provisions) and for any additional federal income and excise taxes due on such excise tax.

    Notwithstanding the foregoing, the Dillon Agreement provides that if he should elect to resign at a time when the Board of Directors of Schwitzer U.S. has not employed a successor Chief Executive Officer, Schwitzer U.S. will not be obligated to make the payments otherwise required by such agreement.

    Pursuant to a Phantom Stock Agreement between Mr. Dillon and Schwitzer U.S. dated October 18, 1994, Mr. Dillon has been awarded 75,000 phantom stock units which entitle him to receive an amount of cash equal to the value of 75,000 shares of Schwitzer Common Stock on his termination of employment with Schwitzer U.S., except that if Mr. Dillon's employment by Schwitzer U.S. is terminated prior to October 18, 1997, his rights with respect to all of such phantom stock units will terminate and be forfeited.

    In connection with the Merger, and in order to provide Mr. Dillon with an incentive to remain in the employ of Schwitzer U.S. after the closing of the Merger and to eliminate any incentive for Mr. Dillon to leave Schwitzer U.S. after such closing, the Dillon Agreement was amended by the Dillon Amendment to provide that, at the Effective Time, (i) the obligation of Schwitzer U.S. to pay Mr. Dillon's salary and bonuses at par levels for up to 18 months upon his termination or resignation as provided for above, (ii) its obligation to make a lump sum payment upon his termination or resignation following a Change of Control as provided for above, and (iii) any other severance obligation of Schwitzer U.S. to Mr. Dillon will be terminated as of the Effective Time, and in lieu of the obligation in (i) above, Schwitzer U.S. will, at the Effective Time, pay Mr. Dillon a lump sum cash payment in the amount of 1 1/2 times his then annual salary and 1 1/2 times his then annual bonus at par level, and in lieu of the obligation in (ii) above, Schwitzer U.S. will, at the Effective Time, pay Mr. Dillon a lump sum cash payment of 1 1/2 times his then annual salary and 1 1/2 times his then annual bonus at par level.

    The Dillon Amendment further provides that, at the Effective Time, (i) each option to purchase Shares of Common Stock of Schwitzer held by Mr. Dillon pursuant to a grant under the Schwitzer Incentive Plan will be converted into an option to purchase shares of Common Stock of Kuhlman in accordance with the Exchange Ratio and each such option shall become exercisable in accordance with such option's terms and (ii) the 75,000 phantom stock units awarded to Mr. Dillon on October 18, 1994 will entitle him to receive an amount of cash equal to the value of 75,000 shares of Kuhlman Common Stock upon his termination of employment, subject to forfeiture if Mr. Dillon's employment by Schwitzer U.S. is terminated prior to October 18, 1997. The Dillon Amendment also increased Mr. Dillon's annual salary from $297,000 to $325,000.

    The Dillon Amendment further provides that (i) as of the Effective Time, the Board of Directors of Schwitzer U.S. shall be deemed to have employed a successor Chief Executive Officer, (ii) Schwitzer U.S. may terminate Mr. Dillon's employment at any time and Mr. Dillon may resign such employment at any time, and (iii) after the Effective Time, Schwitzer U.S.'s obligation to continue to provide all pension, profit sharing, deferred compensation, medical and life insurance benefits under its benefit plans for a period ending on the earlier of (a) 18 months after Mr. Dillon's termination or resignation or (b) his 65th birthday, shall continue. The Dillon Amendment shall be void and of no effect if Mr. Dillon should resign from Schwitzer U.S. prior to the Effective Time.

    In addition to Mr. Dillon, Mr. Prange, Mr. Do Carmo, Mr. da Fonseca, Mr. Zyngier, Mr. Spencer, Mr. Spratt and Mr. Sanderson have employment agreements with Schwitzer or one of its subsidiaries which generally provide for continued compensation for between six and twelve months if such employees are terminated (other than for willful and deliberate misconduct or inability, for reasons of disability, to perform their duties for six consecutive calendar months) or such employees resign prior to reaching age 65 because of (i) assignment to position of lesser rank or status, (ii) reduction in annual salary, annual par bonus or benefits, or (iii) reassignment to a geographical area more than 50 miles from their present residence.

FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

    The graph below compares the cumulative total stockholder return on the Common Stock of Schwitzer for the last five fiscal years (see note below) with the cumulative total return on the Russell 2000 Index and the S&P 500 Index over the same period. Most of Schwitzer's direct competitors are private companies or small segments of larger companies, which does not permit construction of a realistic peer group. Therefore, the S&P 500 Index is used in lieu of a peer group for this comparison.

                Comparison of Five-Year Cumulative Total Return*
                         Schwitzer, Inc., Russell 2000,
                               and S&P 500 Index

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               DEC-89     DEC-90     DEC-91     DEC-92     DEC-93     DEC-94
Kuhlman          100.00      61.82      94.55      89.09      87.27     116.36
Russell 2000     100.00      80.49     117.56     139.21     165.53     162.51
S&P 500          100.00      96.90     126.43     136.06     149.66     151.65

    Assumes $100 invested on December 31, 1989, in Schwitzer, Inc.'s Common Stock, Russell 2000, and S&P 500.

*  Cumulative total return assumes reinvestment of dividends.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows the beneficial ownership of Schwitzer Common Stock for each director, including each nominee for director of Schwitzer, each executive officer of Schwitzer named under "Executive Compensation -- Summary
Compensation Table" elsewhere in this Proxy Statement/ Prospectus and all directors and executive officers of Schwitzer as a group as of April 18, 1995.

                                                                       NO. OF SHARES
                                                                   BENEFICIALLY OWNED(1)
                                                                   ---------------------

DIRECTORS AND DIRECTOR NOMINEES
Donald C. Clark..................................................        46,917
Joseph D. Corso..................................................        11,851
Gary G. Dillon...................................................       239,193(2)
Willard R. Hildebrand............................................         6,324
J. Richard Hull..................................................         3,324
Robert S. Jepson, Jr.............................................         2,181

CERTAIN EXECUTIVE OFFICERS
Januario Do Carmo................................................        21,800
Richard H. Prange................................................        36,128
Claudio da Fonseca...............................................        12,675
Leonildo Zyngier.................................................        12,675
Directors and Officers as a group (13 individuals, including all
 those listed above).............................................       447,268(3)

- ------------------------
(1) Information relating to beneficial ownership of Schwitzer Common Stock by nominees and directors is based upon information furnished by each person to Schwitzer or reflected in the records of the Schwitzer Incentive Plan or the TRIP. Information relating to shares held in the TRIP has been furnished as of December 31, 1994, the latest date for which such information is available. Except as indicated otherwise in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Schwitzer Common Stock listed opposite his name.

(2) Includes 336 shares held for the account of Mr. Dillon under the TRIP with respect to which Mr. Dillon has voting and shared investment power, 162,092 shares issuable pursuant to stock options exercisable within 60 days and 17,100 shares held jointly by Mr. Dillon and his wife with respect to which Mr. Dillon and his wife share both voting and investment power. Mr. Dillon beneficially owns 3.1% of the outstanding shares of Schwitzer Common Stock.

(3) Includes 3,135 shares held for the accounts of officers under the TRIP with respect to which such officers have voting and shared investment power, and 295,467 shares issuable pursuant to stock options exercisable within 60 days.

    No nominee or director of Schwitzer other than Mr. Dillon beneficially owns more than one percent of the outstanding shares of Schwitzer Common Stock. All directors and officers of Schwitzer as a group beneficially own 5.9% of the outstanding shares of Schwitzer Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following are the only persons known to Schwitzer to be the beneficial owners of more than 5% of the outstanding Schwitzer Common Stock ("Schwitzer 5% Holder") as of the most recent date prior to the preparation of this Proxy Statement/Prospectus for which information is available to Schwitzer.

                                                                                             NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                                        BENEFICIALLY OWNED   PERCENT OF CLASS
- ------------------------------------------------------------------------------------------  ------------------   ----------------
David L. Babson & Co., Inc.                                                                        805,600(1)       11.13%
One Memorial Drive
Cambridge, MA 02142
Ingalls & Snyder                                                                                   755,050(2)       10.43%
61 Broadway
New York, NY 10006
Pioneering Management Corporation                                                                  571,300(3)        7.89%
60 State Street
Boston, MA 02114
SoGen International Fund, Inc.                                                                     498,300(4)        6.88%
Societe Generale Asset Management Corp.
1221 Avenue of the Americas
New York, NY 10020
Manley Fuller Asset Management, Inc.                                                               420,100(5)        5.80%
1185 Avenue of the Americas, 30th Floor
New York, NY 10036
Massachusetts Mutual Life Insurance Company                                                        500,000(6)        6.46%(7)
MassMutual Corporate Investors
MassMutual Participation Investors
1295 State Street
Springfield, MA 01111

- ------------------------
(1) Based on a Schedule 13G dated February 10, 1995, filed with the Commission by David L. Babson & Co., Inc., reflecting its beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, Babson reported that it may be deemed to have sole voting power over 538,400 shares, shared voting power over 222,200 shares and sole dispositive power over 805,600 shares of Schwitzer Common Stock.
(2) Based on a Schedule 13G dated January 13, 1995 filed with the Commission by Ingalls & Snyder, reflecting its beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, Ingalls & Snyder reported that it may be deemed to have sole voting power over 26,000 shares and sole dispositive power over 755,050 shares of Schwitzer Common Stock.
(3) Based on a Schedule 13G dated January 17, 1995, filed with the Commission by Pioneering Management Corporation, reflecting its beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, Pioneering reported that it may be deemed to have sole voting power and shared dispositive power over 571,300 shares of Schwitzer Common Stock.
(4) Based on a Schedule 13G dated February 15, 1995, filed with the Commission by SoGen International Fund, Inc., and its investment advisor, Societe Generale Asset Management Corp., reflecting their beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, SoGen International Fund, Inc. and Societe Generale Asset Management Corp. reported that they may be deemed to have sole voting power and sole dispositive power over 498,300 shares of Schwitzer Common Stock.
(5) Based on a Schedule 13G dated February 13, 1995 filed with the Commission by Manley Fuller Asset Management, Inc., reflecting its beneficial ownership of shares of Schwitzer Common Stock as  of December 31, 1994. As of  that date, Manley Fuller Asset Management,
     Inc. reported that it may be deemed to have sole voting power over  410,700 shares  and sole dispositive power over  420,100 shares of Schwitzer Common
     Stock.
(6)  Based on a Schedule  13G dated May  6, 1992, filed  with the Commission  by
     Massachusetts   Mutual   Life  Insurance   Company,   MassMutual  Corporate
     Investors, and MassMutual Participation  Investors, as a group,  reflecting its  beneficial  ownership  of  warrants for  350,000,  100,000  and 50,000 shares, respectively, of Schwitzer Common  Stock, as of December 31,  1992.
     MassMutual  reported that  it had  sole voting  power and  sole dispositive power over all of such warrants. The exercise price of such warrants is  $8 per share.
(7)  Assumes  issuance of  the shares of  Schwitzer Common Stock  subject to the warrants described in note (6).

EFFECT OF MERGER

    At the Effective Time, each outstanding share of Schwitzer Common Stock, including each share held by any of the directors and officers of Schwitzer or any of the Schwitzer 5% Holders, will be converted into 0.9615 share of Kuhlman Common Stock. To the knowledge of Schwitzer, the percentage of outstanding shares of Kuhlman Common Stock owned by Mr. Dillon, all directors and officers of Schwitzer as a group and each Schwitzer 5% Holder after giving effect to the Merger will be approximately 53% of the percentage of the outstanding Schwitzer Common Stock listed above as being held by each such person or group, except that the percentage of Kuhlman Common Stock held by David L. Babson & Co., Inc. will be 8.9% and such percentage deemed to be held by Massachusetts Mutual Life Insurance Company assuming exercise of its warrants would be 3.5%. Except for stock options described herein, Schwitzer has no current commitments to any of its directors or officers or any of the Schwitzer 5% Holders with respect to the issuance of Schwitzer Common Stock.

                       RATIFICATION OF THE APPOINTMENT OF
                        ARTHUR ANDERSEN LLP BY SCHWITZER

    Schwitzer's Board of Directors has voted to reappoint, subject to ratification by Schwitzer's stockholders, Arthur Andersen LLP as the firm of independent certified public accountants to audit the financial statements of Schwitzer and its subsidiaries for the current year. Arthur Andersen LLP has served as Schwitzer's independent auditors since April, 1989. Although it is not required to do so, the Schwitzer Board of Directors is submitting the selection of auditors for ratification in order to obtain stockholders' approval of this appointment. If the selection of Arthur Andersen LLP is not ratified, the Schwitzer Board of Directors will reconsider the appointment. A representative from Arthur Andersen LLP is expected to be present at the Schwitzer Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    THE BOARD OF DIRECTORS OF SCHWITZER UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS SCHWITZER'S INDEPENDENT AUDITORS FOR 1995.

                              BUSINESS OF KUHLMAN

GENERAL

    Kuhlman, a Delaware corporation whose predecessor was founded in 1894, owns and manages a group of operating companies. These companies are Kuhlman Electric, Coleman Holding (whose principal direct subsidiary is Coleman Cable), and Emtec Products Corporation, and each is a wholly-owned subsidiary of Kuhlman. Kuhlman's businesses operate in two principal segments, electrical transformers and wire and cable, with the remaining operations combined into a single segment referred to as other. In the electrical transformer segment, Kuhlman designs, manufactures and markets electrical utility and industrial type transformers for various markets and industries involved in electrical distribution systems. In the wire and cable segment, Kuhlman manufactures and distributes a wide variety of electrical and electronic wire and cable products to a number of markets for commercial, industrial and consumer uses. Kuhlman also manufactures and distributes a variety of springs and metal parts used by other manufacturers in their products or production process. The executive office of Kuhlman is located at 1 Skidaway Village Walk, Suite 201, Savannah, Georgia 31411. Its telephone number is (912) 598-7809.

BUSINESS SEGMENTS

    Kuhlman is organized into three business segments: electrical transformers, wire and cable, and other. The following discussion addresses the organization, products and markets of Kuhlman's three business segments. For financial information relating to the business segments, see Note 13 of Notes to Consolidated Financial Statements on page 26 of the Registrant's Annual Report to Shareholders for the year ended December 31, 1994, which is incorporated herein by reference.

    ELECTRICAL TRANSFORMERS
    Kuhlman Electric and its wholly-owned subsidiary, Associated Engineering Company, manufacture and market electrical utility and industrial-type transformers used in electrical distribution systems serving residences and commercial and industrial buildings. These transformers range from small instrument transformers used in the metering and switching of electricity and pole-mounted, surface-mounted, or underground transformers serving from one to eight residences, up to medium-size power transformers which are used in utility substations or commercial-type electrical power centers serving shopping centers, apartment complexes, factories and other users of electric power.

    The principal market for Kuhlman Electric's transformer products is electric utility companies throughout the United States.

    The large majority of all distribution and power transformers manufactured by Kuhlman Electric in 1994 were marketed directly, mostly through ten employee sales engineers. The balance of such distribution and power transformers were sold through sixteen independent commissioned sales organizations, which employ approximately 50 salesmen and sales engineers. In addition, instrument transformers are sold through nine of the above employee sales engineers as well as through eleven additional independent commissioned sales organizations which employ approximately 46 salesmen and sales engineers.

    Kuhlman Electric, located in Versailles, Kentucky, is the headquarters for the Electrical Transformer Segment. Kuhlman Electric is managed by a president who is responsible for its operating activities including all purchasing, manufacturing, marketing, accounting, personnel and administrative functions.

    WIRE AND CABLE
    Coleman Holding was acquired by Kuhlman on December 15, 1993. Coleman Holding, through its wholly owned subsidiaries, including its principal direct subsidiary, Coleman Cable, manufactures and distributes a wide range of products, including bare copper and aluminum wire for utilities; portable wiring systems for the construction industry and original equipment manufacturer
("OEM") applications; wire for security, heating, ventilating and air conditioning ("HVAC"), irrigation and sound systems; and extension cords, trouble lights, booster cables and other products for consumer, commercial and industrial markets. Coleman's products are sold directly through twelve employee salespersons and a number of manufacturers' representatives employing over 700 salespersons to electrical and security distributors, utilities, mass merchandisers, and various industrial and OEM users on a nationwide basis. Coleman is organized into five business units which have been set up primarily along basic product or distribution lines. Each business unit is managed by a president who is responsible for its sales and marketing functions. Executive and administrative functions, including general accounting and personnel for Coleman are conducted at Coleman's principal office located in North Chicago, Illinois. Each business unit president reports to Coleman's president who is responsible for all operating activities including purchasing, manufacturing, general accounting and management information systems.

    The  following  is a  summary  of the  five  business units  that constitute
Coleman:

    CABLE AND WIRE DIVISION. Coleman's Cable and Wire Division provides a line of flexible cords, power cables, control cables, robotics cables, diesel locomotive cables and specialty cables used in the distribution of portable power for construction, industrial and OEM applications. Coleman markets its products under various trade names, including SEOPRENE-Registered Trademark-, POLAR SOLAR (stylized)-Registered Trademark-, COLFLEX-Registered Trademark-, and POLAR-RIG 125-Registered Trademark-. Coleman differentiates its product offering by employing advanced compounding technologies which give its cables flexibility and integrity at temperatures ranging generally from approximately minus 50 DEG. C to approximately plus 105 DEG. C while weighing approximately 1/3 less than ordinary portable cable, on the average. Coleman is a leader in the use of thermoplastic elastomer ("TPE") compounds in the wire and cable industry and has developed a proprietary insulation and jacketing material called T*PRENE-Registered Trademark-. T*PRENE-Registered Trademark- is a water-resistant insulation and jacketing material that repels oil, grease, acids and solvents, and offers resistance to abrasion, ozone and other environmental hazards. Coleman's cable and wire products are sold to electrical distributors, wire and cable distributors, OEM's and government agencies through its employee sales force and independent representatives.

    CORD PRODUCTS DIVISION. Coleman's Cord Products Division manufactures and distributes a line of cord sets, trouble lights, cube taps, battery booster cables, power supply cords, temporary outdoor lighting and ground fault interrupters for consumer, contractor and OEM applications. Its products are used for both home and industrial electrical needs and are sold through mass merchandisers, hardware wholesalers, automotive retailers, warehouse clubs, home centers, hardware chains, contractor/industrial supply houses and electrical distributors. Coleman's brand names include COILEX-Registered Trademark- and COILITE-Registered Trademark- coiled cord products,
QUADNECTOR-Registered Trademark- extension cords, BOOSTER IN A
BAG-Registered Trademark- booster cables, READY/CLAD-Registered Trademark-conduit-on-a-reel, and TROUBLE FREE-TM- trouble lights. Also, Coleman's Cord Products Division is one of the leading providers of extension cords to the contractor supply market.

    SIGNAL DIVISION. Coleman's Signal Division is a leading manufacturer and supplier of electronic wire and cable, shielded and unshielded low voltage control cables, fire alarm cables, plenum cables, closed circuit television wire and cables, and speaker cable for a multitude of applications used by burglar alarm, fire alarm and sound system installers, electrical contractors, energy management specialists and OEM's. Signal's primary market is the security industry where management believes that it is one of the largest manufacturers of security cables in the U.S. Signal Cable is a preferred brand by many end user installers and is a market leader in providing wire and cable to security distributors which supply over 60% of the total security wire used in the U.S. Signal's products are sold to security and equipment distributors, sound contractors, wire and cable distributors, electronic parts distributors, electrical distributors and OEM's through its employee sales force and to a lesser extent independent sales representatives.

    BARON WIRE & CABLE CORP. Baron Wire & Cable Corp., founded in 1967, is a leading producer of cables for energy management, irrigation and sprinkler systems. Baron's products include thermostat cables, irrigation control cables, underground feeder cables, submersible pump cables, instrumentation cables and machine tool wire. These products are used in a variety of applications by HVAC installers, energy management installers, golf course sprinkler installers, irrigation system installers, OEM's, machine tool manufacturers and electrical contractors. In addition, management believes that Baron is one of the largest producers of thermostat cable in the U.S. Some of Baron's cables are sold under BAROSTAT-TM- and BAROPLEN-TM- brand names. Also, Baron's products are sold to the irrigation control business with products such as BAROGATION-TM- control cables which are used in commercial, residential, and golf course projects throughout the U.S. and Canada. Baron has recently developed thermocouple extension cables for thermocouples capable of monitoring temperatures from approximately minus 300 DEG. F to approximately plus 2300 DEG. F in a variety of industrial applications. Baron's products are sold by its employee sales force and independent sales representatives to HVAC distributors, water equipment wholesalers, electrical distributors, wire and cable distributors and OEM's.

    NEHRING ELECTRICAL WORKS COMPANY. Nehring Electrical Works Company, founded in 1912, manufactures copper and aluminum wire for grounding, transmission, and distribution of power. Nehring, which was acquired in 1980, is a leading supplier of bare copper to the electrical utility industry and an approved supplier to almost every utility, municipality and REA in the United States. Nehring also manufactures and distributes aluminum building wire ground rods, accessories, and 600 volt underground cable for various end users. Nehring sells its products through key channels of distribution which consist primarily of utility, electrical distribution, telecommunication, and welding distribution, using an employee sales organization and separate representative agencies specializing in each such market channel.

    OTHER
    Kuhlman also manufactures and markets a variety of coiled and flat springs, spring assemblies and stampings through its wholly owned subsidiary, Emtec Products Corporation. During 1993, Kuhlman reorganized its spring products businesses, TRANS-PAK Spring Assembly Division and Empire Spring Division, as well as its marine hardware business, Nautalloy Products Division, to all be divisions of Emtec Products Corporation, formerly known as Emtec Inc. The businesses of Emtec Products Corporation report to a president who has responsibility for all operating activities, including sales and marketing, manufacturing and all administrative functions. The products include various types of coiled springs, formed flat springs and stampings used in automobiles, business machines and appliances, spring sub-assemblies used in automobile transmissions and brake systems and a spring sub-assembly used in cellular phones. Most of these products are custom-designed to customer's requirements. The principal market for Kuhlman's springs, spring assembly products and stampings is the automotive industry. These products are sold through three employee salesmen and ten independent commissioned sales organizations. The market area is predominately the midwest United States, although many of these products are utilized nationally and in Canada.

                             BUSINESS OF SCHWITZER

GENERAL

    Schwitzer is a holding company which, through its subsidiaries, is engaged in the design, manufacture and marketing of industrial products, including turbochargers, fan drives, cooling fans and crankshaft vibration dampers, for enhancing the efficiency of diesel and gasoline engines (the "Schwitzer Business").

    Schwitzer was organized as a Delaware corporation in January 1989 at the direction of Household, which had acquired the Schwitzer Business in 1981. On April 14, 1989, Schwitzer became a publicly held company through the pro-rata distribution (the "Distribution") by Household of the outstanding shares of Common Stock of Schwitzer to the holders of Household's common stock.

    Schwitzer subsidiaries conduct manufacturing operations in the United States, the United Kingdom and Brazil. Schwitzer believes that its export sales have not been material. Data on Schwitzer's geographic segments, based on the locations of Schwitzer's operations, are incorporated herein by reference to
Note 13, entitled "Geographic Segments," of the Notes to Consolidated Financial Statements of Schwitzer and Subsidiaries as of January 1, 1995 and for the fiscal year then ended, which is incorporated herein by reference.

PRODUCTS AND MARKETS

    Schwitzer designs, manufactures and markets technically advanced engine components primarily for non-passenger car diesel and gasoline engines. These components improve engine performance in terms of horsepower, fuel and environmental efficiency and durability. Schwitzer's highest volume product is the turbocharger, which accounted for 65 percent, 66 percent and 67 percent of consolidated net sales during 1994, 1993 and 1992, respectively. Schwitzer believes that it is one of the leading independent suppliers of turbochargers to the non-passenger car market. In addition to turbochargers, Schwitzer also designs, manufactures and markets other related products such as fan drives, cooling fans and crankshaft vibration dampers. Fan drives and cooling fans accounted for 27 percent, 26 percent and 25 percent of consolidated net sales during 1994, 1993 and 1992, respectively.

    TURBOCHARGERS. A turbocharger enhances the performance of an engine by increasing its power and fuel efficiency while allowing reductions in air pollution. These results are achieved by using the engine's hot exhaust gases to increase compression and combustion. Schwitzer turbochargers are fitted to engines in both on-road vehicles (such as delivery and semi-trailer trucks) and off-road vehicles (such as farm and construction equipment).

    Schwitzer sells turbocharger assemblies to original equipment manufacturers ("OEMs") and also sells replacement turbochargers for the aftermarket. Turbochargers sold to OEMs must be custom designed to specific engine applications of each OEM. Accordingly, research and development personnel of Schwitzer must work closely with the research and development personnel of OEMs during the design and development of an engine, which typically takes one to four years. Major OEM customers of Schwitzer include Caterpillar, John Deere, MAN, Mack Truck, Mercedes Benz, Perkins, RVI (Renault) and Saab-Scania.

    Schwitzer sells replacement turbochargers and parts for the aftermarket directly to OEM customers and also to independent distributors, primarily for the replacement and servicing of equipment manufactured by Schwitzer. Schwitzer does, however, manufacture and sell replacement turbochargers and parts which are interchangeable with those of its competitors.

    Schwitzer sells turbochargers and parts in more than 60 countries throughout the world. Most engine builders are located in North America, Western Europe, South America and Japan. These primary markets for turbochargers are relatively mature in terms of medium and heavy duty diesel and light and medium truck gasoline applications in these markets. In addition, more stringent environmental controls, the need for many industrialized nations to rebuild their infrastructures, and the expected emergence of the economies of less developed countries all point toward future market growth.

    FAN DRIVES AND COOLING FANS. Fan drives and cooling fans are used on diesel and gasoline engines to enhance the cooling efficiency of the engine, thereby allowing the engine to operate efficiently regardless of engine speed or load. They also reduce noise and increase the fuel efficiency and durability of the engine. Schwitzer fan drives and cooling fans are sold for use in agricultural and construction equipment, light, medium and heavy duty trucks and industrial equipment. Schwitzer manufactures and markets lightweight metal, molded polymer and composite fans. Schwitzer believes it is a leading supplier of cooling fans to the light truck market and cooling fans and fan drives to the heavy duty equipment market.

    Fan drives and cooling fans are manufactured to meet specific engine requirements. Accordingly, Schwitzer must work with engine manufacturers to design drives and fans and to test and verify performance.

    Schwitzer sells fan drives and cooling fans to engine, vehicle and equipment manufacturers in North America and Europe. Major customers include Caterpillar, Chrysler, Ford, General Motors, J.I. Case, Navistar, RVI, Saab-Scania and Volvo.

    VIBRATION DAMPERS. Crankshaft vibration dampers reduce the vibration and stress which are inherent in engines. These dampers extend engine life and reduce noise. Schwitzer designs, manufacturers and markets dampers for all types of medium and heavy duty diesel and gasoline engines for trucks, buses, construction equipment, agricultural machinery and boats, as well as for stationary equipment.

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
    Schwitzer markets vibration dampers in North America, where it believes it is a leading supplier to the truck and agricultural machinery markets, and in Europe. Major customers include John Deere, Navistar and Saab-Scania.

CUSTOMERS

    The major customers of Schwitzer are engine, vehicle and equipment manufacturers which are concentrated primarily in North America, Europe and South America. The Middle East and Asia are markets pursued as opportunities arise. The primary end users of Schwitzer products are industries which employ trucks, agricultural machinery and construction equipment. During the years 1994, 1993 and 1992, various purchasing units of Caterpillar accounted in the aggregate for 27, 30 and 28 percent, respectively, of the total sales of Schwitzer. During the years 1994, 1993 and 1992, various purchasing units of RVI (Renault), including Mack Truck, accounted for 12, 12 and 12 percent, respectively, of Schwitzer's total sales. No other customer accounted for as much as 10 percent of such sales during 1994, 1993 or 1992.

    Although Schwitzer believes that the loss of all of the purchasing units of a major customer could have an adverse effect on Schwitzer's business, such purchasing units typically make their purchasing decisions independently for each of their numerous engine and vehicle applications. Additionally, because development programs for engine components typically take one to four years, relationships with OEM customers are usually of long duration. Schwitzer believes that its dependency on significant customers may increase in the future due to increased consolidation in the truck industry.

FOREIGN OPERATIONS

    Business risks associated with Schwitzer's subsidiary in the United Kingdom are similar to those facing the United States operations, except for the added risks related to foreign currency fluctuations. During 1992, the value of U.K. sterling in relation to the U.S. dollar decreased. Such exchange rate during 1993 and 1994 remained relatively constant. The 1992 decrease in the value of U.K. sterling had the effect in 1993 and 1994 of lowering the amounts of sales and earnings reported in U.S. dollars from the amounts that would otherwise have been reported for the volume of products sold during such years by Schwitzer's U.K. subsidiary.

    Schwitzer's subsidiary in Brazil is subject to the additional business risks associated with the economy of that country. Brazil's high inflation rate resulted in the recognition of foreign currency transaction losses of $0.3 million in 1994, $1.8 million in 1993 and $4.2 million in 1992 before an additional loss in 1994 of $0.6 million and favorable reductions of $0.8 million in 1993 and $4.3 million in 1992 for interest recoveries primarily on accounts receivable and/or invested cash balances. The adequacy of the interest recoveries is dependent on a number of economic and business factors and sudden unfavorable changes in exchange rates are possible. Significant positive and negative fluctuations in Schwitzer's Brazilian sales volumes occurred at various times during the past three years as a result of volatility in economic activity. Such volatility has been exacerbated by political uncertainties and government imposed economic reforms. Additional volatility in sales and earnings could occur in 1995 if the government continues its pattern of frequent change in economic and tax policy.

                      DESCRIPTION OF KUHLMAN CAPITAL STOCK

KUHLMAN COMMON STOCK

    Kuhlman is authorized to issue 10,000,000 shares (20,000,000 if the Kuhlman Amendment is duly approved at the Kuhlman Annual Meeting) of Kuhlman Common Stock. The outstanding Kuhlman Common Stock is fully paid and non-assessable. As of April 18, 1995, there were 6,210,798 shares of Kuhlman Common Stock issued and outstanding. Each holder of Kuhlman Common Stock is entitled to one vote per share on all matters presented to the stockholders for action. There are no cumulative voting rights. Holders of Kuhlman Common Stock are entitled to such dividends as the Board of Directors of Kuhlman may declare out of funds legally available therefor and, upon dissolution or liquidation, to share ratably in the assets available for distribution after all prior claims and the

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liquidation  rights of the holders  of any shares of  preferred stock of Kuhlman that may be outstanding. Holders of Kuhlman Common Stock do not have preemptive rights to subscribe for any securities of Kuhlman.

    In 1987, the Board of Directors of Kuhlman issued, as a dividend, one preferred stock purchase right (a "Kuhlman Right") for each outstanding share of Kuhlman Common Stock. Each share of Kuhlman Common Stock issued since the date of that dividend also includes one Kuhlman Right (including shares to be issued in connection with the Merger Agreement except in the unlikely event the Kuhlman Rights are redeemed or separately certificated prior to the Effective Time).


    The Kuhlman Rights may impede or prevent takeovers that in some circumstances might be beneficial to Kuhlman stockholders. Such Kuhlman Rights would not impede or prohibit most takeovers approved by existing directors and are designed to enhance or have the effect of enhancing the ability of the Board of Directors, and ultimately the stockholders, of Kuhlman to negotiate with potential acquirers from the strongest position and to protect stockholders against unfair or unequal treatment in the event of an unsolicited attempt to acquire Kuhlman. They do, however, have the overall effect of making it more difficult without the approval of the Kuhlman Board of Directors to acquire and exercise control over Kuhlman and to remove incumbent officers and directors, thus providing such officers and directors with enhanced ability to retain their positions. Such provisions might also limit opportunities for stockholder participation in certain types of transactions even though such transactions might be favored by holders of a majority of the outstanding Kuhlman Common Stock.


    Each Kuhlman Right entitles the holder to buy one-hundredth of a share of Junior Participating Preferred Stock, Series A, of Kuhlman at a price of $55 per share. The Kuhlman Rights will be exercisable only if a person or group acquires 20% or more of the outstanding Kuhlman Common Stock without the prior consent of its Board of Directors or announces a tender offer following which it would hold 30% or more of the outstanding Kuhlman Common Stock. If, after the Kuhlman Rights become exercisable, Kuhlman were acquired in a merger or other business combination, each Kuhlman Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Kuhlman Right. Kuhlman may redeem the Kuhlman Rights at one cent per Kuhlman Right prior to the occurrence of an event that causes the Kuhlman Rights to become exercisable. The Board of Directors of Kuhlman may terminate Kuhlman's right to redeem the Kuhlman Rights under certain circumstances at any time prior to 10 days after a group or person acquires 20% or more of the outstanding shares of Kuhlman Common Stock. The Kuhlman Rights, which do not have voting rights, will expire in 1997.

    Kuhlman's borrowing agreements allow the payment of dividends on Kuhlman Common Stock under certain terms and conditions contained in said agreements. Such agreements include various restrictive covenants, as to, among other things, maintenance of minimum net worth and indebtedness to total capital. Under the most restrictive of these covenants, approximately $1.76 million was available for the payment of dividends on Kuhlman Common Stock at December 31, 1994.

    Kuhlman Common Stock is traded on the New York Stock Exchange. On April 18, 1995, the closing sale price of Kuhlman Common Stock as reported in THE WALL STREET JOURNAL was $12.00 per share.

    Harris Trust and Savings Bank, located in Chicago, Illinois, is the Transfer Agent and Registrar for the Kuhlman Common Stock.

KUHLMAN PREFERRED STOCK

    Kuhlman is authorized to issue 2,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, with such designations, and such voting, dividend, and conversion rights, and such other relative, participating, optional or other special rights, qualifications, limitations or restrictions as the Board of Directors of Kuhlman may determine by resolutions providing for the issue of such preferred stock ("Kuhlman Preferred Stock"). No shares of Kuhlman Preferred Stock have currently been issued. The authority of the Board of Directors of Kuhlman includes, but is not limited to, the

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determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation; (ii) the dividend rate and whether dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares shall be convertible and, if so, the applicable terms and provisions; (v) what voting rights are to apply; and (vi) what restrictions are to apply, if any, on the issue or reissue of any additional Kuhlman Preferred Stock. There are 200,000 shares of Kuhlman Preferred Stock designated as Junior Participating Preferred Stock, Series A ("Series A Preferred Stock"), and reserved for issuance pursuant to the Kuhlman Rights.

SERIES A PREFERRED STOCK

    The Series A Preferred Stock has a liquidation value of $100 per share and, when issued pursuant to the Kuhlman Rights, will be fully paid and non-assessable with no preemptive rights. Holders of Series A Preferred Stock are entitled to receive, prior to the payment of dividends on shares of Kuhlman Common Stock, cumulative cash dividends at a quarterly rate equivalent to the greater of (i) $10.00 per share, or, (ii) subject to adjustment, 100 times the aggregate per share amount of all cash and non-cash dividends (other than dividends payable in shares of Kuhlman Common Stock) declared on the Kuhlman Common Stock since the immediately preceding quarterly dividend payment date for the Series A Preferred Stock, when and as declared by the Board of Directors of Kuhlman, payable quarterly. If dividends on the Series A Preferred Stock are in arrears, then before Kuhlman may pay any cash dividend or make any distribution of assets (other than dividends payable in shares of Kuhlman Common Stock) on shares of Kuhlman Common Stock, full cumulative dividends on the Series A Preferred Stock for all prior dividend periods must have been paid.

    The holders of the Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of stockholders of Kuhlman, voting with the holders of Kuhlman Common Stock as a single class. In exercising any such vote, each one-hundredth of a share of Series A Preferred Stock will be entitled to one vote. The approval of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, will be required to amend any of the provisions of the Kuhlman Certificate in any manner that would materially adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock.

    The shares of Series A Preferred Stock may not be redeemed. Holders of the Series A Preferred Stock will be entitled to receive $100 per share (plus accrued and unpaid dividends) before any distribution or payment is made to holders of the Kuhlman Common Stock or any other stock of Kuhlman junior to the Series A Preferred Stock upon the liquidation, dissolution or winding up of Kuhlman. If Kuhlman enters into any consolidation, merger, combination or other transaction in which Kuhlman Common Stock is exchanged for or changed into other shares, securities, cash or other property, then the shares of Series A
Preferred Stock shall be exchanged for or changed into an amount per share, subject to certain adjustments, equal to 100 times the aggregate consideration into which or for which the Kuhlman Common Stock is changed or exchanged.

    In addition, in order to clarify the power of the Kuhlman Board of Directors to change the number of shares of Series A Preferred Stock from time to time, the Kuhlman Board of Directors believes it is advisable to delete the designation, in the Kuhlman Certificate, of certain shares of Kuhlman Preferred Stock as Series A Preferred Stock. Kuhlman intends that the number of shares of Kuhlman Preferred Stock designated as Series A Preferred Stock and reserved for issuance pursuant to the Kuhlman Rights be adjusted from time to time to be equal to 1% or more of the number of outstanding shares of Kuhlman Common Stock. After the Effective Time, Kuhlman will have 200,000 shares of Kuhlman Preferred Stock designated as Series A Preferred Stock. See "Approval of Amendment to Kuhlman Certificate of Incorporation."

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
                      COMPARISON OF RIGHTS OF STOCKHOLDERS

    The following is a brief summary of the material differences between the rights of holders of Kuhlman Common Stock and the rights of holders of Schwitzer Common Stock. As each of Kuhlman and Schwitzer is organized under the Delaware General Corporation Law ("DGCL"), these differences arise principally from provisions of the charter and bylaws of each of Kuhlman and Schwitzer.

    While Kuhlman and Schwitzer believe that the following summaries are accurate and complete in all material respects, such summaries do not purport to be complete statements of the rights of Kuhlman stockholders under the Kuhlman Certificate and Kuhlman's Bylaws as compared with the rights of Schwitzer stockholders under Schwitzer's Restated Certificate of Incorporation ("Schwitzer Certificate") and Schwitzer's Bylaws or a complete description of the specific provisions referred to herein. These summaries are qualified in their entirety by reference to the DGCL and governing corporate instruments of Kuhlman and Schwitzer to which stockholders are referred. The terms of Kuhlman's capital stock are described in greater detail under "Description of Kuhlman Capital Stock."

AUTHORIZED AND ISSUED STOCK

    Kuhlman has authorized 10,000,000 shares of Kuhlman Common Stock, par value $1.00 per share (20,000,000 if the Kuhlman Amendment is approved), of which 6,210,798 shares were issued and outstanding as of April 18, 1995 and 1,225,501 shares were reserved for issuance upon exercise of options granted under Kuhlman's stock option plans, and 2,000,000 shares of Kuhlman Preferred Stock, par value $1.00 per share, none of which have been issued. Of the Kuhlman Preferred Stock, 200,000 shares have been designated Series A Preferred Stock and are reserved for issuance pursuant to the Kuhlman Rights. (See "Description of Kuhlman Capital Stock.")

    Schwitzer has authorized 50,000,000 shares of Schwitzer Common Stock, par value $0.10 per share, of which 7,239,741 shares were issued and outstanding as of April 18, 1995, 541,617 shares are reserved for issuance upon exercise of options granted under the Schwitzer Incentive Plan and 500,000 shares are reserved for issuance upon the exercise of the Schwitzer Warrants. In addition, Schwitzer has authorized 10,000,000 of preferred stock, par value $1.00 per share, none of which have been issued.

VOTING RIGHTS

    The Bylaws of Kuhlman and the Bylaws of Schwitzer both generally provide that a majority of the votes cast at a stockholders' meeting at which a quorum is present (either in person or by proxy) is required for routine stockholder action other than the election of directors, which requires only a plurality vote. For extraordinary transactions, such as a merger, consolidation, sale of substantially all of a corporation's assets, voluntary dissolution or amendment of its certificate of incorporation, the DGCL requires the affirmative vote of a majority of the outstanding shares. The DGCL permits a corporation to require a greater vote in its certificate of incorporation or its bylaws. Under the provisions of the Kuhlman Certificate and Bylaws, the power to amend, alter or repeal the Bylaws is conferred on Kuhlman's Board of Directors or on the Kuhlman stockholders by the affirmative vote of the holders of at least 70% of the voting power of the then outstanding voting stock. Under the Schwitzer Certificate, the power to amend, alter and repeal the bylaws of Schwitzer is conferred on the Schwitzer Board of Directors or on the Schwitzer stockholders by the affirmative vote of at least 80% of the voting power of all of the then outstanding shares of the capital stock of Schwitzer entitled to vote generally in the election of directors ("Schwitzer Voting Stock"), voting together as a single class. Currently, the only class of Schwitzer Voting Stock outstanding is the Schwitzer Common Stock.

    The Kuhlman Certificate and Kuhlman Bylaws do not contain supermajority voting provisions or any other provisions relating to the approval of business combinations and other transactions by holders of Kuhlman Common Stock.

    In addition to any affirmative vote required by law, Article Eighth of the Schwitzer Certificate requires the approval of the holders of 80% of the voting power of all of the then outstanding shares of

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the Schwitzer Voting Stock, voting together as a single class, as a condition to certain business combinations with an "Interested Stockholder" or an affiliate thereof. The Schwitzer Certificate defines an "Interested Stockholder" generally to be any person who is the beneficial owner, directly or indirectly, of 10% or more of the Schwitzer Common Stock.

    Such 80% stockholder approval requirement does not apply to any particular Business Combination, and such Business Combination would require only such affirmative stockholder approval as is required by the DGCL, if the Business Combination is approved by a majority (and at least three) of the Continuing Directors of Schwitzer or, in the case of a Business Combination involving cash or other consideration being received by the stockholders of Schwitzer, solely in their capacities as such stockholders, if certain requirements specified in Article Eighth of the Schwitzer Certificate are met, including without limitation the minimum price paid to Schwitzer stockholders. A "Continuing Director" is any member of the Board of Directors of Schwitzer who is not affiliated with the Interested Stockholder in question and was a director of Schwitzer prior to the time such Interested Stockholder became such and any director who is thereafter chosen to fill any vacancy on the Schwitzer Board or who is elected and who, in either event, is not affiliated with an Interested Stockholder and in connection with his or her initial assumption of office is recommended by a majority of the Continuing Directors then on the Schwitzer Board.

    The Schwitzer Board of Directors has, by resolution, determined that neither Kuhlman nor Spinner will be deemed an "Interested Stockholder" within the meaning of Article Eighth of the Schwitzer Certificate and approved the Merger Agreement by a majority (and at least three) of the Continuing Directors. Accordingly, the supermajority vote requirements described above will not apply to the Merger Agreement.

BOARD OF DIRECTORS

    Kuhlman's Bylaws provide that Kuhlman's Board of Directors shall be not less than six nor more than eleven, as determined by that Board from time to time. Kuhlman's Board of Directors currently consists of ten members. The Kuhlman Certificate does not include specific provisions with respect to stockholder nominations of candidates for director, nor does Kuhlman's Board of Directors have a nominating committee; however, the functions of a nominating committee are currently being performed by one of Kuhlman's directors. Stockholders of Kuhlman may nominate persons for election as directors and propose business for consideration by stockholders at an annual meeting by complying with the provisions of Kuhlman's Bylaws, including the giving of a written notice containing specific information to Kuhlman generally not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Kuhlman's Bylaws provide that the members of Kuhlman's Board of Directors be divided into three classes, each to be as nearly equal in number as possible. At each annual meeting of Kuhlman stockholders, one such class of directors must be elected to serve for a term of three years. Kuhlman's Bylaws further provide that directors will not be eligible for reelection after they attain age 70, except that such provision may be waived by the Board of Directors in individual cases and such provision will not apply to certain directors who were directors of Kuhlman's corporate predecessor as of July 28, 1989.

    Schwitzer's Bylaws provide that the number of directors shall be fixed by resolutions of the Board of Directors. Schwitzer's Board of Directors currently consists of six members. The Schwitzer Board of Directors has a nominating committee which recommends to the Board the slate of directors to be nominated for election to the Schwitzer Board of Directors at each annual meeting of Schwitzer stockholders. Stockholders of Schwitzer may nominate persons for election as directors and propose business for consideration by stockholders at an annual meeting by complying with the provisions of Schwitzer's Bylaws, including the giving of a written notice containing specific information to
Schwitzer generally not less than 30 days prior to the meeting. Schwitzer's Bylaws provide that the members of Schwitzer's Board of Directors shall be divided into three classes, and at each annual meeting of Schwitzer stockholders, one such class of directors must be elected to serve for a term of three years.

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
SPECIAL MEETINGS OF STOCKHOLDERS

    Special meetings of Stockholders of Kuhlman may be called by the Chief Executive Officer, or by the Kuhlman Board of Directors. Special meetings of Stockholders of Schwitzer may only be called by a majority of the total number of the directors that Schwitzer would have if there were no vacancies.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Kuhlman Certificate provides that any action required or permitted to be taken by the stockholders of Kuhlman must be effected at a duly called annual or special meeting of Kuhlman stockholders and may not be effected by any consent in writing by such stockholders. Similarly, the Schwitzer Bylaws provide that any action required or permitted to be taken by the stockholders of Schwitzer must be effected at an annual or special meeting of Schwitzer stockholders and may not be effected by any consent in writing by such stockholders.

                                 LEGAL MATTERS

    The validity of the shares of Kuhlman Common Stock offered hereby will be passed upon for Kuhlman by Rudnick & Wolfe, Chicago, Illinois. It is a condition to the respective obligations of Kuhlman and Schwitzer to close the Merger that an opinion as to certain federal income tax consequences of the Merger be delivered to Schwitzer and Kuhlman by Sidley & Austin, Chicago, Illinois. See "The Merger -- Certain Federal Income Tax Consequences."

                                    EXPERTS

    The consolidated financial statements of Kuhlman and its subsidiaries incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Schwitzer and its subsidiaries incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated in this Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Coleman Holding and subsidiaries as of June 30, 1993 and 1992 and for each of the three years in the period ended June 30, 1993 incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS


    Any proposal which a stockholder of Kuhlman intends to present at the 1996 Annual Meeting of Stockholders of Kuhlman must be received by Kuhlman at its principal executive offices on or before December 29, 1995 to be eligible for inclusion in Kuhlman's proxy statement and proxy form relating to such meeting.



    Any proposal which a stockholder of Schwitzer intends to present at the 1996 Annual Meeting of Stockholders of Schwitzer, if the Merger has not been consumated prior to the date such meeting is to be held, must be received by Schwitzer at its principal executive offices on or before December 29, 1995 to be eligible for inclusion in Schwitzer's proxy statement and proxy form relating to such meeting.


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                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                              KUHLMAN CORPORATION
                           SPINNER ACQUISITION CORP.
                                      AND
                                SCHWITZER, INC.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
                                                ARTICLE I

THE MERGER...............................................................................................  A-5
  Section 1.1      The Merger............................................................................  A-5
  Section 1.2      Effective Time........................................................................  A-5
  Section 1.3      Effects of the Merger.................................................................  A-5
  Section 1.4      Certificate of Incorporation, By-laws, Directors and Officers.........................  A-5
  Section 1.5      Conversion of Securities..............................................................  A-6
  Section 1.6      Parent to Make Certificates Available.................................................  A-7
                   (a) Exchange of Certificates..........................................................  A-7
                   (b) Exchange Procedures...............................................................  A-7
  Section 1.7      Dividends; Transfer Taxes.............................................................  A-7
  Section 1.8      No Fractional Securities..............................................................  A-8
  Section 1.9      Return of Exchange Fund...............................................................  A-8
  Section 1.10     Adjustment of Exchange Ratio..........................................................  A-8
  Section 1.11     No Further Ownership Rights in Company Common Stock...................................  A-9
  Section 1.12     Closing of Company Transfer Books.....................................................  A-9
  Section 1.13     Further Assurances....................................................................  A-9
  Section 1.14     Closing...............................................................................  A-9

                                               ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT.................................................................  A-9
  Section 2.1      Organization, Standing and Power......................................................  A-10
  Section 2.2      Capital Structure.....................................................................  A-10
  Section 2.3      Authority; Non-Contravention..........................................................  A-10
  Section 2.4      Parent SEC Documents..................................................................  A-12
  Section 2.5      Registration Statement and Proxy Statement/Prospectus.................................  A-12
  Section 2.6      Absence of Material Adverse Change....................................................  A-12
  Section 2.7      Pooling of Interests; Reorganization..................................................  A-12
  Section 2.8      Dividends.............................................................................  A-12
  Section 2.9      No Violation or Infringement..........................................................  A-13
  Section 2.10     Litigation............................................................................  A-13
  Section 2.11     Taxes.................................................................................  A-13
  Section 2.12     Parent Benefit Plans..................................................................  A-13
  Section 2.13     Environmental Matters.................................................................  A-14
  Section 2.14     Title to Property.....................................................................  A-14
  Section 2.15     Brokers...............................................................................  A-14

                                               ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................  A-14
  Section 3.1      Organization, Standing and Power......................................................  A-14
  Section 3.2      Capital Structure.....................................................................  A-15
  Section 3.3      Authority; Non-Contravention..........................................................  A-15
  Section 3.4      Company SEC Documents.................................................................  A-16
  Section 3.5      Registration Statement and Proxy Statement/Prospectus.................................  A-16
  Section 3.6      Absence of Material Adverse Change....................................................  A-17
  Section 3.7      Pooling of Interests; Reorganization..................................................  A-17
  Section 3.8      Dividends.............................................................................  A-17
  Section 3.9      No Violation or Infringement..........................................................  A-17
  Section 3.10     Litigation............................................................................  A-17
  Section 3.11     Taxes.................................................................................  A-17

                                                                                                             PAGE
                                                                                                           ---------
  Section 3.12     Company Benefit Plans.................................................................  A-17
  Section 3.13     Environmental Matters.................................................................  A-18
  Section 3.14     Title to Property.....................................................................  A-18
  Section 3.15     Brokers...............................................................................  A-18

                                               ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING SUB.............................................................  A-18
  Section 4.1      Organization and Standing.............................................................  A-18
  Section 4.2      Capital Structure.....................................................................  A-19
  Section 4.3      Authority; Non-Contravention..........................................................  A-19

                                                ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS................................................................  A-19
  Section 5.1      Conduct of Business Pending the Merger................................................  A-19
                   (a) Actions...........................................................................  A-19
                   (b) Advice of Changes.................................................................  A-21
  Section 5.2      No Solicitation.......................................................................  A-21
  Section 5.3      Pooling of Interests; Reorganization..................................................  A-21
  Section 5.4      Conduct of Business of Sub Pending the Merger.........................................  A-21

                                               ARTICLE VI

ADDITIONAL AGREEMENTS....................................................................................  A-21
  Section 6.1      Stockholder Approval..................................................................  A-21
  Section 6.2      Registration Statement and Proxy Statement............................................  A-22
  Section 6.3      Access to Information.................................................................  A-22
                   (a) By Parent.........................................................................  A-23
                   (b) By the Company....................................................................  A-23
  Section 6.4      Compliance with the Securities Act and Pooling Requirements...........................  A-23
  Section 6.5      Stock Exchange Listing................................................................  A-24
  Section 6.6      Fees and Expenses.....................................................................  A-24
  Section 6.7      Reasonable Efforts....................................................................  A-24
  Section 6.8      Public Announcements..................................................................  A-24
  Section 6.9      Real Estate Transfer and Gains Tax....................................................  A-25
  Section 6.10     State Takeover Laws; Company Rights Agreement.........................................  A-25
  Section 6.11     Indemnification; Directors and Officers Insurance.....................................  A-25
  Section 6.12     Employee Benefits.....................................................................  A-25
  Section 6.13     Job Vacancies.........................................................................  A-26
  Section 6.14     Parent's Board of Directors...........................................................  A-26

                                               ARTICLE VII

CONDITIONS PRECEDENT TO THE MERGER.......................................................................  A-26
  Section 7.1      Conditions to Each Party's Obligation to Effect the Merger............................  A-26
                   (a) Stockholder Approvals.............................................................  A-26
                   (b) NYSE Listing......................................................................  A-26
                   (c) Improvements Act Waiting Period...................................................  A-26
                   (d) Registration Statement............................................................  A-26
                   (e) Tax Opinion.......................................................................  A-26
                   (f) No Order..........................................................................  A-27
                   (g) Resignations of Company Directors.................................................  A-27
                   (h) Other Approvals...................................................................  A-27
  Section 7.2      Conditions to Obligation of the Company to Effect the Merger..........................  A-27
                   (a) Performance of Obligations; Representations and Warranties........................  A-27

                                                                                                             PAGE
                                                                                                           ---------
                   (b) Fairness Opinion..................................................................  A-28
                   (c) Opinion of Counsel................................................................  A-28
                   (d) Other Documents...................................................................  A-30
  Section 7.3      Conditions to Obligations of Parent and Sub to Effect the Merger......................  A-30
                   (a) Performance of Obligations; Representations and Warranties........................  A-30
                   (b) Third Party Consents..............................................................  A-30
                   (c) Redemption of Rights..............................................................  A-30
                   (d) Accounting........................................................................  A-30
                   (e) Fairness Opinion..................................................................  A-30
                   (f) Opinion of Counsel................................................................  A-30
                   (g) Opinion of Other Counsel..........................................................  A-32
                   (h) Other Documents...................................................................  A-33

                                              ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER........................................................................  A-33
  Section 8.1      Termination...........................................................................  A-33
  Section 8.2      Effect of Termination.................................................................  A-34
  Section 8.3      Amendment.............................................................................  A-35
  Section 8.4      Waiver................................................................................  A-35

                                               ARTICLE IX

GENERAL PROVISIONS.......................................................................................  A-36
  Section 9.1      Non-Survival of Representations and WARRANTIES........................................  A-36
  Section 9.2      Notices...............................................................................  A-36
  Section 9.3      Interpretation........................................................................  A-37
  Section 9.4      Counterparts..........................................................................  A-37
  Section 9.5      Entire Agreement; No Third-Party Beneficiaries........................................  A-37
  Section 9.6      Governing Law.........................................................................  A-37
  Section 9.7      Assignment............................................................................  A-37
  Section 9.8      Severability..........................................................................  A-37
  Section 9.9      Enforcement of this Agreement.........................................................  A-37

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT  AND  PLAN  OF  MERGER,  dated  as  of  February  25,  1995  (this
"Agreement"), among Kuhlman Corporation, a Delaware corporation ("Parent"), Spinner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Schwitzer, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.10 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company will be converted into shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock");

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the consummation of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

    Section 1.2 EFFECTIVE TIME. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that, upon mutual consent of the Constituent Corporations the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for filing or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

    Section  1.3  EFFECTS OF THE MERGER.   The Merger shall have the effects set
forth in Section 259 of the DGCL.

    Section 1.4 CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS. The Restated Certificate of Incorporation and the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation, in each case until thereafter changed or amended as provided therein or by applicable law. The directors of the

Surviving Corporation shall be Gary G. Dillon, whose term of office shall expire at the 1996 annual meeting of stockholders of the Surviving Corporation, Curtis
G. Anderson, whose term of office shall expire at its 1997 annual meeting of stockholders, and Robert S. Jepson, Jr., whose term of office shall expire at its 1998 annual meeting of stockholders, in each case to hold office until the expiration of his term of office and his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, except that Vernon J. Nagel shall be a Vice President and an Assistant Treasurer, Ward D. Richards shall be an Assistant Secretary, Jeffrey
B. Samuels shall be an Assistant Treasurer and Richard A. Walker shall be an Assistant Secretary, in each case to hold office until the next annual election of officers and his successor shall have been duly chosen or until his earlier death, resignation or removal.

    Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the
Company:

        (a) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly-owned Subsidiary (as hereinafter defined) of the Company immediately prior to the Effective Time and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned
    Subsidiary of Parent immediately prior to the Effective Time shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

        (b) Each share of capital stock of Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.10 per share, of the Surviving Corporation.

        (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(a)) shall be converted into 0.9615 validly issued, fully paid and nonassessable share (the "Exchange Ratio") of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a Certificate (as defined in Section 1.6(a)) representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section
    1.7 and shares of Parent Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor pursuant to Section 1.8 upon the surrender of such Certificate in accordance with Section 1.6.

        (d) Each option to purchase shares of Company Common Stock (a "Company Stock Option") outstanding immediately prior to the Effective Time pursuant to the Company's Long-term Executive Incentive Compensation Plan (the "Company Stock Plan") shall be converted into an option (a "New Parent Stock Option") to purchase, in lieu of the shares of Company Common Stock purchasable thereunder immediately prior to the Effective Time, the number of whole shares of Parent Common Stock into which the shares of Company Common Stock subject to such Company Stock Option would have been converted pursuant to Section 1.5(c) had such Company Stock Option been exercised in full immediately prior to the Effective Time, without any change in the aggregate option exercise price. Fractional shares shall not be issued upon the exercise of any New Parent Stock Option, but upon the exercise of any New Parent Stock Option for the largest number of whole shares of parent Common Stock then subject thereto, the Company shall pay to the holder of such New Parent Stock Option a sum in cash equal to the proportional part of the per share exercise price of such New Parent Stock Option represented by such fractional share. Each New Parent Stock Option shall otherwise be upon the same terms and conditions as set forth in the Company Stock Plan and the related option agreement.

        (e) Each warrant to purchase shares of Company Common Stock (a "Company Warrant") outstanding immediately prior to the Effective Time pursuant to the Note Agreement dated as of April 15, 1992 among the Company, Schwitzer U.S. Inc. and Massachusetts Mutual Life Insurance

    Company (the "Company Warrant Agreement") shall be converted into a warrant (a "New Parent Warrant") to purchase, in lieu of the shares of Company Common Stock purchasable thereunder immediately prior to the Effective Time, the number of whole shares of Parent Common Stock into which the shares of Company Common Stock subject to such Company Warrant would have been converted pursuant to Section 1.5(c) had such Company Warrant been exercised in full immediately prior to the Effective Time, without any change in the aggregate option exercise price. Fractional shares shall not be issued upon the exercise of any New Parent Warrant, but upon the exercise of any New Parent Warrant for the largest number of whole shares of parent Common Stock then subject thereto, the Company shall pay to the holder of such New Parent Warrant a sum in cash equal to the proportional part of the per share exercise price of such New Parent Warrant represented by such fractional share. Each New Parent Warrant shall otherwise be upon the same terms and conditions as set forth in the Company Warrant Agreement.

    Section 1.6  PARENT TO MAKE CERTIFICATES AVAILABLE.

    (a) EXCHANGE OF CERTIFICATES. Parent shall authorize a commercial bank (or such other person or persons as shall be acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"),
(i) certificates representing the aggregate number of shares of Parent Common Stock issuable to such holders pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock and (ii) the aggregate amount of cash payable to such holders in lieu of fractional shares pursuant to Section 1.8. Such shares of Parent Common Stock and cash in lieu of fractional shares, together with any dividends or distributions with respect to such shares, is hereinafter referred to as the "Exchange Fund". Parent may instruct the Exchange Agent to invest any cash held in the Exchange Fund in obligations of the United States government or certificates of deposit insured by an agency of the United States government and any interest or other earnings resulting from such investments shall be the exclusive property of Parent.

    (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted pursuant to Section 1.5(c) into shares of Parent Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to this Article I, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.6, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Parent Common Stock in accordance with Section 1.5(c), cash in lieu of fractional shares as provided for in Section 1.8 and certain dividends and other distributions as contemplated by Section 1.7.

    Section 1.7 DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Parent Common Stock until such persons surrender their
Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8 until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Parent Common Stock (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (b) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    Section 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, no Parent dividend or other distribution or stock split shall relate to any fractional share and such fractional share shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I shall, in lieu thereof, be paid an amount in cash (without interest) equal to the value of such fractional share based on the Closing Price of Parent Common Stock on the business day immediately preceding the Effective Time. The "Closing Price" of Parent Common Stock on any business day shall for purposes of this Section 1.8 be: (a) the last sale price, or the closing bid price if no sale occurred, of Parent Common Stock on the principal securities exchange on which Parent Common Stock is listed, if so listed, or (b) if not listed, the mean between the closing high bid and low asked quotations of Parent Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted. If the closing price of Parent Common Stock on any business day cannot be determined under the provisions of the immediately preceding sentence, the Closing Price of Parent Common Stock on such business day shall be the fair market value of Parent Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by Parent and reasonably acceptable to the Company.

    Section 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time (and any interest or other earnings thereon) shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    Section 1.10 ADJUSTMENT OF EXCHANGE RATIO. In the event of any reclassification, recapitalization, stock split or stock dividend with respect to Parent Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

    Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock.

    Section 1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article I.

    Section 1.13 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

    Section 1.14 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rudnick & Wolfe, Chicago, Illinois at 9:00 am, local time, on the first business day after the day on which the last of the conditions set forth in Article VII hereof shall have been fulfilled or waived or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to the Company as follows:

    Section 2.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The schedule delivered to the Company and identified by Parent as its final disclosure schedule under this Agreement (the "Parent Disclosure Schedule") contains a list of each Subsidiary of Parent, indicating its jurisdiction of incorporation or other organization, its authorized share or other equity capital, the number and percentage of its issued and outstanding shares or other equity interests owned of record or beneficially by Parent or any of its Subsidiaries (naming each such owner), and whether it is a Significant Subsidiary (as hereinafter defined). Parent and each of its Significant Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect since September 30, 1994 that is or, so far as can reasonably be determined, may be materially adverse to the assets, condition (financial or otherwise) or results of operations of Parent and its Significant Subsidiaries taken as a whole or the Company and its Significant Subsidiaries taken as a whole, as the case may be, (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and
(c) "Significant Subsidiary" means any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the United States Securities and Exchange Commission (the "SEC").

    Section 2.2 CAPITAL STRUCTURE. Subject to the approval of the Amendment (as hereinafter defined), the authorized capital stock of Parent consists of 10,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"), of which 200,000 shares have been designated Junior Participating Preferred Stock, Series A. At the close of business on February 22, 1995, (a) 6,173,798 shares of Parent Common Stock were validly issued and outstanding, fully paid, nonassessable and listed on the New York Stock Exchange ("NYSE") and none of such securities had been issued in violation of any preemptive right of any stockholder of Parent,
(b) 1,033,556 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options for Parent Common Stock (the "Parent Stock Options") granted under its 1983 Stock Option Plan, its 1986 Stock Option Plan, as amended, its 1988 Stock Option Plan for Non-Employee Directors, and its 1994 Stock Option Plan (collectively, the "Parent Stock Plans"), (c) no shares of Parent Common Stock were held by Parent or its wholly-owned Subsidiaries in treasury and (d) no shares of Parent Preferred Stock were issued and outstanding. There are no outstanding stock appreciation rights ("SARs") issued by Parent or any of its Subsidiaries with respect to Parent Common Stock, other than 151,000 SARs issued pursuant to Parent's 1994 Stock Appreciation Rights Plan (the "Parent 1994 SAR Plan"). All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time or upon exercise of New Parent Stock Options or New Parent Warrants in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid, nonassessable and listed on the NYSE, subject to official notice of issuance, and none of such securities will have been issued in violation of any preemptive right of any stockholder of Parent. All outstanding shares of capital stock of Parent's Subsidiaries are validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of any of such Subsidiaries and, except as disclosed in the Parent Disclosure Schedule, all of such shares are owned of record and beneficially by Parent or a wholly-owned Subsidiary of Parent, free and clear of all liens, charges or encumbrances. Except for (i) the outstanding Parent Stock Options, (ii) the outstanding preferred stock purchase rights (the "Parent Rights") issued pursuant to the Rights Agreement dated as of April 28, 1987 between Parent and Harris Trust and Savings Bank, as successor Rights Agent,
(iii) Parent's Employees' Stock Purchase Plan, (iv) Kuhlman Electric Corporation's Savings Maximizer Plan and (v) Parent's 1993 Non-Employee Directors Stock Plan, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Subsidiaries. True and correct copies of all plans, agreements, instruments and other governing documents relating to the Parent Stock Options, the Parent Stock Plans, the Parent 1994 SAR Plan, the Parent Rights, Parent's Employees' Stock Purchase Plan, Kuhlman Electric Corporation's Savings Maximizer Plan and Parent's 1993 Non-Employee Directors Stock Plan have been furnished to the Company.

    Section 2.3 AUTHORITY; NON-CONTRAVENTION. Parent has all corporate power and authority to enter into this Agreement and, subject to obtaining the approval of the Amendment and the issuance of Parent Common Stock pursuant to this Agreement by the stockholders of Parent, to consummate the transactions contemplated hereby. Subject to obtaining such approval by the stockholders of Parent, the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the enforceability of this Agreement against the Company) constitutes the legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The issuance of shares of Parent Common Stock pursuant to this Agreement and the filing of a registration statement with the SEC by Parent on Form S-4 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued pursuant to this Agreement has been duly authorized by Parent's Board of Directors. (Such registration statement, including any information incorporated by reference therein, as it is declared effective under the Securities Act, together with any post-effective amendments or supplements thereto prepared and filed in accordance with this Agreement, is referred to herein as the "Registration Statement"). Except as set forth in the Parent Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Significant Subsidiaries under, any provision of (a) the Certificate of Incorporation or By-laws of Parent (true and complete copies of which as of the date hereof have been delivered to the Company) or any provision of the comparable charter or organization documents of any of its Significant Subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Significant Subsidiaries or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal, state or local), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent, Sub or any of Parent's Significant Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) filings in connection, or in compliance, with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent, Sub or any of Parent's Significant Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any
environmental,   health  or   safety  law   or  regulation   pertaining  to  any
notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 6.9, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Improvements Act"), and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.


    Section 2.4 PARENT SEC DOCUMENTS. Parent has filed all documents which the Securities Act or the Exchange Act requires Parent to file with the SEC since January 1, 1993 (the "Parent SEC Documents"). A list of all of the Parent SEC Documents is included in the Parent Disclosure Schedule. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

    Section 2.5 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. The Registration Statement and the joint proxy statement/prospectus contained therein, including any information incorporated by reference therein, to be used by Parent and the Company to solicit proxies from their respective stockholders at the Stockholder Meetings (as hereinafter defined) (together with any amendments or supplements thereto prepared and filed in accordance with this Agreement, the "Proxy Statement/Prospectus") will not (a) in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of the mailing of the Proxy Statement/ Prospectus to the respective stockholders of Parent and the Company and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED; HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information supplied or to be supplied to Parent by the Company expressly for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus. The Registration Statement will comply as to form in all material respects with all applicable requirements of the Securities Act, and the Proxy Statement/Prospectus will comply as to form with all applicable requirements of the Exchange Act; PROVIDED, HOWEVER, that the foregoing shall not apply to any written information supplied or to be supplied to Parent by the Company expressly for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

    Section 2.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof or in the Parent Disclosure Schedule, there has not been any Material Adverse Change with respect to Parent.

    Section 2.7 POOLING OF INTERESTS; REORGANIZATION. To the knowledge of Parent, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 2.8 DIVIDENDS. Since September 30, 1994, Parent has not declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise made any payments to its stockholders in their capacity as such, other than ordinary quarterly dividends consistent with past practice, each in an amount not in excess of $.15 per share, with respect to Parent Common Stock.

    Section 2.9 NO VIOLATION OR INFRINGEMENT. Except as disclosed in the Parent Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material Adverse Effect on Parent: (a) Parent and its Subsidiaries have complied in all material respects with all requirements of law applicable to their respective assets and businesses and (b) neither Parent nor any Subsidiary has infringed upon or misappropriated any patent, trademark, service mark, trade name, copyright or other proprietary right of any other person or entity.

    Section 2.10 LITIGATION. Except as set forth in the Parent Disclosure Schedule, there are no actions, suits or proceedings pending or threatened against Parent or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on Parent.

    Section 2.11 TAXES. Except as otherwise set forth in the Parent Disclosure Schedule, (a) Parent and each of its Significant Subsidiaries has filed all Tax Returns required to have been filed on or before the date hereof; (b) all Taxes shown to be due on the Tax Returns referred in clause (a) have been timely paid;
(c) neither Parent nor any of its Significant Subsidiaries has waived any statute of limitations in respect of Taxes of Parent or such Subsidiary; (d) the Tax Returns referred to in clause (a) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (e) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending; and (f) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full. For purposes of this Agreement (i) "Tax" (and, with correlative meaning, "Taxes") means, any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    Section 2.12 PARENT BENEFIT PLANS. The Parent Disclosure Schedule contains a list of all significant "employee welfare benefit plans" and all significant "employee pension benefit plans" (as such terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to on behalf of employees of the Parent or any of its Subsidiaries as of the date of this Agreement (the "Parent Benefit Plans"). Except as set forth in the Parent Disclosure Schedule, each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified except for changes for which the remedial amendment period under Section 401(b) of the Code has not expired. Neither the Parent nor any of its Subsidiaries has any liability to the Pension Benefit Guaranty Corporation with respect to any Parent Benefit Plan except for applicable insurance premiums. Each Parent Benefit Plan has been maintained and administered in compliance in all material respects with ERISA and the Code. Except as set forth in the Parent Disclosure Schedule, (a) neither the Parent nor any of its Subsidiaries has any obligation to contribute to any "multiemployer plan", as such term is defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA, and (b) assuming the Parent and each of its Subsidiaries incurred a complete withdrawal under Section 4203 of ERISA from all such plans, the withdrawal liability arising under Section 4201 of ERISA with respect to such plans would not exceed the amount set forth in the Parent Disclosure Schedule. Except for agreements identified in the Parent Disclosure Schedule or as expressly provided for in this Agreement, neither Parent nor any of its Subsidiaries is a party to any agreement which (a) requires it to make any bonus or severance payment to any of its officers or employees solely by reason of the closing of the transactions contemplated by this Agreement or (b) requires it to make a payment to any of its officers or employees that, to the knowledge of Parent, may be an "excess parachute payment" to a "disqualified individual", as such terms are defined in Section 280G of the Code.

    Section 2.13   ENVIRONMENTAL MATTERS.   Except  as disclosed  in the  Parent
Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material Adverse Effect on

Parent: (a) the use and operation of the assets and properties owned or leased by Parent and its Subsidiaries comply in all material respects with all applicable federal, state and local environmental, safety and health laws, ordinances, rules or regulations and (b) nothing has come to the attention of any of the directors or officers of Parent or any of its Subsidiaries that leads any of such persons to believe that Parent or any of its Subsidiaries is or may be liable to any person or Governmental Entity as a result of a release or threatened release of any hazardous or toxic substance or waste into the environment.

    Section 2.14 TITLE TO PROPERTY. Parent or its Subsidiaries has good and, with respect to real property, marketable title to all of the material assets reflected on the consolidated financial statements of Parent included in the Parent SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except for (a) Liens described in the Parent SEC Documents or the Parent Disclosure Schedule, (b) Liens for taxes not yet delinquent or the validity of which is being contested in good faith for which sufficient accruals have been established, (c) any Liens arising by operation of law securing obligations not yet overdue and (d) other Liens which, individually or in the aggregate, are not material in amount and do not materially detract from the value or materially impair the existing use of any material asset of Parent or any of its Subsidiaries.

    Section 2.15 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent shall be responsible for and pay all financial advisory fees and expenses of The Chase Manhattan Bank, N.A., to the extent payable.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Sub as follows:

    Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The schedule delivered to Parent and identified by the Company as its final disclosure schedule under this Agreement (the "Company Disclosure Schedule") contains a list of each Subsidiary of the Company, indicating its jurisdiction of incorporation or other organization, its authorized share or other equity capital, the number and percentage of its issued and outstanding shares or other equity interests owned of record or beneficially by the Company or any of its Subsidiaries (naming each such owner), and whether it is a Significant Subsidiary. The Company and each of its Significant Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    Section 3.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). At the close of business on February 22, 1995, (a) 7,231,866 shares of Company Common Stock were validly issued and outstanding, fully paid, nonassessable and listed on the NYSE and none of such securities had been issued in violation of any preemptive right of any stockholder of the Company, (b) 487,992 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Options, (c) 500,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Warrants, (d) 23,509 shares of Company Common Stock were held by the Company or its wholly-owned Subsidiaries in treasury, and (e) no shares of Company Preferred Stock were issued or outstanding. There are no outstanding SARs issued by the Company with respect to Company Common Stock, other than 75,000 phantom stock rights issued pursuant to an Agreement dated as of October 18, 1994 between Gary
G. Dillon and a Subsidiary of the Company. All outstanding shares of capital stock of the Company's Subsidiaries are validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of any of such Subsidiaries and, except as disclosed in the Company Disclosure Schedule, all of such shares are owned of record and beneficially by the Company or a wholly-owned Subsidiary of the Company, free and clear of all liens, charges or encumbrances. Except for (i) the outstanding Company Stock Options, (ii) the outstanding Company Warrants, (iii) the obligations of the Company under its three tax reduction investment plans (the "Company 401(k) Plans") and (iv) the outstanding common stock purchase rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of April 14, 1989 between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Company Rights Agreement"), there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries. True and correct copies of all plans, agreements, instruments and other governing documents relating to, the Company Stock Options, the Company Warrants, the Company Rights and the Company 401(k) Plans have been furnished to Parent.

    Section 3.3 AUTHORITY; NON-CONTRAVENTION. The Company has all corporate power and authority to enter into this Agreement and, subject to obtaining the approval of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. Subject to obtaining such approval by the stockholders of the Company, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the enforceability of this Agreement against each of them) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Significant Subsidiaries under, any provision of (a) the Certificate of Incorporation or By-laws of the Company (true and complete copies of which as of the date hereof have been delivered to Parent) or any provision of the comparable charter or organization documents of any of its Significant Subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Significant Subsidiaries or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its

Significant Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) filings in connection, or in compliance, with the applicable requirements of the Securities Act and the Exchange Act (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Significant Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 6.9, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the Improvements Act, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.


    Section 3.4 COMPANY SEC DOCUMENTS. The Company has filed all documents which the Securities Act or the Exchange Act require the Company to file with the SEC since January 1, 1993 (the "Company SEC Documents"). A list of all of the Company SEC Documents is included in the Company Disclosure Schedule. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).


    Section 3.5 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. The Proxy Statement/ Prospectus will not, at the time of the mailing of the Proxy Statement/Prospectus to the respective stockholders of Parent and the Company and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information supplied or to be supplied to the Company by Parent expressly for inclusion or incorporation by reference in the Proxy Statement/ Prospectus. The Proxy Statement/Prospectus will comply as to form with all applicable requirements of the Exchange Act; PROVIDED, HOWEVER, that the foregoing shall not apply to any written information supplied or to be supplied to the Company by Parent expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

    Section 3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or in the Company Disclosure Schedule, there has not been any Material Adverse Change with respect to the Company.

    Section 3.7 POOLING OF INTERESTS; REORGANIZATION. To the knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 3.8 DIVIDENDS. Since September 30, 1994, the Company has not declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise made any payments to its stockholders in their capacity as such.

    Section 3.9 NO VIOLATION OR INFRINGEMENT. Except as disclosed in the Company Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material Adverse Effect on the Company: (a) the Company and its Subsidiaries have complied in all material respects with all requirements of law applicable to their respective assets and businesses and (b) neither the Company nor any Subsidiary has infringed upon or misappropriated any patent, trademark, service mark, trade name, copyright or other proprietary right of any other person or entity.

    Section 3.10 LITIGATION. Except as set forth in the Company Disclosure Schedule, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.11 TAXES. Except as otherwise set forth in the Company Disclosure Schedule, (a) the Company and each of its Significant Subsidiaries has filed all Tax Returns required to have been filed on or before the date hereof; (b) all Taxes shown to be due on the Tax Returns referred in clause (a) have been timely paid; (c) neither the Company nor any of its Significant Subsidiaries has waived any statute of limitations in respect of Taxes of the Company or such Subsidiary; (d) the Tax Returns referred to in clause (a) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (e) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending; and (f) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full.

    Section 3.12 COMPANY BENEFIT PLANS. The Company Disclosure Schedule contains a list of all significant "employee welfare benefit plans" and all significant "employee pension benefit plans" (as such terms are defined in Sections 3(1) and 3(2) of ERISA) maintained or contributed to on behalf of employees of the Company or any of its Subsidiaries as of the date of this Agreement (the "Company Benefit Plans"). Except as set forth in the Company Disclosure Schedule, each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified except for changes for which the remedial amendment period under Section 401(b) of the Code has not expired. Neither the Company nor any of its Subsidiaries has any liability to the Pension Benefit Guaranty Corporation with respect to any Company Benefit Plan except for applicable insurance premiums. Each Company Benefit Plan has been maintained and administered in compliance in all material respects with ERISA and the Code. Except as set forth in the Company Disclosure Schedule, (a) neither the Company nor any of its Subsidiaries has any obligation to contribute to any "multiemployer plan', as such term is defined in Section 3(37) of ERISA or
Section 4001(a)(3) of ERISA, and (b) assuming the Company and each of its Subsidiaries incurred a complete withdrawal under Section 4203 of ERISA from all such plans, the withdrawal liability arising under Section 4201 of ERISA with respect to such plans would not exceed the amount set forth in the Company Disclosure Schedule. Except for agreements identified in the Company Disclosure Schedule or as expressly provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement which (a) requires it to make any bonus or severance payment to any of its officers or employees solely by reason of the change of control of the Company effected by the consummation of the Merger or (b) requires it to make a payment to any of its officers or employees that, to the knowledge of the Company, may be an "excess parachute payment" to a "disqualified individual", as such terms are defined in Section 280G of the Code.

    Section 3.13 ENVIRONMENTAL MATTERS. Except as disclosed in the Company Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material Adverse Effect on the Company: (a) the use and operation of the assets and properties owned or leased by the Company and its Subsidiaries comply in all material respects with all applicable federal, state and local environmental, safety and health laws, ordinances, rules or regulations and (b) nothing has come to the attention of any of the directors or officers of the Company or any of its Subsidiaries that leads any of such persons to believe that the Company or any of its Subsidiaries is or may be liable to any person or Governmental Entity as a result of a release or threatened release of any hazardous or toxic substance or waste into the environment.

    Section 3.14 TITLE TO PROPERTY. The Company or its Subsidiaries has good and, with respect to real property, marketable title to all of the material assets reflected on the consolidated financial statements of the Company included in the Company SEC Documents as being owned by it or its Subsidiaries, including, without limitations, its facility located at Asheville, North Carolina, and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no Liens, except for (a) Liens described in the Company SEC Documents, (b) Liens for taxes not yet delinquent or the validity of which is being contested in good faith for which sufficient accruals have been established, (c) any Liens arising by operation of law securing obligations not yet overdue and (d) other Liens which, individually or in the aggregate, are not material in amount and do not materially detract from the value or materially impair the existing use of any material asset of the Company or any of its Subsidiaries.

    Section 3.15 BROKERS. No broker, investment banker or other person (other than J. P. Morgan Securities Inc., the fees and expenses of which, to the extent payable, will be paid by the Surviving Corporation) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

    Parent and Sub jointly and severally represent and warrant to the Company as follows:

    Section 4.1 ORGANIZATION AND STANDING. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the acquisition of the Company and this Agreement.

    Section 4.2 CAPITAL STRUCTURE. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, charges and encumbrances.

    Section 4.3 AUTHORITY; NON-CONTRAVENTION. Sub has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of
Directors and Parent as its sole stockholder, and, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by the Company and the enforceability of this Agreement against the Company)
constitutes the legal, valid and binding agreement of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub under, any provision of (i) the Certificate of Incorporation or By-laws of Sub (true and complete copies of which as of the date hereof have been delivered to the Company) (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 5.1  CONDUCT OF BUSINESS PENDING THE MERGER.

    (a) ACTIONS. During the period from the date of this Agreement through the Effective Time, each of the Company and Parent shall, and each shall cause its respective Subsidiaries to, in all material respects carry on its respective businesses in, and not enter into any material transaction other than in accordance with, the ordinary course and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and, except as disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule or as otherwise expressly contemplated by this Agreement, each of the Company and Parent shall not, and each shall not permit any of its respective Subsidiaries to, without the prior written consent of the other parties to this Agreement:

        (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, other than (1) ordinary quarterly dividends by Parent consistent with past practice, each in an amount not in excess of $.15 per share with respect to Parent Common Stock, (2) dividends declared by Parent prior to the date of this Agreement and (3) dividends payable to the Company declared by any of the Company's Subsidiaries or to Parent declared by any of Parent's Subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, and (c) purchase, redeem or otherwise acquire any shares of capital stock of each of the Company or Parent, or any of its respective Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than the Company's redemption of the Company Rights prior to the Effective Time in accordance with Section 7.3(c);

        (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than, in the case of the Company, the issuance of Company Common Stock (and associated Company Rights) during the period from the date of this Agreement through the Effective Time (A) upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (B) upon the exercise of Company Warrants outstanding on the date of this Agreement in accordance with their current terms, (C) in accordance with the terms, existing at the date of this Agreement, of the Company 401(k) Plans and, in the case of Parent, the issuance of Parent Common Stock (and associated Parent Rights) during such period (A) upon the exercise of Parent Stock Options outstanding on the date of this Agreement in accordance with their current terms and (B) in accordance with the terms, existing at the date of this Agreement, of the Parent 1994 SAR Plan, Parent's Employees' Stock Purchase Plan, Kuhlman Electric Corporation's Savings Maximizer Plan, the Parent Rights and Parent's 1993 Non-Employee Directors Stock Plan);

       (iii) amend its Certificate of Incorporation (other than, in the case of Parent, to approve and adopt the Amendment) or amend in any material respects its By-laws;

       (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material or substantial, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and to Parent and its Subsidiaries taken as a whole, respectively;

        (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets (other than sales or other dispositions of inventory in the ordinary course of business) that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, or to Parent and its Subsidiaries taken as a whole, respectively;

       (vi) except in the ordinary course of business consistent with past practice, (A) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly-owned Subsidiary of the Company or to Parent or any wholly-owned Subsidiary of Parent, respectively;

       (vii) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company or any Subsidiary of Parent, respectively; or

      (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or, other than in the ordinary course of business, enter into or amend any employee benefit plan (including, without limitation, the Company Stock Plan, its Performance Unit Plan and the Company 401(k) Plans with respect to the Company and the Parent Stock Plans, the Parent 1994 SAR Plan, its Employees' Stock Purchase Plan, Kuhlman Electric Corporation's Savings Maximizer Plan and Parent's 1993 Non-Employee Directors Stock Plan with respect to Parent), or any employment or consulting agreement, except compensation increases associated with promotions and annual reviews in the ordinary course of business consistent with past practice.

    (b) ADVICE OF CHANGES. Each of the Company and Parent shall promptly advise the other such party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on the Company or Parent, respectively.

    Section 5.2 NO SOLICITATION. From and after the date hereof, neither the Company nor Parent will solicit or initiate, nor will either such party permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit or initiate, any takeover proposal or offer from any person, or engage in discussions or negotiations relating thereto; PROVIDED, HOWEVER, that (a) either such party may engage in discussions or negotiations with a third party who seeks to initiate such discussions or negotiations or may furnish to such third party information concerning such party and its business, properties or assets and (b) following receipt of a takeover proposal the Board of Directors of either such party may withdraw or modify its recommendation referred to in Section 6.1, but in each case referred to in the foregoing clauses (a) and (b) only to the extent that the Board of Directors of such party shall conclude in good faith after consultation with its outside counsel that such action is necessary in order for the Board of Directors of such party to act in a manner which is consistent with its fiduciary obligations under applicable law. Each of the Company and Parent will promptly notify the other party of any takeover proposal or offer, including the material terms and conditions thereof, but shall not be required to indicate the identity of the person or group making such takeover proposal or offer. As used in this Agreement, "takeover proposal" or "offer" shall mean any proposal or offer, other than a proposal or offer by Parent, the Company or any of their respective affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company, Parent or any of their respective Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company, Parent or any of their respective Subsidiaries.

    Section 5.3 POOLING OF INTERESTS; REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of Parent, Sub, any other Subsidiary of Parent, the Company nor any Subsidiary of the Company shall (a) knowingly take or fail to take any action which would jeopardize the treatment of Sub's combination with the Company as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 5.4 CONDUCT OF BUSINESS OF SUB PENDING THE MERGER. During the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    Section 6.1 STOCKHOLDER APPROVAL. Each of Parent and the Company shall take all action necessary in accordance with all applicable federal and state laws and their respective Certificates of Incorporation and By-laws to call separate annual meetings of their respective stockholders to be held on the same date (such meetings, including any adjournment of either or both of such meetings, being referred to herein collectively as the "Stockholder Meetings"),
(a) in the case of the Company, to consider and vote on (i) the approval of this Agreement, (ii) the election of one class of directors and (iii) the ratification of the appointment of auditors and (b) in the case of Parent, to consider and vote on (i) the approval of an amendment to the Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock from 10,000,000 to 20,000,000 shares and to eliminate the designation therein of shares of Parent Preferred Stock as Junior Participating Preferred Stock, Series A (the "Amendment"), (ii) the approval of the issuance of Parent Common Stock pursuant to this Agreement, (iii) the approval of Parent's 1994 Stock Option Plan, (iv) the election of one class of directors and
(v) the ratification of the selection of auditors, and (c) in both cases, to consider and vote upon such other matters as may be necessary to effect or related to the transactions contemplated hereunder. The Stockholder Meetings shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. The Company shall, through its Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as determined by such Board of Directors in good faith after consultation with the Company's outside counsel, recommend to its stockholders the approval of this Agreement and otherwise use all reasonable efforts to obtain such stockholder approval, and Parent shall, through its Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as determined by such Board of Directors in good faith after consultation with Parent's outside counsel, recommend to its

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stockholders the approval of the Amendment  and the approval of the issuance  of
Parent Common Stock pursuant to this Agreement and otherwise use all reasonable efforts to obtain such stockholder approvals.

    Section 6.2 REGISTRATION STATEMENT AND PROXY STATEMENT. Parent shall prepare and file with the SEC as soon as practicable the Registration Statement containing the Proxy Statement/Prospectus to be used at the Stockholder Meetings and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Parent shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the Parent Common Stock pursuant to this Agreement. The Company shall furnish in writing to Parent all information concerning the Company, its officers, directors and principal stockholders and any of its Subsidiaries required for use in the Registration Statement, and the Company shall take such other actions as Parent may reasonably request in connection with the preparation of such Registration Statement and the actions to be taken by Parent pursuant to this Section 6.2. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification for offering or sale in any jurisdiction of the shares of Parent Common Stock issuable pursuant to this Agreement or any request by the SEC for an amendment or supplement of the Registration Statement or for additional information. If at any time after the mailing of the Proxy Statement/Prospectus and prior to the Effective Time, any event with respect to any party, its officers, directors or principal stockholders or any of its Subsidiaries or any event with respect to the Merger shall occur which is required to be described in the Proxy Statement/ Prospectus or the Registration Statement, such party shall immediately inform the other parties of such event and all parties hereto shall cooperate in the preparation of a mutually satisfactory amendment or supplement describing such event and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the respective stockholders of Parent and the Company. It shall be conditions (in each case unless waived by both Parent and the Company) to the mailing of the Proxy Statement/Prospectus to the stockholders of Parent and the stockholders of the Company that (a) Parent and the Company shall have received the opinions of The Chase Manhattan Bank, N.A. and J.P. Morgan Securities, Inc., respectively, dated as of the date of the Proxy Statement/ Prospectus to the effect described in Sections 7.2(b) and 7.3(e), respectively, (b) such opinions shall be included in the Proxy Statement/Prospectus and (c) each of the Company and Parent shall have executed a letter agreement identifying the information provided by each of the Company and Parent for use in the Proxy Statement/Prospectus.

    Section 6.3  ACCESS TO INFORMATION.

    (a) BY PARENT. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably request during normal business hours during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. In no event shall the Company be required to supply to Parent, or to Parent's accountants, counsel, financial advisors or other representatives, any information relating to indications of interest from, or discussions with, any other potential acquirors of the Company which were received or conducted prior to the date hereof except to the extent necessary for use in the Registration Statement. Except as required by law, Parent will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of the Company. In the event of termination of this

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Agreement for any reason, Parent shall promptly return or destroy all  nonpublic documents so obtained from the Company or any of its Subsidiaries and any copies made of such documents for Parent.

    (b) BY THE COMPANY. Parent shall, and shall cause each of its Subsidiaries to, afford to the Company, and to Company's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably request during normal business hours during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the Company (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request. Except as required by law, the Company will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Parent. In the event of termination of this Agreement for any reason, the Company shall promptly return or destroy all nonpublic documents so obtained from Parent or any of its Subsidiaries and any copies made of such documents for the Company.

    Section 6.4 COMPLIANCE WITH THE SECURITIES ACT AND POOLING REQUIREMENTS. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Stockholder Meetings, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or another exemption from the registration requirements of the Securities Act and that such Affiliate will not sell or in any other way reduce such Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

    Section  6.5  STOCK EXCHANGE LISTING.   Parent shall use its best efforts to
list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued pursuant to this Agreement.

    Section 6.6 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as Parent and the Company shall otherwise agree in writing. Notwithstanding the foregoing, if (a) the Board of Directors of the Company shall withdraw or materially modify its recommendation to the stockholders of the Company to approve this Agreement in accordance with Section 5.2 or (b) the Company shall terminate this Agreement in accordance with Section 8.1(g), the Company shall reimburse Parent for up to $500,000 of such expenses actually incurred by Parent, including without limitation legal, accounting, and investment banking fees and expenses, promptly after receipt of one or more statements therefor in reasonable detail; PROVIDED, HOWEVER, that if prior to the expiration of one year after any such withdrawal, modification or termination, a merger, consolidation or other business combination, or a tender or exchange offer, shall occur which effects a change of control of the Company (an "Alternative Transaction"), on the third business day after the closing of the Alternative Transaction, the

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Company  shall pay  to Parent,  in lieu  of its  obligation to  make any further expense reimbursements, an amount equal to the excess of $2,000,000 over the total expense reimbursements previously made by the Company pursuant to this sentence.

    Section 6.7 REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, including but not limited to any filing under the Improvements Act, (b) the obtaining of all necessary consents, approvals or waivers from third parties,
(c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no party shall be under any obligation to take any action pursuant to this Section 6.7 to the extent that its Board of Directors shall conclude in good faith after consultation with the its outside counsel that such action is inconsistent with such Board of Directors' fiduciary obligations under applicable law. Notwithstanding anything to the contrary in this Section 6.7, no party shall commit to any divestiture transaction, or any other material modification of its existing business or the existing business of its Significant Subsidiaries, without the prior written consent of all other parties.

    Section 6.8 PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required in the opinion of the issuing party's outside counsel by applicable law or by obligations pursuant to any listing agreement with the NYSE, in which case the issuing party shall give the other parties notice thereof as promptly as practicable.

    Section 6.9 REAL ESTATE TRANSFER AND GAINS TAX. Subject to the last sentence of Section 1.7, Parent and the Company agree that the Surviving Corporation will pay any real property transfer or gains tax, or similar transfer tax, if any, attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company agrees to cooperate with Sub in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company or its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the Merger consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Sub or Parent in its reasonable discretion. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.9 in the preparation of any return with respect to the Gains Taxes.

    Section 6.10 STATE TAKEOVER LAWS; COMPANY RIGHTS AGREEMENT. If Section 203 of the DGCL shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such Section 203 of the DGCL on the transactions contemplated hereby. The Board of Directors of the Company has amended the Company Rights Agreement such that neither Parent nor Sub shall

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become an Acquiring  Person (as defined  in the Company  Rights Agreement) as  a result of entering into this Agreement. Immediately prior to the Effective Time, the Company shall redeem all outstanding Company Rights at a redemption price of $.01 per Company Right. No other action is required to prevent the holders of Company Rights from having any right under the Company Rights Agreement as a result of the execution, delivery and performance of this Agreement and the consummation of the Merger (other than the right to receive such redemption price for their respective Company Rights).

    Section 6.11 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. From and after the Effective Time, Parent agrees to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the full extent such persons may be indemnified by the Company pursuant to the Company's Certificate of Incorporation and By-Laws for acts or omissions occurring at or prior to the Effective Time and shall advance reasonable litigation expenses incurred by such officers and directors in connection with defending any action arising out of such acts or omissions. In addition, for a period of not less than six years from the Effective Time, Parent will provide, or cause the Surviving Corporation to provide, to the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring through the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

    Section 6.12 EMPLOYEE BENEFITS. Parent shall cause the Company and its Subsidiaries (a) to honor all severance and employment agreements with the officers and employees of the Company or any of its Subsidiaries and (b) to maintain until at least two (2) years after the Effective Time, employee benefits, plans, programs and policies for retirees, officers and employees (including terminated officers and employees) of the Company and any of its Subsidiaries (including the Company's policies with respect to severance pay and outplacement services) that are no less favorable than those being provided to such retirees, officers and employees on the date hereof; PROVIDED, HOWEVER, that nothing in this sentence shall be construed to be a financial guarantee of any obligation of the Company or any of its Subsidiaries. For purposes of eligibility to participate in and vesting in all benefits provided to retirees, officers and employees, the retirees, officers and employees of the Company and its Subsidiaries will be credited with their hours and years of service with the Company and its Subsidiaries and hours and years of service with prior employers to the extent service with prior employers is taken into account under plans of the Company and its Subsidiaries.

    Section 6.13 JOB VACANCIES. Parent shall maintain at its corporate offices a listing of job vacancies and newly created positions at Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), and upon the request of any officer or employee of the Company or its Subsidiaries who is terminated as a result of the Merger or within eighteen months following the Effective Time, shall provide such terminated officer or employee with a copy of such list of vacancies or positions; PROVIDED, HOWEVER, that Parent and its Subsidiaries shall have no obligation under this Section 6.13 to hire any such terminated officer or employee to fill any of such vacancies or positions or to delay filling any of them until such terminated officer or employee has received a copy of such list. The service time of any such terminated officer or employee who accepts employment with Parent or its Subsidiaries will include all service time with the Company or its Subsidiaries and, in the case of employment opportunities requiring a relocation of the officer's or employee's place of residence, such officer or employee will be provided relocation expenses and reimbursement consistent with Parent's existing reimbursement policy for transferred or newly hired officers or employees.

    Section 6.14 PARENT'S BOARD OF DIRECTORS. Parent's Board of Directors will take all necessary action to cause Gary G. Dillon to be elected to the Board of Directors of Parent as soon as practicable after the Effective Time.

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                                  ARTICLE VII
                       CONDITIONS PRECEDENT TO THE MERGER

    Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVALS. This Agreement shall have been approved by the requisite vote of the holders of Company Common Stock and the Amendment and the issuance of shares of Parent Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the holders of Parent Common Stock.

        (b) NYSE LISTING. The Parent Common Stock issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.

        (c) IMPROVEMENTS ACT WAITING PERIOD. All applicable waiting periods under the Improvements Act shall have expired or been terminated.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or "Blue Sky" authorizations shall have been received.

        (e) TAX OPINION. The Company and Parent shall have received a legal opinion of Sidley & Austin, special counsel to the Company, in form and substance satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

           (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and the Company, Parent and Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

           (ii) No gain or loss will be recognized by the Company as a result of the Merger;

          (iii) No gain or loss will be recognized by the stockholders of the Company upon the conversion of their Company Common Stock into shares of Parent Common Stock pursuant to the Merger (except for cash paid in lieu of a fractional share of Parent Common Stock);

          (iv) The aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of Company Common Stock;

           (v) The holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the period that such shares of Company Common Stock were held by the holder, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

          (vi) A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share and the amount of cash received. In rendering such opinion, Sidley & Austin may receive and rely as to matters of fact upon representations contained in certificates of the Company, Parent, Sub and others, and may condition such opinion on the receipt from certain stockholders of the Company of certificates verifying that such stockholders have no present plan or intention to sell or dispose of, or otherwise diminish their equity risk with respect to, the shares of Parent Common Stock to be distributed to them in the Merger.

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        (f) NO ORDER. No Governmental Entity or court of competent  jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making this Agreement or the transactions contemplated hereby illegal.

        (g) RESIGNATIONS OF COMPANY DIRECTORS. Each of the directors of the Company, other than Gary G. Dillon and Robert S. Jepson, Jr., shall have delivered to the Company his written resignation as a director of the Company, effective as of the Effective Time.

        (h) OTHER APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a Material Adverse Effect on Parent (on a consolidated basis, assuming the Merger had taken place), shall have been obtained, shall have occurred or shall have been filed.

    Section 7.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date, each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement, and Parent shall have furnished to the Company a certificate, dated the Effective Time, signed by the Chairman of the Board, the President or an Executive Vice President of Parent, certifying to the effect that to the best of the signing officer's knowledge and belief, the conditions set forth in this Section 7.2(a) have been satisfied in full.

        (b) FAIRNESS OPINION. The Company shall have received in form satisfactory to the Company, an opinion of J. P. Morgan Securities Inc., dated as of the date of the Proxy Statement/ Prospectus, substantially to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view, and as of the Effective Time and based upon circumstances then in effect such opinion shall not have been withdrawn or modified in any material respect.

        (c) OPINION OF COUNSEL. The Company shall have received a legal opinion from Rudnick & Wolfe, special counsel to Parent, dated the Effective Time, substantially to the effect that:

           (i) The incorporation, existence and good standing of Parent, Sub and each of Parent's Significant Subsidiaries are as stated in this Agreement; the authorized shares of capital stock of Parent, Sub and each of Parent's Significant Subsidiaries are as stated in this Agreement; all outstanding shares of Parent Common Stock and all outstanding shares of capital stock of Parent's Significant Subsidiaries are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of Parent or any of such Subsidiaries; all of the issued and outstanding shares of capital stock of Parent's Significant Subsidiaries are owned of record and, to the knowledge of such counsel, beneficially by Parent or a wholly-owned Subsidiary of Parent, and such counsel is not aware of any liens, charges or encumbrances on any of such shares; and to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating Parent, Sub or any of Parent's Significant Subsidiaries to issue or sell, or to purchase or redeem, any shares of the capital stock of Parent or any of its Significant Subsidiaries, other than as stated in this Agreement.

           (ii) Each of Parent and Sub has full corporate power and authority to execute, deliver and perform this Agreement; this Agreement has been duly authorized, executed and delivered by Parent and Sub; this Agreement (assuming valid authorization, execution and delivery of this Agreement by the Company and the enforceability of this Agreement against the Company) constitutes the legal, valid and binding agreement of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that such counsel need express no opinion with respect to the enforcement of rights to indemnification against liabilities under the federal securities laws; and the Amendment and the issuance of shares of Parent Common Stock pursuant to this Agreement have been duly authorized by all necessary corporate action.

          (iii) The execution, delivery and performance by Parent and Sub of this Agreement will not violate the Certificate of Incorporation or By-Laws of Parent or of Sub and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent, Sub or any of Parent's Significant Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, which violation, breach or default should reasonably be expected to have a Material Adverse Effect on Parent.

          (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any Governmental Entity which has not been obtained is required on behalf of Parent, Sub or any of Parent's other Subsidiaries for the consummation of the transactions contemplated by this Agreement.

           (v) To the knowledge of such counsel, neither Parent nor Sub is subject to any injunction (whether temporary, preliminary or permanent) by any court of competent jurisdiction against consummation of the transactions contemplated by this Agreement.

          (vi) Except as set forth in the Parent Disclosure Schedule or the Parent SEC Documents, to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against Parent or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on Parent.

          (vii) The shares of Parent Common Stock to be issued pursuant to this Agreement will be, when so issued, shares of Parent Common Stock that have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of Parent.

         (viii) The shares of Parent Common Stock issuable pursuant to this Agreement have been duly listed on the NYSE, subject to official notice of issuance.

          (ix) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the SEC.

           (x) (A) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein and information relating to and supplied by the Company, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

       (B) In the course of the preparation of the Registration Statement and the Proxy Statement/Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of Parent and the Company, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement/Prospectus; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to Parent and the information relating to and supplied by the Company, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement/ Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to Parent and information relating to and supplied by the Company, as to which such counsel need express no belief), at the time the Registration Statement became effective, at the time of mailing the Proxy Statement/Prospectus to the respective stockholders of Parent and the Company or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xi) The Amendment and the Certificate of Merger have been duly filed with the Secretary of State of the State of Delaware and the Amendment and the Merger have become effective under the DGCL.

       In rendering such opinion, Rudnick & Wolfe may rely as to matters of fact upon the representations of officers of Parent, Sub or any of Parent's other Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

        (d) OTHER DOCUMENTS. Parent and Sub shall have furnished to the Company at the Closing such other customary documents, certificates or instruments as the Company may reasonably request evidencing compliance by Parent and Sub with the terms of this Agreement.

    Section 7.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date, each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement, and the Company shall have furnished to Parent a certificate, dated the

    Effective Time, signed by the Chairman of the Board, the President or a Vice President of the Company, certifying to the effect that to the best of the signing officer's knowledge and belief, the conditions set forth in this
    Section 7.3(a) have been satisfied.

        (b) THIRD PARTY CONSENTS. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would have a Material Adverse Effect on Parent (on a consolidated basis, assuming the Merger had taken place), shall have been obtained.

        (c)   REDEMPTION  OF  RIGHTS.  The   Company  shall  have  redeemed  all
    outstanding Company Rights at a redemption price of $.01 per Company Right immediately prior to the Effective Time.

        (d) ACCOUNTING. Based on the advice of Arthur Andersen LLP and such other advice as Parent may reasonably deem relevant, Parent shall have no reasonable basis for believing that following the Merger, the combination of the Company and Sub may not be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles.

        (e) FAIRNESS OPINION. Parent shall have received in form satisfactory to Parent, an opinion of The Chase Manhattan Bank, N.A., dated as of the date of the Proxy Statement/Prospectus, substantially to the effect that, as of such date, the Exchange Ratio was fair to Parent from a financial point of view, and as of the Effective Time and based upon circumstances then in effect such opinion shall not have been withdrawn or modified in any material respect.

        (f) OPINION OF COUNSEL. Parent shall have received a legal opinion from Sidley & Austin, special counsel to the Company, dated the Effective Time, substantially to the effect that:

           (i) The incorporation, existence and good standing of the Company are as stated in this Agreement and the authorized shares of capital stock of the Company are as stated in this Agreement.

           (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement; this Agreement has been duly authorized, executed and delivered by the Company; and this Agreement (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the enforceability of this Agreement against each of them) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (iii) The execution, delivery and performance by the Company of this Agreement will not violate the Certificate of Incorporation or By-laws of the Company.

          (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any Governmental Entity which has not been obtained is required on behalf of the Company or any of its Subsidiaries for the consummation of the transactions contemplated by this Agreement.

           (v) To the knowledge of such counsel, the Company is not subject to any injunction (whether temporary, preliminary or permanent) by any court of competent jurisdiction against consummation of the transactions contemplated by this Agreement.

          (vi) (A) At the time the Registration Statement became effective, the information relating to and supplied by the Company contained in the Registration Statement and the information relating to the transactions provided for in this Agreement (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

       (B)  In the course  of the preparation of  the Registration Statement and the Proxy Statement/ Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement/Prospectus; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement/Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time the Registration Statement became effective, at the time of mailing the Proxy Statement/ Prospectus to the respective stockholders of the Company and Parent or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xi) The Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and the Merger has become effective under the DGCL.

       In rendering such opinion, Sidley & Austin may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

        (g) Opinion of other counsel. Parent shall have received a legal opinion from Schiff, Hardin & Waite, regular outside counsel to the Company, dated the Effective Time, substantially to the effect that:

           (i) The incorporation, existence, good standing and the authorized shares of capital stock of each of the Company's Significant Subsidiaries are as stated in this Agreement.

           (ii) All of the outstanding shares of Company Common Stock and all of the outstanding shares of capital stock of the Company's Significant Subsidiaries (A) are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of the Company or any of such Subsidiaries and
       (B), in the case of such shares of the Company's Significant Subsidiaries, are owned of record and, to the knowledge of such counsel, beneficially by the Company or a wholly-owned Subsidiary of the Company, and such counsel is not aware of any liens, charges or encumbrances on any of such shares.

          (iii) To the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Company or any of its Significant Subsidiaries to issue or sell, or to purchase or redeem, any shares of capital stock of the Company or any of its Significant Subsidiaries, other than as stated in this Agreement.

          (iv) To the knowledge of such counsel, the execution, delivery and performance by the Company of this Agreement will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Significant Subsidiaries is a party or to which any of them or any of their respective properties or assets may be bound, which violation, breach or default should reasonably be expected to have a Material Adverse Effect on the Company.

           (v) Except as set forth in the Company Disclosure Schedule or the Company SEC Documents, to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on the Company.

          (vi) In the course of the preparation of the Registration Statement and the Proxy Statement/Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement/Prospectus; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement/Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time the Registration Statement became effective, at the time of mailing of the Proxy Statement/Prospectus to the respective stockholders of the Company and Parent or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering such opinion, Schiff Hardin & Waite may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. With respect to matters governed by the laws of Brazil, Canada and the United Kingdom, such counsel may rely upon the opinions of (i) Eduardo Caio da Silva Prado, (ii) Blake, Cassels & Greydon and (iii) Lovell, White and Durrant, respectively.

        (h) OTHER DOCUMENTS. The Company shall have furnished to Parent at the closing such other customary documents, certificates or instruments as Parent may reasonably request evidencing compliance by the Company with the terms of this Agreement.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of this Agreement by the stockholders of the Company or any approval of the Amendment and the issuance of Parent Common Stock pursuant to this Agreement by the stockholders of Parent:

        (a) by mutual written consent of Parent and the Company;

        (b) by Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Company prior to the date of such termination and such failure shall not have been cured within five business days following receipt by the Company from Parent of written notice of such failure and demand for cure, (ii) the stockholders of the Company shall have failed to approve this Agreement at the Company's Stockholder Meeting, or (iii) the stockholders of Parent shall have failed to approve the Amendment and the issuance of Parent Common Stock pursuant to this Agreement at Parent's Stockholder Meeting.

        (c) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, and such failure to comply shall not have been cured within five business days following receipt by Parent from the Company of written notice of such failure and demand for cure, (ii) the stockholders of the Company shall have failed to approve this Agreement at the Company's Stockholder Meeting, or (iii) the stockholders of Parent shall have failed to approve the Amendment and the issuance of Parent Common Stock pursuant to this Agreement at the Parent's Stockholder Meeting;

        (d) by either Parent or the Company if (i) the Merger has not been effected on or prior to the close of business on September 30, 1995; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have been effected on or prior to such date, or
    (ii) any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

        (e) by either Parent or the Company if there has been (i) a material breach by the other of any of its representations or warranties contained in this Agreement that is not qualified as to materiality or (ii) any breach by the other of any of its representations or warranties contained in this Agreement that is qualified as to materiality, and in each case such breach shall not have been cured within five business days following receipt by the breaching party from the other party of written notice of such breach and demand for cure;

        (f) by Parent, (i) if the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have materially modified or withdrawn its recommendation of the Merger or (ii) if the Board of Directors of the Company shall have recommended, or shall have resolved to recommend, to the stockholders of the Company any takeover proposal or offer of any other person;

        (g) by the Company if there is a takeover proposal or offer relating  to
    (i) a tender or exchange offer for all or substantially all of the outstanding shares of Company Common Stock,

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
    (ii) a merger, consolidation or other business combination involving the Company, or (iii) an acquisition of all or substantially all of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company, in each case for a consideration that provides to the stockholders of the Company a value per share of Company Common Stock which, in the good faith judgment of the Board of Directors of the Company, provides a higher value per share than the consideration per share pursuant to this Agreement;

        (h) by the Company, if the average of the daily closing prices of a share of Parent Common Stock reported as "New York Stock Exchange Composite Transactions" by THE WALL STREET JOURNAL (Midwest Edition) during the 20 consecutive trading day period ending at the end of the third trading day prior to the Stockholder Meetings (the "Average Parent Common Stock Price'), is less than $11.00; or

        (i) by Parent, if the Average Parent Common Stock Price is more than $16.00.

    Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Sub or their respective officers or directors (except as set forth in the last two sentences of Section 6.3(a) the last two sentences of Section 6.3(b) and Section 6.6, which shall survive such termination); PROVIDED, HOWEVER, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.

    Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of the Company or the approval of the Amendment and the issuance of shares of Parent Common Stock pursuant to this Agreement by the stockholders of Parent, but, after any such approval by the stockholders of the Company or the stockholders of Parent, no amendment shall be made which changes the Exchange Ratio as provided in Section 1.5(c) or which in any way materially adversely affects the rights of the stockholders of the Company or the stockholders of Parent, as the case may be, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    Section  9.1  NON-SURVIVAL  OF REPRESENTATIONS AND WARRANTIES.   None of the
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

    Section 9.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given or delivered when delivered personally, when telecopied (with a confirmatory copy sent by private overnight courier) or one day after being sent by private overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

        Kuhlman Corporation
       1 Skidaway Village Walk
       Suite 201
       Savannah, GA 31411
        Attention: Chairman and Chief
                 Executive Officer
       (Telecopy No. (912) 598-0737)

        with copies to:
       Stephen A. Landsman
       Rudnick & Wolfe
       203 North La Salle Street
       Chicago, IL 60601
       (Telecopy No. (312) 984-2299)

    (b) if to the Company, to
       Schwitzer, Inc.
       Highway 191
       Brevard Road
       P. O. Box 15075
       Asheville, NC 28813
        Attention: Chairman, President and
                 Chief Executive Officer
       (Telecopy No. (704) 684-4017)

        with copies to:
       Thomas A. Cole
       Sidley & Austin
       One First National Plaza
       Chicago, IL 60603
       (Telecopy No. (312) 853-7036)
       and
       Robert J. Minkus
       Schiff, Hardin & Waite
       7200 Sears Tower
       Chicago, IL 60606
       (Telecopy No. (312) 258-5600)

    Section 9.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation.'

    Section 9.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 9.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, including the documents and instruments referred to herein, and the letter agreement dated January 9, 1995 between Parent and the Company (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for provisions of Sections 6.9, 6.11, 6.12 and 6.13, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

    Section 9.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    Section 9.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 9.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that such transactions shall be consummated as originally contemplated to the fullest extent possible.

    Section 9.9 ENFORCEMENT OF THIS AGREEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          KUHLMAN CORPORATION

                                          By      /S/ ROBERT S. JEPSON, JR.
                                            ------------------------------------
                                            Name: Robert S. Jepson, Jr.
                                            Title: Chairman and Chief Executive
                                          Officer

Attest:

         /S/ RICHARD A. WALKER
- --------------------------------------
Name: Richard A. Walker
Title: Secretary
                                          SPINNER ACQUISITION CORP.

                                          By      /S/ ROBERT S. JEPSON, JR.
                                            ------------------------------------
                                            Name: Robert S. Jepson, Jr.
                                            Title: Chairman and Chief Executive
                                          Officer

Attest:

         /S/ RICHARD A. WALKER
- --------------------------------------
Name: Richard A. Walker
Title: Secretary
                                          SCHWITZER, INC.

                                          By          /S/ GARY G. DILLON
                                            ------------------------------------
                                            Name: Gary G. Dillon
                                            Title: Chairman, President
                                                and Chief Executive Officer

Attest:

         /S/ RICHARD H. PRANGE
- --------------------------------------
Name: Richard H. Prange
Title: Secretary

                         FORM OF CERTIFICATE OF MERGER

                             CERTIFICATE OF MERGER
                                    MERGING
                           SPINNER ACQUISITION CORP.
                                 WITH AND INTO
                                SCHWITZER, INC.
                         PURSUANT TO SECTION 251 OF THE
                        DELAWARE GENERAL CORPORATION LAW

    The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS
FOLLOWS:

        FIRST: That the name of and state of incorporation of each of the constituent corporations in the merger is as follows:

         NAME                       STATE OF INCORPORATION
Spinner Acquisition Corp.                  Delaware
Schwitzer, Inc.                            Delaware

        SECOND: That an Agreement and Plan of Merger dated as of February 25, 1995 (the "Merger Agreement") among Kuhlman Corporation, a Delaware corporation, Spinner Acquisition Corp., a Delaware corporation, and Schwitzer, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
    Section 251 of the General Corporation Law of the State of Delaware.

        THIRD: That Schwitzer, Inc. shall be the surviving corporation (the "Surviving Corporation").

        FOURTH:   That the certificate of  incorporation of Schwitzer, Inc. will be the certificate of incorporation of the Surviving Corporation.

        FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, Schwitzer, Inc., the address of which is:

                                  Schwitzer, Inc.
                             Highway 191, Brevard Road
                                   P.O. Box 15075
                                Asheville, NC 28813

        SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
    IN WITNESS WHEREOF, Schwitzer, Inc. has caused this Certificate of Merger to be signed by ________ ________, its ________ ________, and attested by ________
________, its ________ Secretary, this __ day of _________ __, 1995.

                                          SCHWITZER, INC., a Delaware
                                          corporation
                                          By: __________________________________
                                              Its: _____________________________
ATTEST:
______________________________________
Name: ________________________________
Its: _______________________ Secretary

                                                                      APPENDIX B

                   OPINION OF THE CHASE MANHATTAN BANK, N.A.

                                                                  April 26, 1995


Board of Directors
Kuhlman Corporation
One Skidaway Village Walk
Suite 201
Savannah, Georgia 31411

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to Kuhlman Corporation ("Kuhlman") of the consideration proposed to be paid by Kuhlman pursuant to the terms of the Agreement and Plan of Merger dated as of February 25, 1995 (the "Merger Agreement"), among Kuhlman, Spinner Acquisition Corp., a wholly owned subsidiary of Kuhlman ("Sub"), and Schwitzer, Inc. ("Schwitzer"). As more fully described in the Merger Agreement, Sub will be merged with and into Schwitzer (the "Merger") and each outstanding share of the common stock, par value $0.10 per share, of Schwitzer (the "Schwitzer Common Stock") will be converted into 0.9615 (the "Exchanged Ratio") of a share of the common stock, par value $1.00 per share, of Kuhlman (the "Kuhlman Common Stock").


    In arriving at our opinion, we have reviewed the Merger Agreement, the Joint Proxy Statement/ Prospectus to be distributed to stockholders of Kuhlman and Schwitzer in connection with the Merger, and certain publicly available business and historical financial information relating to Kuhlman and Schwitzer. We also have reviewed certain other information provided to us by Kuhlman and Schwitzer, including financial forecasts prepared by Kuhlman and Schwitzer, and have had discussions with representatives of Kuhlman and Schwitzer concerning the businesses and prospects of Kuhlman and Schwitzer, including information relating to certain potential strategic and financial implications of the Merger. We also have considered certain financial and stock market data of Kuhlman and Schwitzer and have compared that data with similar data for other publicly held companies in businesses which we deemed comparable to those of Kuhlman and Schwitzer and we have considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we deemed relevant in evaluating the Merger. We also have considered the pro forma effect of the Merger on Kuhlman and such other information, financial studies, analyses and investigations and financial, economic and market criteria as we have deemed relevant for purposes of our opinion. Our opinion is necessarily based on information available to us, and economic and market conditions and other circumstances as they exist and can be evaluated, on the date hereof.


    In connection with our review, we have assumed and relied without independent verification upon the accuracy and completeness of all information reviewed by us. With respect to the financial forecasts reviewed by us, we have been advised by the managements of Kuhlman and Schwitzer that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Kuhlman and Schwitzer as to the future financial performance of their respective companies and the potential strategic and financial implications of the Merger. We have assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. We were not requested to, and did not, participate in the negotiation or structuring of the Merger, nor have we made or obtained an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Kuhlman or Schwitzer. Our opinion relates to the relative values of Kuhlman and Schwitzer. We are not expressing any opinion as to what the value of the Kuhlman Common Stock actually will be when issued to Schwitzer stockholders pursuant to the Merger or the price at which the Kuhlman Common Stock will trade subsequent to the Merger.

    We have acted as financial advisor to Kuhlman with respect to this opinion and will receive a fee for such services, a significant portion of which is payable upon the delivery of our opinion. We also have in the past provided, and are currently providing, commercial banking and other services to Kuhlman and its affiliates unrelated to the Merger, including acting as Managing Agent for, and participating as a syndicate member in, a $78 million bank credit facility made available to Kuhlman in connection with its acquisition of Coleman Holding Company, and have received, and will receive, fees for the rendering of such services.


    In the ordinary course of business, Chase and its affiliates may actively trade the securities of Kuhlman and Schwitzer for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This letter is for the information of the Board of Directors of Kuhlman only in connection with its evaluation of the proposed Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. This letter may not be quoted or referenced to, in whole or in part, in any manner, nor shall this letter be used for any other purposes, without Chase's prior written consent.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Kuhlman from a financial point of view.

                                          Very truly yours,
                                          THE CHASE MANHATTAN BANK
                                            (NATIONAL ASSOCIATION)

                                                                      APPENDIX C

                     OPINION OF J.P. MORGAN SECURITIES INC.


April 26, 1995
The Board of Directors
Schwitzer, Inc.
Attn: Gary G. Dillon
     Chairman of the Board


Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Schwitzer, Inc. (the "Company") of the consideration to be received from Kuhlman Corporation ("Kuhlman") pursuant to the terms and subject to the conditions of the proposed merger (the "Merger") contemplated by the Agreement and Plan of Merger dated February 25, 1995 (the "Agreement") by and among the Company and Kuhlman. The Agreement provides that at the effective time of the Merger, each share of the Company's Common Stock, par value $.10 per share, shall be converted into the right to receive, without interest, 0.9615 (the "Exchange Ratio") of a share of the common stock, par value $1.00 per share, of Kuhlman.


    In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company, Kuhlman, and certain other companies engaged in businesses comparable to the Company and Kuhlman, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and Kuhlman and the consideration received for such companies; (iv) current and historical market prices of the common stock of the Company and of Kuhlman; (v) the audited financial statements of the Company and Kuhlman for the fiscal year ended December 31, 1993 and the audited financial statements of the Company and of Kuhlman for the period ended December 31, 1994; (vi) certain internal financial analyses and forecasts prepared by the Company and Kuhlman and their respective managements; and (vii) the terms of other business combinations that we have deemed relevant; and
(viii) the currently contemplated capital structure and the anticipated credit standing of the merged companies upon consummation of the merger.


    In addition, we have held discussions with certain members of the management of the Company, and Kuhlman, with respect to certain aspects of the Merger, and the past and current business operations of the Company and Kuhlman, the financial condition and future prospects and operations of the Company and Kuhlman, the effects of the Merger on the financial condition and future prospects of the merged company, and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain representative facilities of the Company, and Kuhlman, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sales of all or any part of the stock, assets or business of the Company.

    In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and Kuhlman or otherwise reviewed by us. We have not verified the accuracy or completeness of any such information and we have not conducted any evaluation or appraisal of any assets or liabilities, nor have any such evaluations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company and Kuhlman, respectively as to the expected future results of operations and financial condition to which such analyses or forecasts relate.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. In particular, we are expressing no opinion herein as to the price at which the common stock of Kuhlman will trade at any future time. The actual value of the shares of common stock of Kuhlman to be issued in exchange for each share of common stock of the Company pursuant to the Merger may vary significantly. Other factors after the date hereof may affect the value of the businesses of the Company and Kuhlman after consummation of the Merger, including but not limited to (i) the total or partial disposition of the common stock of Kuhlman by shareholders of the Company within a short period of time after the effective date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or Kuhlman, (v) any necessary actions by or restriction of federal, state or other governmental agencies or regulatory authorities, and (vi) timely execution of all necessary agreements to complete the Merger on terms and conditions that are acceptable to all parties at interest.

    Our opinion addresses only the fairness from a financial point of view of the consideration to be received by the stockholders of the Company pursuant to the Merger. We do not express any views on any other terms of the Agreement or any related agreements or arrangements, including any transactions which might occur among Kuhlman and any stockholders of the Company after the Merger.

    We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. We have acted as financial advisor to the Company since 1990. In the ordinary course of their businesses, affiliates of the undersigned may actively trade the debt and equity securities of the Company or Kuhlman, for their own accounts, or for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

    On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair, from a financial point of view, to the stockholders of the Company.

    This letter is provided solely for the benefit of the Board of Directors of the Company in connection with and for the purposes of, their consideration of the Merger, and is not on behalf of, and shall not confer rights or remedies upon, any stockholder of the Company or Kuhlman, or any other person other than the Board of Directors of the Company or be used for any other purpose. This opinion may not be used or relied upon by, or disclosed, referred to or communicated by you (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By: __/S/ FREDERIC A.
ESCHERICH__
   Name: Frederic A.
Escherich
   Title: Managing Director

                                                                      APPENDIX D

                               KUHLMAN AMENDMENT

    The proposed Kuhlman Amendment would amend Paragraph (B) of Article Fourth of the Certificate of Incorporation of Kuhlman Corporation to read in its entirety as follows:

    "(B) 20,000,000 shares of Common Stock of the par value of $1.00 per share (the "Common Stock")."

    The proposed Kuhlman Amendment would also delete Part II of Article Fourth of the Certificate of Incorporation of Kuhlman Corporation in its entirety and renumber Part III and Part IV of Article Fourth as Part II and Part III, respectively.

                                                                      APPENDIX E
                              KUHLMAN CORPORATION
                             1994 STOCK OPTION PLAN

     1. PURPOSE. The Kuhlman Corporation 1994 Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership of the Company's Common Stock (the "Stock") by certain key employees of Kuhlman Corporation (the "Company") and its Subsidiaries (corporations of which a majority of its stock is owned directly or indirectly by the Company) in order to increase their proprietary interest in the Company's success and to assure their continuation as employees.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three directors of the Company appointed by its Board of Directors. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board of Directors. No person may be a member of the Committee if he or she has been, within one year prior to his or her appointment to the Committee, or at any time during his or her service on the Committee, allocated Stock or granted Stock options pursuant to the Plan or any other plan of the Company or any of its Subsidiaries to the extent such allocation or grant would cause such person to fail to be a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time ("Rule 16b-3"); provided, however, that membership on the Committee shall not affect or impair any rights of a member with respect to any Stock allocated or Stock options granted to him or her when he or she was not a member of the Committee.

    The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

    The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith.

     3. STOCK. Shares of Stock to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company, provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 500,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 6 hereof. In the event that any outstanding option or portion thereof expires or is cancelled, surrendered or terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subjected to an option to be issued under the Plan.

     4. AWARD OF OPTIONS. The Committee may grant options to purchase Stock to officers and other key employees of the Company or its Subsidiaries, including directors who are full time employees. However, no officer or key employee shall be granted options in any year to purchase more than 100,000 shares of the Stock. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned and the terms and conditions of the option. In making such determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

    Each option granted under the Plan shall be designated by the Committee at the time of grant as either an incentive stock option (an "Incentive" option) or a non-qualified stock option (a "Non-Qualified" option). An Incentive option is intended to meet the requirements of Section 422 of the

Internal Revenue Code of 1986, as amended (the "Code"). The aggregate Fair Market Value (determined at the time the option is granted) of the Stock as to which Incentive options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000 (as determined in accordance with the rules set forth in Section 422 of the Code).

    Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

    The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock optioned and the terms and conditions of the option are determined by the Committee, provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve.

     5.  TERMS AND CONDITIONS OF OPTIONS.

    A. OPTION PRICE. In the case of each option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option. Fair Market Value for purposes of the Plan shall be deemed to be the closing price on the date in question rounded, if necessary, to the next full one cent, or on the next preceding day on which there were such sales of Stock if no such sales shall have been made on the date in question, as reported on the New York Stock Exchange Composite Transactions reporting system.

    B.  PERIOD OF OPTION AND WHEN EXERCISABLE.

    (i) An option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of 10 years from date of grant, or (b) the applicable time limit specified in paragraph (ii) of this Section 5B. Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

    (ii) An option may be exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter; provided, however, if termination of employment results from death or total and permanent disability, such three-month period shall be extended to twelve months.

   (iii) In the event of the disability of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of the optionee, an option which is otherwise exercisable may be exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by Will or the laws of descent and distribution ("Successor"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

   (iv) Notwithstanding anything contained herein to the contrary, all rights with respect to all options of an optionee are subject to the conditions that the optionee not engage or have engaged (a) in fraud, dishonesty, conduct in violation of Company policy or similar acts at any time while in the employ of the Company or a Subsidiary, or (b) in an activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct detrimental to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Committee in its sole discretion or the Committee's designee (which determination of such designee shall be subject to ratification by the Committee), either before or after termination of employment of an optionee, that there has been a failure of any such condition, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

    C.  EXERCISE AND PAYMENT.

    (i) Subject to the provisions of Section 5B, an option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased. Payment for the number of shares of Stock purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Stock Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole shares of Stock that have been held by the optionee for at least six months prior to the date the option is exercised, or a combination thereof. Shares of Stock used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any shares of Stock delivered to the Company shall be in such form as is acceptable to the Company.

    (ii) The Company may defer making payment or delivery of Stock under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the option. The Committee may, in its sole discretion, permit an optionee to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (a) have the Company withhold whole shares of Stock, or (b) deliver other whole shares of Stock previously owned by the optionee having a Fair Market Value not greater than the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the optionee's estimated total Federal, State and local tax obligations associated with the transaction.

    D. NONTRANSFERABILITY. No option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall Stock be issued in the name of one other than the optionee; provided, however, that an option may after the death or disability of an optionee be exercised pursuant to paragraph (iii) of Section 5B; and provided further that any Stock issued to an optionee hereunder may at the request of the optionee be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others.

    Notwithstanding the foregoing provisions as to nontransferability, the Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified option to members of the optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, in no event may the Committee permit any transfers which would cause the Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 ("Act") or would cause any optionee to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder. The transferee of an option shall agree to comply with and be bound by all the terms and conditions contained in the Plan. For purposes of
Section 5B hereof, a transferred option may be exercised by the transferee only to the extent that the optionee of such option would have been entitled to exercise the option had the option not been transferred.

    E. EMPLOYMENT. No provision of the Plan, nor any term or condition of any option, nor any action taken by the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

    F. TERMINATION OF OPTION BY OPTIONEE. An optionee may at any time elect, in a written notice filed with the Committee, to terminate a Non-Qualified option with respect to any number of shares as to which such option shall not have been exercised.

     6. ADJUSTMENTS. If there is any change in the number of shares of Stock through the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or similar corporate transactions, or if the Committee otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect the adjustments described in this section, the aggregate number of shares of Stock on which options may be granted or which may be issued under the Plan, the number of shares covered by each outstanding option, and the price per share in each option, shall all be proportionately adjusted by the Committee; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Subject to any required action by stockholders, if a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled.

     7.  TERM OF PLAN.   No Stock option shall  be granted under the Plan  after
July 28, 2004. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

     8.  APPLICATION OF FUNDS.   The proceeds received  by the Company from  the
sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

     9.  NO OBLIGATION  TO EXERCISE OPTION.   The granting  or acceptance of  an
option shall impose no obligation upon the optionee to exercise such an option.

    10. RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to shares of Stock covered by his or her option until the date of issuance to him or her of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    11. AMENDMENTS. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to be applicable to the Plan shall be effective unless the amendment shall be approved by the stockholders of the Company entitled to vote thereon. Any such amendment may be effective in respect of all past and future options granted hereunder in the sole discretion of the Board of Directors of the Company.

    The Plan, each option under the Plan and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

    12. EFFECTIVENESS OF PLAN. The Plan, which was adopted by the Board of Directors on July 29, 1994, is subject to approval by the stockholders of the Company at the 1995 Annual Meeting of Stockholders or at an earlier Special Meeting of the Stockholders if the Board of Directors so determines.

    13. SEVERABILITY. If any provision of the Plan, or any term or condition of any option granted or Stock Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstance is invalid or would result in an Incentive option failing to meet the requirements of Section 422 of the Code, such provision, term, condition or application shall to that extent be void (or, in the sole discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provision, term or condition is severable.

                                                                      APPENDIX F

                     KUHLMAN ANNUAL REPORT TO SHAREHOLDERS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                     Appendix F








                                     KUHLMAN
                                     -------






                               KUHLMAN CORPORATION
                               1994 ANNUAL REPORT

CONTENTS
- --------------------

     Financial Highlights                          2

     Letter to Our Shareholders                    3

     Kuhlman Electric Corporation                  6

     Coleman Cable Systems, Inc.                   8

     Emtec Products Corporation                   10

     Five-Year Selected Data                      12

     Management's Discussion and Analysis         13

     Financial Review                             16

     Board of Directors and Officers              28

     Shareholder Information                      28


                                                               CORPORATE PROFILE
                                                 -------------------------------



THIS YEAR, KUHLMAN CORPORATION IS OBSERVING ITS 101ST YEAR OF PROVIDING TOP-QUALITY PRODUCTS TO ITS CUSTOMERS. KUHLMAN IS A HOLDING COMPANY ENGAGED IN THE MANUFACTURING OF DISTRIBUTION, POWER AND INSTRUMENT TRANSFORMERS; ELECTRICAL AND ELECTRONIC WIRE AND CABLE PRODUCTS; AND SPRING PRODUCTS.
KUHLMAN CORPORATION CONDUCTS ITS BUSINESS THROUGH THREE PRINCIPAL OPERATING SUBSIDIARIES - KUHLMAN ELECTRIC CORPORATION, COLEMAN CABLE SYSTEMS, INC. AND EMTEC PRODUCTS CORPORATION. THE COMPANY'S HEADQUARTERS IS IN SAVANNAH, GEORGIA, AND ITS MANUFACTURING FACILITIES ARE LOCATED IN SIX STATES.

                                                 -------------------------------
                                                                               1

FINANCIAL HIGHLIGHTS
- ---------------------------
KUHLMAN CORPORATION





FOR THE YEAR                                                           1994       1993       1992     NET SALES
- -------------------------------------------------------------------------------------------------    ---------------------------
IN THOUSANDS, WHERE APPLICABLE                                                                        (IN MILLIONS)
Net Sales                                                          $242,846   $118,097   $121,734                     $243
Operating Profit Before Restructuring Charge                          6,265      1,851      7,460
Income From Operations*                                               1,617      3,595      6,224
Net Income(Loss)                                                      1,617     (2,998)     6,224
Earnings Per Share:
   Income From Operations*                                             0.27       0.61       1.05        $122
   Net Income(Loss)                                                    0.27      (0.51)      1.05               $118
Dividends Paid                                                        3,640      3,530      3,452
Capital Expenditures                                                  7,019      2,794      5,175
Depreciation and Amortization                                         5,575      2,768      2,756          92    93     94
Return On Average Shareholders' Equity*                                 3.3%       7.1%      12.1%
- -------------------------------------------------------------------------------------------------

*INCOME FROM OPERATIONS IS NET INCOME BEFORE COST OF RESTRUCTURING AND THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE. THIS WAS USED TO COMPUTE RETURN ON AVERAGE SHAREHOLDERS' EQUITY IN 1993.


At Year End                                                            1994       1993       1992     NET INCOME [LOSS]
- -------------------------------------------------------------------------------------------------     ---------------------------
                                                                                                      (IN MILLIONS)
Working Capital                                                    $ 27,969   $ 41,960   $ 38,502
Current Ratio                                                      1.7 to 1   1.9 to 1   3.3 to 1
Total Debt                                                           62,228     74,569      9,052          $6.2
Total Debt/Total Capitalization                                        56.1%      60.4%      14.7%
Shareholders' Equity                                                 48,672     48,914     52,690
Net Book Value Per Share                                               7.92       8.12       9.15
Total Assets                                                        146,563    164,042     78,030
Number of Employees                                                   1,235      1,290        861
- -------------------------------------------------------------------------------------------------                       $1.6

                                                                                                              92    93    94

COMMON STOCK PRICE RANGES AND DIVIDENDS
- ---------------------------


                                                                                                                   [$3.0]

                                   1994                                          1993
- ------------------------------------------------------------------------------------------------------
Quarters             High     Low       Close   Dividend          High       Low     Close    Dividend
- ------------------------------------------------------------------------------------------------------
1st                 19 3/8    15        16 3/4    $0.15          16 1/2    13 1/4    15 5/8    $0.15
2nd                 18 3/8    14 3/4    14 3/4    $0.15          16 1/8    13 1/2    13 7/8    $0.15
3rd                 15 3/8    14 1/8    14 3/4    $0.15          14 7/8    13 5/8    14 1/2    $0.15
4th                 16        11        12 1/8    $0.15          17 1/4    14 3/8    15 7/8    $0.15
- ------------------------------------------------------------------------------------------------------

     THE COMMON STOCK OF KUHLMAN CORPORATION (KUH) IS LISTED ON THE NEW YORK STOCK EXCHANGE AND IS QUOTED DAILY BY THE EXCHANGE IN MOST MAJOR NEWSPAPERS. THE TABLE ABOVE SHOWS THE PRICE RANGE PER SHARE AND THE DIVIDENDS DECLARED PER SHARE FORTHE LAST TWO YEARS. AT DECEMBER 31, 1994, THERE WERE 6,146,162 SHARES OF COMMON STOCK OUTSTANDING AND 4,281 SHAREHOLDERS OF RECORD. IT IS ESTIMATED THERE ARE APPROXIMATELY 8,500 SHAREHOLDERS IN TOTAL, INCLUDING THOSE HOLDING STOCK IN "NOMINEE" OR "STREET" NAME.
     THE DECLARATION AND PAYMENT OF DIVIDENDS IS, SUBJECT TO APPLICABLE LAW, IN THE DISCRETION OF THE KUHLMAN BOARD OF DIRECTORS, WHICH CONSIDERS NUMEROUS FACTORS IN DETERMINING WHETHER OR NOT TO PAY A DIVIDEND AND THE AMOUNT OF ANY SUCH DIVIDEND. SEE ALSO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (LIQUIDITY AND CAPITAL RESOURCES) AND NOTE 3 TO THE CONSOLIDATED FINANCIAL STATEMENTS CONTAINED HEREIN.
     A DIVIDEND INVESTMENT PROGRAM IS MAINTAINED FOR KUHLMAN SHAREHOLDERS OF RECORD. ADDITIONAL SHARES OF STOCK MAY BE PURCHASED WITH DIVIDENDS PAID ON KUHLMAN STOCK AND/OR WITH CASH PAYMENTS OF $10 TO $3,000 PER CALENDAR QUARTER. THE COMPANY PAYS ALL BROKERAGE FEES AND ADMINISTRATIVE COSTS ON THESE STOCK PURCHASES. THE PLAN IS ADMINISTERED FOR THE COMPANY BY ITS TRANSFER AGENT, HARRIS TRUST AND SAVINGS BANK. INQUIRIES CONCERNING THE PLAN SHOULD BE DIRECTED TO THE BANK.

- -----------------
2

                                                      LETTER TO OUR SHAREHOLDERS
                                                 -------------------------------


OUR CORPORATION'S FUTURE SUCCESS WILL BE DETERMINED BY HOW WELL WE MANAGE THE CHALLENGES CREATED BY THE DEMANDS OF CHANGE TODAY.


Kuhlman Corporation celebrated 100 years of service to its shareholders, its employees and its customers in 1994. Only a small percentage of the publicly traded corporations in America can boast of a century of longevity and continuous operations during the most rapidly changing times in human history.
     While Kuhlman's successes through ten decades are significant, they serve only as a prologue for its future. Our Corporation's future success will be determined by how well we manage the challenges created by the demands of change today. In 1993, as we looked to the future, your management, your Board of Directors and employees alike, stated that our foremost goal was the creation and enhancement of shareholder value and the management of our Corporation for long-term success. In that our goals are long-term, it is important that we periodically review our ambitions and our progress.
     From a financial perspective, our Corporation showed significant progress in 1994, but nonetheless did not meet our expectations. The Corporation had record sales of $242,846,000, a gain of more than 100% over the previous year's sales of $118,097,000. The Corporation reported net earnings for 1994 of $1,617,000, or 27 CENTS per share. This compared with a net loss in 1993 of $2,998,000, or 51 CENTS per share. While net earnings for the year were disappointing, they were largely affected by management's decisions which, though painful in the short-term, were deemed necessary to position the company for long-term success.
     KUHLMAN ELECTRIC, our transformer manufacturing subsidiary, was restructured and streamlined in 1993 to improve its competitiveness in a market laden with excess manufacturing capacity. Kuhlman Electric's problems in 1993 followed us into 1994, and additional steps were taken during the year that we believe will ensure our viability for years into the future.
     Specifically, we closed the Instrument Transformer Division's 110,000-square-foot plant in Indian Trail, North Carolina, and moved the manufacturing operations to existing plants in Versailles, Kentucky, and Crystal Springs, Mississippi. This move eliminated the overhead costs attendant with the North Carolina plant. Further, we streamlined our Distribution Transformer Division, headquartered at our Versailles plant, in an effort to increase efficiency and cut costs. Our actions resulted in lower manufacturing costs and included the elimination of more than one hundred jobs at the Kentucky plant. The Power Transformer Division, located in Crystal Springs, Mississippi, benefited from the management decision to improve the quality and design of our power transformers. We are confident that the Power Transformer Division will continue to be a source of strength for Kuhlman Electric in the future.
     We believe our actions in 1994 positioned Kuhlman Electric as an effective competitor in all three of its product areas - distribution, instrument and power transformers. By focusing on the needs of our select

                                                         -----------------------
                                                                               3
customers, we are able to provide them with better products at more competitive prices. In 1994 we paid a significant price to further improve Kuhlman Electric, and in 1995 we believe we will see positive results stemming from our efforts.
     COLEMAN CABLE SYSTEMS became part of the Kuhlman family in December of 1993. It was the first step of an acquisition program designed to diversify the activities of our Corporation and to provide us with additional investment opportunity. I am pleased to report that in 1994, its first full year as a member of the Kuhlman organization, Coleman Cable enjoyed the highest sales and earnings in its history. In recognition of its long-term potential, we facilitated its continued expansion by investing in plant and state-of-the-art manufacturing equipment. We believe that through our initial and continued investment in Coleman Cable Systems, we are providing our shareholders opportunities for long-term growth.
     EMTEC PRODUCTS CORPORATION, the smallest of our operating subsidiaries, serving mainly the automotive industry with stamped metal products and specialized spring assemblies, posted another year of above-average return on equity. For some time, Emtec has been looking for additional opportunities to manufacture products outside the automotive industry. In 1994 Emtec signed a significant, and one of its largest ever, non-automotive contracts for the manufacture of a spring sub-assembly used in antennas for hand-held cellular telephones. We are all pleased with this contract and with the progress we have made in seeking new markets and product adaptations.
     We continue to believe that Kuhlman Corporation will best serve its shareholders with the strategy of constantly improving its existing operating companies and through the execution of a carefully planned and implemented acquisition program.
     In this regard, we are pleased with the announcement on February 27, 1995 that the Boards of Directors of Kuhlman Corporation and Schwitzer, Inc. had approved the merger of the two companies. Both organizations have signed a definitive agreement stipulating the terms of the merger, and the shareholders of Kuhlman and Schwitzer are being asked to approve the merger at their Annual Shareholders Meetings this year.
     Schwitzer, Inc. is a manufacturer of turbochargers, fans, fan drives and engine dampers made for engine manufacturers serving the trucking, construction, boating, heavy equipment and commercial products



              [PHOTO]


ROBERT S. JEPSON, JR., (LEFT)
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER,
AND CURTIS G. ANDERSON,
PRESIDENT AND CHIEF
OPERATING OFFICER.

- -------------------------
4
industries. Schwitzer will be a significant addition to our Corporation and will afford us the opportunity to materially strengthen the smallest of our manufacturing bases, industrial products. Schwitzer's global manufacturing and sales activities in Brazil and the United Kingdom will open for us new and exciting markets both in Europe and in South America. Further, we believe the two companies, when combined, will be financially better equipped to meet the competitive challenges that we are certain to face in the future.
     No review of 1994 would be complete without mentioning a significant addition to our management team. In April of last year, Curtis G. Anderson joined Kuhlman as President and Chief Operating Officer. Mr. Anderson brings to the position talent and a diversity of experience which should assist the Corporation in its quest for long-term success.
     In today's world, everyone associated with our organization - shareholders, directors, employees and customers alike - enjoys choices. Shareholders have a wide range of investment opportunities from which to choose, and qualified directors are afforded numerous opportunities to serve fine American corporations. Capable employees are today a sought-after resource who, now more than ever, couple their futures only with those companies offering challenge and opportunity, both short and long-term. Our customers who, with their choices, determine our success or failure, demand the highest quality of services and products.
     To all of those shareholders, directors, employees and customers who have chosen Kuhlman in past years, my sincere thanks. You have our pledge that we will constantly seek self-improvement and thus qualify for your continued support in the future.





/s/ Robert S. Jepson, Jr.
Robert S. Jepson, Jr.
Chairman and Chief Executive Officer

                                                        ------------------------
                                                                               5

KUHLMAN ELECTRIC CONTINUES TO RESPOND TO INDUSTRY CHALLENGES
- -------------------------------


Kuhlman Electric Corporation manufactures a broad array of transformers that are used in electrical distribution systems serving residences and commercial and industrial buildings. These products include small instrument transformers used in metering and relaying electricity; pole-mounted, surface-mounted, or underground transformers serving from one to eight residences; and medium-size power transformers used in utility substations or commercial-type electrical power centers for shopping centers, apartment complexes, factories and other users of electrical power.
     Electric utility companies are the principal market for Kuhlman Electric's products. However, industrial and commercial customers are playing an increasing role as the electrical generation, transmission and distribution industries continue to change.

     DISTRIBUTION TRANSFORMERS Distribution transformers reduce high voltages transmitted on electrical transmission lines to usable levels (120 and 240 volts) for homes, offices and industrial users. Such transformers may be mounted on a utility pole, placed at ground level on a pad, or in underground vaults.
     Kuhlman Electric is committed to providing energy-efficient transformers that meet specific needs of customers. Kuhlman Electric's top priority is optimizing customer satisfaction through high quality, good service and on-time deliveries. To achieve this, Kuhlman Electric employs some of the latest in transformer technology and quality control procedures to produce transformers designed to meet the user's performance evaluation formulas and other requirements. Kuhlman Electric currently manufactures distribution transformers in Versailles, Kentucky, and Salinas, California.

     POWER TRANSFORMERS Power transformers are designed for utility and industrial customers for installation in their substation networks. Kuhlman Electric's power transformer product line includes a variety of transformers in electrical power ranges from 2.5 MVA to 50 MVA. Units are supplied either with or without load tap changing (LTC) capability.
     Recent investments at its Crystal Springs, Mississippi, facility have resulted in improved lead times and on-time delivery performance, resulting in what Kuhlman Electric believes is the shortest design-and-build cycle capability in the industry. As an addi-


BELOW: ASSEMBLY OF A
CONTROL PANEL ON A POWER TRANSFORMER. RIGHT: ASSEMBLY OF A TRANSFORMER.


[PHOTO]

- --------------------
6

KUHLMAN ELECTRIC'S TOP PRIORITY IS OPTIMIZING CUSTOMER SATISFACTION THROUGH HIGH QUALITY, GOOD SERVICE AND ON-TIME DELIVERIES.


[PHOTO]


tional service to customers, on-site delivery and installation of power transformers is available. This is an important service offering as customers downsize their in-house capabilities.


     INSTRUMENT TRANSFORMERS Instrument transformers are high-accuracy transformers used within an electrical distribution network for revenue metering, relaying and system protection applications.
     As electrical power generation, transmission and distribution practices continue to change, it is expected that Kuhlman Electric products will be in greater demand as electric power is transferred between sellers and buyers. Kuhlman Electric manufactures its instrument transformer products at its facilities in Versailles, Kentucky, and Crystal Springs, Mississippi.
     During 1994, Kuhlman Electric continued its strategy of streamlining its organization and focusing on customer needs. Working in harmony with a deregulated electrical utility industry, our strategy calls for a manufacturing-focused organization uniquely capable of meeting these competitive challenges.
     With a central foundation of outstanding people and customer-focused plans, and supported by specifically-directed capital investments, the company's operating philosophy is based on a strategy of CONTINUOUS IMPROVEMENT in all segments of the organization. A strategic target is to eliminate waste from all areas of its business, thereby delivering a competitive and sustainable advantage.
     The primary goal of Kuhlman Electric's management is to produce the highest quality transformers at a price that meets the requirements of its customers and generates an acceptable return for our shareholders. To do this, Kuhlman Electric works hard to find the most cost-efficient methods to bring its products to the marketplace. This will involve taking advantage of the best practices in all phases of its business and effectively utilizing the skills of its employees.
     In addition, Kuhlman Electric continues to be in touch with its customers and other industry experts to be certain its products exceed expectations. The challenges are many and, in some cases, daunting, but Kuhlman Electric is dedicated to turning these challenges into opportunities for the company and its customers.
     Kuhlman Electric believes its response to the drive by its customers to establish a competitive position within a deregulated industry will lead to longer-term trading relationships and a diminishing of the current bid process. Kuhlman Electric's mission is to ensure that its product-delivery system, founded on its manufacturing philosophy, effectively interfaces with the unique processes, needs and applications of its key customers. Kuhlman Electric Corporation believes this will enable it to earn "Supplier of Choice" status within the most progressive segment of its customer base.

                                                        ------------------------
                                                                               7

COLEMAN CABLE SYSTEMS CONTINUES TO GROW
- ----------------------------


Coleman Cable Systems, Inc., manufactures and distributes a broad variety of electrical and electronic wire and cable products serving many industries. To ensure customer needs are being met and to optimize operating performance, Coleman is organized into five business units, each with resources focused on specific niche markets and products.
     These operating units and their customers are linked by a sophisticated computer network, giving each unit the flexibility and responsiveness of a small independent company, while providing access to research and development capabilities and other resources of a larger corporation. Customers enter orders directly into Coleman's system, which recognizes the product demand immediately, and production and/or shipment commences automatically.
     Coleman believes that its commitment to quality and service gives it a competitive edge, and its philosophy of CONTINUOUS IMPROVEMENT drives each element of

[PHOTO]

[PHOTO]

LEFT: TESTING OF EXTENSION CORDS. ABOVE: CABLING EQUIPMENT USED FOR MULTI-CONDUCTOR CABLE. RIGHT: BAR-CODE INVENTORY CONTROL OF COPPER WIRE.

the company's business. This focus has reduced cycle times in all areas of the business from order entry through shipping, which Coleman believes differentiates it from its competitors by providing a higher level of product quality and service to customers.

COLEMAN CABLE & WIRE COMPANY Coleman Cable & Wire Company provides a wide range of flexible power and control cable to industrial and construction markets, marketing its products under trade names that it feels are widely recognized for their quality and high-performance standards.
     Coleman believes this unit has been successful in locating niche markets and designing unique products to meet customer needs. For example, Coleman, with Underwriters Laboratories, led the way in developing and designing specifications for stage and lighting cable and was the first company to introduce this product into the market. Coleman's design and engineering capabilities also played a key role in supplying portable power supply cables for robotics equipment used in automotive assembly plants.

COLEMAN CORD PRODUCTS Coleman's Cord Products Division produces a wide range of wire and cable products for both home and industrial electrical needs.

- ---------------------
8

TO ENSURE CUSTOMER NEEDS ARE BEING MET AND TO OPTIMIZE OPERATING
PERFORMANCE, COLEMAN IS ORGANIZED INTO FIVE BUSINESS UNITS, EACH WITH DEDICATED RESOURCES FOCUSED ON SPECIFIC NICHE MARKETS AND PRODUCTS.

Its history of responsiveness to market needs includes the development of products such as COILEX[REGISTERED TRADEMARK] and COILITE[REGISTERED TRADEMARK] coiled cord products, QUADNECTOR[REGISTERED TRADEMARK] extension cords, BOOSTER IN A BAG[REGISTERED TRADEMARK] booster cables, READY/CLAD[REGISTERED TRADEMARK] conduit-on-a-reel and TROUBLE FREE[REGISTERED TRADEMARK] fully molded trouble lights. Coleman believes that professionals recognize Coleman's product as a brand-preferred extension cord due to Coleman's ability to supply high quality and quick service to this area of distribution. In addition, Coleman is a leading supplier of battery booster cables to several nationally recognized retailers.

     SIGNAL CABLE As a leading manufacturer of security cables in North America, Coleman's Signal Division provides electronic wire and cable for markets as diverse as construction and robotics. These cables also are used extensively by burglar alarm, fire alarm, smoke detector and closed circuit television (CCTV) companies. With the country becoming more urbanized and insurance companies offering discounts to businesses and individuals with security/fire/smoke systems, often mandated by government agencies, Coleman believes that the market for its cables is growing dramatically. Signal is the specified source for several leading security system installation firms.

BARON WIRE & CABLE CORP. Baron Wire & Cable Corp. produces cables for energy management systems and for irrigation and sprinkler systems and is one of the largest producers of thermostat cable in the U.S. While Baron's products are recognized for their quality standard throughout the heating, ventilating and air conditioning industry, management believes that Baron has earned a solid reputation as a low-cost cable producer because of its patented in-line robotic equipment. Baron's customers include a number of nationally recognized companies.

[PHOTO]

     NEHRING ELECTRICAL WORKS Nehring Electrical Works manufactures copper and aluminum wire for grounding, transmission and distribution of power. Nehring, founded in 1912 and acquired by Coleman Cable Systems in 1980, is a leading supplier of bare copper to the utility industry and is an approved supplier to almost every utility, municipality and rural electric cooperative in the United States. New products, such as ground rods, accessories and 600-volt underground cable, have been progressively introduced.
     Nehring sells its products through key distribution channels, consisting primarily of utility, electrical distribution, telecommunication and welding. Nehring's growth has been a result of market penetration and product development. Also fueling this growth has been a focus on quality products and customer service. Through continuous improvement efforts in all functional areas of the business, increases in both sales revenue and earnings are expected.

                                                          ----------------------
                                                                               9

EMTEC PRODUCTS: DIVERSIFICATION OPENS NEW MARKETS
- -----------------------------


RECENT INITIATIVES EXPANDED THE DIVISION'S MARKET TO INCLUDE COMPONENTS FOR NON-AUTOMOTIVE PRODUCTS SUCH AS OFF-HIGHWAY VEHICLES AND CELLULAR PHONES.


Emtec Products Corporation manufactures a variety of spring and spring assembly products, as well as a limited offering of marine products. It consists of two primary business units: Spring Operations and Marine Products. Emtec is headquartered in Coldwater, Michigan, with operating facilities in Coldwater and Elyria, Ohio.

SPRING OPERATIONS Kuhlman Corporation, through its subsidiaries and divisions, has been in the spring business for almost 30 years. The spring industry, which is approaching $2 billion in sales, consists mainly of small companies with annual sales of $5 million or less. Emtec is one of the largest companies in the industry. Emtec's spring operations comprise

[PHOTO]

two divisions, the TRANS-PAK Spring Assembly Division and the Empire Spring Division.
     The TRANS-PAK Spring Assembly Division, located in Coldwater, Michigan, produces springs and spring assemblies for various applications. Its focus on quality has earned it many awards, including Ford Motor Company's "Q-1" award, J.I. Case's "Qualified Supplier" award, and Saturn Corporation's 1993 and 1994 "Outstanding Achievement Recognition Award" and "Quality Recognition Award." Until recently, the division was primarily automotive-oriented with General Motor's Powertrain Division and Saturn Corporation as its major customers. Recent initiatives expanded the division's market to include components for non-automotive products such as off-highway vehicles and cellular phones.
     Kuhlman introduced the TRANS-PAK[REGISTERED TRADEMARK] spring assembly in 1971. This assembly eliminated the costly and difficult operation of manually assembling clutch springs in automotive automatic transmissions. These assemblies have gained worldwide acceptance and are now used by most automotive manufacturers.
     Emtec believes that the introduction of a new sandwich-type clutch return spring assembly by Emtec in 1991 was well received by engineers at a major U.S. automotive company. This spring assembly is expected to gain interest with other major automotive manufacturers. Production of this new TRANS-PAK[REGISTERED TRADEMARK] spring assembly began in 1993 and resulted in major savings for the customer.
     In 1994, the TRANS-PAK Spring Assembly Division introduced a simplified one-piece version of a clutch return spring assembly with a capability not attainable by existing assemblies. It is expected that many new transmissions will require this type of capability.
     These recent innovations should increase the

- --------------------------------
10

[PHOTO]

LEFT: INSPECTION OF A SPRING USED IN A CELLULAR PHONE.
RIGHT: TRANS-PAK[REGISTERED TRADEMARK] SPRING ASSEMBLIES FOR OFF-HIGHWAY VEHICLE BRAKE SYSTEMS.

TRANS-PAK Spring Assembly Division's share of the automotive market and help penetrate other markets. During 1994, for example, the TRANS-PAK Spring Assembly Division was awarded a contract for a spring sub-assembly used in cellular phones. This is indicative of the division's continuing search for innovative opportunities to diversify into new markets and develop new product lines.
     The Empire Spring Division, located in Elyria, Ohio, specializes in stampings, wire forms and other precision components using a variety of metals. The appliance industry, with about 40% of this division's sales, is one of the major markets for Empire's products, with the automotive and electronics industries representing more than 30% of the division's sales.

     MARINE PRODUCTS The Nautalloy Division, founded in 1950 and acquired by Kuhlman Corporation in 1973, also is located in Elyria, Ohio. Nautalloy is a supplier of marine hardware and accessories with roughly 75% of its total sales (primarily manufactured rails) to major recreational boat manufacturers. The balance of the division's sales is to the consumer-accessory aftermarket with a wide variety of products under the NAUTALLOY[REGISTERED TRADEMARK] brand name. Recent initiatives have begun which will take the division into the medical, large-truck and recreational vehicle markets.

                                                   -----------------------------
                                                                              11

FIVE-YEAR SELECTED FINANCIAL DATA
- -----------------------------
KUHLMAN CORPORATION



FOR THE YEARS ENDED DECEMBER 31,                                             1994       1993       1992       1991       1990
- -----------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS, EXCEPT PER SHARE DATA
INCOME STATEMENT DATA
Net sales                                                                $242,846   $118,097   $121,734   $126,181   $142,195
Sales, continuing operations                                              242,846    118,097    121,734    126,181    117,578
Gross profit (% ofsales, continuing operations)                              16.7%      15.2%      19.9%      21.3%      22.0%
Operating expenses (% of sales, continuing operations)                       14.1%      13.6%      13.7%      13.4%      12.2%
Restructuring costs                                                             -      8,650          -          -          -
Operating profit (loss)                                                     6,265     (6,799)     7,460      9,967     11,486
Interest income (expense), net                                             (4,051)      (312)       266        302       (826)
Other income (expense)                                                        709      2,010      2,597      2,068       (155)
Income (loss) from continuing operations, before taxes and cumulative
  effect of change in accounting principle                                  2,923    (5,101)     10,323     12,337     10,505
Taxes (benefit) on income (loss)                                            1,306    (3,392)      4,099      5,145      4,698
Income (loss) from continuing operations before cumulative effect of
   change in accounting principle                                           1,617    (1,709)      6,224      7,192      5,807
Discontinued operations, net of tax                                             -          -          -          -      3,625
Cumulative effect of change in accounting principle, net of tax                 -    (1,289)          -          -          -
Net income (loss)                                                           1,617    (2,998)      6,224      7,192      9,432
- -----------------------------------------------------------------------------------------------------------------------------
Earnings per share
Income (loss) before discontinued operations and cumulative
   effect of change in accounting principle                                  0.27     (0.29)       1.05       1.21       1.03
Discontinued operations                                                         -          -          -          -       0.64
Cumulative effect of change in accounting principle                             -     (0.22)          -          -          -
Net income (loss)                                                            0.27     (0.51)       1.05       1.21       1.67
- -----------------------------------------------------------------------------------------------------------------------------
As of December 31,                                                           1994       1993       1992       1991       1990
- -----------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS

BALANCE SHEET DATA
Cash and cash equivalents                                                $    622  $  16,555  $  21,572  $  18,568  $  15,132
Working capital                                                            27,969     41,960     38,502     38,626     37,937
Net plant and equipment                                                    34,449     31,870     21,331     18,987     15,972
Total assets                                                              146,563    164,042     78,030     74,585     75,374
Total debt                                                                 62,228     74,569      9,052      9,614     10,008
Shareholders' equity                                                       48,672     48,914     52,690     49,804     46,009
- -----------------------------------------------------------------------------------------------------------------------------
For the years ended December 31,                                             1994       1993       1992       1991       1990
- -----------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS, WHERE APPLICABLE

OTHER DATA
IBITDA*                                                                 $  12,549  $   6,629  $  12,813  $  15,389  $  15,896
Cash flow from operations                                                   4,258      6,368     11,939      8,711      3,408
Capital expenditures                                                        7,019      2,794      5,175      6,460      5,213
Depreciation and amortization                                               5,575      2,768      2,756      3,354      4,565
Net book value per share                                                     7.92       8.12       9.15       8.71       8.06
Return on net sales                                                           0.7%      (2.5%)      5.1%       5.7%       6.6%
Return on average shareholders' equity                                        3.3%      (5.9%)     12.1%      15.0%      22.2%
Total debt as a percentage of total capitalization                           56.1%      60.4%      14.7%      16.2%      17.9%
Inventory turns                                                               7.7        7.2        5.9        5.6        4.9
Days sales outstanding                                                       52.3       47.9       44.4       49.8       52.8
Number of employees                                                         1,235      1,290        861        889        828
Shares outstanding                                                          6,146      6,023      5,757      5,721      5,706
Number of record shareholders                                               4,281      3,958      3,463      3,288      3,001
- -----------------------------------------------------------------------------------------------------------------------------

*INCOME BEFORE INTEREST AND TAXES PLUS DEPRECIATION AND AMORTIZATION, EXCLUDING RESTRUCTURING COSTS.

- ----------------------------------
12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The purpose of this discussion and analysis is to aid in the understanding and evaluation of financial condition and results of operations of the Company for the years ended December 31, 1994, 1993 and 1992. This discussion and analysis is intended to complement the audited financial statements and footnotes and other financial data appearing elsewhere in this report, and should be read in conjunction therewith.

LIQUIDITY AND CAPITAL RESOURCES
     The Company continues to maintain a strong financial position. Management believes that the Company's current liquidity and forecasted cash flows from operations, together with its available borrowing capacity and the potential for debt or equity offerings, are more than adequate to support its continued growth through both internal expansion and potential acquisitions.
     A primary financial objective of the Company is to enhance long-term shareholder value. Toward that goal, the Company invested an aggregate of approximately $7,019,000 in 1994 in its operating subsidiaries to enhance their competitive position and to improve their future operating performance. The capital invested was for both additions to the Company's fixed asset base as well as funds to complete the Company's restructuring program which began in 1993. At Kuhlman Electric, the Company made investments to streamline its operations, improve its manufacturing capabilities and lower its cost structure. At Coleman Holding Company ("Coleman"), the Company made expenditures to expand its distribution capabilities and increase operating efficiencies to better meet the customer service demands of its growing business. Similarly, at Emtec, the Company invested in new machinery and equipment to expand its manufacturing capabilities to appeal to broader markets.
     In addition to the capital investment noted above, the Company continued with its program, which began in 1993, to streamline and improve the operations of its Kuhlman Electric subsidiary. This resulted in cash outflows for final payments made as part of the 1993 restructuring charge as well as lower cash inflow generated from earnings due to temporary inefficiencies caused by the consolidation of its instrument transformer operation and the downsizing of its distribution transformer unit. The total cash outflow in 1994 related to the 1993 restructuring charge was $3,282,000 which was primarily for severance and expenses associated with the consolidation of Kuhlman Electric's instrument transformer division. Also, in the fourth quarter of 1994, the Company took further actions to downsize and refocus Kuhlman Electric's distribution transformer division. The short-term impact of these actions lowered pretax earnings in the fourth quarter of 1994 by approximately $2,000,000 due to temporary excess labor costs and the recognition of postemployment benefits, substantially all of which were paid in 1994. Though the costs of these actions were significant in 1994, management believes that its Kuhlman Electric subsidiary is now much better positioned to respond profitably to the challenges of its competitive environment.
     In order to fund the activities noted above, meet its 1994 operating needs, reduce its debt levels and pay dividends declared, the Company used cash plus the cash flow generated from its operations. In 1994, the Company generated $4,258,000 in cash flow from operations compared to $6,368,000 generated in 1993. The decline in operating cash flow in 1994 was primarily due to the funding of higher working capital requirements.
     Working capital, excluding cash and cash equivalents, increased $3,742,000 (16%) to $27,347,000 at December 31, 1994, compared to $23,605,000 at December
31, 1993. The increase was primarily due to growth in accounts receivable at the end of 1994 generated by higher sales of wire and cable products, primarily booster cables and the timing of collections for certain transformer products. Except for the growth in accounts receivable, the Company made progress on managing components of working capital in 1994. For example, inventories declined $4,472,000 (16%) to $24,067,000 at the end of 1994 compared to the end of 1993. The decline occurred equally at Coleman and at Kuhlman Electric, where, for the second year in a row, inventory turnover improved. The improved performance in inventory management was attributable to benefits derived from the Company's capital investments and other programs implemented by the Company to improve manufacturing efficiencies, shorten product delivery schedules and enhance customer service. Prepaid expenses and other current assets and future income tax benefits increased by $239,000 to $7,996,000 at December 31, 1994 from the end of 1993. Though the total change in these asset categories was minor, changes between categories have been significant because of the utilization of future income tax benefits and the recognition of income tax receivables where appropriate. Accounts payable increased by $2,044,000 (12%) to $19,331,000 at December 31, 1994 when compared to $17,287,000 at the end of 1993. The increase was due to better payment terms to vendors and the impact of rising raw material prices, particularly copper, at the end of 1994. Accrued expenses declined $6,940,000 (33%) to $14,146,000 at the end of 1994 from the end of 1993. The decline was due primarily to the payment of $3,282,000 for the remaining 1993 restructuring charge, the payment in 1994 of certain expenses related to the acquisition of Coleman and the payment of other miscellaneous accruals.
     The Company's consolidated cash position was $622,000 at December 31, 1994 compared to $18,355,000 (including restricted cash of $1,800,000) at December 31, 1993. The Company, which no longer has restricted funds, used cash and cash flow from operations to reduce total debt by $12,641,000 in 1994 including the repayment of approximately $4,950,000 of borrowings under its revolving credit facility. Although no payments are required to be made under the revolving credit facility until December 31, 1999, and amounts can be reborrowed at any time subject to certain limitations, the Company decided to reduce its borrowings at this time to lower its overall interest expense. As part of the plant consolidation for instrument transformers (described in further detail below), the Company repaid an industrial revenue bond associated with the Indian Trail, North Carolina facility for approximately $3,400,000. Funds to repay this debt were drawn from the Company's revolving credit facility. Total debt outstanding was $62,228,000 at December 31, 1994 compared to $74,569,000 at December 31, 1993. At December 31, 1994, the Company had unused availability under the credit agreement of approximately $13,866,000. In addition, under the most restrictive warranties and covenants contained in the credit agreement, the Company had approximately $1,757,000 of consolidated retained earnings at December 31, 1994 free of any restriction as to the payment of dividends. SEGMENT INFORMATION
     Prior to the acquisition of Coleman on December 15, 1993, the Company reported its operations as a single line of business, electrical apparatus. Coleman has its principal operations outside the electrical apparatus industry. Under the definitions contained in Statement of Financial Accounting Standards
(SFAS) No. 14, "Financial Reporting for Segments of a Business Enterprise," Coleman meets the criteria to be considered a reportable segment in 1993 because of the identifiable assets associated with its primary industry, wire and cable products. See Note 13 to the Notes To Consolidated Financial Statements for Business Segment Information. Net sales,
                                                           ---------------------
gross profits and operating profits since the date of acquisition to December 31,1993, for Coleman were $4,171,000, $864,000 and $140,000, respectively.

RESULTS OF OPERATIONS
1994 COMPARED TO 1993
     Consolidated net sales and operating profit were substantially higher in 1994 compared to 1993 primarily due to the addition of Coleman, which recorded the highest annual net sales and operating profit in its history. In 1994, the Company reported net income of $1,617,000 ($0.27 per share) compared to a net loss of $2,998,000 ($0.51 per share) in 1993. The net loss in 1993 was due to one-time charges for restructuring and the recognition of a change in accounting method.
     Consolidated net sales were $242,846,000 in 1994 compared to $118,097,000 reported in 1993. The increase in net sales was due to the inclusion of Coleman as noted above, partially offset by declines in the electrical segment and spring products. Net sales in 1994 were enhanced by strong demand for products in the wire and cable segment, particularly booster cables. Net sales in the electrical segment declined in 1994 compared to 1993 due to weak demand for distribution transformers, particularly in the second half of the year, lower shipments of instrument transformers and the impact of actions taken by the Company to further streamline the operations of its Kuhlman Electric subsidiary. The drop in demand for pole type distribution transformers was due to the cool summer experienced in many parts of the country, which resulted in a significant decline in incoming orders late in the third quarter and throughout the fourth quarter. A large portion of the pole type distribution transformers manufactured in today's marketplace is used by the electrical utility industry to replace aged or non-performing units. Factors such as outdoor temperature and electrical usage can have an impact on the useful life of a distribution transformer and, therefore, have an influence on the ultimate demand by a utility customer for such a product. Also, unit sales of distribution transformers were adversely impacted by production difficulties caused by a labor strike at a key steel supplier throughout the second quarter of 1994. In anticipation of a continued softening of demand for replacement distribution transformers caused by the cool summer, management took several actions in the fourth quarter of 1994 to further reduce its operating cost and improve future efficiencies. These actions included reassigning and eliminating personnel, reducing overhead costs and eliminating certain unprofitable product lines which resulted in lower shipments of distribution and instrument transformers in the fourth quarter. Shipments of instrument transformers also declined in 1994 because of manufacturing difficulties caused by a plant consolidation which was completed at the end of the second quarter of 1994. The consolidation of the manufacturing operations for instrument transformers into two existing facilities of Kuhlman Electric resulted in the closure of a plant in Indian Trail, North Carolina and was done as part of the Company's 1993 restructuring program to reduce costs and improve efficiencies. Also, sales of automotive products (included in the other segment) in 1994 were down when compared to 1993 primarily due to the completion of a contract with an automotive customer.
     Operating profit for 1994 was $6,265,000 compared to an operating loss of $6,799,000 reported in 1993. The operating loss for 1993 included a charge for restructuring of $8,650,000 for actions implemented by the Company to lower its fixed costs and improve its operating efficiencies primarily at its Kuhlman Electric subsidiary. Operating profit in 1993 without the restructuring charge was $1,851,000. The increase in operating profit in 1994 compared to 1993 was due primarily to the addition of Coleman, partially offset by a decline in operating profit in the electrical segment. Operating profit in the electrical segment was adversely impacted by the sales declines noted above, lower margins for medium power transformers and the costs associated with the consolidation and streamlining activities for the distribution and instrument transformers divisions. Margins on medium power transformers declined in 1994 when compared to 1993 primarily because of weak demand in the first half of 1994 resulting in significant price competition for available orders. Operating margins throughout the Company in 1994 were also adversely impacted by rising raw material costs, particularly copper, which rose approximately 75% in 1994. In 1993 and 1992, increases in the cost of certain raw materials, labor and other manufacturing and operating costs due to inflation and normal business factors were nominal. However, in 1994, the Company began to see a rise in many of its key raw material costs as the general domestic economy began to strengthen. Though the Company attempted to pass along the cost increases in the form of higher prices to its customers, particularly in the wire and cable segment which uses copper in a significant portion of its products, competitive pressures made this increasingly difficult resulting in lower operating margins. Operating expenses for Kuhlman Corporation for 1994 were $34,218,000 or 14.1% of sales compared to $16,096,000 or 13.6% of sales in 1993. Operating expenses increased primarily due to the addition of Coleman, partially offset by cost containment programs throughout the Company. Interest expense, net of interest income was $4,051,000 and $312,000 in 1994 and 1993, respectively. Interest expense increased in 1994 due to the additional debt assumed in connection with the Coleman acquisition.
     The Company generated other income of $709,000 and $2,010,000 in 1994 and 1993,respectively. Other, net consists primarily of income generated by non-operating activities such as a covenant not to compete and royalties offset by non-operating expenses, if any. The covenant not to compete was part of the consideration received when the Company sold substantially all of the assets of its blow molded plastics operations effective June 30, 1990. The original amount of the covenant was $6,250,000 payable ratably over five years. The Company also received royalties on certain intellectual property rights related to spring assemblies. The decline in other, net in 1994 when compared to 1993 was due primarily to the recognition of approximately $530,000 in expenses associated with an attempted merger, a drop in rental income on a building sold in late 1993 and an increase in miscellaneous expenses associated with non-operating activities and asset disposals in 1994.
     The effective income tax rate of 44.7% reported by the Company in 1994 was above the U.S. federal statutory rate primarily due to the non-deductibility of goodwill amortization associated with the Coleman acquisition and the inclusion of state income taxes, offset by the utilization of foreign tax credits. In 1993, the Company recorded an income tax benefit of $3,392,000 principally for the 1993 net loss and approximately $1,400,000 from a favorable settlement of certain open income tax audits. Excluding the favorable settlements in 1993, the income tax rate for 1993 approximated the U.S. federal statutory rate in effect, adjusted for the inclusion of state income taxes.
     Net income for 1994 was $1,617,000 ($0.27 per share) compared to a loss of $2,998,000 ($0.51 per share) in 1993. The net loss in 1993 included an after-tax charge of $5,304,000 ($0.90 per share) for restructuring and the adoption of SFAS No. 106, Accounting for Postretirement Benefits Other Than Pensions, of $1,289,000 ($0.22 per share). Earnings before the

- -------------------------------
14
restructuring charge and the cumulative effect of change in accounting method for 1993 were $3,595,000 ($0.61 per share). The decline in operating net income was due to the shortfall in earnings in the electrical segment and the decline in other, net, both described above.
1993 COMPARED TO 1992
     Consolidated net sales were $118,097,000 in 1993 compared to $121,734,000 in 1992, a decrease of $3,637,000 (3%). Excluding the impact of Coleman, net sales decreased approximately 6% in 1993 compared to 1992. The decline in net sales was due primarily to a sluggish economy, which resulted in lower unit sales volume, changes in product mix and more stringent price competition along substantially all product lines at Kuhlman Electric. Net sales for spring and metal products declined $2,437,000 (22%) in 1993 compared to 1992 due to the expiration of a contract with an automotive customer, partially offset by an increase in shipments to non-automotive customers.
     The Company reported an operating loss of $6,799,000 in 1993 compared to an operating profit of $7,460,000 for 1992. The operating loss in 1993 included a charge for restructuring of $8,650,000. The restructuring charge was for actions implemented by the Company to lower its fixed costs and improve its operating efficiencies, primarily at its Kuhlman Electric subsidiary. The charge was primarily for severance related to the reduction of approximately
200 salaried and hourly employees, the elimination of certain unprofitable product lines and the implementation of programs designed to streamline Kuhlman Electric's operations. Operating profit for 1993 without the restructuring charge was $1,851,000. The decline in operating profit when compared to 1992 was due to lower gross profit caused by the drop in net sales, lower absorption of manufacturing costs due to the significant reduction of inventories and pricing pressures and product mix changes caused by the economic weakness in certain electrical utility markets. Generally, increases in the cost of certain raw materials, labor and other manufacturing and operating costs due to inflation and normal business factors were nominal in 1993 and 1992. Operating expenses for 1993 were $16,096,000 compared to $16,728,000 in 1992, a decline of $632,000 (4%). The decline was due to the lower sales activity noted above, partially offset by certain costs associated with the Company's acquisition activities. Operating expenses as a percentage of net sales were essentially the same at 13.6% and 13.7% for 1993 and 1992, respectively.
     Interest income was $700,000 and $795,000 in 1993 and 1992, respectively. The decline was due to the lower interest rates available for cash investments, partially offset by the higher cash available throughout most of the year. Interest expense was $1,012,000 and $529,000 in 1993 and 1992, respectively. Interest expense increased due to additional debt assumed and subsequently refinanced as part of the acquisition of Coleman and interest penalties incurred for the refinancing of Kuhlman Electric's bank debt.
     The Company generated other income of $2,010,000 and $2,597,000 in 1993 and 1992, respectively. Other, net was negatively impacted in 1993 by the loss of $1,400,000 recorded on the sale of plant and equipment, the write-off of a technology agreement and other related non-operating assets, partially offset by a $1,000,000 gain principally for the settlement of certain outstanding tax-related issues.
     The Company recorded an income tax benefit in 1993 of $3,392,000 principally for the net loss recorded in the period and approximately $1,400,000 for the favorable settlement of certain open income tax audits. Excluding the impact of the favorable income tax settlements in 1993, the income tax rates for 1993 and 1992 reflect the U.S. federal statutory rate in effect, adjusted for the inclusion of state income taxes.
     The Company recorded a net loss in 1993 of $2,998,000 ($0.51 per share) compared to net income of $6,224,000 ($1.05 per share) in 1992. The net loss in 1993 included an after-tax charge of $5,304,000 ($0.90 per share) for restructuring and the adoption of SFAS No. 106, Accounting For Postretirement Benefits Other Than Pensions, of $1,289,000 ($0.22 per share). Earnings before the restructuring charge and the cumulative effect of change in accounting method for 1993 were $3,595,000 ($0.61 per share), compared to $6,224,000 ($1.05 per share) for 1992.

SUBSEQUENT EVENT
     On February 25, 1995, Kuhlman Corporation entered into an agreement to merge Schwitzer, Inc. ("Schwitzer"), a New York Stock Exchange listed company, with a wholly-owned subsidiary of Kuhlman. In the transaction, shares of Schwitzer common stock will be converted into shares of Kuhlman common stock using an exchange ratio of 0.9615 share of Kuhlman for each share of Schwitzer. The merger is subject to certain closing conditions, including the approval of the shareholders of both companies. It is anticipated that this transaction will be consummated in the second quarter of 1995 following approval by shareholders of both companies at their respective annual meetings of shareholders. Management believes that the merger of Kuhlman and Schwitzer will benefit the shareholders of both companies by making the resulting company better equipped to meet the competitive challenges that it is certain to face in the future.
     Schwitzer designs, manufactures and markets turbochargers, fan drives, cooling fans and crankshaft vibration dampers for enhancing the efficiency of diesel and gasoline engines. Sales and net income for its fiscal year ended January 1, 1995 were approximately $153,271,000 and $8,930,000, respectively. Schwitzer had approximately 7.2 million shares outstanding as of February 25, 1995.

OUTLOOK FOR 1995
     Over the past two years, Kuhlman Corporation has taken significant actions to strengthen and diversify the organization in order to provide greater and more consistent growth in long-term shareholder value. These actions have included programs designed to streamline its Kuhlman Electric subsidiary, capital investments to improve operating efficiencies and the acquisition of Coleman. As Kuhlman enters 1995, management believes that the results of those actions will have a positive effect on the Company's financial performance in 1995 and beyond.
     A key objective in 1995 is to further enhance shareholder value by building a larger, more focused manufacturing organization. Management believes that the addition of Schwitzer, which is expected to be completed by the end of the second quarter of 1995, will serve to strengthen the Company by expanding its product offering and the number of markets in which it participates and provide future income and growth opportunities, as well. Further, management remains optimistic that its acquisition program will continue to provide future growth opportunities. As a consequence of the above actions, management remains cautiously optimistic about the Company's near-term prospects and confident about its long-term future.

                                                     ---------------------------
                                                                              15

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
- -------------------------------------------
KUHLMAN CORPORATION


FOR THE YEARS ENDED DECEMBER 31,              1994           1993           1992
- --------------------------------------------------------------------------------
IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
NET SALES                                 $242,846       $118,097       $121,734
Cost of goods sold                         202,363        100,150         97,546
- --------------------------------------------------------------------------------
  GROSS PROFIT                              40,483         17,947         24,188
- --------------------------------------------------------------------------------

OPERATING EXPENSES:
Selling, general and administrative         34,218         16,096         16,728
Cost of restructuring                           --          8,650             --
- --------------------------------------------------------------------------------
  TOTAL OPERATING EXPENSES                  34,218         24,746         16,728
- --------------------------------------------------------------------------------
OPERATING PROFIT (LOSS)                      6,265         (6,799)         7,460

OTHER INCOME (EXPENSE):
Interest expense                            (4,229)        (1,012)          (529)
Interest income                                178            700            795
Other, net                                     709          2,010          2,597
- --------------------------------------------------------------------------------
  TOTAL OTHER INCOME (EXPENSE), NET         (3,342)         1,698          2,863
- --------------------------------------------------------------------------------
Income (loss) before taxes (benefit)         2,923         (5,101)        10,323
Taxes (benefit) on income (loss)             1,306         (3,392)         4,099
- --------------------------------------------------------------------------------
Income (loss) before cumulative effect of
  accounting change                          1,617         (1,709)         6,224
Cumulative effect of accounting change
  related to post-retirement benefits
  (net of tax effect of $811)               (1,289)
- --------------------------------------------------------------------------------
NET INCOME (LOSS)                         $  1,617       $ (2,998)      $  6,224
- --------------------------------------------------------------------------------
PER SHARE AMOUNTS:
  Income (loss) before effect of
    accounting change                     $   0.27       $  (0.29)      $   1.05
  Accounting change                             --          (0.22)            --
- --------------------------------------------------------------------------------
    NET INCOME (LOSS)                     $   0.27       $  (0.51)      $   1.05
- --------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING                   6,097          5,926          5,940
- --------------------------------------------------------------------------------

THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THESE STATEMENTS.

- --------------------------------------
16

                                                     CONSOLIDATED BALANCE SHEETS
                                                  ------------------------------
                                                             KUHLMAN CORPORATION


AT DECEMBER 31,                                                  1994      1993
- -------------------------------------------------------------------------------
IN THOUSANDS
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                    $    622  $ 16,555
Restricted cash                                                   --      1,800
Accounts receivable, less reserves of $363 and $354            36,004    32,893
  at December 31, 1994 and 1993, respectively
Inventories                                                    24,067    28,539
Prepaid expenses and other current assets                       4,125     1,137
Future income tax benefit                                       3,871     6,620
- -------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                         68,689    87,544
- -------------------------------------------------------------------------------

PLANT AND EQUIPMENT
Land                                                            1,098       648
Buildings and leasehold improvements                           19,699    18,179
Machinery and equipment                                        38,847    36,406
Construction in progress                                        1,607       837
- -------------------------------------------------------------------------------
                                                               61,251    56,070
Less - accumulated depreciation and amortization              (26,802)  (24,200)
- -------------------------------------------------------------------------------
  PLANT AND EQUIPMENT - NET                                    34,449    31,870
- -------------------------------------------------------------------------------
Intangible assets, net of amortization of $1,382 and $55
  at December 31, 1994 and 1993                                39,216    40,543
Other assets                                                    4,209     4,085
- -------------------------------------------------------------------------------
                                                             $146,563  $164,042
- -------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable                                                $  2,000  $  2,700
Current portion of long-term debt                               5,243     4,511
Accounts payable                                               19,331    17,287
Accrued liabilities                                            14,146    21,086
- -------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                    40,720    45,584
- -------------------------------------------------------------------------------
LONG-TERM DEBT
Bank debt                                                      51,750    61,000
Other long-term debt                                            3,235     6,358
- -------------------------------------------------------------------------------
  Total long-term debt                                         54,985    67,358
- -------------------------------------------------------------------------------
Accrued postretirement benefits                                 2,186     2,186
- -------------------------------------------------------------------------------
  TOTAL LIABILITIES                                            97,891   115,128
- -------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Preferred stock, par value $1.00, authorized 2,000
  shares, none issued; Junior participating preferred
  stock, Series A, no par value, authorized 150
  shares, none issued                                              --        --
Common stock, par value $1.00, authorized 10,000 shares,
  issued and outstanding 6,146 and 6,023 shares at
  December 31, 1994 and 1993, respectively                      6,146     6,023
Additional paid-in capital                                     12,506    11,028
Retained earnings                                              30,063    32,108
Minimum pension liability                                         (43)     (245)
- -------------------------------------------------------------------------------
  TOTAL SHAREHOLDERS' EQUITY                                   48,672    48,914
- -------------------------------------------------------------------------------
                                                             $146,563  $164,042
- -------------------------------------------------------------------------------

THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THESE BALANCE SHEETS.

                                                    ----------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
- -------------------------------
KUHLMAN CORPORATION


FOR THE YEARS ENDED DECEMBER 31,                  1994           1993           1992
- ------------------------------------------------------------------------------------
IN THOUSANDS
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                           $  1,617       $ (2,998)      $  6,224
  Adjustments to reconcile net income
   (loss) to net cash provided by operating
   activities:
    Depreciation and amortization                5,575          2,768          2,756
    Deferred income taxes                           --             --           (360)
    Provision for losses on accounts
     receivable                                    169             32             90
    (Gain) loss on sale of plant and
     equipment                                      92            473            (11)
    Other, net                                      78           (391)           218
    Cost of restructuring                           --          8,650             --
    Cumulative effect of change in
     accounting principle for
     postretirement benefits                        --          2,100             --
    Changes in operating assets and
     liabilities:(1)
      Accounts receivable                       (3,120)          (425)           879
      Inventories                                4,472          6,160          2,006
      Prepaid expenses and other
       current assets                           (2,836)         1,281            216
      Future tax benefit                         2,749         (2,837)          (156)
      Accounts payable and accrued
       liabilities                              (4,538)        (8,445)            77
- ------------------------------------------------------------------------------------
         NET CASH PROVIDED BY OPERATING
          ACTIVITIES                             4,258          6,368         11,939
- ------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                          (7,019)        (2,794)        (5,175)

  Acquisition of business, net of cash
   acquired                                         --         (5,493)            --
  Proceeds from sales of plant and
   equipment                                       100          2,443            136
- ------------------------------------------------------------------------------------
         NET CASH USED FOR INVESTING
          ACTIVITIES                            (6,919)        (5,844)        (5,039)
- ------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in revolving loan facility         (4,950)            --             --
  Proceeds from issuance of long-term
   debt                                            300         68,700             --
  Repayment of long-term debt                   (7,691)       (67,843)          (562)
  Dividends paid                                (3,640)        (3,530)        (3,452)
  Stock options exercised                          909          1,814            525
  Repurchase of common stock                        --             --           (407)
  Restricted cash                                1,800         (1,800)            --
  Payments related to the issuance of debt          --         (2,882)            --
- ------------------------------------------------------------------------------------
         NET CASH USED FOR FINANCING
             ACTIVITIES                        (13,272)        (5,541)        (3,896)
- ------------------------------------------------------------------------------------
Increase (decrease) in cash and cash
  equivalents                                  (15,933)        (5,017)         3,004
Cash and cash equivalents, beginning
  of year                                       16,555         21,572         18,568
- ------------------------------------------------------------------------------------
   CASH AND CASH EQUIVALENTS, END OF YEAR     $    622        $16,555        $21,572
- ------------------------------------------------------------------------------------

(1) NET OF THE EFFECTS OF ACQUISITION AND THE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLE.

THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THESE STATEMENTS.

SEE NOTE 11 FOR INFORMATION ON NON-CASH INVESTING AND FINANCING ACTIVITIES.

- --------------------------------------
18

                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                      ------------------------------------------
                                                             KUHLMAN CORPORATION

                                                 Common Shares
                                              ---------------------         Additional                         Minimum
For the years ended                                                            Paid-in          Retained       Pension
December 31, 1994, 1993 and 1992              Shares         Amount            Capital          Earnings     Liability        Total
- -----------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS, EXCEPT SHARES

BALANCE - DECEMBER 31,1991                 5,721,226         $5,721             $8,180           $35,903         $  --      $49,804
- -----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                      --             --                 --             6,224            --        6,224
Cash dividends declared ($0.60 per share)         --             --                 --            (3,456)           --       (3,456)
Exercise of stock options                     67,367             67                458                --            --          525
Repurchase of common stock                   (31,500)           (31)              (376)               --            --         (407)
- -----------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1992                5,757,093         $5,757             $8,262           $38,671         $  --      $52,690
- -----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                      --             --                 --            (2,998)           --       (2,998)
Cash dividends declared ($0.60 per share)         --             --                 --            (3,565)           --       (3,565)
Exercise of stock options                    185,037            185              1,629                --            --        1,814
Issuance of common stock                      80,632             81              1,137                --            --        1,218
Minimum pension liability                         --             --                 --                --          (245)        (245)
- -----------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1993                6,022,762         $6,023            $11,028           $32,108         $(245)     $48,914
- -----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                      --             --                 --             1,617            --        1,617
Cash dividends declared ($0.60 per share)         --             --                 --            (3,662)           --       (3,662)
Exercise of stock options                     84,415             84                825                --            --          909
Issuance of common stock                      38,985             39                653                --            --          692
Minimum pension liability                         --             --                 --                --           202          202
- -----------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1994                6,146,162         $6,146            $12,506           $30,063         $ (43)     $48,672
- -----------------------------------------------------------------------------------------------------------------------------------

THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THESE STATEMENTS.


                                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                               ---------------------------------

To the Shareholders of Kuhlman Corporation:
     We have audited the accompanying consolidated balance sheets of Kuhlman Corporation (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kuhlman Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.
     As discussed in Notes 7 and 9 to the consolidated financial statements, effective January 1, 1993, the Company changed its methods of accounting for income taxes and postretirement benefits other than pensions.

                                                    Arthur Andersen LLP

Louisville, Kentucky
February 6, 1995
(Except with respect to the matter discussed in Note 17, as to which the date is February 25, 1995)

                                         --------------------------------------
                                                                             19

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------
KUHLMAN CORPORATION

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of Kuhlman Corporation and all majority-owned subsidiaries (the "Company"). Investments of 50% or less in affiliated companies are accounted for under the equity method. All significant intercompany transactions have been eliminated. Certain amounts in the 1993 and 1992 financial statements have been reclassified to conform with the 1994 presentation.

RESTRICTED CASH
     In 1993, the Company placed $1,800,000 in a restricted bank account as partial collateral for a letter of credit issued by a bank to guarantee the Company's performance required by an industrial revenue bond indenture. In 1994, the Company replaced the 1993 letter of credit with another letter of credit issued as part of its credit agreement with a group of banks. At the time of replacement, the restriction on the account was removed.

INVENTORIES
     Inventories are stated at the lower of cost or market using the last-in, first-out (LIFO) method for certain qualifying inventories and the first-in, first-out (FIFO) method for others. Approximately 50% and 61% of the inventories at December 31, 1994 and 1993, respectively, were determined using the LIFO method. Inventory costs include material, labor and manufacturing overhead.

PLANT AND EQUIPMENT
     Plant and equipment are carried at cost and are depreciated over the estimated useful lives of the related assets using primarily the straight-line method for financial reporting purposes. Plant and equipment obtained through the acquisition of a company are recorded at estimated fair value as of the date of acquisition. All additions subsequent to the acquisition date are recorded at cost.
     The following estimated useful lives are used:
     Building and leasehold improvements     14 to 40 years
     Machinery and equipment                 3 to 12 years

INTANGIBLE ASSETS
     Intangible assets consist primarily of goodwill related to the acquisition of a business. Goodwill is being amortized on a straight-line basis over forty years. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable. Other intangible assets are amortized to expense using the straight-line method over six years.

INCOME TAXES
     In 1994 and 1993, the Company determined income tax expense and other deferred tax information in compliance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Prior years have not been restated and accordingly reflect the procedures required by Statement of Financial Accounting Standards (SFAS) No. 96, "Accounting for Income Taxes."

RESEARCH AND DEVELOPMENT
     Research and development costs are expensed as incurred and totaled approximately $249,000, $741,000 and $1,152,000 in 1994, 1993 and 1992,
respectively.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
     In 1993, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The new standard requires that the expected cost of retiree health benefits be charged to expense during the years that the employees render service. Previously, the Company recognized these costs as incurred.

ENVIRONMENTAL REMEDIATION AND COMPLIANCE
     Environmental remediation costs are accrued based on estimates of known environmental remediation exposures. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated. Environmental compliance costs include maintenance and operating costs with respect to pollution control equipment, cost of ongoing monitoring programs and similar costs. Such costs are expensed as incurred.

PER SHARE INFORMATION
     Earnings (loss) per share are based on the weighted average number of common shares outstanding during each year, as adjusted for any materially dilutive common stock equivalent shares. Shares used in the per share calculation in 1994 and 1993 were 6,097,312 and 5,926,366, respectively. Outstanding common stock options did not have a materially dilutive effect on earnings per share in 1994 or 1993. Shares used in the per share calculations in 1992 were 5,939,755 which included 186,775 shares that resulted from the primary dilutive effects of outstanding common stock options in 1992.

- -------------------------
20

NOTE 2.   ACQUISITION

     On December 15, 1993, the Company acquired all of the outstanding stock of Coleman Holding Company ("Coleman") for $8,993,000. The acquisition was funded by cash of the Company. Coleman is a fully integrated manufacturer and distributor of a broad range of electrical and electronic wire and cable products to diverse markets principally in the United States. Coleman's manufacturing plants are located in Illinois.
     The acquisition has been accounted for by the purchase method of accounting and accordingly, the net assets and results of operations for Coleman are included in the Company's Consolidated Financial Statements from the date of acquisition. The fair value of the assets acquired, including goodwill, was $97,863,000, with liabilities assumed of $92,370,000. Cash paid for the acquisition, net of cash acquired, was $5,493,000. The purchase price has been allocated to the assets and liabilities of Coleman based on estimated fair values. The purchase price and expenses associated with the acquisition exceeded the fair value of Coleman's net assets by approximately $38,398,000 which has been assigned to goodwill. Amortization of the excess purchase price is made over a period not to exceed forty years. Subsequent to the acquisition, the Company refinanced approximately $63,363,000 of Coleman's outstanding debt and certain related fees through bank borrowings. See Note 3 of the Notes To Consolidated Financial Statements.
     The following unaudited pro forma information combines the consolidated results of operations of the Company and Coleman as if the acquisition had occurred on January 1, 1992:


In thousands                                         1993             1992
- --------------------------------------------------------------------------
Net sales                                         $230,119        $232,838
Net income (loss)                                 $   (815)       $  4,444
Net income (loss) per share                       $  (0.14)       $   0.75


     The pro forma operating results include each company's results of operations for the indicated years with the adjusted depreciation and amortization on plant and equipment, amortization of goodwill, along with other relevant adjustments to reflect fair market value required using the purchase method of accounting. Interest expense on Coleman's outstanding indebtedness was adjusted to reflect the improved creditworthiness of the Company.
     The pro forma information given above does not purport to be indicative of the results that actually would have been obtained if the operations were combined during the periods presented and is not intended to be a projection of future results or trends.


NOTE 3.   SHORT-TERM AND LONG-TERM DEBT

     On December 15, 1993, the Company entered into a credit agreement with a group of banks which replaced substantially all existing bank debt including approximately $61,260,000 outstanding at Coleman. Pursuant to the credit agreement, the Company obtained a $38,000,000 term loan and a revolving loan facility which mature on December 31, 1999. The revolving loan facility allows the Company to borrow up to $40,000,000 subject to certain availability requirements. The Company must pay a commitment fee at an annual rate of 3/8 of 1% on the average daily unused portion of the revolving loan facility. Interest rates on amounts borrowed vary and are based on either a Eurodollar (LIBOR) rate plus 2.0% or a Prime (base) rate plus .75% option selected by the Company at the time of borrowing.
     The credit agreement contains various warranties and covenants pertaining to the maintenance of net worth, compliance with certain financial ratios and limitations on the payment of dividends, capital expenditures and the incurrence of additional indebtedness by the Company. Under the most restrictive of these provisions, $1,757,000 of consolidated retained earnings at December 31, 1994, was free of any restriction as to the payment of dividends. Borrowings under the credit agreement are generally secured by substantially all of the assets of the Company, except for specific assets related to certain industrial revenue bonds and capital lease obligations.
     At December 31, 1994, the Company borrowed approximately $24,750,000 under the revolving loan facility at an average interest rate of 8.2%. The Company is not required to repay any borrowings under the revolving credit agreement before December 31, 1999. However, the Company has classified $2,000,000 of debt outstanding under this agreement which is expected to be repaid within one year as notes payable. The notes payable balance could fluctuate according to the working capital requirements of the Company. All other debt under this agreement is classified as long-term bank debt which at December 31,1994, carried an average interest rate of 7.7%. Short-term borrowings were $2,700,000 at December 31, 1993. At December 31, 1994, the Company had unused availability under the credit agreement of approximately $13,866,000.
     At December 31, 1994 and 1993, long-term debt consisted of the following:


In thousands                                                 1994          1993
- -------------------------------------------------------------------------------
Long-term debt supported by revolving and
     term loan agreement with banks,
     due December 31, 1999                                $58,750      $ 67,700
Industrial revenue and job development
     authority bonds, interest rates ranging
     from .85% to 3.55%, payable in various
     amounts through 1996                                      48         3,478
Obligations under capital leases, interest rates
     ranging from 8% to 19%
     (See Note 4)                                           2,231         2,339
Miscellaneous other long-term debt, rates ranging
     from 10.25% to 12.05%, payable in various
     amounts through 2011                                   1,199         1,052
- -------------------------------------------------------------------------------
                                                           62,228        74,569
     Less-current portion                                  (7,243)       (7,211)
- -------------------------------------------------------------------------------
                                                          $54,985      $ 67,358
- -------------------------------------------------------------------------------

     The minimum scheduled principal payments on long-term debt outstanding at December 31, 1994, are as follows:


In thousands
- -------------------------------------------------------------------------------
1995                                                                    $ 7,243
1996                                                                      6,712
1997                                                                      7,168
1998                                                                      7,672
1999                                                                     30,850
Thereafter                                                                2,583
- -------------------------------------------------------------------------------
Total minimum scheduled principal payments                              $62,228
- -------------------------------------------------------------------------------

                                                         -----------------------
                                                                              21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ------------------------------
KUHLMAN CORPORATION


NOTE 4.   COMMITMENTS AND CONTINGENCIES

OPERATING LEASES
     The Company leases various manufacturing, office and warehouse properties, office equipment and motor vehicles under operating lease agreements which expire at various dates over the next eight years.
     The following is a summary of rent expense under all operating leases:


In thousands                                      1994      1993      1992
- --------------------------------------------------------------------------
Minimum rentals                                 $2,158      $658      $703
- --------------------------------------------------------------------------

     Minimum future rental payments under noncancelable operating leases for each of the next five years and in the aggregate are as follows:


In thousands
- --------------------------------------------------------------------------
1995                                                                $1,854
1996                                                                 1,388
1997                                                                 1,056
1998                                                                   844
1999                                                                   796
Subsequent to 1999                                                   1,173
- --------------------------------------------------------------------------
Total minimum rental payments                                       $7,111
- --------------------------------------------------------------------------

CAPITAL LEASES
     The Company leases various manufacturing, office and warehouse properties and office equipment under capital leases which expire at various dates through 2009. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.
     At December 31, 1994 and 1993, property under capital leases included with plant and equipment in the accompanying consolidated balance sheets is as follows:


In thousands                                                1994      1993
- --------------------------------------------------------------------------
Buildings and improvements                                $2,360    $2,360
Machinery and equipment                                      384       384
- --------------------------------------------------------------------------
                                                           2,744     2,744
Less-accumulated depreciation                               (879)     (702)
- --------------------------------------------------------------------------
Plant and equipment, net                                  $1,865    $2,042
- --------------------------------------------------------------------------

     Minimum future lease payments under capital leases as of December 31, 1994, are as follows:


In thousands
- --------------------------------------------------------------------------
1995                                                                 $ 464
1996                                                                   410
1997                                                                   424
1998                                                                   424
1999                                                                   414
Subsequent to 1999                                                   3,604
- --------------------------------------------------------------------------
Total minimum lease payments                                        $5,740
Less-amounts representing interest                                  (3,509)
- --------------------------------------------------------------------------
Present value of net minimum lease payments                          2,231
Less-current portion                                                  (118)
- --------------------------------------------------------------------------
Long-term obligations under capital leases                          $2,113
- --------------------------------------------------------------------------

     Certain capital leases provide for purchase options. Generally, purchase options are at prices representing the expected fair value of the property at the expiration of the lease term.

SEVERANCE AGREEMENTS
     The Company instituted a severance policy in 1994 applicable to certain executive officers designated by its Board of Directors. The severance policy provides that if an executive officer's employment is terminated, the executive's base pay, medical and dental coverage, health and accident insurance and disability and group life insurance will be continued for a period of twenty-four months, subject to certain conditions. The aggregate commitment under the executive severance policy should all six covered employees be terminated is approximately $3,300,000.

LEGAL MATTERS
     The Company is involved in several legal matters. In the opinion of management and outside legal counsel, the outcome of current matters will not have a materially adverse effect on the financial position or results of operations of the Company.


NOTE 5.   INVENTORIES

     Inventories at December 31, 1994 and 1993, consisted of the following:


In thousands                                           1994           1993
- --------------------------------------------------------------------------
FIFO cost:
Raw materials                                       $11,006        $10,193
Work-in-progress                                      2,595          4,090
Finished products                                    13,532         14,256
- --------------------------------------------------------------------------
                                                     27,133         28,539
Excess of FIFO over LIFO cost                        (3,066)             -
- --------------------------------------------------------------------------
                                                    $24,067        $28,539
- --------------------------------------------------------------------------


NOTE 6.   ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1994 and 1993, consisted of the following:


In thousands                                           1994           1993
- --------------------------------------------------------------------------
Salaries, wages and employee benefits               $ 6,426        $ 7,442
Dividends payable                                       922            900
Warranty related accruals                             1,145          1,487
Taxes other than income                                 417            431
Restructuring                                             -          3,282
Other                                                 5,236          7,544
- --------------------------------------------------------------------------
                                                    $14,146        $21,086
- --------------------------------------------------------------------------


NOTE 7.   INCOME TAXES

     The Company reported income before taxes of $2,923,000 in 1994, a loss before taxes and cumulative effect of accounting change of $5,101,000 in 1993 and income before taxes of $10,323,000 in 1992.

- ----------------------
22

     Income taxes are deferred as a result of differences in the timing of the recognition of income and expenses for income tax and financial reporting purposes. The provision (benefit) for income taxes and significant components of the deferred income tax provision (benefit) consists of the following:


In thousands                                      1994      1993      1992
- --------------------------------------------------------------------------
Currently payable (refundable)
 Federal                                      $(1,194)    $ (640)   $3,372
 State & local                                    (29)      (306)      747
Deferred-
 Excess book over
  tax depreciation                               (184)       (32)     (193)
 Employee benefit plans,
  deferred compensation
  and pensions                                    (49)       (92)     (187)
 Reserves for interest                              -        423        14
 Inventory reserves                               395          -         -
 Intangible asset amortization                    753          -         -
 Deferred warranty income                         121       (127)      (79)
 Restructuring costs                            1,352     (1,285)        -
 Additional taxes provided                          -     (1,418)      284
 Bad debt reserves                                191        120         -
 Other                                            (50)       (35)      141
- --------------------------------------------------------------------------
                                               $1,306    $(3,392)   $4,099
- --------------------------------------------------------------------------

     The effective income tax provision (benefit) differs from the amount calculated using the statutory United States federal income tax rate, principally due to the following:


In thousands                          1994                    1993                    1992
- --------------------------------------------------------------------------------------------------
                                        Percentage              Percentage              Percentage
                                         of income               of income               of income
                              Amount  before taxes    Amount  before taxes    Amount  before taxes
- --------------------------------------------------------------------------------------------------
Statutory United States
  federal income tax          $ 994          34.0%  $(1,734)       (34.0%)   $3,510           34.0%
State income taxes, net of
  federal income tax effect     169           5.8      (202)        (3.9)       456            4.4
Additional taxes provided         -             -    (1,418)       (27.8)       284            2.8
Amortization of goodwill        326          11.2         -            -          -              -
Effect of stock options         (64)         (2.2)     (248)        (4.9)      (170)          (1.6)
Foreign tax credit             (200)         (6.8)        -            -          -              -
Other                            81           2.7       210          4.1         19             .1
- --------------------------------------------------------------------------------------------------
                             $1,306          44.7%  $(3,392)       (66.5%)    $4,099          39.7%
- --------------------------------------------------------------------------------------------------

     In accordance with Statement of Financial Accounting Standards No. 106, the cumulative effect of the change in accounting principle to recognize the cost of postretirement benefits has been presented in the consolidated statements of income (loss), net of income taxes. Therefore, the income tax provision (benefit) does not reflect a separate deferred tax benefit for these expenses.
     The net deferred tax asset recognized in the consolidated balance sheets as of December 31, 1994 and 1993, consists of the following:


In thousands                                           1994           1993
- --------------------------------------------------------------------------
Total deferred tax assets                            $7,451        $10,580
Total deferred tax liabilities                       (1,580)        (1,960)
- --------------------------------------------------------------------------
                                                     $5,871        $ 8,620
- --------------------------------------------------------------------------

     The tax effect of each temporary difference and carryforward that gives rise to significant deferred tax assets and deferred tax liabilities as of December 31, 1994 and 1993, is as follows:


In thousands                                           1994           1993
- --------------------------------------------------------------------------
Accumulated tax depreciation of
 property and equipment in excess
 of accumulated book depreciation                   $(1,385)       $(1,840)
Net operating loss carryforwards                      2,061          2,000
Inventory reserves                                      638            700
Deferred warranty income                                282            465
Accrued restructuring costs                             926          3,386
Postretirement benefits                                 844            874
Bad debt reserves                                       138            346
Accrued employee benefits                             1,565          1,634
Miscellaneous accruals                                  802          1,055
- --------------------------------------------------------------------------
                                                    $ 5,871        $ 8,620
- --------------------------------------------------------------------------

     One of the Company's wholly-owned subsidiaries has available net operating losses which expire as follows:


In thousands
- --------------------------------------------------------------------------
2004                                                               $ 1,600
2005                                                                 3,400
2006                                                                   425
- --------------------------------------------------------------------------
                                                                   $ 5,425
- --------------------------------------------------------------------------

     Based upon anticipated reversals of temporary differences and other projected taxable income for future periods, management believes that a valuation allowance for the net deferred tax asset is not necessary.


NOTE 8.   EMPLOYEE RETIREMENT PLANS

     The Company has various employee retirement plans which provide pension benefits to substantially all of its employees. Defined benefit plans covering the hourly employees provide benefits of stated amounts based on an employee's years of service. Plans covering salaried employees provide benefits that are based on an employee's years of service and compensation during that period.
     The total expense under these plans amounted to $473,000 in 1994, $1,263,000 in 1993 and $328,000 in 1992. Pension expense for the defined benefit plans in 1994, 1993 and 1992 is comprised of the following elements:


In thousands                                      1994      1993      1992
- --------------------------------------------------------------------------
Current service cost                             $ 713     $ 901   $ 1,009
Interest on projected benefit
  obligations                                    1,253     1,444     1,386
Actual return on assets                            835      (645)   (1,045)
Gain due to curtailment                           (138)        -         -
Net amortization and deferral                   (2,190)     (437)   (1,022)
- --------------------------------------------------------------------------
                                                $  473   $ 1,263   $   328
- --------------------------------------------------------------------------

                                                  ------------------------------
                                                                              23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------
KUHLMAN CORPORATION


     The Company's funding policy is to make annual contributions required by applicable regulations, which may, from time to time, exceed the Internal Revenue Service deductibility limits by immaterial amounts. The Company annually contributes to the defined benefit plans amounts which are actuarially determined to provide the plans with sufficient assets to meet future benefit payment requirements. Plan assets are comprised primarily of stocks, U.S. Government securities and corporate bonds.
     The following table summarizes the funded status of the Company's defined benefit pension plans and the related amounts recognized in the Company's consolidated balance sheets as of December 31, 1994 and 1993:

In thousands                                       1994                      1993
- ------------------------------------------------------------------------------------------
                                       Underfunded   Overfunded   Underfunded   Overfunded
                                             Plans        Plans         Plans        Plans
- ------------------------------------------------------------------------------------------
Actuarial present value of
 benefit obligations-
 Vested                                    $11,413      $ 2,851       $12,763      $ 2,952
 Nonvested                                     567          162           834          327
- ------------------------------------------------------------------------------------------
Accumulated benefit obligations             11,980        3,013        13,597        3,279
Effects of salary progression                  217            -           269            -
- ------------------------------------------------------------------------------------------
Projected benefit obligations               12,197        3,013        13,866        3,279
Plan assets at fair value                   10,972        3,552        12,508        3,586
- ------------------------------------------------------------------------------------------
Plan assets over/(under) projected
 benefit obligations                       $(1,225)        $539       $(1,358)     $   307
- ------------------------------------------------------------------------------------------

Pension benefit recognized in the
consolidated balance sheets                $  (758)     $ 1,085       $  (863)     $   938

Amounts not recognized:
 Net asset upon transition to
    new accounting standard                    477          263           549          292
 Net loss                                     (869)        (534)       (1,359)        (514)
 Prior service cost                            (75)        (439)          315         (547)
 Additional liability                            -          164             -          138
- ------------------------------------------------------------------------------------------
 Total                                     $(1,225)     $   539       $(1,358)     $   307
 Additional liability                      $   614            -          $749            -
 Intangible asset                          $  (543)           -       $  (340)           -
 Pre-tax reduction to
   shareholders' equity                    $    71            -       $   409            -

     The assumptions used as of December 31, 1994 and 1993, in determining pension expense and funded status information shown above are as follows:

                                                            1994      1993
- --------------------------------------------------------------------------
Discount rate                                                 8.7%     7.2%
Rate of salary progression                                    4.2%     4.2%
Long-term rate of return on assets                            9.7%     9.7%


     The Company eliminated its interest in the Quality Spring/Togo joint venture in 1993. Prerequisite to this action was the split-out of hourly employees under a joint plan. The Company transferred $1,584,000 from its Master Trust Account to the new entity's plan based on actuarial assumptions. Pursuant to the Company's Plan, salaried personnel's pension benefits for Quality Spring/Togo were frozen at September 30, 1993, and will remain part of the Company's Plan.
     In 1993, the Company amended certain of its plans to provide improved benefits to retirees. The effect of the amendment was an increase of approximately $690,000 in the projected benefit obligation.
     For pension plans with accumulated benefits in excess of assets at December 31, 1994, the accompanying balance sheet reflects an additional long-term pension liability of $614,000, a long-term intangible asset of $543,000 and a reduction to shareholders' equity of $43,000 net of deferred tax benefits, representing the excess of additional long-term pension liability over unrecognized prior service cost. Similar balance sheet recognition is not required for pension plans with assets in excess of accumulated benefits.
     In addition to providing pension benefits, the Company and its operating subsidiaries provide savings plans for certain employees. The plans provide for matching contributions based on the terms of such plans to the accounts of plan participants. The Company and its operating subsidiaries expensed $138,000, $127,000 and $231,000 for these plans in the years ended December 31, 1994, 1993 and 1992, respectively.


NOTE 9.   POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Effective January 1, 1993, the Company adopted SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." This statement requires the Company to accrue the cost of providing postretirement benefits during the active service period of the employee. Employees retiring from the Company on or after their 55th birthday, who have rendered specific years of service, are entitled to postretirement health care and medical coverage, subject to deductibles, co-payments and other limitations. At the time of election, the Company recognized an accumulated liability, which resulted in an after-tax charge of $1,289,000 in the first quarter of 1993. Prior to 1993, the Company recognized these expenses as they were incurred.
     Net periodic postretirement benefit cost for 1994 and 1993 included the following components:


In thousands                                                1994      1993
- --------------------------------------------------------------------------
Service cost-benefits attributed to service
  during the period                                        $  43     $  42
Interest cost on accumulated postretirement
  benefit obligation                                         148       150
- --------------------------------------------------------------------------
Net periodic postretirement benefit cost                   $ 191     $ 192
- --------------------------------------------------------------------------

     The amounts recognized in the Company's consolidated balance sheets at December 31, 1994 and 1993, were as follows:


In thousands                                                1994      1993
- --------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
  Retirees                                                $1,320    $1,268
  Fully eligible active plan participants                    134       263
- --------------------------------------------------------------------------
  Fully eligible                                           1,454     1,531
  Other active plan participants                             470       601
- --------------------------------------------------------------------------
Accumulated benefit obligation                             1,924     2,132
Unrecognized net gain                                        325       102
- --------------------------------------------------------------------------
Postretirement liability recognized in
  financial statements                                    $2,249    $2,234
- --------------------------------------------------------------------------

- ------------------------
24

     The accumulated postretirement benefit obligation was determined using an 8.7% discount rate. A 14.5% increase in the per capita claims cost was assumed for years 1995 and 1996. The assumption provides for this rate to decline by 1.5% every other year through 2008 and then remain constant at 4% thereafter.
     A 1% increase in the health care cost trend rate would increase the estimated accumulated postretirement benefit obligation as of December 31, 1994, by approximately $38,000. The impact on net periodic cost is minimal. No funding has been established by the Company for postretirement benefits.


NOTE 10.  RESTRUCTURING CHARGE

     In the first quarter of 1993, the Company recorded a restructuring charge of $8,650,000 ($5,304,000 net of tax benefits or $0.90 per share). The restructuring charge was for actions implemented by the Company to reduce its cost structure and to improve its operating efficiencies, primarily at its Kuhlman Electric subsidiary. The charge included $5,281,000 for severance, pension and other personnel costs primarily related to reductions in the salaried and hourly workforce, $1,468,000 for the writedown and disposal of operating assets due to the elimination of unprofitable product lines, $1,735,000 for the implementation of programs to streamline operations and $166,000 for other writeoffs. In 1994, the Company made cash outlays of $3,282,000 related to the restructuring program. In 1993, the Company made cash outlays of $4,143,000 and recognized asset writedowns of $1,225,000 related to the restructuring program.


NOTE 11.  SUPPLEMENTAL CASH FLOW INFORMATION

     For purposes of the consolidated statements of cash flows, the Company considers all investments with original maturities of three months or less as cash equivalents.
     Cash payments for interest and net cash payments (refunds) for income taxes are as follows:


In thousands                                      1994      1993      1992
- --------------------------------------------------------------------------
Interest                                        $4,300   $ 1,127    $  707
Income taxes, net of refunds                    $ (120)  $(1,928)   $4,633
- --------------------------------------------------------------------------


SUPPLEMENTAL NON-CASH INVESTING AND FINANCIAL ACTIVITIES

     During 1994, the Company issued 28,169 shares of its common stock to an executive in a non-cash transaction. The shares would have to be returned to the Company in the event the executive left the Company within one year from the time of this issuance. The fair market value of the stock at the time of issuance was approximately $500,000 and approximately $375,000 of this amount was charged to expense during 1994.
     During 1994, the Company sold and disposed of certain non-operating assets generating $100,000 in cash. The Company, which recorded a loss of $92,000 on these transactions, reduced plant and equipment and accumulated depreciation by $1,838,000 and $1,646,000, respectively, in 1994.
     During 1993, the Company issued 50,000 shares of its common stock to an executive in a non-cash transaction. The fair market value of the stock at the time of issuance was $750,000, and this amount was charged to expense during 1993.
     During 1993, the Company issued 19,047 shares of its common stock to an executive in lieu of a cash bonus. The fair market value of the stock at the time of issuance was approximately $300,000, and this amount was charged to expense during 1993.
     During 1993, the Company sold an idle building and disposed of certain non-operating assets generating $2,443,000 in cash. The Company, which recorded a cumulative loss on these transactions of $1,071,000, reduced plant and equipment, accumulated depreciation and certain other assets by $4,498,000, $1,609,000 and $604,000, respectively, in 1993.
     See Note 2. Acquisition and Note 10. Restructuring Charge to the Notes to Consolidated Financial Statements for additional supplemental information on non-cash investing and financing activities.


NOTE 12.  STOCK PURCHASE RIGHTS AND OPTION PLANS

PREFERRED STOCK PURCHASE RIGHTS
     The Company has distributed one preferred stock purchase right for each outstanding share of common stock. Each right entitles the holder to purchase one one-hundredth (1/100) of a share of newly authorized Junior Participating Preferred Stock at a price of $55 per right. The rights, which do not have voting rights, will be exercisable only if a person or group acquires 20% or more of the Company's common stock without the Company's prior consent or announces a tender offer which would result in such ownership of 30% or more of the common stock. In the event the rights become exercisable and thereafter the Company is acquired in a merger or other business combination, each right will entitle its holder to purchase, at the right's then-current exercise price, common stock of the acquiring Company having a value of twice the exercise price of the right.
     The rights expire on April 30, 1997, and may be redeemed by the Company at a price of $0.01 per right at any time prior to 10 days after a 20% position has been acquired and under certain circumstances thereafter.

COMMON STOCK OPTIONS
     The Company maintains two employee stock option plans, a 1983 Plan and a 1986 Plan. The 1983 Plan expired in 1993, except to the extent that options were outstanding. The 1986 Plan provides for the granting of options to officers and key employees of the Company. All options under this plan may be granted at prices equal to the market value at the date of grant and may be exercised up to ten years from that date. As of December 31, 1994, no options were available for grants under the 1986 Plan.
     In 1993, the Board of Directors adopted, and the shareholders approved, the 1993 Non-Employee Director's Stock Plan ("New Director's Plan"). Pursuant to the New Director's Plan, each non-employee

                                                       -------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------
KUHLMAN CORPORATION


director receives annually a number of shares equal to an aggregate fair market value of $24,000 concurrent with the meeting of the Board of Directors held each year following the Annual Meeting of Shareholders. A total of 52,599 shares were available for grants as of December 31, 1994. With the adoption of the 1993 New Director's Plan, the 1988 Stock Option Plan for Non-Employee Directors was terminated, except to the extent that options were outstanding.
     The following table summarizes the transactions pursuant to the Company's stock option plans for the three-year period ended December 31, 1994:


                                        Number of                      Option
In thousands, except option prices         Shares                      Prices
- -----------------------------------------------------------------------------
Options outstanding at
 January 1, 1992                             786            $  5.44 to $16.90
- -----------------------------------------------------------------------------
   Granted                                    83                       $15.63
   Exercised                                 (71)           $  5.44 to $12.58
   Expired or terminated                     (17)           $  9.13 to $16.90
- -----------------------------------------------------------------------------
Options outstanding at
 December 31, 1992                           781            $  5.44 to $16.90
- -----------------------------------------------------------------------------
   Granted                                   294            $ 14.50 to $16.13
   Exercised                                (201)           $  5.44 to $15.63
   Expired or terminated                     (33)           $ 12.32 to $16.90
- -----------------------------------------------------------------------------
Options outstanding at
 December 31, 1993                           841            $  7.06 to $16.90
- -----------------------------------------------------------------------------
   Granted                                   344            $ 17.00 to $17.75
   Exercised                                 (86)           $  7.06 to $16.90
   Expired or terminated                     (19)           $  7.06 to $16.90
- -----------------------------------------------------------------------------
Options outstanding at
 December 31, 1994                         1,080            $  7.38 to $17.75
- -----------------------------------------------------------------------------
Exercisable at December 31, 1994           1,080
- -----------------------------------------------------------------------------


     In 1994, the Company adopted the Kuhlman Corporation 1994 Stock Appreciation Rights Plan (the "SAR Plan"). The SAR Plan provides for discretionary grants to key employees of cash-only stock appreciation rights based on shares of the Company's common stock. Each Stock Appreciation Right ("SAR") measures the change in value of a share of the Company's common stock from the date of grant to the date of exercise. A total of 1.5 million SAR's are authorized to be granted under the Plan. As of December 31, 1994, 151,000 SAR's with a basis of $13.875 per SAR had been awarded and were outstanding under the SAR Plan.


NOTE 13.  BUSINESS SEGMENT INFORMATION

     The Company's lines of business are described on pages 6 to 11 of this report. Net sales represent shipments to unaffiliated customers. Operating profit for each segment includes all costs and expenses directly related to the segment before financing charges or corporate allocations. Corporate items principally represent general and administrative costs. The Company's manufacturing operations are located in the United States. The Company sells its products primarily throughout the United States. The Company's export sales were less than 1% of net sales for each of the years ended December 31, 1994, 1993 and 1992.
     Identifiable assets are those used in the operations of each business segment. Corporate assets consist primarily of cash and cash equivalents.
     Prior to the acquisition of Coleman on December 15, 1993, the Company operated principally in a single segment, electrical apparatus. Therefore, segment information below is not meaningful for years prior to 1993 and, accordingly, has been omitted.
     The Company's segment information for the years ended December 31, 1994 and 1993, is as follows:


In thousands                                           1994           1993
- --------------------------------------------------------------------------
NET SALES
Wire and Cable                                     $138,994      $   4,171
Electrical                                           96,280        105,287
Other                                                 7,572          8,639
- --------------------------------------------------------------------------
                                                   $242,846       $118,097
- --------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES AND ACCOUNTING CHANGE
Wire and Cable                                     $  9,437       $    140
Electrical                                               62          2,154
Other                                                   621            543
Corporate (1)                                        (3,855)          (986)
Restructuring Charge (2)                                  -         (8,650)
- --------------------------------------------------------------------------
Operating Profit (Loss)                               6,265         (6,799)
Interest Income(Expense), Net                        (4,051)          (312)
Unallocated                                             709          2,010
- --------------------------------------------------------------------------
                                                   $  2,923       $ (5,101)
- --------------------------------------------------------------------------
IDENTIFIABLE ASSETS
Wire and Cable                                     $ 96,831       $ 95,876
Electrical                                           45,359         52,930
Other                                                 2,825          2,316
Corporate/Unallocated                                 1,548         12,920
- --------------------------------------------------------------------------
                                                   $146,563       $164,042
- --------------------------------------------------------------------------
CAPITAL EXPENDITURES
Wire and Cable                                     $  3,869       $     59
Electrical                                            2,414          2,370
Other                                                   182            224
Corporate/Unallocated                                   554            141
- --------------------------------------------------------------------------
                                                   $  7,019       $  2,794
- --------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION
Wire and Cable                                     $  3,161       $    126
Electrical                                            2,245          2,509
Other                                                   139            123
Corporate/Unallocated                                    30             10
- --------------------------------------------------------------------------
                                                   $  5,575       $  2,768
- --------------------------------------------------------------------------

(1) REPRESENTS EXPENSES ASSOCIATED WITH THE COMPANY'S HEADQUARTERS SINCE ITS DATE OF REINCORPORATION IN 1993.
(2) RESTRUCTURING CHARGE OF $8,650 RELATES SUBSTANTIALLY TO THE ELECTRICAL SEGMENT.


NOTE 14.  FINANCIAL INSTRUMENTS

OFF-BALANCE SHEET RISK
     The Company enters into contracts and options hedging future commodity purchases, principally copper, for periods consistent with the terms of the underlying transactions. The Company does not engage in speculation. While the commodity hedging contracts and options affect the Company's results of operations, they do so only in connection with the underlying transactions. As a result, they do not subject the Company to risk from commodity price movements, because gains and losses on these contracts offset losses and gains on the transactions being hedged. At December 31, 1994 and 1993, the Company had $5,990,000 and

- -----------------------------
26

$753,000 of commodity hedging contracts and options outstanding, substantially all of which were for copper. The hedging contracts generally have maturities that do not exceed twelve months. At December 31, 1994, the unrealized gains on hedging contracts and options were immaterial.

CONCENTRATIONS OF CREDIT RISK
     As of December 31, 1994, the Company had approximately $11,686,000 in receivables from electrical utility customers involved in the generation, transmission or distribution of electricity. At December 31, 1994, there were no other significant group concentrations of credit risk.

FAIR VALUE OF FINANCIAL INVESTMENTS
     The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables and debt instruments. The book values of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their respective fair values. The Company had approximately $62,228,000 of debt instruments at December 31, 1994, for which the fair value approximated the book value.

GUARANTEES
     The Company has guaranteed the payment obligations for certain leases of its subsidiaries. These guarantees amounted to $1,483,000 at December 31, 1994. As of December 31, 1994, a subsidiary has guaranteed up to $2,000,000 of bank debt financing of an unconsolidated affiliate under a joint venture agreement. The Company is of the opinion that its subsidiaries and the unconsolidated affiliate will be able to perform under their respective obligations and that no payments will be required and no losses will be incurred under such guarantees.

LETTERS OF CREDIT AND SURETY BONDS
     At December 31, 1994, the Company had letters of credit and surety bonds outstanding totaling $1,946,000 which guarantee various activities, including performance of the Company's obligations under certain self-insured workers' compensation insurance programs. The Company is of the opinion that no losses will be incurred due to non-performance of these obligations.


NOTE 15.  OTHER INCOME (EXPENSE)

     Other income (expense) for the years ended December 31, 1994, 1993 and 1992, consisted of the following:


In thousands                                      1994      1993      1992
- --------------------------------------------------------------------------
Covenant not to compete                         $1,250    $1,250    $1,250
Royalty income                                     846       874       868
Gain on tax-related settlement                       -       800         -
Rental income                                       30       299       375
Loss on disposal of equipment                      (92)   (1,037)        -
Carrying costs of non-operating assets            (534)        -         -
Expenses of terminated merger                     (530)        -         -
Other, net                                        (261)     (176)      104
- --------------------------------------------------------------------------
                                                  $709    $2,010    $2,597
- --------------------------------------------------------------------------

NOTE 16.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The Company's quarterly results are summarized below for the years ended December 31, 1994 and 1993.



In thousands, except per share data               Quarter
- --------------------------------------------------------------------------
1994                    First     Second      Third     Fourth       Total
- --------------------------------------------------------------------------
Net sales            $62,416     $56,990    $64,133    $59,307    $242,846
Gross profit         $11,010     $ 9,822    $10,855    $ 8,796    $ 40,483
Operating profit     $ 2,306     $ 1,350    $ 2,553    $    56    $  6,265
Net income (loss)    $ 1,136     $   296    $ 1,286    $(1,101)   $  1,617
Net income (loss)
   per share         $  0.19     $  0.05    $  0.21    $ (0.18)   $   0.27


In thousands, except per share data               Quarter
- --------------------------------------------------------------------------
1993                 First       Second     Third      Fourth        Total
- --------------------------------------------------------------------------
Net sales            $27,243     $28,946    $29,992    $31,916    $118,097
Gross profit         $ 4,363     $ 4,330    $ 4,412    $ 4,842    $ 17,947
Operating
   profit (loss)     $(8,545)    $   739    $   418    $   589    $ (6,799)
Net income (loss)    $(5,962)    $   781    $ 1,268    $   915    $ (2,998)
Net income (loss)
   per share         $ (1.02)    $  0.13    $  0.21    $  0.15    $  (0.51)


NOTE 17.  SUBSEQUENT EVENT

     On February 25, 1995, Kuhlman Corporation entered into an agreement to merge Schwitzer, Inc. ("Schwitzer"), a New York Stock Exchange listed company, with a wholly-owned subsidiary of Kuhlman. In the transaction, shares of Schwitzer common stock will be converted into shares of Kuhlman common stock using an exchange ratio of 0.9615 share of Kuhlman for each outstanding share of Schwitzer. The merger is subject to certain closing conditions, including the approval of the shareholders of both companies. It is anticipated that this transaction will be consummated in the second quarter of 1995 following approval by shareholders of both companies at their respective annual meetings of shareholders.
     Schwitzer designs, manufactures and markets turbochargers, fan drives, cooling fans and crankshaft vibration dampers for enhancing the efficiency of diesel and gasoline engines. Sales and net income for its fiscal year ended January 1, 1995 were approximately $153,271,000 and $8,930,000, respectively. Schwitzer had approximately 7.2 million shares outstanding as of February 25, 1995.

                                                      --------------------------

BOARD OF DIRECTORS
- -----------------------------------
     CURTIS G. ANDERSON
       President and Chief Operating Officer

     WILLIAM E. BURCH
       Consultant. Former President and Chief Executive Officer of Fred S. James & Co.

     STEVE CENKO
       Consultant. Former President of Lamb Systems Group

     ALEXANDER W. DREYFOOS, JR.
       Chairman of the Board, Photo Electronics Corporation and
       WPEC TV (Palm Beach, Florida)

     ROBERT S. JEPSON, JR.
       Chairman of the Board and Chief Executive Officer

     WILLIAM M. KEARNS, JR.
       President, W.M. Kearns & Co., Inc. (Private Investment Company)

     ROBERT D. KILPATRICK
       Retired. Former Chairman of the Board and Chief Executive Officer of CIGNA Corporation

     JOHN L. MARCELLUS, JR.
       Retired. Former Chairman, President and Chief Executive Officer of Oneida Ltd.

     GEORGE J. MICHEL, JR.
       Private Investor and Consultant. Chairman of Windstar International, Inc. (Management Consulting). Former Chairman and Chief Executive Officer of Stanadyne, Inc.

     GENERAL H. NORMAN SCHWARZKOPF
       General, U.S. Army, Retired. Author, Lecturer, TV Consultant

         AUDIT COMMITTEE
           William E. Burch, Chairman
           Alexander W. Dreyfoos, Jr.
           John L. Marcellus, Jr.

         COMPENSATION COMMITTEE
           Robert D. Kilpatrick, Chairman
           Steve Cenko
           Gen. H. Norman Schwarzkopf

         FINANCE COMMITTEE
           George J. Michel, Jr., Chairman
           Curtis G. Anderson
           William M. Kearns, Jr.


OFFICERS
- ----------------------------
     ROBERT S. JEPSON, JR.
       Chairman of the Board and Chief Executive Officer
     CURTIS G. ANDERSON
       President and Chief Operating Officer
     VERNON J. NAGEL
       Executive Vice President of Finance, Chief Financial Officer and
       Treasurer
     RICHARD A. WALKER
       Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

OPERATING COMPANIES AND PRESIDENTS
- ----------------------------
KUHLMAN ELECTRIC CORPORATION
  101 Kuhlman Boulevard
  Versailles, Kentucky  40383
     (Operating facilities in Crystal Springs, Mississippi; Salinas, California; and Versailles, Kentucky)
       GRAHAM J. BEARE, President and Chief Executive Officer

COLEMAN CABLE SYSTEMS, INC.
  2500 Commonwealth Avenue
  North Chicago, Illinois  60064
    (Operating facilities in Dekalb, Illinois; North Chicago, Illinois; and Waukegan, Illinois)
     JAMES H. COLEMAN, President and Chief Executive Officer

EMTEC PRODUCTS CORPORATION
  200 Jay Street
  Coldwater, Michigan 49036
     (Operating facilities in Coldwater, Michigan, and Elyria, Ohio)
       HENRY ORLOWSKI, President and Chief Executive Officer

SHAREHOLDER INFORMATION
- -----------------------------
CORPORATE HEADQUARTERS
   1 Skidaway Village Walk, Suite 201
   Savannah, Georgia  31411
       Tel:  (912) 598-7809   Fax:  (912) 598-0737

STOCK LISTING
    The Common Stock of Kuhlman Corporation
    is listed on the New York Stock Exchange
    (NYSE:KUH).

TRANSFER AGENT AND REGISTRAR
    Harris Trust and Savings Bank
    311 West Monroe, 14th Floor
    P.O. Box 755
    Chicago, Illinois  60690
         Tel:  (312) 461-3597   Fax:  (312) 765-8052


- -C- 1995 Kuhlman Corporation

KUHLMAN CORPORATION
1 SKIDAWAY VILLAGE WALK, SUITE 201
SAVANNAH, GA 31411
(912) 598-7809

                                                                      APPENDIX G

                    SCHWITZER ANNUAL REPORT TO STOCKHOLDERS
                   FOR THE FISCAL YEAR ENDED JANUARY 1, 1995

                                                                 SCHWITZER, INC.
                                                                   ANNUAL REPORT





                                [GRAPHIC OF MAP]

                                 SCHWITZER, INC.

[PHOTO OF AUTOMOTIVE COMPONENTS]

Turbochargers, the company's largest volume product, are sold in over 60 countries. Turbos are applied to engines to increase horsepower and reduce fuel consumption and emissions, by recycling energy that would otherwise be lost through the exhaust pipe. Hot exhaust is full of energy. When this exhaust is recycled to power the turbine wheel, air is packed into cylinders for better combustion efficiency, more power, and cleaner exhaust.

Fan drives save fuel, allow more useable engine power and reduce environmental noise by disengaging the engine fan when additional air flow is not required. Fan drives automatically engage when engine temperatures get too hot; when the engine cools down, fan drives automatically disengage.

Schwitzer is a worldwide leader in fan design and manufacturing technology, offering fans made of light-weight metal, molded polymer and hybrid fans. Fans cool engines and protect them from overheating. As the number one manufacturer of heavy-duty fans in North American, Schwitzer offers a full line of fans which are designed for specific customers.

Vibration dampers reduce engine vibration and stress, increasing performance and engine life while reducing noise. The vibration is created by the consistent stress of internal combustion. Schwitzer crankcase dampers absorb engine vibrations to prolong engine life.

Key industry customers that utilize Schwitzer products globally in producing their engine and vehicle products include: Caterpillar, Chrysler, Detroit Diesel, Ford, General Motors, Hercules, Iveco, J.I. Case, John Deere, Komatsu Dresser, Leyland DAF, MWM, Mack Trucks, MAN, KHD, Mercedes-Benz, Navistar, Perkins, RVI, Saab-Scania, Steyr, Teledyne, VM, Valmet, Volvo and Volvo GM.

                             SELECTED FINANCIAL DATA


(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)    1994         1993        1992(1)       1991          1990
- -----------------------------------------------------------------------------------------------------
Net sales                                 $153.3       $124.1       $109.7       $111.0        $114.4
Income from operations                      17.0          9.6          4.9          9.7          11.3
Income (loss) before
   income taxes                             12.7          3.5          (.5)         3.2           6.0
Income (loss) before
  cumulative effect
  of accounting changes                      8.9          2.5         (1.4)         1.7           3.7
  Per common share                          1.21          .35         (.19)         .23           .52
Net income (loss)                            8.9          2.5        (11.3)         1.7           3.7
  Per common share                          1.21          .35        (1.58)         .23           .52
Total assets                                82.6         78.3         77.0         87.0          89.4
Long-term debt                              21.9         30.5         30.0         32.9          38.8
- -----------------------------------------------------------------------------------------------------

(1) Reflects adoption of SFAS Nos. 106 and 109, as disclosed in Notes 10 and 11 to the Consolidated Financial Statements appearing elsewhere in this Annual Report, and includes restructuring charge of $1.65 million ($1.0 million after tax).



[GRAPH]
NET SALES

[GRAPH
INCOME FROM OPERATIONS

[GRAPH]
TOTAL DEBT

[GRAPH]
RETURN ON INVESTMENTS

                               TO OUR SHAREHOLDERS

During 1994, Schwitzer, Inc. achieved record results and made substantial accomplishments. We commercialized new and improved products, achieved new customer applications, implemented new processes and increased capacity to meet world class manufacturer standards. We also focused on ways of benefiting from opportunities in existing market segments in which we have not previously participated, as well as developing geographical markets, to enhance our global exposure.

FINANCIAL RESULTS

Net earnings for 1994 improved to $8.9 million, or $1.21 per share, making it our most profitable year since the company became public in 1989. Net earnings for 1993 were $2.5 million, or $.35 per share. This year's earnings were reduced by approximately $550,000 due to abnormal items.

Net sales for 1994 were $153.3 million, up 24% from sales of $124.1 million in 1993. In North America, sales volume increased 16% due to strong industry markets and new product applications. European sales were up 42% as a result of both improving market strength and market share increases. This is particularly encouraging since previous licensing agreements have allowed Schwitzer to compete in European original equipment manufacturers (OEM) markets only since the mid- to late 1980's. South American customer sales increased 48% as a result of increased industry volume and market share gains. In addition, the Campinas, Brazil plant supplied a significant volume of processed parts for the North American and European sister divisions in support of their customers' requirements.

For the year, Schwitzer reduced total debt by $9.1 million to $22.5 million.
The debt-to-total-capitalization improved to 48% from 68%. Our previous process and facility improvement programs permitted us to realize an attractive return on investment exceeding 19% and a return on year-end shareholders' equity of 36%.

HIGHLIGHTS

During 1994, we sold the idle facility in Stratford, Canada. We also negotiated the prospective sale of the idle Rolla, Missouri facility. The sale is contingent upon the completion of certain environmental clean up requirements. Environmental cleanup at the site is expected to conclude during 1995 within the reserve provided. We expect the sale of the Rolla facility to be completed during the second quarter of 1995 and the proceeds of $2.3 million to be received. Our interest rate swap agreement expired during April, resulting in an after tax savings of $600,000 for the year.

Our new Gainsville, Georgia metal fan operation continued its progress during the year and reduced the start up costs significantly from the prior year. These costs were still higher than expected, but will be further reduced during 1995. The volume produced at this plan was at record levels, with customer service and product quality also improving.

Schwitzer's strong worldwide markets required significant production overtime and expedient methods for transportation and handling to support customers' demands. In spite of these higher cost factors, our gross margins improved strongly from the prior year.

During the year, we increased our capital spending programs to improve our production processes in order to achieve higher quality and productivity standards. In addition, we selectively expanded capacity for bottle-neck operations in all three countries. In order to preserve and effectively use capital expenditures, we have further developed the use of "cell partnerships." These entrepreneurial partnerships utilize the know-how and physical assets of our partners to increase capacity, improve customer service flexibility and reduce operating costs. These cell partnerships continue to be developed globally to take advantage of opportunities that exist.

Over the years, Schwitzer has implemented programs to build flexibility into its operations. We have organized our employee groups around product lines. This permits us to produce products to fit exact customer specifications. This product team approach encompasses all aspects of design, production, purchasing, quality control and inventory scheduling. Our leadership in technology and responsiveness is an important resource in our efforts to attract new customers and retain existing ones.

We have positioned our plant operations to support demand flow production systems. This allows Schwitzer to produce components based on actual customer orders rather than estimates, so that we stock fewer parts and reduce the cost of carrying extensive inventories. We have redefined our organizational structure to focus on products, as opposed to functions. All of these programs have enhanced our commitment in customer satisfaction and have helped us to reduce costs. They have also helped to free up working capital, provided significant improvements in cash flow, and ultimately improved return on equity.

Our selling, administrative and R&D expenses increased by $2.6 million in 1994. This increase supported the successful commercialization of new turbocharger and fan drive programs that will be completed during the first half of 1995, as well as one time administrative costs.

We are pleased with the market's response to our new "Hundred" Series turbochargers.

U.S. Heavy Truck Backlog Units (000's)
[BAR GRAPH]

U.S. Truck Tonnage Hauled (000's)
[BAR GRAPH]

These new turbos provide improved durability and engine application features.

Beyond making refinements of the standard fixed geometry turbocharger through component upgrades, we are developing various concepts for improving the match between turbocharger air delivery and engine air demand. Variable turbine and compressor geometry, reduced inertia rotors, and low-speed boost assist devices are among the next generation technology in development. The turbocharger may also be integrated into other engine control circuits, such as exhaust gas re-circulation systems. Our research and development programs are fully supportive of innovative new technologies for the future.

Our introduction of new cooling system products for light duty trucks was successfully commercialized and will continue to provide new opportunities. New products and product improvements will continue to receive a high priority as we pursue identified new areas of business opportunities. Tightly focused acquisitions will be considered to achieve product expansions.

Schwitzer is pleased to continue the racing and engineering tradition of Louis Schwitzer by co-sponsoring the 28th annual Louis Schwitzer Award. Named after the dynamic automotive pioneer, the 1994 Louis Schwitzer Award was presented to Mario Illien of Ilmor Engineering Ltd. for his design of the Mercedes-Benz 500 I engine. The award, which recognizes excellence and innovation in race car design and development, applauds Illien and Ilmor's initiative in taking advantage of USAC rule 1107 and going against the grain by producing a pushrod engine for the 1994 Indianapolis 500. The award committee also applauds Ilmore Engineering for taking this Mercedes pushrod engine project from an idea to a running engine in 26 weeks.

NEW MARKET DEMANDS

We are accelerating our efforts to enter new vehicle segments in existing markets, as well as making entries into new markets. The total light truck market is the fastest growing vehicle market in the U.S. and offers significant future opportunities for our products. These new areas should serve to soften the impact of future industry cycles.

We are pleased that the continuing improvements in our operations and cash flow have permitted us the financial strength to simultaneously reduce our debt while investing in new manufacturing processes and marketing opportunities. These investments support our commitment to maintain world class manufacturer standards.

Improving economies in our primary markets will benefit Schwitzer. Economic trends in emerging markets also represent significant opportunity for future growth. As less developed nations begin to enter the global market, they will require our customers' equipment to support their programs. The rebuilding of the world's infrastructure will require all types of vehicles and construction equipment that utilize our components.

Increasing environmental standards for emissions and noise throughout the world's markets demand improved engine performance and more complex components to serve engine manufacturers' requirements. In addition, the vehicle requirements for improved fuel economy and life of product further elevate the importance of product technology for both engines and their components. All of Schwitzer's products support these goals.

On February 25, 1995, Schwitzer, Inc. entered into a definitive agreement to merge with a wholly-owned subsidiary of Kuhlman Corporation as approved by the Board of Directors of both companies. The shareholders of Kuhlman and Schwitzer are being asked to approve the merger at their annual shareholders' meetings this year. Kuhlman is a 100 year old NYSE manufacturing company for distribution, power and instrument transformers; electrical and electronic wire and cable products; and spring products with 1994 sales volume of $243 million. The agreement calls for Schwitzer shareholders to receive 0.9615 share of Kuhlman stock for each share of Schwitzer. The day prior to the announcement Kuhlman shares closed at $13.125 and Schwitzer shares closed at $9.75. We are pleased that this merger will increase our business strengths while retaining the autonomy for the continuous improvement programs that have been our hallmark.

We are pleased with the progress that we have made in the past year and are optimistic about further prospects. Our efforts to meet world class manufacturer status have strengthened our ability to compete and gain market share, while providing the flexibility to respond to the changing global marketplace. We remain excited about Schwitzer's future and its potential to increase value for our shareholders, customers, and our dedicated employees worldwide. Our near term orders remain strong and we expect to continue our progress in 1995. Thank you for your support.


/s/ Gary G. Dillon

Gary G. Dillon
Chairman, President and
Chief Executive Officer

Non-Passenger Diesel Production 1994E (000's)
[BAR GRAPH]

Non Passenger Diesel Engine Production Primary Markets (000's)
[BAR GRAPH]

                           WORLD CLASS CHARACTERISTICS


At Schwitzer we understand high standards. We recognize our customers' requirements and we continually strive to meet their expectations as a world class manufacturer. We believe that the success of our global marketing efforts will be based on how well we compete against this level of excellence.

Our focus on continuous improvement programs ensures that we are constantly reassessing our needs, resources and systems to find ways to better serve our customers. With these programs in place, we expect to maintain competitive products, improve productivity, reduce the time to service an order and design production systems that will accommodate greater production flexibility. These programs are designed to compete against the standards that are necessary to be a world class manufacturer.

Our customers face strong market pressure to maintain leadership through the release of technologically-advanced products. This has created the need for a closer working relationship between customer and supplier. In order to rapidly bring new products to the market, Schwitzer works closely with our customers to identify future product needs at an early stage. This concurrent engineering partnership approach between customer and supplier brings these new product concepts into the development phase in a shorter time and more effective manner.

Schwitzer has introduced a number of new quality improvement programs to satisfy the strict quality demands that we have placed upon ourselves as a world class manufacturer. Our commitment to the progressive reduction of waste in all operational areas is being executed through the development of multi-functional teams working toward specific targets to continually improve the quality of our products received by our customers.

High accuracy delivery programs have become a feature of the industry we serve. Reducing inventories, while meeting the challenge of greater product range complexity in an environment of increasing demand fluctuations, has necessitated the use of electronic data transfer techniques. By utilizing these techniques, combined with a flexible manufacturing system, Schwitzer is making significant progress toward its goal of total on-time delivery.

Value is the key ingredient expected by all of our customers and is the leverage for achieving our market goals. We feel that value is the result of timely product development, defect-free products, on-time delivery, and a track record of improving costs to maintain competitive pricing. By utilizing effective and innovative designs that are functional, with sound manufacturability features, we can achieve the highest level of value. With the use of global purchasing practices, capable production processes, and a passion for eliminating waste at all levels, we can achieve the benchmark costs that represent real value to our customers.

The pivotal resource for attaining world class status is the dedicated people who determine the level and duration of a company's performance. Employee competence is dependent upon the appropriate work environment, solid preparation by each individual and team, positive attitudes, effective communications and a culture which emphasizes that a team win is a win for all. Schwitzer is very fortunate to have a global team of employees that is in tune with world class requirements.

Sustaining progress in a manufacturing environment requires both a real and perceived high level of disciplined operations. A disciplined environment is necessary for employees and customers to develop the confidence for world class achievements. Characteristics of a disciplined environment include orderly work areas with impeccable housekeeping traits, safe working conditions and habits, clearly identified materials and equipment, continuous flow production cells, low inventories and simplified visual control techniques.

WHAT CUSTOMERS EXPECT FROM A WORLD CLASS MANUFACTURER


TIMELY PRODUCT DEVELOPMENT              DEFECT-FREE PRODUCT                     ON-TIME DELIVERY
- - Clarity of Customer Needs             - 100% Conformance Specifications       - Product Mix Availability
- - Multiple Solution Concepts            - SPEC Compliance                       - Received on Time
- - Fast Prototypes and Samples           - Capable Processes                     - Planned Quantities
- - Concurrent Development Teams          - Complete Functionality                - Planned Logistics
- - Mutual Open Partnership Development   - No Packing or Cosmetic Flaws


A CRITICAL SEVENTH WORLD CLASS CHARACTERISTIC is to maintain the financial strength to support these business goals. Financial strength is required for timely product development programs, competitive employee systems and working capital requirements. Management must ensure that the appropriate scrutiny of investments and returns, coupled with zealous cost control, will provide the cash flow necessary to sustain stakeholder success.

GLOBAL OPPORTUNITIES

With our commitment to world class manufacturer standards, Schwitzer is well-positioned to serve the global marketplace in the future. Our aggressive pursuit of continuous improvements should support our ability to maintain attractive margins in this competitive industry.

Schwitzer is well-established in the developed markets of the world. Due to prior technical licensing agreements, Schwitzer was prevented from marketing its products to OE manufacturers outside the United States until the late 1980's. During this short period, Schwitzer's market share growth in these new markets has been impressive. This fact provides confidence that further new application areas and markets can be served successfully.

We have manufacturing facilities located in key locations in North America, Europe and South America that are supported by cooperative employee groups. There is, however, evidence of economic trends in emerging markets that point toward significant long-term growth opportunities for schwitzer and we stand ready to invest in those areas as required.

As in the U.S., the world's infrastructure is in a state of disrepair. The rebuilding of roads and bridges will require earth movers, bulldozers, heavy-duty trucks, dredging and other construction equipment. Most of this equipment contains industrial engines that utilize Schwitzer components.

Additionally, as less developed nations expand their presence in the global marketplace, they will require tractors, trucks and stationary industrial equipment to support their entry into the world's commodity and capital goods' markets. Over the next twenty years, Eastern Europe, Russia, Latin and Central America, India, and China are expected to dramatically increase their presence in the world's marketplace, contributing greatly to the supply of agricultural goods, raw materials and manufactured products. As these less developed nations enhance their commercial and social standing, they will need our customers' equipment for transportation, construction, agriculture and electrical power generation.

Our products are already flowing into these markets through our customers' engines or through after-market sales for our customers' engines produced locally. Our major customers are now established with manufacturing ventures in these markets to support this growing demand for technologically-advanced engines and vehicles. We fully recognize that local support in these areas is necessary to appropriately serve the needs of our customers. We are currently implementing strategic plans to provide that support and continue to grow our business.

Because Schwitzer is a small, focused organization, we are able to respond quickly, and in the most cost-effective manner possible, as these economic challenges unfold. This unique flexibility positions us well to prosper in this economic climate in the coming decades.

PRODUCT LINE

In each of our product areas, customer requirements and environmental factors have prompted development and manufacturing changes. Our customers are redesigning engines to achieve higher performance, lower costs and to meet stricter environmental requirements. Today's engines are running at progressively higher power densities. Engine manufacturers are using system enhance-

WHAT CUSTOMERS EXPECT FROM A WORLD CLASS MANUFACTURER


DECLINING COST PRIORITY                 EMPLOYEE COMPETENCE                     DISCIPLINED OPERATION
                                        - Well-Trained/Mentally Ready
                                        - Positive Self-Starting Attitude
                                        - Effective Communications
                                        - Actively Involved and Responsible
                                        - Team Player


                                 GLOBAL MARKETS


                                  [GLOBAL MAP]

KEY:

- --- Primary OE Markets

- --- Existing Aftermarkets

- --- Developing Markets



ment, vibration dampening, carburetion, electronics and other means to meet emissions standards, improve fuel economy and reduce noise. All of Schwitzer's products contribute to the environmental advantage of fuel efficiency.

TURBOCHARGERS use the energy present in engine exhaust to provide pressurized air to the engine, which increases power and reduces exhaust emissions. Our newest turbos, the "Hundred" Series, provide complete coverage for all the engines in our markets. These turbochargers, which incorporate improved mechanical and aerodynamic features, are designed to meet the stringent demands of the engine market. They are expected to play a significant role in helping to meet the increasingly stringent exhaust emissions legislation, and are designed to be a fundamental part of the air management system in our customers' engines.

FANS cool engines and protect them from overheating, while reducing noise and wear on other cooling system components. Schwitzer is a worldwide leader in fan design and manufacturing technology. We have developed lightweight fans made from nylon and plastic to accommodate today's smaller engines, which require increased air flow from engine fans.

                                  [GLOBAL MAP]

FAN DRIVES, which are designed to sense engine temperature, automatically engage and disengage engine cooling fans. This increases power while reducing fuel consumption and engine noise.

VIBRATION DAMPERS reduce engine vibrations, enhancing engine performance and durability while reducing noise. Schwitzer is recognized as a leader in the development and commercialization of vibration reduction products. Customers are looking for increased horsepower, which generates higher combustion pressures and produces more crankshaft vibrations. As engines become more powerful and are worked harder, Schwitzer utilizes its expertise to maintain expected engine life.

Schwitzer's expanded product lines and commitment to world class standards have positioned us well to benefit as economic conditions improve worldwide. Our focused organization and talented work force are essential in helping to expand our presence in existing markets and exploit opportunities in developing markets. We believe that these key factors will enable us to expand our market share in 1995 and the coming years.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION
                         SCHWITZER, INC. AND SUBSIDIARIES

THIS DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES.

RESULTS OF OPERATIONS

FISCAL 1994 COMPARED TO FISCAL 1993 Schwitzer, Inc. (the Company) reported net income of $8.9 million ($1.21 per share) for 1994, compared to $2.5 million ($.35 per share) in the prior year. Earnings improvement was largely the result of sales volume gains at all operating locations. Included in 1994 earnings are abnormal charges for environmental and idle facility costs at the Company's Rolla, Missouri plant and a reduction in a tax valuation allowance. These items are described in more detail in the analysis below.

Worldwide sales in 1994 were up 24 percent to $153.2 million from $124.1 million in 1993. Schwitzer's primary markets-trucks, construction equipment and agricultural machinery--gained strength as the Company's sales volume growth generally paralleled market improvements. Price increases were only a minor factor in the improvement in worldwide sales. Schwitzer's geographic segments--North America, Europe and Brazil--all experienced improved sales volumes in 1994. See Note 13 to the consolidated financial statements for a comparative table of sales and other financial data related to the Company's geographic segments.

Sales in North America increased 16 percent in 1994 primarily on the same customer base and applications as existed in 1993. Market conditions in North America continued their rebound from a low in 1992 as growth in U.S. truck, construction and agricultural markets expanded. Heavy duty truck production ended the year at an all time high. During June 1994, Caterpillar, the Company's largest customer, incurred a union strike at eight U.S. facilities. The strike continues with Caterpillar's management reporting no adverse impacts to meeting their production requirements. Shipments and orders in North America continue at a strong level in early 1995.

Sales volumes in Europe were up 42 percent in 1994. This increase is due to the continuing economic recovery in the United Kingdom and the emergence of economic recoveries in most other European countries. Further benefiting the European operation were new original equipment manufacturers (OEM) customer applications. Continued growth in the European truck market and OEM application gains are expected during 1995.

The Company's operation in Brazil reported a 48 percent increase in sales in 1994 as OEM and aftermarket truck production continued to expand from historically depressed levels. Although the Company continues to see strength in the Brazilian markets, it is uncertain whether volumes beyond the first quarter of 1995 will continue to increase over 1994 levels. During 1994, Brazil launched its seventh economic plan in seven years, the Plano Real. This plan has resulted in a more stable economic environment. However, the Brazilian economy continues to be affected by economic and political uncertainty.

Schwitzer's consolidated gross profit margin increased to 23.1 percent of sales in 1994 from 20.4 percent in 1993. Higher sales volumes led to better utilization of production capacity and improved gross margin percentages at all company facilities except Europe. In Europe, the gross margin percentage was slightly lower in 1994, primarily because of an increase in lower margin OEM sales, rather than aftermarket shipments, in the sales mix. The Company's gross profit margin percent would have been higher except for a $1.4 million environmental charge, additional reserves on idle facility valuations of $.7 million, and higher operating costs experienced to meet rapidly increasing customer demands. Further, the Company's Gainesville, Georgia metal fan operation experienced unfavorable operating variances to plant goals of $1.4 million. The Gainesville plant began operations in the third quarter of 1992 following a relocation of domestic metal fan production from Rolla, Missouri. The new plant experienced start-up problems that led to $5.0 million in variances during 1993. Management expects such variances to be minimal in 1995 as operations continue to improve.

The $1.4 million environmental charge was recorded against the Company's closed Rolla, Missouri facility in connection with the Company's voluntary remediation of certain environmental conditions at the site. The Company is discussing with the Missouri Department of Natural Resources a proposed work plan for the remediation of soils contaminated by chlorinated solvents at the facility. Management expects that the contract for sale of the Rolla facility will be completed during the second quarter of 1995.

The Company also recorded a charge on idle facilities of $.7 million during 1994. This charge was taken primarily against the closed plant in Rolla, Missouri. This asset held for sale, along with certain deferred relocation and restructuring costs, has a net carrying value of $2.2 million. The Company has a contract to sell this property and to recover the $2.2 million of net value. The Company completed the sale of its idle Canadian facility during the fourth quarter of 1994 .

Selling, administrative and research and development ("SAR") expenses increased by $2.6 million, or 17% in 1994. Higher research and development costs of $1.4 million were primarily due to greater research and development expenses for commercialization programs for new product introductions. It is expected that these expenses will continue during 1995, but at a reduced level. Further impacting SAR expenses were costs for severance pay of current and former company employees of $.6 million and inflationary cost increases on a worldwide level.

Net interest expense was reduced by $1.3 million in 1994 compared to 1993. Interest expense was primarily impacted by the conclusion of an interest rate swap agreement established in 1989, which fixed $22.0 million of principal at
10.3 percent. The expiration of this agreement in April 1994 favorably impacted interest expense by $1.0 million. Interest expense was further reduced by a reduction in borrowings from $31.6 million to $22.5 million by year end. These favorable borrowing reductions were partially offset by higher borrowing rates on the variable rate based loans. Management expects interest expense to decline during 1995 as anticipated cash flows are used to further reduce debt.

Net other expense decreased by $.4 million in 1994 mainly because of improved conditions in the hyperinflationary economic environment of Brazil. During the year, new government programs led to lower inflation which resulted in lower currency-related losses. The sensitivity of these net charges or credits to significantly fluctuating variables, such as local inflation and currency exchange rates, and the composition of the Brazilian subsidiary's balance sheet, cause frequent large variances in net other expense. Such currency-related adjustments primarily impact the reported results of operations of the Brazilian subsidiary, rather than the subsidiary's cash flows, which occur in Brazilian currencies.

On a consolidated basis, the provision for income taxes amounted to $3.8 million resulting in an effective income tax rate of 30 percent of pretax income. The effective rate was below the statutory rates of the tax jurisdictions in which Schwitzer operates. This was mainly because the Company recorded a credit of $.6 million against its U.S. income tax provision to reduce the valuation allowance against deferred tax assets. The Company's expected continued favorable operating performance reinforces management's judgment that, more likely than not, the Company's U.S. operations will be able to generate sufficient future taxable income to realize the net deferred tax assets.

FISCAL 1993 COMPARED TO FISCAL 1992 Consolidated net income was $2.5 million ($.35 per share) in 1993 compared to a loss of $1.4 million ($.19 per share) in 1992 before a charge of $9.9 million ($1.39 per share) for the cumulative effect of accounting changes described below. Included in the 1992 recorded loss were additional charges of $1.0 million ($.14 per share) after tax for a restructuring program and $.9 million ($.13 per share) for federal and foreign taxes on subsidiary dividends. Earnings were $.6 million ($.08 per share) in 1992 before these three charges.

The Company adopted two new accounting standards in 1992. These were Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and SFAS No. 109, "Accounting for Income Taxes." The key provisions of these standards are described in Notes 10 and 11 to the consolidated financial statements. The adoption of these standards resulted in an after-tax charge of $9.9 million to recognize the standards' cumulative effect on prior years' earnings.

Consolidated net sales of $124.1 million in 1993 were up 13 percent from $109.7 million reported for 1992. The company could have reported an 18 percent increase in sales to approximately $129.0 million were it not for a reduction in sales reported by Schwitzer's European subsidiary in the United Kingdom, caused solely by exchange rate fluctuations. Sales in North America, up 21 percent, were much improved over 1992 due to growth in U.S. truck production. The European operation posted a 5 percent increase in sales in 1993. Although recessionary conditions prevailed throughout the year in most of the economies served by the European operation, the Company realized volume gains from new OEM customer applications. Sales reported by Schwitzer's operation in Brazil were up 33 percent in 1993 as OEM truck production rebounded from historically depressed levels.

Schwitzer's consolidated gross profit margin decreased slightly to 20.4 percent of net sales in 1993 from 20.6 percent in 1992. Higher sales volumes led to better utilization of production capacity and improved gross margin percentages at the Company's facilities in Asheville, North Carolina and Brazil. In Europe, however, gross margin percentage was reduced in 1993 primarily by an increase in OEM shipments, rather than higher-margin aftermarket shipments, in the sales mix. Further, the overall favorable impact of higher sales on gross margin percentage was largely offset by $5.0 million in higher operating and shipping cost variances at the Company's new Gainesville, Georgia facility. Gross margin percentage was also reduced in 1993 by a charge of $1.0 million taken against nonproductive assets of former manufacturing operations. Unfavorably impacting 1992 gross margin was a $1.65 million restructuring program to reduce operating costs and invested capital in the Company's worldwide facilities.

SAR expenses were essentially flat compared to 1992, after taking into account the weaker British pound in 1993.

Net interest expense was also flat compared to 1992. The favorable effects of slightly lower borrowings in 1993 were offset by lower interest rates on temporary cash investments.

Net other expense increased by $.7 million in 1993 mainly because the hyperinflationary conditions that prevailed in Brazil during 1993 produced greater currency-related losses than the Company was able to recover in the marketplace.

The Company's consolidated provision for income taxes was an effective rate of 28 percent of pretax income in 1993. The 1993 rate was favorably impacted by the Company recording a credit of $.5 million against its U.S. income tax provision to reduce the valuation allowance against deferred tax assets. In 1992, the Company recorded a consolidated tax provision of $.9 million even though a pretax loss was incurred. This unusual relationship was caused by a provision of $.9 million for federal and foreign taxes associated with subsidiary dividends and non-tax deductibility of certain hyperinflationary impacts in Brazil.

LIQUIDITY AND CAPITAL RESOURCES
At the end of both 1994 and 1993, Schwitzer had a consolidated cash balance of $2.4 million. Additional borrowing capacity of $12.1 million was available at year end 1994 while $7.6 million of additional borrowing capacity was available at year end 1993. Working capital amounted to $21.5 million and the current ratio was 1.8 at year end 1994, which was similar to the $20.9 million and 1.9 ratio at the beginning of the year. During the second quarter of 1994, the Company's domestic revolving credit agreement was amended from $20 million to a commitment level of $17 million. The agreement was further amended to extend the termination date until March 1998.

Cash balances remained relatively constant during the year as net cash provided by operating activities was used principally to reduce debt and invest in equipment. Net income plus depreciation, amortization and deferred income taxes of $13.7 million in 1994 increased $5.1 million from the prior year's $8.6 million. Including the impact of changes in foreign exchange rates, trade accounts receivable increased $1.7 million while accounts payable increased $2.7 million, which netted a positive $1.0 million in cash flows. Both of these items increased primarily due to the greater volume of business generated during 1994. Increases in inventories of $.7 million (4%) were not as significant as the increases experienced in sales volume due to improved inventory management. Other current assets (exclusive of deferred income taxes) increased by $1.2 million due largely to an increase in value added tax receivable in the United Kingdom and a note receivable due on the facility sold in Canada. Accrued expenses and postretirement benefits increased primarily due to an environmental reserve of $1.2 million and an increase in accrued income taxes of $1.1 million.

Net capital expenditures amounted to $5.8 million in 1994 and primarily represented purchases of machinery and equipment necessary to support new applications, facilitate improvements in product quality, and increase capacity. Production capacity was further increased as the Company outsourced certain manufacturing processes to third parties. Capital expenditures of $6.0-$7.0 million are planned for 1995. The Company entered into operating leases for an additional $.8 million of equipment in 1994 and a similar level is expected in 1995.

The Company's U.S. operation reduced its revolving credit loan amount outstanding by $7.5 million during 1994. It also paid off an Industrial Revenue Bond in the amount of $1.0 million. Schwitzer's United Kingdom operation made a required $.6 million loan repayment. Primarily as a result of improved profitability, the Company's ratio of debt to total capitalization (debt plus equity) improved to 48 percent at the end of 1994 from 68 percent at the end of 1993.

Schwitzer's cash management and capital decision priorities are primarily applied on a worldwide basis so as to make the most effective use of consolidated resources. Cash flows generated by each operating unit generally fund local working capital, capital expenditures and debt service requirements, but intercompany transfers have been made when deemed appropriate by management. Legal and contractual factors do not materially affect the Company's ability to deploy its worldwide resources effectively.

Management anticipates that operating cash flows will remain strong in 1995 while additional investment in working capital should be minimal. These factors should also allow the Company to repay additional debt and further strengthen its balance sheet.

SUBSEQUENT EVENT:

On February 25, 1995, the Company and Kuhlman Corporation (Kuhlman), a publicly-held company traded on The New York Stock Exchange, jointly announced that they have signed a definitive agreement to merge the Company with a wholly-owned subsidiary of Kuhlman. Kuhlman is a holding company involved in the manufacturing of electrical and electronic wire and cable products; distribution, power and instrument transformers; and spring products. In the transaction, shares of the Company's common stock will be converted into shares of Kuhlman common stock using an exchange ratio of 0.9615 share of Kuhlman for each share of the Company. The merger is subject to certain closing conditions, including the approval of the shareholders of both companies. It is anticipated that the transaction will be consummated in the second quarter of 1995, following approval by shareholders of both companies at the companies' respective annual meetings of shareholders. Both meetings are currently scheduled to be held on May 31, 1995.

                           CONSOLIDATED BALANCE SHEETS
                       JANUARY 1, 1995 AND JANUARY 2, 1994
                                                SCHWITZER, INC. AND SUBSIDIARIES

(in thousands of dollars, except per share amount)                          1994           1993
- -----------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and temporary cash investments                                    $ 2,414        $ 2,439
  Trade accounts receivable, net of reserves of $627 and $546             23,888         21,904
  Inventories                                                             19,646         18,715
  Other current assets                                                     3,962          1,970
- -----------------------------------------------------------------------------------------------
    Total current assets                                                  49,910         45,028
  Properties and equipment, net                                           30,301         29,291
  Other assets                                                             2,411          3,983
- -----------------------------------------------------------------------------------------------
    Total assets                                                         $82,622        $78,302
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current maturities of long-term debt               $   635        $ 1,095
  Accounts payable                                                        11,293          8,492
  Accrued income taxes                                                     1,676            571
  Accrued expenses                                                        14,774         14,010
- -----------------------------------------------------------------------------------------------
    Total current liabilities                                             28,378         24,168
Long-term debt                                                            21,910         30,466
Accrued postretirement benefits other than pensions                        6,757          7,583
Deferred income taxes                                                      1,033          1,389
- -----------------------------------------------------------------------------------------------
    Total liabilities                                                     58,078         63,606
- -----------------------------------------------------------------------------------------------
Shareholders' equity:
  Common stock, $.10 par value, 50,000,000 shares
    authorized; 7,231,866 and 7,167,192 shares outstanding                   723            717
  Paid-in capital                                                         19,062         18,695
  Deferred compensation                                                      (37)           (36)
  Retained earnings (accumulated deficit)                                  6,609         (2,321)
  Foreign currency translation adjustments                                (1,813)        (2,359)
- -----------------------------------------------------------------------------------------------
    Total shareholders' equity                                            24,544         14,696
- -----------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity                           $82,622        $78,302
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE BALANCE SHEETS.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE FISCAL YEARS ENDED
              JANUARY 1, 1995,  JANUARY 2, 1994 AND JANUARY 3, 1993
                                                SCHWITZER, INC. AND SUBSIDIARIES

(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)          1994           1993           1992
- -----------------------------------------------------------------------------------------------
Net sales                                                $153,271       $124,124       $109,692
Cost of sales                                             117,869         98,773         87,078
- -----------------------------------------------------------------------------------------------
    Gross profit                                           35,402         25,351         22,614
Selling, administrative and research and development
  expenses                                                 18,383         15,773         16,073
Restructuring charge                                           --             --          1,650
- -----------------------------------------------------------------------------------------------
    Income from operations                                 17,019          9,578          4,891
Interest expense, net                                       2,918          4,211          4,251
Other expense, net                                          1,421          1,832          1,127
- -----------------------------------------------------------------------------------------------
    Income (loss) before income taxes                      12,680          3,535           (487)
Income taxes                                                3,750          1,005            873
- -----------------------------------------------------------------------------------------------
    Income (loss) before cumulative effect of
      accounting changes                                    8,930          2,530         (1,360)
Cumulative effect of changes in accounting for
  postretirement benefits other than pensions
  and income taxes                                             --             --         (9,910)
- -----------------------------------------------------------------------------------------------
Net income (loss)                                        $  8,930       $  2,530       $(11,270)
- -----------------------------------------------------------------------------------------------
Net income (loss) per share:
    Income (loss) before cumulative effect of
      accounting changes                                 $   1.21       $    .35       $  (0.19)
    Cumulative effect of accounting changes                    --             --          (1.39)
- -----------------------------------------------------------------------------------------------
Net income (loss)                                        $   1.21       $    .35       $  (1.58)
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                          FOR THE FISCAL YEARS ENDED
            JANUARY 1, 1995, JANUARY 2, 1994 AND JANUARY 3, 1993
                                                SCHWITZER, INC. AND SUBSIDIARIES

                                                                                              Retained     Foreign
                                                    Common Stock                              Earnings     Currency       Total
(IN THOUSANDS OF DOLLARS,                        -------------------  Paid-in   Deferred   (Accumulated  Translation  Shareholders'
EXCEPT SHARE AMOUNTS)                             Shares      Amount  Capital Compensation    Deficit)   Adjustments      Equity
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, December 29, 1991                       7,126,775     $713   $17,621     $ (91)      $  6,419     $   459       $ 25,121
  Net loss                                              --       --        --        --        (11,270)         --        (11,270)
  Foreign currency translation adjustments              --       --        --        --             --      (2,528)        (2,528)
  Common stock award                                11,661        1       101      (102)            --          --             --
  Exercise of stock options                         13,475        1        68        --             --          --             69
  Issuance of warrants                                  --       --       810        --             --          --            810
  Amortization of deferred compensation                 --       --        --       151             --          --            151
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, January 3, 1993                         7,151,911      715    18,600       (42)        (4,851)     (2,069)        12,353
  Net income                                            --       --        --        --          2,530          --          2,530
  Foreign currency translation adjustments              --       --        --        --             --        (290)          (290)
  Common stock award                                12,981        2        84       (86)            --          --             --
  Exercise of stock options                          2,300       --        11        --             --          --             11
  Amortization of deferred compensation                 --       --        --        92             --          --             92
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, January 2, 1994                         7,167,192      717    18,695       (36)        (2,321)     (2,359)        14,696
  Net income                                            --       --        --        --          8,930          --          8,930
  Foreign currency translation adjustments              --       --        --        --             --         546            546
  Common stock award                                12,949        1       105      (106)            --          --             --
  Exercise of stock options                         51,725        5       262        --             --          --            267
  Amortization of deferred compensation                 --       --        --       105             --          --            105
- -----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1995                         7,231,866     $723   $19,062     $ (37)      $  6,609     $(1,813)      $ 24,544
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE FISCAL YEARS ENDED
             JANUARY 1, 1995,  JANUARY 2, 1994 AND JANUARY 3, 1993
                                                SCHWITZER, INC. AND SUBSIDIARIES

(IN THOUSANDS OF DOLLARS)                                    1994           1993           1992
- -----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                      $  8,930        $ 2,530       $(11,270)
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities--
    Cumulative effect of accounting changes                    --             --          9,910
    Depreciation and amortization                           5,632          5,834          6,222
    Provision (benefit) for deferred income taxes            (891)           240           (119)
    Restructuring charge                                       --             --          1,650
    Changes in assets and liabilities:
      Trade accounts receivable                            (1,684)        (5,383)        (1,482)
      Inventories                                            (753)          (958)         1,791
      Other current assets                                 (1,193)           485            (10)
      Accounts payable                                      2,664            929            844
      Accrued expenses and postretirement benefits          1,705           (296)        (1,407)
      Net assets held for sale and deferred and
        accrued relocation and restructuring costs            467            706         (5,055)
      Other, net                                             (254)            63           (919)
- -----------------------------------------------------------------------------------------------
        Net cash provided by operating activities          14,623          4,150            155
- -----------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in properties and equipment                   (6,029)        (3,297)        (3,712)
  Proceeds from dispositions of properties and equipment      246             17            342
- -----------------------------------------------------------------------------------------------
        Net cash used in investing activities              (5,783)        (3,280)        (3,370)
- -----------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt                    (11,047)        (2,567)       (34,086)
  Proceeds from issuance of long-term debt, net             2,367          1,000         28,690
  Proceeds from issuance of common stock warrants              --              -            810
  Proceeds from exercise of stock options                     267             11             69
  Increase (decrease) in short-term debt, net                (494)           342             22
- -----------------------------------------------------------------------------------------------
        Net cash used in financing activities              (8,907)        (1,214)        (4,495)
- -----------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and
  temporary cash investments                                   42              4            (53)
- -----------------------------------------------------------------------------------------------
Net decrease in cash and temporary cash investments           (25)          (340)        (7,763)
Cash and temporary cash investments, beginning of year      2,439          2,779         10,542
- -----------------------------------------------------------------------------------------------
Cash and temporary cash investments, end of year          $ 2,414         $2,439       $  2,779
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow information--
  Cash paid during the year for:
  Interest                                                $ 3,342         $4,215       $  4,265
  Income taxes                                              3,725            612          1,185
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 1, 1995, JANUARY 2, 1994 AND JANUARY 3, 1993
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
                                                Schwitzer, Inc. and Subsidiaries

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF CONSOLIDATION Schwitzer, Inc. (the Company) is a Delaware corporation organized in 1989 in connection with the distribution of the Company's common stock (the Distribution) by Household International, Inc. (Household). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Schwitzer U.S. Inc.; Schwitzer Manufacturing Canada Inc.; Schwitzer (Europe) Holdings Limited; and Lacom Schwitzer Equipamentos, Ltda. All significant intercompany accounts and transactions have been eliminated.

FISCAL YEAR  The Company's fiscal year ends on the Sunday closest to December
31. Fiscal years 1994 and 1993 included 52 weeks, and fiscal year 1992 included 53 weeks.

TEMPORARY CASH INVESTMENTS For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be temporary cash investments.

INVENTORIES Inventories are stated at the lower of cost or market and include the appropriate elements of material, labor and manufacturing overhead expenses. Cost is determined using the last-in, first-out (LIFO) method for substantially all domestic inventories and the first-in, first-out (FIFO) method for foreign inventories.

PROPERTIES AND EQUIPMENT Properties and equipment are recorded at cost and depreciated over their estimated useful lives, ranging from 3 to 40 years, using principally the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes.

REVENUE RECOGNITION Sales are generally recorded by the Company when products are shipped to customers. The Company provides for anticipated costs of product warranty and returns at the time of the sale of the products.

RESEARCH AND DEVELOPMENT COSTS Research and development costs related to both present and future products are expensed as incurred. Total research and development expenditures for fiscal years 1994, 1993 and 1992 were $7,325, $5,891 and $6,982, respectively.

FOREIGN CURRENCY TRANSLATION The Company has foreign subsidiaries located in the United Kingdom (U.K.), Canada and Brazil. Financial data of the U.K. and Canadian subsidiaries are translated into U.S. dollars at current exchange rates and translation adjustments are accumulated as a separate component of shareholders' equity. Foreign currency transaction gains and losses of the U.K. and Canadian subsidiaries are credited or charged to income as they occur.

The Brazilian subsidiary operates in a hyperinflationary economy. Accordingly, financial data stated in Brazilian currencies are remeasured into U.S. dollars at both current (monetary items) and approximate historical (nonmonetary items) exchange rates and the resulting adjustments are charged or credited to income. Transaction adjustments included in other expense, net, on the consolidated statements of operations were $847 loss in fiscal 1994, $1,040 loss in fiscal 1993 and $88 income in fiscal 1992. The transaction adjustments for 1994, 1993 and 1992 are stated net of imputed interest income (expense) of $(589), $749 and $4,271, respectively, realized on net monetary assets and liabilities.

INCOME TAXES In 1992, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the estimated future tax effects of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Federal and state income taxes are not provided on undistributed earnings of foreign subsidiaries that have been or are intended to be reinvested indefinitely. Based upon current tax rates and the level of undistributed earnings of the foreign subsidiaries, it is anticipated that no significant net additional taxes would be incurred if the accumulated earnings at January 1, 1995 were distributed.

NET INCOME (LOSS) PER SHARE Net income (loss) per share amounts were determined based on the weighted average number of common and common equivalent shares outstanding. Common equivalent shares were determined under the treasury stock method and had no material effect on the per share amounts in 1994, 1993 or 1992. The weighted average numbers of common and common equivalent shares outstanding were as follows:

                                               1994        1993        1992
- ---------------------------------------------------------------------------
Primary                                   7,354,247   7,243,543   7,140,081
Fully diluted                             7,403,708   7,250,195   7,140,081
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

NOTE 2.  INVENTORIES:

Inventories at January 1, 1995 and January 2, 1994 consisted of the following:

                                                           1994        1993
- ---------------------------------------------------------------------------
Finished goods                                          $ 6,323     $ 4,965
Work in process                                           5,390       5,974
Raw materials                                             7,933       7,776
- ---------------------------------------------------------------------------
     Total inventories                                  $19,646     $18,715
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

The LIFO inventory values approximate the respective FIFO values.

NOTE 3.  PROPERTIES AND EQUIPMENT:

Properties and equipment, net, at January 1, 1995 and January 2, 1994 consisted of the following:

                                                           1994        1993
- ---------------------------------------------------------------------------
Land                                                   $  1,315    $  1,307
Buildings and leasehold improvements                     13,865      13,577
Machinery, fixtures and equipment                        68,845      64,016
Construction in progress                                  1,061         909
Accumulated depreciation and amortization               (54,785)    (50,518)
- ---------------------------------------------------------------------------
     Properties and equipment, net                     $ 30,301    $ 29,291
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

NOTE 4.  OTHER ASSETS:

Other assets at January 1, 1995 and January 2, 1994 consisted of the following:

                                                           1994        1993
- ---------------------------------------------------------------------------
Net assets held for sale and deferred relocation and
  restructuring costs                                    $2,126      $3,336
Deferred income taxes                                        --         307
Other                                                       285         340
- ---------------------------------------------------------------------------
     Total other assets                                  $2,411      $3,983
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

The net assets held for sale and deferred relocation and restructuring costs are expected to be recovered upon the sale of a former manufacturing facility.

During 1994, the Company sold a former manufacturing facility. Proceeds from the sale of this facility included a note receivable for $448, which is included in other current assets on the January 1, 1995 consolidated balance sheet.

NOTE 5.  ACCRUED EXPENSES:

Accrued expenses at January 1, 1995 and January 2, 1994 consisted of the following:

                                                           1994        1993
- ---------------------------------------------------------------------------
Payroll and benefits accruals                           $ 7,970     $ 6,573
Warranty and other sales accruals                         2,428       3,289
Environmental reserve (see Note 14)                       1,229          --
Relocation and restructuring accruals                       178         921
Other                                                     2,969       3,227
- ---------------------------------------------------------------------------
     Total accrued expenses                             $14,774     $14,010
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

NOTE 6.  DEBT:

Debt outstanding at January 1, 1995 and January 2, 1994 was as follows:

                                                           1994        1993
- ---------------------------------------------------------------------------
Fixed rate notes payable to an institutional
   lender, maturing 1998 to 2002                        $14,407     $14,326
Variable rate revolving credit notes payable
   to banks, maturing in 1998                             6,000      13,500
Variable rate loan facility payable to bank,
   denominated in Sterling, maturing 1995 to 1997         1,718       2,188
Other                                                       420       1,547
- ---------------------------------------------------------------------------
                                                         22,545      31,561
Less-Short-term debt and current maturities
   of long-term debt                                       (635)     (1,095)
- ---------------------------------------------------------------------------
     Total long-term debt                               $21,910     $30,466
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

Long-term debt maturities in each of the next five fiscal years are as follows:
1995-$635; 1996-$686; 1997-$663; 1998-$9,092 and 1999-$3,061.

The fixed rate notes are due in equal annual installments of $3,000 in 1998 through 2002 and bear interest at an annual rate of 10.21% payable semiannually on $15,000 of principal at par. These notes are accompanied by detachable warrants that give the holders the right to purchase with cash, or through surrender of the notes at par, 500,000 shares, in the aggregate, of the Company's common stock at an exercise price of $8 per share. The total consideration of $15,000 received on the notes and warrants was allocated $14,190 to the notes, recorded as long-term debt, and $810 to the warrants, recorded as paid-in capital. The exercise price and number of common shares are subject to adjustment should the Company (1) issue additional shares of common stock at a share price below the then current warrant exercise price or common stock market price, (2) issue warrants, options or other rights for such a common stock issuance, or (3) otherwise change the equity interest of the warrants. The Company has the right, under certain circumstances, to repurchase the warrants, which expire on April 15, 2002.

Interest on the revolving credit notes is payable quarterly at the Company's option of either the prime lending rate of one of the bank lenders (8.25% at January 1, 1995) or the London Interbank Offered Rate (LIBOR) (6.0% at January 1, 1995) less a margin of 0% to 0.25% on prime loans or plus a margin of 1.25% to 1.50% on LIBOR loans. The Company can increase or decrease its revolving credit borrowings at any time, but such borrowings are limited to the lesser of a borrowing base or the revolving credit commitment. The borrowing base is calculated monthly based on specified percentages of the Company's domestic accounts receivable and inventories and the amount exceeded $17,000 at January 1, 1995. The revolving credit commitment amount is $17,000 until March 1998, when the revolving credit commitment expires. The Company was a party to an interest rate swap agreement with a bank that expired in April 1994 pursuant to which the Company paid interest or received interest payments for the difference between a fixed rate of 10.29% and LIBOR on $22,000 of principal.

The note and bank credit agreements include cross-default provisions and various financial covenants, including certain restrictions on the payment of cash dividends and certain other items. The Company must maintain certain levels of consolidated adjusted tangible net worth and cannot declare dividends that exceed, on a cumulative basis, proceeds from any sales of common stock plus 40% of cumulative consolidated net income, as defined, earned after December 29, 1991. As of January 1, 1995, the amount of shareholders' equity available for payment of dividends is limited to approximately $4,300.

Interest on the loan facility is payable quarterly at variable rates (8.0% at January 1, 1995). This variable rate facility also contains certain financial covenants, including minimum tangible net worth requirements of the U.K. subsidiary.

The Company also has a $1,100 bank line of credit available through May 1995. The terms of the line of credit are essentially the same as those of the variable rate loan facility. During 1994 and 1993, borrowings under the line of credit were insignificant.

The Company has a standby letter of credit to an insurance company in the amount of $500 issued July 18, 1994 and expiring June 30, 1995. No amounts are outstanding on the letter of credit at January 1, 1995.

Total interest expense was $3,040 in 1994, $4,305 in 1993 and $4,405 in 1992.

NOTE 7.  OPERATING LEASES:

The Company leases certain of its buildings, machinery and equipment for periods of up to 8 years with various renewal options. Rental expense under operating leases was $1,071 in 1994, $963 in 1993 and $901 in 1992. Future minimum lease commitments under operating leases are as follows: $955 in 1995; $866 in 1996; $834 in 1997; $801 in 1998 ; $725 in 1999 and $735 thereafter.

NOTE 8.  CAPITAL STOCK:

The Company's Long-term Executive Incentive Compensation Plan (the Plan) empowers the Company's Compensation Committee of the Board of Directors (the Committee) to grant stock options at the discretion of the Committee. A maximum of 650,000 shares of common stock may be issued under the Plan. Such shares may consist of previously unissued shares or shares held in treasury. The Plan provides that options may be granted at 100% of the fair market value of the shares on the date of grant. A summary of the option transactions for the years ended January 1, 1995, January 2, 1994 and January 3, 1993 follows:

                                                   Shares      Price Ranges
- ---------------------------------------------------------------------------
Options outstanding at December 29, 1991
  (88,347 shares exercisable)                     433,092     4.63 to 15.13
    Granted                                        61,500              7.75
    Exercised                                     (13,475)     4.63 to 5.50
    Canceled                                      (12,900)    4.63 to 15.13
- ---------------------------------------------------------------------------
Options outstanding at January 3, 1993
  (179,404 shares exercisable)                    468,217     4.63 to 15.13
    Granted                                        73,000              6.75
    Exercised                                      (2,300)             4.63
    Canceled                                      (18,200)     4.63 to 7.75
- ---------------------------------------------------------------------------
Options outstanding at January 2, 1994
  (261,306 shares exercisable)                    520,717     4.63 to 15.13
    Granted                                        41,000              9.38
    Exercised                                     (51,725)     4.63 to 7.75
    Canceled                                      (22,000)     4.63 to 9.38
- ---------------------------------------------------------------------------
Options outstanding at January 1, 1995
  (344,617 shares exercisable)                    487,992     4.63 to 15.13
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

During 1994, 1993 and 1992, 12,949, 12,981 and 11,661 shares, respectively, were issued to the nonemployee members of the Board of Directors for services to be performed. These shares were recorded as deferred compensation at their fair market values on the date of grant of $106 in 1994, $86 in 1993 and $102 in 1992. These amounts were recorded as compensation expense over the respective 12-month periods on a straight-line basis. The Company also previously granted restricted shares of common stock to a key officer, which vested ratably over certain periods through 1992. Compensation expense in connection with the shares issued to the nonemployee Board members and the key officer was $105, $92 and $151 during 1994, 1993 and 1992, respectively.

The Company has 10,000,000 shares of $1 par value preferred stock authorized, of which none are issued or outstanding.

The Company has issued one common stock purchase right for each share of common stock. Each right entitles the holder to purchase one share of the Company's common stock at $56, subject to adjustment (the Purchase Price). In the event of an acquisition by a party of a beneficial interest of at least 20% of the Company's common stock, each right would entitle the rightholder to receive, upon exercise, common stock of the Company having a value of two times the Purchase Price. In addition, upon merger or other business combination, each right would entitle the rightholder to exercise the right and receive shares of an acquiring company having a market value of twice the Purchase Price of the right. The rights will not become exercisable, however, if the party crossing the 20% threshold does so through an all-cash tender offer in which the party becomes beneficial owner of at least 80% of the Company's outstanding common stock. The rights, which cannot vote, expire on May 1, 1999 and may be redeemed by the Company at a price of $.01 per right any time prior to the acquisition by a party of beneficial ownership of 20% of the outstanding shares.

NOTE 9.  EMPLOYEE RETIREMENT PLANS:

Substantially all employees of the Company participate in noncontributory defined benefit pension plans. Employee retirement benefits are a function of the years of service and compensation for a specified period of time before retirement. The Company's current funding policy is to contribute annually amounts sufficient to comply with regulatory requirements. Plan assets consist substantially of investments in pooled funds, comprised primarily of equity securities, and investments in collective short-term investment funds.

The following table sets forth the funded status of the defined benefit plans, including the unfunded supplemental plan, and amounts recognized in the Company's consolidated balance sheets at January 1, 1995 and January 2, 1994.

                                      1994                    1993
                            ----------------------- -----------------------
                              Assets    Accumulated   Assets    Accumulated
                              Exceed      Benefits    Exceed      Benefits
                            Accumulated    Exceed   Accumulated    Exceed
                              Benefits     Assets     Benefits     Assets
- ---------------------------------------------------------------------------
Actuarial present value of
benefit obligations-
  Vested benefits               $(1,652)    $(2,150)    $(1,267)    $(1,799)
  Nonvested benefits               (185)       (909)       (142)       (648)
- ---------------------------------------------------------------------------
Accumulated benefit
  obligations                    (1,837)     (3,059)     (1,409)     (2,447)
Effect of projected future
  compensation levels            (2,692)     (1,844)     (2,066)     (2,032)
- ---------------------------------------------------------------------------
Projected benefit
  obligations                    (4,529)     (4,903)     (3,475)     (4,479)
Plans' assets at fair
  market value                    4,169       2,439       3,648       2,015
- ---------------------------------------------------------------------------
Plans' assets in excess of
  (less than) projected
  benefit obligations           $  (360)    $(2,464)    $   173     $(2,464)
- ---------------------------------------------------------------------------
Prior service cost not yet
  recognized in net
  periodic pension cost        $     --     $  (710)    $    --     $  (751)
Unrecognized transition
  obligation                       (395)         --        (411)         --
Unrecognized net gain (loss)       (364)       (865)        309      (1,162)
Unfunded prepaid
  (accrued) pension cost            399        (889)        275        (551)
- ---------------------------------------------------------------------------
     Total                      $  (360)    $(2,464)    $   173     $(2,464)
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

The components of net periodic pension cost and the significant assumptions of defined benefit plans consisted of the following:

                                                           1994        1993
- ---------------------------------------------------------------------------
Service costs (benefits earned during the year)          $  956       $ 761
Interest cost on projected benefit obligations              625         513
Actual return on assets                                      98        (619)
Net amortization and deferral                              (443)        321
- ---------------------------------------------------------------------------
     Net periodic pension cost                           $1,236       $ 976

- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

                                                           1994        1993
- ---------------------------------------------------------------------------
Discount rate                                         7.5%-8.0%   7.5%-8.5%
Expected long-term rate of return on assets               8%-9%          9%
Salary increase assumption                                   5%       5%-6%
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

In addition, certain of the Company's employees participate in defined contribution plans in which each participant's contribution is matched in whole or part by the Company up to a maximum of 6% of the participant's compensation. To date, the Company has matched 25% or 50% of participant contributions, depending on the plan, up to a maximum of 3% of a participant's compensation. Costs incurred under the Company's defined contribution plans, including the supplemental plan, were $239 in 1994, $270 in 1993 and $236 in 1992.

NOTE 10.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

The Company provides certain health care and life insurance benefits to qualifying domestic retirees. These benefits are available to qualifying retirees if they reach normal retirement age while working for the Company. Employees hired on or after January 1, 1992 are not eligible to receive postretirement health care or life insurance benefits.

In 1992, the Company adopted SFAS No. 106, which requires that the expected cost of these benefits be charged to expense during the years that the employees render service. The Company recorded the transition obligation at the beginning of fiscal year 1992 of $7,643 ($1.07 per share), net of taxes of $2,812, as the cumulative effect of an accounting change. Application of SFAS No. 106 during 1992 increased earnings before cumulative effect of accounting changes by $400 ($.06 per share). The expense recorded for these postretirement benefits of $825 in 1994, $896 in 1993 and $937 in 1992 is included in other expense, net, on the consolidated statements of operations.

The following table sets forth the amounts recognized in the Company's consolidated balance sheets at January 1, 1995 and January 2, 1994:

                                                           1994        1993
- ---------------------------------------------------------------------------
Actuarial present value of accumulated
  postretirement benefit obligation--
    Retirees                                            $10,102     $10,291
    Active employees-fully eligible                         229         167
    Active employees-not fully eligible                     476         420
- ---------------------------------------------------------------------------
Total accumulated postretirement
  benefit obligation                                     10,807      10,878
Unrecognized net loss                                    (2,180)     (1,425)
- ---------------------------------------------------------------------------
Accrued postretirement benefits (includes
  current portion of $1,870 at January 1,
  1995 and January 2, 1994)                             $ 8,627     $ 9,453
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

The net periodic postretirement benefit cost for 1994 and 1993, determined on the accrual basis, included the following components:

                                                           1994        1993
- ---------------------------------------------------------------------------
Service cost                                               $ 51        $ 75
Interest cost                                               746         821
Net deferral and amortization                                28          --
- ---------------------------------------------------------------------------
    Net periodic postretirement benefit cost               $825        $896
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

The Company's postretirement benefit plans are unfunded. In determining the actuarial present value of the accumulated postretirement benefit obligation at January 1, 1995, a weighted average discount rate of 8.0% was used (7.5% at January 2, 1994).

An 11% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1994; the rate was assumed to decrease 1% per year to 5.5% for 2000 and remain at that level thereafter. A 1% increase in the assumed annual health care trend rate would increase the accumulated postretirement benefit obligation as of January 1, 1995 by $822 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $80.

NOTE 11.  INCOME TAXES:

The Company adopted the provisions of SFAS No. 109 effective as of the beginning of 1992. A charge of $2,267 ($.32 per share) was recorded in the 1992 consolidated statement of operations for the cumulative effect of this change in accounting principle. Financial statements for years prior to 1992 were not restated. There was no significant net effect on 1992 pretax income resulting from the adoption of SFAS No. 109.

The provision for income taxes consisted of the following:

                                               1994        1993        1992
- ---------------------------------------------------------------------------
United States:
  Federal--
  Current                                    $2,582      $  199       $  25
  Deferred                                     (389)        248          72
- ---------------------------------------------------------------------------
    Total                                     2,193         447          97
- ---------------------------------------------------------------------------
  State--
  Current                                       309          --         (16)
  Deferred                                      (19)         33         (61)
- ---------------------------------------------------------------------------
    Total                                       290          33         (77)
- ---------------------------------------------------------------------------
Foreign:
  Current                                     1,750         566         983
  Deferred                                     (483)        (41)       (130)
- ---------------------------------------------------------------------------
    Total                                     1,267         525         853
- ---------------------------------------------------------------------------
      Provision for income taxes             $3,750      $1,005       $ 873
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

The provision (benefit) for deferred income taxes included the following:

                                               1994        1993        1992
- ---------------------------------------------------------------------------
Net operating loss carryforwards              $  67      $1,119     $(1,327)
Postretirement benefits other than pensions     309         323         238
Adjustment to valuation allowance              (577)       (511)         --
Relocation and restructuring costs              (10)       (275)      1,273
Depreciation                                   (356)       (259)       (172)
Alternative minimum taxes                       490         (68)         --
Purchase price premium in inventory             (83)          6        (447)
Environmental reserve                          (524)         --          --
Payroll related accruals                       (358)       (175)         76
Warranty and other sales accruals               322        (115)        (22)
Other, net                                     (171)        195         262
- ---------------------------------------------------------------------------
      Provision (benefit) for
        deferred income taxes                 $(891)     $  240     $  (119)
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

In accordance with SFAS No. 109, net deferred tax assets and liabilities related to different tax jurisdictions are not offset in the Company's consolidated balance sheets as of January 1, 1995 and January 2, 1994. The components of the net deferred tax assets and liabilities as of January 1, 1995 and January 2, 1994 were as follows:

                                                           1994        1993
- ---------------------------------------------------------------------------
Net deferred tax assets--
  Gross deferred tax assets:
    Postretirement benefits other than pensions          $3,203     $ 3,512
    Regular federal and state net operating
      loss carryforwards                                    141         170
    Warranty and other sales accruals                       873       1,195
    Payroll-related accruals                              1,206         848
    Environmental reserve                                   524          --
    Relocation and restructuring accruals                    76         345
    Alternative minimum tax credit carryforwards             --         490
    Other                                                   706         548
- ---------------------------------------------------------------------------
  Total gross deferred tax assets                         6,729       7,108
- ---------------------------------------------------------------------------
  Gross deferred tax liabilities:
    Property, plant and equipment                        (2,166)     (2,283)
    Purchase price premium in inventory                  (1,752)     (1,835)
    Relocation and restructuring deferrals                 (470)       (536)
    Other                                                  (223)       (169)

- ---------------------------------------------------------------------------
  Total gross deferred tax liabilities                   (4,611)     (4,823)
  Valuation allowance                                        --        (577)
- ---------------------------------------------------------------------------
Net deferred tax assets (including $2,200 and $1,401
   current and $(82) and $307 noncurrent, respectively,
   as of January 1, 1995 and January 2, 1994)            $2,118     $ 1,708
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
Net deferred tax liabilities:
  Gross deferred tax assets--
    Net operating loss carryforwards                    $    --     $    38
- ---------------------------------------------------------------------------
  Gross deferred tax liabilities:
    Property, plant and equipment                          (951)     (1,144)
    Relocation and restructuring deferrals                   --        (213)
    Other                                                    --         (70)
- ---------------------------------------------------------------------------
  Total gross deferred tax liabilities                     (951)     (1,427)
- ---------------------------------------------------------------------------
Net deferred tax liabilities                             $ (951)    $(1,389)
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

A valuation allowance of $1,088 was established in connection with the adoption of SFAS No. 106 as of the beginning of 1992. There were no changes in the valuation allowance during 1992. The valuation allowance was reduced by $577 in 1994 and $511 during 1993.

Income from foreign operations before income taxes was $4,333 in 1994, $1,353 in 1993 and $1,142 in 1992.

The differences between the provision for income taxes and income taxes computed using the statutory federal income tax rate were as follows:

                                               1994        1993        1992
- ---------------------------------------------------------------------------
Statutory federal income tax rate              34.0%       34.0%       34.0%
Increase (decrease) in rate resulting from--
  State income taxes, net of federal
    tax benefit                                 1.5         3.0        10.5
  Foreign tax effects                          (1.6)        1.8       (41.6)
  Adjustment to valuation allowance            (4.6)      (14.5)         --
  Federal and foreign taxes of $926 related
    to dividends from foreign subsidiaries
    of $2,214                                    --          --      (190.4)
  Deduction for pre-Distribution
    tax adjustments                              --          --        10.0
  Other                                         0.3         4.1        (1.8)
- ---------------------------------------------------------------------------
      Effective rate                           29.6%       28.4%     (179.3)%
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

A tax sharing agreement between Household and the Company provides, among other things, that, in general, post-Distribution adjustments to pre-Distribution tax liabilities of Household Manufacturing, Inc., Household Manufacturing Limited and their subsidiaries, will be borne by the Company or by Household in proportions or by other formulas which are deemed by Household to appropriately allocate these liabilities to the Company. The Distribution qualified as a tax-free spinoff under Section 355 of the Internal Revenue Code of 1986, as amended. However, if the Distribution were to be reclassified as a taxable event, Household and the Company would share the tax costs in a no-fault situation and would indemnify each other for any liabilities incurred arising from any act or omission by either party that would cause the Distribution to be reclassified as a taxable event.

NOTE 12.  MARKET AND CUSTOMER DATA:

The Company manufactures components that are used on medium and heavy duty diesel engines; light, medium and heavy trucks; and agricultural and construction equipment. These components consist of turbochargers, engine cooling fans, fan drives and crankshaft vibration dampers.

A substantial portion of the Company's sales is to a limited number of customers. In 1994, 1993 and 1992, sales to Caterpillar Inc. represented 27%, 30% and 28%, respectively, of total net sales. In each of the fiscal years 1994, 1993 and 1992, sales to Renault Vehicules Industriels (RVI) represented 12% of total net sales.

NOTE 13.  GEOGRAPHIC SEGMENTS:

Data on the Company's geographic segments, based on the locations of the Company's operations, for fiscal 1994, 1993 and 1992 are as follows:

                                               1994        1993        1992
- ---------------------------------------------------------------------------
Sales to unaffiliated customers--
  United States                            $104,327    $ 89,848    $ 74,049
  Europe                                     38,630      27,294      30,401
  Brazil                                     10,314       6,982       5,242
- ---------------------------------------------------------------------------
    Total                                  $153,271    $124,124    $109,692
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
Operating profit (loss)--
  United States                            $ 11,509    $  7,003    $  3,143
  Europe                                      3,404       1,826       2,320
  Brazil                                      2,106         749        (572)
- ---------------------------------------------------------------------------
    Total                                  $ 17,019    $  9,578    $  4,891(1)
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
Identifiable assets--
  United States                            $ 49,918    $ 52,314    $ 50,730
  Europe                                     23,925      18,385      18,981
  Canada                                        628         849         884
  Brazil                                      8,151       6,754       6,406
- ---------------------------------------------------------------------------
    Total                                  $ 82,622    $ 78,302    $ 77,001
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
Accounts receivable--
  United States                            $ 13,623    $ 15,499    $ 10,258
  Europe                                      8,693       5,655       5,537
  Brazil                                      1,572         750         844
- ---------------------------------------------------------------------------
    Total                                  $ 23,888    $ 21,904    $ 16,639
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

(1) Operating profit for 1992 was reduced by $1,650 as the Company approved a plan for restructuring manufacturing processes and streamlining the organization for improved focus. Restructuring costs consisted primarily of equipment write-offs, plant rearrangements and severance pay.

NOTE 14.  CONTINGENCIES:

The Company is involved in various lawsuits and environmental matters arising in the normal course of business. Management believes that the resolution of such matters will not have a material effect on the financial condition or the results of operations of the Company.

The Company has an employment and compensation agreement with an executive which provides for cash compensation and the continuation of certain benefits under certain circumstances, including a change in control of the Company (as defined).

NOTE 15.  QUARTERLY FINANCIAL DATA (UNAUDITED):

Summarized quarterly financial data for the years ended January 1, 1995 and January 2, 1994 are as follows:

1994                              First      Second       Third      Fourth
- ---------------------------------------------------------------------------
Net sales                       $36,746     $38,689     $38,059     $39,777
Gross profit                      8,645       9,303       9,151       8,303
Net income                        1,724       2,291       2,233       2,682
Per share                           .24         .31         .30         .36
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
1993                              First      Second       Third      Fourth
- ---------------------------------------------------------------------------
Net sales                       $29,923     $31,803     $29,356     $33,042
Gross profit                      5,737       6,704       6,111       6,799
Net income                          120         637         354       1,419
Per share                           .02         .09         .05         .20
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

During the fourth quarter of 1994, the Company recorded a charge of $800 ($.11 per share), after tax, for the anticipated costs associated with environmental cleanup of the Rolla, Missouri facility. Also, during the fourth quarter of 1994, the Company recorded an adjustment to reduce the valuation allowance on deferred tax assets which had the effect of increasing net income by $577 ($.08 per share).

During the fourth quarter of 1993, the Company recorded a charge of $640 ($.09 per share), after tax, against assets held for sale and deferred relocation and restructuring costs. Also, during the fourth quarter of 1993, the Company recorded an adjustment to reduce the valuation allowance on deferred tax assets which had the effect of increasing net income by $511 ($.07 per share).

NOTE 16.  SUBSEQUENT EVENT:

On February 25, 1995, the Company and Kuhlman Corporation (Kuhlman), a publicly held company traded on The New York Stock Exchange, jointly announced that they have signed a definitive agreement to merge the Company with a wholly-owned subsidiary of Kuhlman. Kuhlman is a holding company involved in the manufacturing of electrical and electronic wire and cable products; distribution, power and instrument transformers; and spring products. In the transaction, shares of the Company's common stock will be converted into shares of Kuhlman common stock using an exchange ratio of 0.9615 share of Kuhlman for each share of the Company. The merger is subject to certain closing conditions, including the approval of the shareholders of both companies. It is anticipated that the transaction will be consummated in the second quarter of 1995, following approval by shareholders of both companies at the companies' respective annual meetings of shareholders. Both meetings are currently scheduled to be held on May 31, 1995.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE SHAREHOLDERS OF SCHWITZER, INC.:

We have audited the accompanying consolidated balance sheets of Schwitzer, Inc. (a Delaware corporation) and subsidiaries as of January 1, 1995 and January 2, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended January 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 16 to the consolidated financial statements, the Company has signed, on February 25, 1995, a definitive agreement to merge with a wholly-owned subsidiary of Kuhlman Corporation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Schwitzer, Inc. and subsidiaries as of January 1, 1995 and January 2, 1994 and the results of their operations and their cash flows for each of the three years in the period ended January 1, 1995 in conformity with generally accepted accounting principles.

As discussed in Notes 10 and 11 to the consolidated financial statements, effective as of the beginning of 1992, the Company changed its methods of accounting for postretirement benefits other than pensions and income taxes.



/s/ Arthur Andersen LLP

Charlotte, North Carolina,
  February 9, 1995 (except with respect
  to the matter discussed in Note 16, as
  to which the date is February 25, 1995).

                             DIRECTORS AND OFFICERS


BOARD OF DIRECTORS

Donald C. Clark
CHAIRMAN OF THE BOARD
HOUSEHOLD INTERNATIONAL, INC.

Joseph D. Corso
PRESIDENT AND CHIEF EXECUTIVE OFFICER,
MCLOUTH STEEL COMPANY

Gary G. Dillon
CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
SCHWITZER, INC.

Willard R. Hildebrand
PRESIDENT AND CHIEF EXECUTIVE OFFICER,
GREAT DANE TRAILERS, INC.

J. Richard Hull
RETIRED, SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND CORPORATE SECRETARY,
HOUSEHOLD INTERNATIONAL, INC.

Robert S. Jepson, Jr.
CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER, KUHLMAN CORPORATION

OFFICERS
Gary G. Dillon
CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Richard H. Prange
VICE PRESIDENT -- CHIEF FINANCIAL OFFICER AND SECRETARY

Martin G. Spencer
VICE PRESIDENT -- SALES AND MARKETING

Peter G. Sanderson
VICE PRESIDENT -- GENERAL MANAGER (EUROPE)

Peter F. Spratt
DIRECTOR OF FINANCE (EUROPE)

Januario Do Carmo
VICE PRESIDENT -- GENERAL MANAGER (SOUTH AMERICA)

Claudio R. Da Fonseca
DIRECTOR OF FINANCE (SOUTH AMERICA)

Leonildo Zyngier
DIRECTOR OF SALES AND MARKETING (SOUTH AMERICA)





                              CORPORATE INFORMATION


ANNUAL MEETING

The annual shareholders' meeting will be held on Wednesday, May 31, 1995 at 9:30 a.m. CDT at the Northbrook Hilton in Northbrook, Illinois.

COMMON STOCK INFORMATION

As of March 16, 1995 there were 8,858 shareholders of record. There were no dividends declared during 1994 or 1993. Quarterly stock price ranges were as follows:

                                 1994                          1993
                         ----------------------------------------------------
                         High            Low            High           Low
- -----------------------------------------------------------------------------
1st Quarter              10-3/4          6-1/8          7-3/4          5-5/8
2nd Quarter              10-5/8          6-3/4          7-1/8          5-3/4
3rd Quarter              9-5/8           6-7/8          7-3/4          7
4th Quarter              10-1/8          7-1/2          7-1/2          5-3/4
- -----------------------------------------------------------------------------

LISTED

New York Stock Exchange
Ticker Symbol: SCZ

AUDITORS

Arthur Andersen LLP
Charlotte, North Carolina

SHAREHOLDER SERVICES

Shareholder address changes and inquiries regarding shareholder accounts and stock transfers should be directed to the Stock
Transfer Agent:

Harris Trust and Savings Bank
Stock Transfer Division
P.O. Box 755
Chicago, IL 60690
312-461-6833

Investor inquiries and Form 10-K inquiries from security analysts and investment professionals and requests for copies of the Form 10-K Annual Report to the Securities and Exchange Commission should be directed to the Company's investor relations representative at 704-684-4014.

Schwitzer Locations

Schwitzer, Inc.
Highway 191, Brevard Road
Asheville, North Carolina 28813

Schwitzer U.S.
Highway 191, Brevard Road
Asheville, North Carolina 28813

Schwitzer U.S.
6040 West 62nd Street
Indianapolis, IN 46278

Schwitzer U.S.
1233 Palmour Drive
Gainesville, Georgia 30501

Schwitzer South America
Laco Schwitzer Equipamentos, Ltda.
Estrada da Rhodia, km 15
CEP 13082-Campinas
Sao Paulo-Brazil

Schwitzer Europe
Euroway Industrial Estate
Bradford, West Yorkshire
England BD46SE

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of Kuhlman; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. Kuhlman's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to such provisions, Kuhlman has purchased such insurance on behalf of its directors and officers.

    Kuhlman's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to Kuhlman or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to Kuhlman or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase or (d) obtains an improper personal benefit. This provision only pertains to breaches of duty by directors as directors and not breaches of duty by directors in any other corporate capacity, such as any capacity as an officer. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS


  2.1  Agreement  and Plan of Merger by and between Kuhlman Corporation, Spinner
        Acquisition Corp. and  Schwitzer, Inc.  (Included in Appendix  A to  the
        Proxy Statement/ Prospectus contained in this Registration Statement.)
  2.2  Form of Certificate of Merger by and between Kuhlman Corporation, Spinner
        Acquisition  Corp. and  Schwitzer, Inc. (Included  in Appendix  A to the
        Proxy Statement/ Prospectus contained in this Registration Statement.)
  3.1  Text of Amendment to Certificate of Incorporation of Kuhlman  Corporation
        (Included  as Appendix D to  the Proxy Statement/Prospectus contained in this Registration Statement.)
  3.2  Certificate of Increase of Kuhlman Corporation dated October 28, 1994
  3.3  Certificate of Increase of Kuhlman Corporation dated February 22, 1995
  3.4  Rights Agreement dated as of  April 28, 1987 between Kuhlman  Corporation
        and   Manufacturers   National  Bank   of   Detroit,  as   rights  agent
        (incorporated by reference to  Exhibit 1 to the  Current Report on  Form
        8-K dated May 5, 1987)
  3.5  Amendment  to  Rights Agreement  dated as  of  February 24,  1995 between
        Kuhlman Corporation  and Harris  Trust and  Savings Bank,  as  successor rights agent.
  4.1  Specimen Common Stock Certificate of Kuhlman Corporation
  5.1  Opinion of Rudnick & Wolfe

  8.1  Opinion of Sidley & Austin with respect to certain tax matters.
 10.1  Credit  Agreement dated  December 15, 1993  by and  among the Registrant,
        NationsBank  of  Georgia,  N.A.  and  The  Chase  Manhattan  Bank,  N.A.
        (incorporated  by reference to Exhibit 10b to the Current Report on Form
        8-K filed December 15, 1993).
 10.2  First Amendment to  Credit Agreement  dated as  of March  29, 1994  among
        Kuhlman   Corporation,  NationsBank  of  Georgia,  N.A.  and  The  Chase
        Manhattan Bank, N.A.
 10.3  Second Amendment to  Credit Agreement dated  as of March  30, 1994  among
        Kuhlman   Corporation,  NationsBank  of  Georgia,  N.A.  and  The  Chase
        Manhattan Bank, N.A.
 10.4  Third Amendment to Credit Agreement dated December 31, 1994 by and  among
        Kuhlman   Corporation,  NationsBank  of  Georgia,  N.A.  and  The  Chase
        Manhattan Bank, N.A.
 10.5  1983 Incentive  Stock  Option Plan  of  the Registrant  (incorporated  by reference  to Exhibit 10b to the Annual Report on Form 10-K for the year ended December 31, 1983).
 10.6  Form of Officer Agreements (incorporated  by reference to Exhibit 10c  to the Annual Report on Form 10-K for the year ended December 31, 1991).
 10.7  Amended  1986  Stock  Option  Plan  of  the  Registrant  (incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K for the year ended December 31, 1994).
 10.8  Non-Employee Directors Stock Plan (incorporated by reference to Exhibit 4 to the Quarterly Report Form 10-Q for the quarter ended June 30, 1993).
 10.9  1994 Stock Appreciation Rights Plan (incorporated by reference to Exhibit
        10.6 to the Annual Report on Form  10-K for the year ended December  31,
        1994).
 10.10 Kuhlman  Corporation Non-Employee  Directors Stock  Plan (incorporated by reference to Exhibit 28(b) to Registration Statement No. 33-59476)
 10.11 Kuhlman Corporation 1994 Stock Option Plan (Included as Appendix E to the
        Proxy Statement/Prospectus contained in this Registration Statement)
 10.12 Schwitzer, Inc.  Performance  Unit  Plan (incorporated  by  reference  to
        Exhibit  10.9 to  Schwitzer, Inc.'s Annual  Report on Form  10-K for the
        fiscal year ended January 1, 1995, Commission File No. 1-10183)
 10.13 Executive Employment and  Compensation Agreement dated  January 18,  1995 between  Schwitzer U.S. Inc. and Gary  G. Dillon, amending and restating an agreement entered into effective as of April 1, 1989 (incorporated by reference to Exhibit 10.10  to Schwitzer, Inc.'s  Annual Report on  Form
        10-K  for the  fiscal year  ended January  1, 1995,  Commission File No.
        1-10183)
 10.14 Amendment  to  Executive  Employment  and  Compensation  Agreement  dated
        February 25, 1995, amending the Agreement listed as Exhibit 10.13 hereto
        (incorporated  by reference to Exhibit 10.11 to Schwitzer, Inc.'s Annual
        Report on  Form  10-K  for  the  fiscal  year  ended  January  1,  1995,
        Commission File No. 1-10183)
 10.15 Phantom  Stock Agreement dated  as of October  18, 1994 between Schwitzer
        U.S. Inc. and Gary G. Dillon (incorporated by reference to Exhibit 10.12 to Schwitzer, Inc.'s  Annual Report  on Form  10-K for  the fiscal  year ended January 1, 1995, Commission File No. 1-10183)
 13.1  Annual  Report to Shareholders of Kuhlman  Corporation for the year ended
        December   31,   1994   (included   as   Appendix   F   to   the   Proxy
        Statement/Prospectus contained in this Registration Statement)+
 13.2  Annual  Report  to Stockholders  of Schwitzer,  Inc.  for the  year ended
        January   1,   1995   (included   as    Appendix   G   to   the    Proxy
        Statement/Prospectus contained in this Registration Statement)+
 23.1  Consent of Arthur Andersen LLP*

 23.2  Consent of Arthur Andersen LLP*
 23.3  Consent of Deloitte & Touche LLP*
 23.4  Consent of Rudnick & Wolfe (included in Exhibit 5.1 hereof)
 23.5  Consent of Sidley & Austin (included in Exhibit 8.1 hereof)
 23.6  Consent of J.P. Morgan Securities Inc.*
 23.7  Consent of The Chase Manhattan Bank, N.A.*
 24    Power of Attorney
 27.1  Financial Data Schedule (incorporated by reference to Exhibit 27.0 to the
        Annual Report on Form 10-K for the year ended December 31, 1994).
 99.1  Form  of Proxy  Card for 1995  Annual Meeting of  Stockholders of Kuhlman
        Corporation
 99.2  Form of Proxy Card for 1995 Annual Meeting of Stockholders of  Schwitzer,
        Inc.
 99.3  Opinion  of J.P.  Morgan Securities Inc.  (included in Appendix  C to the
        Proxy Statement/ Prospectus contained in the Registration Statement.)
 99.4  Opinion of The Chase Manhattan Bank, N.A. (included in Appendix B to  the
        Proxy Statement/Prospectus contained in the Registration Statement)
 99.5  Consent of proposed director (Gary G. Dillon)

- ------------------------
   Unless otherwise indicated, each of the foregoing exhibits was previously filed.
  *Filed with this amendment
  +Such report, except for the portions thereof expressly incorporated by reference in the Proxy Statement/Prospectus, is furnished for the information of the Commission and is not to be deemed "filed" as part of this Registration Statement.

    (b) Financial Statement Schedules

        Not applicable.

    (c) The opinions provided in reference to Item 4(b) are furnished as part of the Proxy Statement/ Prospectus contained in the Registration Statement.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


    (g) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on April 26, 1995.


                                          KUHLMAN CORPORATION

                                          By: /s/ ROBERT S. JEPSON, JR.
                                             -----------------------------------
                                               Robert S. Jepson, Jr.
                                               CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      NAME                                     TITLE                                   DATE
- ------------------------------------------------  -------------------------------             -----------------------

                                                  Chairman of the Board and Chief
                                                   Executive Officer (Principal
                 ROBERT S. JEPSON, JR.*            Executive Officer) and
                                                   Director

                                                  Executive Vice President of
                                                   Finance and Treasurer
                     VERNON J. NAGEL*              (Principal Financial and
                                                   Accounting Officer)

                                                  President, Chief Operating
                  CURTIS G. ANDERSON*              Officer and Director

                    WILLIAM E. BURCH*             Director                                        April 26, 1995
                        STEVE CENKO*              Director

            ALEXANDER W. DREYFOOS, JR.*           Director

                WILLIAM M. KEARNS, JR.*           Director

                 ROBERT D. KILPATRICK*            Director

                JOHN L. MARCELLUS, JR.*           Director

                 GEORGE J. MICHEL, JR.*           Director

          GENERAL H. NORMAN SCHWARZKOPF*          Director

       *By      /s/ ROBERT S. JEPSON, JR.         Individually and as
       ----------------------------------          Attorney-in-Fact
             Robert S. Jepson, Jr.
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                                      II-5

                                 EXHIBIT INDEX


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                                                                                                             PAGE NO.
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
     2.1   Agreement and Plan of Merger by and between Kuhlman Corporation, Spinner Acquisition Corp.
            and Schwitzer, Inc. (Included in Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement.)
     2.2   Form of Certificate of Merger by and between Kuhlman Corporation, Spinner Acquisition Corp.
            and Schwitzer, Inc. (Included in Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement.)
     3.1   Text of Amendment to Certificate of Incorporation of Kuhlman Corporation (Included as
            Appendix D to the Proxy Statement/Prospectus contained in this Registration Statement.)
     3.2   Certificate of Increase of Kuhlman Corporation dated October 28, 1994.......................
     3.3   Certificate of Increase of Kuhlman Corporation dated February 22, 1995......................
     3.4   Rights Agreement dated as of April 28, 1987 between Kuhlman Corporation and Manufacturers
            National Bank of Detroit, as rights agent (incorporated by reference to Exhibit 1 to the
            Current Report on Form 8-K dated May 5, 1987)..............................................
     3.5   Amendment to Rights Agreement dated as of February 24, 1995 between Kuhlman Corporation and
            Harris Trust and Savings Bank, as successor rights agent.
     4.1   Specimen Common Stock Certificate of Kuhlman Corporation
     5.1   Opinion of Rudnick & Wolfe
     8.1   Opinion of Sidley & Austin with respect to certain tax matters.
    10.1   Credit Agreement dated December 15, 1993 by and among the Registrant, NationsBank of
            Georgia, N.A. and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 10b to the Current Report on Form 8-K filed December 15, 1993).
    10.2   First Amendment to Credit Agreement dated as of March 29, 1994 among Kuhlman Corporation,
            NationsBank of Georgia, N.A. and The Chase Manhattan Bank, N.A.
    10.3   Second Amendment to Credit Agreement dated as of March 30, 1994 among Kuhlman Corporation,
            NationsBank of Georgia, N.A. and The Chase Manhattan Bank, N.A.
    10.4   Third Amendment to Credit Agreement dated December 31, 1994 by and among Kuhlman
            Corporation, NationsBank of Georgia, N.A. and The Chase Manhattan Bank, N.A.
    10.5   1983 Incentive Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10b to the Annual Report on Form 10-K for the year ended December 31, 1983).
    10.6   Form of Officer Agreements (incorporated by reference to Exhibit 10c to the Annual Report on
            Form 10-K for the year ended December 31, 1991).
    10.7   Amended 1986 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K for the year ended December 31, 1994).
    10.8   Non-Employee Directors Stock Plan (incorporated by reference to Exhibit 4 to the Quarterly
            Report Form 10-Q for the quarter ended June 30, 1993).
    10.9   1994 Stock Appreciation Rights Plan (incorporated by reference to Exhibit 10.6 to the Annual
            Report on Form 10-K for the year ended December 31, 1994).
    10.10  Kuhlman Corporation Non-Employee Directors Stock Plan (Incorporated by reference to Exhibit
            28(b) to Registration Statement No. 33-59476)
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

    10.11  Kuhlman Corporation 1994 Stock Option Plan (Included as Appendix E to the Proxy
            Statement/Prospectus contained in this Registration Statement)
    10.12  Schwitzer, Inc. Performance Unit Plan (incorporated by reference to Exhibit 10.9 to
            Schwitzer, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 1, 1995,
            Commission File No. 1-10183)
    10.13  Executive Employment and Compensation Agreement dated January 18, 1995 between Schwitzer
            U.S. Inc. and Gary G. Dillon, amending and restating an agreement entered into effective as of April 1, 1989 (incorporated by reference to Exhibit 10.10 to Schwitzer, Inc.'s Annual
            Report on Form 10-K for the fiscal year ended January 1, 1995, Commission File No. 1-10183)
    10.14  Amendment to Executive Employment and Compensation Agreement dated February 25, 1995, amending the Agreement listed as Exhibit 10.13 hereto (incorporated by reference to Exhibit
            10.11 to Schwitzer, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 1,
            1995, Commission File No. 1-10183)
    10.15  Phantom Stock Agreement dated as of October 18, 1994 between Schwitzer U.S. Inc. and Gary G.
            Dillon (incorporated by reference to Exhibit 10.12 to Schwitzer, Inc.'s Annual Report on
            Form 10-K for the fiscal year ended January 1, 1995, Commission File No. 1-10183)
    13.1   Annual Report to Shareholders of Kuhlman Corporation for the year ended December 31, 1994
            (included as Appendix F to the Proxy Statement/ Prospectus contained in this Registration
            Statement)+
    13.2   Annual Report to Stockholders of Schwitzer, Inc. for the year ended January 1, 1995
            (included as Appendix G to the Proxy Statement/Prospectus contained in this Registration
            Statement)+
    23.1   Consent of Arthur Andersen LLP*.............................................................
    23.2   Consent of Arthur Andersen LLP*.............................................................
    23.3   Consent of Deloitte & Touche LLP*...........................................................
    23.4   Consent of Rudnick & Wolfe (included in Exhibit 5.1 hereof)
    23.5   Consent of Sidley & Austin (included in Exhibit 8.1 hereof)
    23.6   Consent of J.P. Morgan Securities Inc.*.....................................................
    23.7   Consent of The Chase Manhattan Bank, N.A.*..................................................
    24     Power of Attorney...........................................................................
    27.1   Financial Data Schedule (incorporated by reference to Exhibit 27.0 to the Annual Report on
            Form 10-K for the year ended December 31, 1994).
    99.1   Form of Proxy Card for 1995 Annual Meeting of Stockholders of Kuhlman Corporation...........
    99.2   Form of Proxy Card for 1995 Annual Meeting of Stockholders of Schwitzer, Inc................
    99.3   Opinion of J.P. Morgan Securities Inc. (included in Appendix C to the Proxy
            Statement/Prospectus contained in the Registration Statement.)
    99.4   Opinion of The Chase Manhattan Bank, N.A. (included in Appendix B to the Proxy
            Statement/Prospectus contained in the Registration Statement)
    99.5   Consent of proposed director (Gary G. Dillon)...............................................

- ------------------------
   Unless otherwise indicated, each of the foregoing exhibits was previously filed.
  *Filed with this amendment
  +Such report, except for the portions thereof expressly incorporated by reference in the Proxy Statement/Prospectus, is furnished for the information of the Commission and is not to be deemed "filed" as part of this Registration Statement.
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